                                              Filed Pursuant to Rule 424(b)(3)
                                              Registration No. 333-107486

                         CNL RETIREMENT PROPERTIES, INC.

                  SUPPLEMENT NO. TWO, DATED SEPTEMBER 14, 2004
                       TO PROSPECTUS, DATED MARCH 26, 2004

      This Supplement is part of, and should be read in conjunction with, the Prospectus dated March 26, 2004. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      Information as to proposed Properties for which the Company has entered into initial commitments to acquire and the number and types of Properties acquired by the Company are presented as of August 30, 2004, and all references to commitments and Property acquisitions should be read in that context. Proposed Properties for which the Company enters into initial commitments to acquire, as well as Property acquisitions that occur after August 30, 2004, will be reported in a subsequent Supplement.

                               RECENT DEVELOPMENTS

      The following table sets forth the type, location and acquisition date for each of the Properties acquired by the Company between February 17, 2004 and August 30, 2004.

           Type and Location                  Date Acquired
           -----------------                  -------------
RETIREMENT COMMUNITIES
Sunrise
    Des Peres, MO (1)                           03/31/04
    Richmond Heights, MO                        03/31/04
    Wilmette, IL (1)                            03/31/04
Courtyard Manor
    Auburn Hills, MI                            04/01/04
    Sterling Heights, MI                        04/01/04
Green Tree
     Fairborn, OH                               06/29/04
Horizon Bay
    Tiverton, RI                                08/06/04
Eby
    Bloomington, IL                             08/24/04
    Champaign, IL                               08/24/04
    Davenport, IA                               08/24/04
    Macomb, IL                                  08/24/04
    Marion, IA                                  08/24/04
    Peoria, IL                                  08/24/04
Land Only
    Lincolnshire, IL                            07/08/04

MEDICAL OFFICE BUILDINGS
    Aurora, CO (Aurora I)                       04/30/04
    Aurora, CO (Aurora II)                      04/30/04
    Chesapeake, VA                              04/30/04
    Clearwater, FL                              04/30/04
    Columbia, MD                                04/30/04

           Type and Location                  Date Acquired
           -----------------                  -------------

MEDICAL OFFICE BUILDINGS (CONT.)

    Corpus Christi, TX                          04/30/04
    Denver, CO                                  04/30/04
    Durham, NC (4204)                           04/30/04
    Durham, NC (4228)                           04/30/04
    Durham, NC (4233)                           04/30/04
    Durham, NC (4323)                           04/30/04
    Encino, CA                                  04/30/04
    Fairfax, VA                                 04/30/04
    Houston, TX                                 04/30/04
    Irving, Texas (Boardwalk)                   04/30/04
    Irving, Texas (Las Colinas)                 04/30/04
    Largo, FL                                   04/30/04
    Plano, TX                                   04/30/04
    Rockville, MD                               04/30/04
    Sherman Oaks, CA                            04/30/04
    Tampa, FL                                   04/30/04
    Valencia, CA                                04/30/04
    Aurora, IL                                  08/24/04
    Baytown, TX                                 08/24/04
    Blue Ridge, GA                              08/24/04
    Durant, OK                                  08/30/04
    Elgin, IL (Elgin I)                         08/24/04
    Elgin, IL (Elgin II)                        08/24/04
    Granbury, TX                                08/24/04
    Jackson, MS (Jackson)                       08/24/04
    Jackson, MS (Jackson I)                     08/24/04
    Jackson, MS (Jackson II) (1)                08/30/04
    Lancaster, TX                               08/24/04
    Lexington, KY (Lexington I)                 08/24/04
    Lexington, KY (Lexington II)                08/24/04
    Longwood, FL (Longwood I)                   08/24/04
    Longwood, FL (Longwood II)                  08/24/04
    Marion, IL                                  08/24/04
    Milton, FL                                  08/24/04
    Nassau Bay, TX                              08/24/04
    Orlando, FL (Orlando I)                     08/24/04
    Orlando, FL (Orlando II)                    08/24/04
    Orlando, FL (Orlando MedPlex)               08/24/04
    Orlando, FL (Orlando Sand Lake)             08/24/04
    Oviedo, FL                                  08/24/04
    Parker, CO                                  08/24/04
    San Antonio, TX                             08/24/04
    Tucson, AZ (Tucson I)                       08/24/04
    Tucson, AZ (Tucson II)                      08/24/04
    Walnut Creek, CA (1)                        08/24/04

      (1)   This Property is being developed.

      The three Sunrise Properties acquired are assisted living Properties, two of which are currently under construction. The existing Property includes 47 assisted living units and 27 units for residents with Alzheimer's and related memory disorders. The two Properties under construction are expected to include a total of 63 assisted living units and 43 units for residents with Alzheimer's and related memory disorders.

      The Courtyard Manor Properties are assisted living Properties, which opened in October 1994 and November 1997. The two Properties include a total of 156 units for residents with Alzheimer's and related memory disorders.

      The GreenTree Property, which opened in June 2001, includes 58 assisted living units.

      The Horizon Bay Property, which opened in 1997, includes 95 independent living units, 48 assisted living units and 27 skilled nursing units.

      The Eby Properties are independent living/assisted living Properties, which opened between December 1998 and March 2003. The six Properties include 73 independent living units, 179 assisted living units and 14 units for residents with Alzheimer's and related memory disorders.

      The Sedgebrook Continuing Care Retirement Community is being constructed on the parcel of land located in Lincolnshire, Illinois. The Company will not own the facility. The facility will be owned by a subsidiary of Erickson Retirement Communities, LLC ("Erickson"), to which the Company has leased the land.

      The 50 medical office buildings represent a total of approximately 2.7 million rentable square feet. The Properties were built between 1958 and 2004, with two Properties currently being developed.

      As of August 30, 2004, the Company owned interests in 202 Properties consisting of 152 retirement Properties and 50 medical office buildings, and a 55% ownership interest in a development and property management company that manages 28 of the Company's medical office buildings. In addition, the Company has commitments to acquire ownership interests in entities that own four medical office buildings. The retirement Properties are or will be leased on a long-term, triple-net basis and are managed by Operators of retirement facilities. The medical office buildings are or will be leased on either a "gross" basis or a "triple-net" basis for a period of five to fifteen years.

      As of August 30, 2004, 93 of the 152 retirement Properties owned by the Company are operated by Sunrise. Additionally, six Properties owned by the Company as of August 30, 2004 are being developed by Sunrise Development, Inc., an affiliate of Sunrise. Upon completion of each development, the Property will be operated by Sunrise. Six additional Operators manage the remaining 53 retirement Properties owned by the Company as of August 30, 2004.

      The Board of Directors declared Distributions of $0.0592 to stockholders of record on July 1 and August 1, 2004, payable by September 30, 2004.

                                  THE OFFERINGS

General

      As of August 30, 2004, the Company had received subscriptions from this offering for 6.8 million shares totaling $67.9 million in Gross Proceeds. As of August 30, 2004, the Company had received aggregate subscriptions for 225 million Shares totaling $2.25 billion in gross proceeds, including 3.1 million Shares ($31.4 million) issued pursuant to the Reinvestment Plan from its Prior Offerings and this offering. As of August 30, 2004, net proceeds to the Company from its offerings of Shares and capital contributions from the Advisor, after deduction of selling commissions, the marketing support fee, due diligence expense reimbursements and organizational and offering expenses, totaled $2.02 billion. The Company has used $1.7 billion of net offering proceeds, $71.4 million in advances relating to its line of credit and $668 million in Permanent Financing, as well as the assumption of $88.5 million in bonds payable, to invest $2.6 billion in 202 Properties. As of August 30, 2004, the Company had repaid $51.4 million in advances relating to its line of credit, had paid $143.7 million in Acquisition Fees and Acquisition Expenses, including Acquisition Fees on Permanent Financing, and had used $3.0 million to redeem 0.3 million Shares of Common Stock, leaving $287.4 million available to invest in Properties, Mortgage Loans and other permitted investments.

                             MANAGEMENT COMPENSATION

      For information concerning compensation paid to the Advisor and its Affiliates, see "Certain Relationships and Related Transactions."

                              REDEMPTION OF SHARES

      The following information updates and replaces the "Redemption of Shares" section beginning on page 45 of the Prospectus.

      Prior to such time, if any, as Listing occurs, any stockholder who has held Shares for not less than one year (other than the Advisor) may present for the Company's consideration, all or any portion equal to at least 25% of such Shares to the Company for redemption at any time, in accordance with the procedures outlined herein. At such time, the Company may, at its sole option, choose to redeem such Shares presented for redemption for cash to the extent it has sufficient funds available. There is no assurance that there will be sufficient funds available for redemption or that the Company will exercise its discretion to redeem such Shares and, accordingly, a stockholder's Shares may not be redeemed. Factors that the Company will consider in making its determination to redeem Shares include (i) whether such redemption impairs the capital or the operations of the Company; (ii) whether an emergency makes such redemption not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for such action for the protection of the stockholders; (iv) whether such redemption would be unlawful; or (v) whether such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT for tax purposes. If the Company elects to redeem Shares, the following conditions and limitations would apply. The full amount of the proceeds from the sale of Shares under the Reinvestment Plan (the "Reinvestment Proceeds") attributable to any calendar quarter will be used to redeem Shares presented for redemption during such quarter. In addition, the Company may, at its discretion, use up to $100,000 per calendar quarter of the proceeds of any public offering of its Common Stock for redemptions. Any amount of offering proceeds which is available for redemptions, but which is unused, may be carried over to the next succeeding calendar quarter for use in addition to the amount of offering proceeds and Reinvestment Proceeds that would otherwise be available for redemptions. At no time during a 12-month period, however, may the number of Shares redeemed by the Company (if the Company so determines to redeem Shares) exceed 5% of the number of Shares of the Company's outstanding Common Stock at the beginning of such 12-month period.

      In the event there are insufficient funds to redeem all of the Shares for which redemption requests have been submitted, and the Company determines to redeem Shares, the Company will redeem Shares on a pro rata basis at the end of each quarter. A stockholder whose Shares are not redeemed due to insufficient funds in that quarter, can ask that the request to redeem the Shares be honored at such time as sufficient funds exist. In such case, the redemption request will be retained and such Shares will be redeemed (if the Company so determines to redeem Shares) in the same manner as described above, at the end of the next quarter. Alternatively, if a redemption request is not satisfied and the stockholder does not make a subsequent request to redeem its Shares at such time as sufficient proceeds from the Reinvestment Plan exist, the initial redemption request will be treated by the Company as cancelled. Stockholders will not relinquish to the Company their Shares of Common Stock, until such time as the Company commits to redeem such Shares. Commitments to redeem Shares will be made at the end of each quarter and will be communicated to each stockholder who has submitted a request either telephonically or in writing. Until such time as a commitment is communicated and Shares are actually delivered to the Company, a stockholder may withdraw its redemption request.

      If the full amount of funds available for any given quarter exceeds the amount necessary for such redemptions, the remaining amount may be held for subsequent redemptions unless such amount is sufficient to make an additional investment (directly or through a Joint Venture) or to acquire additional Properties, invest in Mortgage Loans, or is used to repay outstanding indebtedness. In that event, the Company may use all or a portion of such amount to make additional investments or to invest in one or more Mortgage Loans or to repay such outstanding indebtedness, provided that the Company (or, if applicable, the Joint Venture) enters into a binding contract to make such investments, purchase such Property or Properties or invest in such Mortgage Loan or

Mortgage Loans, or use such amount to repay outstanding indebtedness, prior to payment of the next Distribution and the Company's receipt of requests for redemption of Shares.

      A stockholder who wishes to have his or her Shares redeemed must mail or deliver a written request on a form provided by the Company and executed by the stockholder, its trustee or authorized agent, to the redemption agent (the "Redemption Agent"), which is currently Bank of New York. The Redemption Agent at all times will be registered or exempt from registration as a broker-dealer with the Commission and each state securities commission. Within 30 days following the Redemption Agent's receipt of the stockholder's request, the Redemption Agent will forward to such stockholder the documents necessary to effect the redemption, including any signature guarantee the Company or the Redemption Agent may require. The Redemption Agent will effect such redemption for the calendar quarter provided that it receives the properly completed redemption documents relating to the Shares to be redeemed from the stockholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such Shares. The effective date of any redemption will be the last date during a quarter during which the Redemption Agent receives the properly completed redemption documents. As a result, the Company anticipates that, assuming sufficient funds are available for redemption, the effective date of redemptions will be no later than thirty days after the quarterly determination of the availability of funds for redemption.

      Upon the Redemption Agent's receipt of notice for redemption of Shares, the redemption price will be on such terms as the Company shall determine. The redemption price for Shares of the Company's Common Stock will equal the lesser of (x) the price at which the Shares of Common Stock to be redeemed were initially sold by the Company, or (y) a fixed redemption price to be set forth in the Prospectus, which initially will be $9.50 per Share and which will never exceed the then current offering price of the Company's Common Stock. Accordingly, the redemption price paid to stockholders for Shares of Common Stock redeemed by the Company may vary over time to the extent that the United States Internal Revenue Service changes its ruling regarding the percentage discount that a REIT may give on reinvested Shares, and the Board of Directors determines to make a corresponding change to the price at which it offers Shares pursuant to its Reinvestment Plan. Because the proceeds from the Reinvestment Plan are the primary source of funds to redeem Shares under the redemption plan, the Company would then adjust the fixed redemption price described in (y) to match the price at which it offers Shares pursuant to its Reinvestment Plan. In addition, to the extent the Board of Directors determines that it is in the best interests of the Company to offer less than the maximum discount permitted by the United States Internal Revenue Service, the Board of Directors will change the price at which it offers Shares pursuant to its Reinvestment Plan and will make the corresponding change to the fixed redemption price described in (y). The Board of Directors of the Company will announce any price adjustment and the time period of its effectiveness as a part of its regular communications with stockholders. The Company will provide at least 30 days advance notice prior to effecting a price adjustment: (i) in its annual or quarterly reports or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While the Company is engaged in an offering, the Company will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws.

      A stockholder may present fewer than all of his or her Shares to the Company for redemption, provided, however, that (i) the minimum number of Shares which must be presented for redemption shall be at least 25% of his or her Shares, and (ii) if such stockholder retains any Shares, he or she must retain at least $5,000 worth of Shares based on the current offering price.

      The Board of Directors, in its sole discretion, may amend or suspend the redemption plan at any time it determines that such amendment or suspension is in the best interest of the Company. The Board of Directors may amend or suspend the redemption plan if (i) it determines, in its sole discretion, that the redemption plan impairs the capital or the operations of the Company; (ii) it determines, in its sole discretion, that an emergency makes the redemption plan not reasonably practical; (iii) any governmental or regulatory agency with jurisdiction over the Company so demands for the protection of the stockholders;
(iv) it determines, in its sole discretion, that the redemption plan would be unlawful; (v) it determines, in its sole discretion, that redemptions under the redemption plan, when considered with all other sales, assignments, transfers and exchanges of Shares in the Company, could cause direct or indirect ownership of Shares of the Company to become concentrated to an extent which would prevent the Company from qualifying as a REIT under the Code; or (vi) it determines, in its sole discretion, that such amendment or suspension would be in the best interest of the Company. If the Board of Directors amends or suspends the redemption plan, the Company will provide stockholders with at least 30 days advance notice prior to effecting such amendment or suspension:
(i) in its annual or quarterly reports, or (ii) by means of a separate mailing accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. While the Company is engaged in an offering, the Company will also include this information in a prospectus supplement or post-effective amendment to the registration statement as required under federal securities laws. For a discussion of the tax treatment of such redemptions, see "Federal Income Tax Considerations -- Taxation of Stockholders." The redemption plan will terminate, and the Company no longer shall accept Shares for redemption, if and when Listing occurs. See "Risk Factors -- Offering-Related Risks -- The sale of shares by stockholders could be difficult."

                                    BUSINESS

Property Acquisitions

      The following information should be read in conjunction with the "Business -- Property Acquisitions" section beginning on page 55 of the Prospectus.

      Between February 17, 2004 and August 30, 2004, the Company acquired interests in 13 retirement Properties. The retirement Properties are leased on a long-term, triple-net basis and are or will be managed by Operators of retirement facilities. In addition, the Company acquired 50 medical office buildings that are leased on either a "gross" basis or a "triple-net" basis for a period of five to fifteen years. In connection with the acquisition of 28 of the medical office buildings, the Company also acquired a 55% ownership interest in a development and property management company that manages these 28 medical office buildings. The purchase of the 55% interest in the management company will allow the Company to participate in an ongoing pipeline of new development and acquisition opportunities as well as enter the business of managing medical office buildings. The remaining medical office buildings are managed by ten regional third-party property managers. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases." In addition, the Company acquired an interest in a parcel of land on which a retirement community is being constructed. The Company will not own the facility.

      The following tables represent Property acquisitions for the period February 17, 2004 through August 30, 2004 which include both retirement communities and medical office buildings. With respect to the 50 medical office buildings, information regarding occupancy, annualized base rent and annualized base rent per occupied square foot is presented as of August 1, 2004.

                              PROPERTY ACQUISITIONS
                             RETIREMENT COMMUNITIES
                 From February 17, 2004 through August 30, 2004


                                                     Depreciable                  Lease Expiration      Minimum
                                       Purchase       Tax Basis         Date         and Renewal         Annual      Additional
         Property Location              Price            (1)          Acquired         Options            Rent         Rent
         -----------------              -----            ---          --------         -------            ----         ----
SUNRISE OF CLAYTON (2) (3)           $14,087,390     $20,200,000      03/31/04     03/2019; Four           (5)           (6)
(the "Richmond Heights Property")                                                  five-year
Newly constructed retirement                                                       renewal options
facility


The Richmond Heights
Property is located
in Richmond Heights,
Missouri, nine miles
west of downtown St.
Louis, and includes
47 assisted living
units and 27 units
for residents with
Alzheimer's and
related memory
disorders.

SUNRISE OF DES PERES (2) (3)         $11,592,452         (4)          03/31/04     03/2019; Four           (5)           (6)
(the "Des Peres Property")                                                         five-year
Retirement facility currently                                                      renewal options
under construction


The Des Peres
Property is located
in Des Peres,
Missouri, 19 miles
west of downtown St.
Louis and is
expected to include
50 assisted living
units and 28 units
for residents with
Alzheimer's and
related memory
disorders.

SUNRISE OF WILMETTE (2) (3)          $8,969,560          (4)          03/31/04     03/2019; Four           (5)           (6)
(the "Wilmette Property")                                                          five-year
Retirement facility currently under                                                renewal options
renovation

The Wilmette
Property is located
in Wilmette,
Illinois, 20 miles
northwest of
Chicago, and is
expected to include
13 assisted living
units and 15 units
for residents with
Alzheimer's and
related memory
disorders.

                                                     Depreciable                  Lease Expiration      Minimum
                                       Purchase       Tax Basis         Date         and Renewal         Annual      Additional
         Property Location              Price            (1)          Acquired         Options            Rent         Rent
         -----------------              -----            ---          --------         -------            ----         ----

COURTYARD MANOR AT AUBURN HILLS (7)  $9,095,000      $8,000,000       04/01/04     04/2019; two         $893,282         N/A
(the "Auburn Hills Property")                                                      ten-year renewal     for first
Existing retirement facility                                                       options              lease year,
                                                                                                        with
                                                                                                        increases
                                                                                                        of 3% each

The Auburn Hills
Property is lease
year located in
Auburn Hills,
Michigan, thereafter
32 miles northwest
of downtown (8)
Detroit, and
includes 76 units
for residents with
Alzheimer's and
related memory
disorders.

COURTYARD MANOR AT STERLING HEIGHTS  $8,695,000      $8,200,000       04/01/04     04/2019; two         $854,221         N/A
(7)                                                                                ten-year renewal     for first
(the "Sterling Heights Property")                                                  options              lease year,
Existing retirement facility                                                                            with
                                                                                                        increases
                                                                                                        of 3% each
                                                                                                        lease year
The Sterling Heights Property is                                                                        thereafter
located in Sterling Heights,                                                                            (8)
Michigan, 27 miles northeast of
downtown Detroit, and includes 80
units for residents with
Alzheimer's and related memory
disorders.

GREENTREE SUMMIT AT PARK HILLS (9)   $6,200,000      $6,500,000       06/29/04     06/2019; two         $659,520         N/A
(the "Fairborn Property")                                                          five-year            for the
Existing retirement facility                                                       renewal options      first lease
                                                                                                        year, with
The Fairborn Property is located in                                                                     increases
Fairborn, Ohio, just east of                                                                            of 3% each
Dayton, Ohio, and includes 58                                                                           lease year
assisted living units.                                                                                  thereafter

SEDGEBROOK CONTINUING CARE           $27,000,000     $       --       07/08/04     07/2014; two         $4,050,000       N/A
RETIREMENT COMMUNITY (10)                                                          five-year            for the
(the "Lincolnshire Property")                                                      renewal options      first
Retirement facility currently under                                                                     through
construction                                                                                            fifth lease
                                                                                                        years, with
The Lincolnshire Property, which is                                                                     increases
currently under construction, is                                                                        of 3% each
located in Lincolnshire, Illinois,                                                                      lease year
and is expected to include 1,400                                                                        thereafter
independent living units, 96                                                                            (11)
assisted living units and 132
skilled nursing units.  The Company
purchased the land only and will
not own the buildings and
improvements.

                                                     Depreciable                  Lease Expiration      Minimum
                                       Purchase       Tax Basis         Date         and Renewal         Annual      Additional
         Property Location              Price            (1)          Acquired         Options            Rent         Rent
         -----------------              -----            ---          --------         -------            ----         ----
SAKONNET BAY MANOR (12)              $24,679,000     $22,600,000      08/06/04     02/2019; two        $1,925,000        N/A
(the "Tiverton Property")                                                          five-year           for the
Existing retirement facility                                                       renewal options     first lease
                                                                                                       year;
The Tiverton Property is located in                                                                    $2,139,000
Tiverton, Rhode Island, 20 miles                                                                       for the
southeast of downtown Providence,                                                                      second
Rhode Island, and includes 95                                                                          lease year;
independent living units, 48                                                                           $2,340,000
assisted living units and 27                                                                           for the
skilled nursing units.                                                                                 third lease
                                                                                                       year;
                                                                                                       $2,415,000
                                                                                                       for
                                                                                                       the
                                                                                                       fourth
                                                                                                       lease
                                                                                                       year;
                                                                                                       $2,516,000
                                                                                                       for
                                                                                                       the
                                                                                                       fifth
                                                                                                       lease
                                                                                                       year
                                                                                                       with
                                                                                                       increases
                                                                                                       of
                                                                                                       3%
                                                                                                       each
                                                                                                       lease
                                                                                                       year
                                                                                                       thereafter

BLOOMINGTON BICKFORD HOUSE (13)      $7,137,100      $7,200,000       08/24/04     08/2019; two        $733,000          N/A
(the "Bloomington Property")                                                       five-year           for the
Existing retirement facility                                                       renewal options     first lease
                                                                                                       year;
The Bloomington Property is located                                                                    $743,000
in Bloomington, Illinois, 150 miles                                                                    for the
southwest of Chicago, Illinois, and                                                                    second
includes 42 independent living                                                                         lease year;
units and 23 assisted living units.                                                                    $751,000
                                                                                                       for
                                                                                                       the
                                                                                                       third
                                                                                                       lease
                                                                                                       year;
                                                                                                       $758,000
                                                                                                       for
                                                                                                       the
                                                                                                       fourth
                                                                                                       lease
                                                                                                       year;
                                                                                                       $805,000
                                                                                                       for
                                                                                                       the
                                                                                                       fifth
                                                                                                       lease
                                                                                                       year
                                                                                                       with
                                                                                                       increases
                                                                                                       of
                                                                                                       2.5%
                                                                                                       each
                                                                                                       lease
                                                                                                       year
                                                                                                       thereafter

CHAMPAIGN BICKFORD COTTAGE (13)      $2,450,500      $2,600,000       08/24/04     08/2019; two        $254,000          N/A
(the "Champaign Property")                                                         five-year           for the
Existing retirement facility                                                       renewal options     first lease
                                                                                                       year;
The Champaign Property is located                                                                      $258,000
in Champaign, Illinois, 120 miles                                                                      for the
south of Chicago, Illinois, and                                                                        second
includes 28 assisted living units.                                                                     lease year;
                                                                                                       $260,000
                                                                                                       for
                                                                                                       the
                                                                                                       third
                                                                                                       lease
                                                                                                       year;
                                                                                                       $263,000
                                                                                                       for
                                                                                                       the
                                                                                                       fourth
                                                                                                       lease
                                                                                                       year;
                                                                                                       $279,000
                                                                                                       for
                                                                                                       the
                                                                                                       fifth
                                                                                                       lease
                                                                                                       year
                                                                                                       with
                                                                                                       increases
                                                                                                       of
                                                                                                       2.5%
                                                                                                       each
                                                                                                       lease
                                                                                                       year
                                                                                                       thereafter

                                                     Depreciable                  Lease Expiration      Minimum
                                       Purchase       Tax Basis         Date         and Renewal         Annual      Additional
         Property Location              Price            (1)          Acquired         Options            Rent         Rent
         -----------------              -----            ---          --------         -------            ----         ----
DAVENPORT BICKFORD COTTAGE (13) (14) $5,678,200      $5,900,000       08/24/04     08/2019; two        $587,000          N/A
(the "Davenport Property")                                                         five-year           for the
Existing retirement facility                                                       renewal options     first lease
                                                                                                       year;
The Davenport Property is located                                                                      $596,000
in Davenport, Iowa on the                                                                              for the
Mississippi River, and includes 35                                                                     second
assisted living units and seven                                                                        lease year;
units for residents with                                                                               $602,000
Alzheimer's and related memory                                                                         for the
disorders.                                                                                             third lease
                                                                                                       year;
                                                                                                       $608,000
                                                                                                       for
                                                                                                       the
                                                                                                       fourth
                                                                                                       lease
                                                                                                       year;
                                                                                                       $645,000
                                                                                                       for
                                                                                                       the
                                                                                                       fifth
                                                                                                       lease
                                                                                                       year
                                                                                                       with
                                                                                                       increases
                                                                                                       of
                                                                                                       2.5%
                                                                                                       each
                                                                                                       lease
                                                                                                       year
                                                                                                       thereafter

MACOMB BICKFORD COTTAGE (13)         $4,211,600      $4,500,000       08/24/04     08/2019; two        $434,000          N/A
(the "Macomb Property")                                                            five-year           for the
Existing retirement facility                                                       renewal options     first lease
                                                                                                       year;
The Macomb Property is located in                                                                      $440,000
Macomb, Illinois, 60 miles                                                                             for the
southwest of Peoria, Illinois, and                                                                     second
includes 28 assisted living units.                                                                     lease year;
                                                                                                       $445,000
                                                                                                       for
                                                                                                       the
                                                                                                       third
                                                                                                       lease
                                                                                                       year;
                                                                                                       $449,000
                                                                                                       for
                                                                                                       the
                                                                                                       fourth
                                                                                                       lease
                                                                                                       year;
                                                                                                       $477,000
                                                                                                       for
                                                                                                       the
                                                                                                       fifth
                                                                                                       lease
                                                                                                       year
                                                                                                       with
                                                                                                       increases
                                                                                                       of
                                                                                                       2.5%
                                                                                                       each
                                                                                                       lease
                                                                                                       year
                                                                                                       thereafter

MARION BICKFORD COTTAGE (13) (14)    $5,754,600      $6,000,000       08/24/04     08/2019; two        $595,000          N/A
(the "Marion Property")                                                            five-year           for the
Existing retirement facility                                                       renewal options     first lease
                                                                                                       year;
The Marion Property is located in                                                                      $604,000
Marion, Iowa, a suburb of Cedar                                                                        for the
Rapids, and includes 31 assisted                                                                       second
living units and seven units for                                                                       lease year;
residents with Alzheimer's and                                                                         $610,000
related memory disorders.                                                                              for the
                                                                                                       third
                                                                                                       lease
                                                                                                       year;
                                                                                                       $616,000
                                                                                                       for
                                                                                                       the
                                                                                                       fourth
                                                                                                       lease
                                                                                                       year;
                                                                                                       $654,000
                                                                                                       for
                                                                                                       the
                                                                                                       fifth
                                                                                                       lease
                                                                                                       year
                                                                                                       with
                                                                                                       increases
                                                                                                       of
                                                                                                       2.5%
                                                                                                       each
                                                                                                       lease
                                                                                                       year
                                                                                                       thereafter

                                                     Depreciable                  Lease Expiration      Minimum
                                       Purchase       Tax Basis         Date         and Renewal         Annual      Additional
         Property Location              Price            (1)          Acquired         Options            Rent         Rent
         -----------------              -----            ---          --------         -------            ----         ----
PEORIA BICKFORD HOUSE (13)           $7,768,000      $8,000,000       08/24/04     08/2019; two        $798,000          N/A
(the "Peoria Property")                                                            five-year           for the
Existing retirement facility                                                       renewal options     first lease
                                                                                                       year;
The Peoria Property is located in                                                                      $810,000
Peoria, Illinois, 45 miles north of                                                                    for the
Springfield, and includes 31                                                                           second
independent living units and 34                                                                        lease year;
assisted living units.                                                                                 $817,000
                                                                                                       for
                                                                                                       the
                                                                                                       third
                                                                                                       lease
                                                                                                       year;
                                                                                                       $825,000
                                                                                                       for
                                                                                                       the
                                                                                                       fourth
                                                                                                       lease
                                                                                                       year;
                                                                                                       $877,000
                                                                                                       for
                                                                                                       the
                                                                                                       fifth
                                                                                                       lease
                                                                                                       year
                                                                                                       with
                                                                                                       increases
                                                                                                       of
                                                                                                       2.5%
                                                                                                       each
                                                                                                       lease
                                                                                                       year
                                                                                                       thereafter


------------------------
FOOTNOTES:

(1) Represents the approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the Properties acquired. Depreciable tax basis includes a portion of the purchase price plus acquisition costs for Properties subject to operating leases.

(2) The Company acquired the Des Peres, Richmond Heights and Wilmette Properties, hereinafter referred to as the "Sunrise Portfolio Five Properties," in various stages of development. The Company has entered into three development service agreements with Sunrise Development, Inc., an affiliate of Sunrise, which provides for construction of the Properties. Sunrise has agreed to fund development costs exceeding an aggregate amount of $47,816,467. In July 2004, the Richmond Heights Property became operational.

(3) Sunrise has guaranteed minimum annual rent and the FF&E Reserve from the lease commencement dates until the later of (i) 30 months or (ii) the date the Sunrise Portfolio Five Properties achieve a predetermined rent coverage ratio for a trailing six month period (hereinafter referred to as the "Stabilization Date"). Commencing on the Stabilization Date, the leases for the Sunrise Portfolio Five Properties will contain pooling terms, meaning that net operating profits with respect to the Sunrise Portfolio Five Properties will be combined for the purpose of funding rental payments and the FF&E Reserve.

(4)   Depreciation will commence upon completion of construction.

(5) From the lease commencement date to the Stabilization Date, minimum annual rent for the Sunrise Portfolio Five Properties is based upon a fixed return on the Company's aggregate equity investment in the five Properties, which is $19,325,856. The fixed return is 10.0% in the first lease year; 10.75% in the second lease year; 11.0% for the third lease year; 11.5% for the fourth lease year and will increase by 3% each lease year thereafter. On the Stabilization Date, minimum annual rent will be adjusted to the sum of (i) the total cost of the Sunrise Portfolio Five Properties less the Company's aggregate equity investment, multiplied by the 30-day LIBOR plus 225 basis points plus (ii) the then current fixed return rate multiplied by the Company's aggregate equity investment amount. Commencing in the fifth lease year, and every third lease year thereafter, minimum rent shall be reset to the greater of (a) the fair market value of the Properties determined pursuant to a formula multiplied by 9.5% or (b) 3% of the prior lease year's minimum rent.

(6) In addition to minimum rent, the lease requires additional rent if certain operating performance thresholds are achieved.

(7) The leases for the Auburn Hills and Sterling Heights Properties, hereinafter referred to as the "Courtyard Manor Portfolio One Properties," contain pooling terms, meaning that net operating profits with respect to both Properties are combined for the purpose of funding rental payments and the FF&E Reserve. The Courtyard Manor Portfolio One Properties are leased to and operated by affiliates of HRA. The HRA Affiliated Companies are described in the section of the Prospectus entitled "Business -- Property Acquisitions."

(8) Commencing on the fourth lease year, and every fourth lease year thereafter, minimum rent will be reset to the greater of (a) the fair market value of the Property multiplied by 10.5% or (b) 3% of the prior lease year's minimum rent.

(9) The Fairborn Property is leased to and operated by affiliates of the Greenwalt Corporation.

(10) The tenant has the option to purchase the land during the lease term for a purchase price based on the Company's initial investment in the Property.

(11) The Company's lease payments are subordinate to a first mortgage construction loan held by Erickson to fund the development of the Property.

(12) The lease for this Property is with an affiliate of WHSLH Realty, which is affiliated with the tenants of the Horizon Bay Portfolio One Properties described in the section of the Prospectus entitled "Business -- Property Acquisitions." The lease for this Property contains pooling terms with the leases for the Horizon Bay Portfolio One Properties, meaning that the net operating profits with respect to all of the Properties are combined for the purpose of funding rental payments due under each lease. This Property is operated by Horizon Bay Management, L.L.C.

(13) In connection with the acquisition of the Bloomington, Champaign, Davenport, Macomb, Marion and Peoria Properties, which are hereinafter referred to as the "Eby Portfolio One Properties," the Company may be required to pay an Earnout Amount. The calculation of the Earnout Amount considers the net operating income for the Properties, the Company's initial investment in the Properties and the fair market value of the Properties. In the event an Earnout Amount is due, the leases will be amended and annual rent will increase accordingly.

(14) In connection with the acquisition of the Davenport and Marion Properties, the Company assumed $3.5 million and $2.9 million, respectively, in existing debt with a commercial lender. The loans bear interest at a weighted average fixed rate of 7.88% and require principal and interest payments until maturity on July 1, 2010 and September 1, 2011, respectively. In connection with the loans, the Company incurred loan costs of approximately $72,200.

OCCUPANCY RATE AND REVENUE PER UNIT

      The following information should be read in conjunction with the "Business -- Occupancy Rate and Revenue Per Unit" section beginning on page 98 of the Prospectus.

      The average occupancy rate, the revenue per occupied unit (per diem) and the revenue per available unit (per diem) for the periods during the past five years that the Properties have been operational, excluding land-only and construction Properties, are as follows:

                                                          Revenue        Revenue
                                                            per            per
                                          Average         Occupied      Available
        Property             Year(1)   Occupancy Rate       Unit          Unit
        --------             -------   --------------       ----          ----
Auburn Hills Property         1999         90.8%         $ 118.89       $ 107.95
                              2000         80.8%           121.19          97.92
                              2001         95.5%           122.02         116.53
                              2002         96.3%           130.60         125.77
                              2003         96.7%           135.43         132.72
                              2004 (2)     94.3%           145.37         132.29

Sterling Heights Property     1999         93.3%           107.63       $ 100.42
                              2000         92.0%           120.04         110.44
                              2001         97.0%           120.50         116.89
                              2002         98.3%           122.70         120.62
                              2003         98.1%           128.20         124.36
                              2004 (2)     97.2%           130.56         126.65

Fairborn Property             2001 (3)     12.0%          $ 96.82        $ 11.49
                              2002         20.4%           119.78          24.36
                              2003         37.9%           133.71          49.86
                              2004 (2)     55.4%           151.11          84.52

Tiverton Property             2001 (3)     93.5%          $ 98.53        $ 92.15
                              2002         92.4%           100.98          93.26
                              2003         87.7%           103.09          90.40
                              2004 (2)     96.7%           101.42          98.04

Bloomington Property          2000 (4)     19.6%          $ 85.20        $ 16.66
                              2001         46.4%            79.86          37.06
                              2002         56.5%            76.03          42.99
                              2003         72.8%            84.10          61.24
                              2004 (2)     91.2%            94.24          85.96

Champaign Property            2003 (5)     49.3%          $109.93        $ 54.18
                              2004 (2)     91.8%           107.12          98.37

Davenport Property            1999 (6)     73.6%          $102.62        $ 75.50
                              2000         97.0%            95.91          93.05
                              2001         91.7%           100.45          92.08
                              2002         81.9%           103.53          84.84
                              2003         94.4%           107.25         101.29
                              2004 (2)     91.8%           116.46         106.95

                                                      Revenue        Revenue
                                                        per            per
                                      Average         Occupied      Available
        Property         Year(1)   Occupancy Rate       Unit          Unit
        --------         -------   --------------       ----          ----
Macomb Property           2003 (5)     58.9%          $109.38        $ 64.46
                          2004 (2)     98.5%           108.07         106.41

Marion Property           1999         69.5%          $ 98.14        $ 68.22
                          2000         95.8%            92.54          88.68
                          2001         92.1%            98.07          90.32
                          2002         90.4%           104.64          94.54
                          2003         99.3%           115.01         114.25
                          2004 (2)    100.0%           117.60         117.60

Peoria Property           2000 (4)     28.7%          $ 80.83        $ 23.16
                          2001         49.7%            75.52          37.57
                          2002         64.0%            78.18          50.02
                          2003         84.7%            88.63          75.11
                          2004 (2)     98.0%            93.07          91.22


--------------------
(1) Data represents information for each applicable fiscal year, unless noted otherwise.

(2)   Data for 2004 represents the period January 1, 2004 through July 31, 2004.

(3) Data for the Fairborn Property represents the period June 5, 2001 through December 31, 2001 and data for the Tiverton Property represents the period July 1, 2001 through December 31, 2001.

(4) Data for the Bloomington Property represents the period June 17, 2000 through December 31, 2000 and data for the Peoria Property represents the period April 24, 2000 through December 31, 2000.

(5) Data for the Champaign Property represents the period March 1, 2003 through December 31, 2003 and data for the Macomb Property represents the period March 12, 2003 through December 31, 2003.

(6)   Data for 1999 represents the period March 6, 1999 through December 31,
      1999.

                              PROPERTY ACQUISITIONS
                            MEDICAL OFFICE BUILDINGS
                 From February 17, 2004 through August 30, 2004

                                                                                                         Annualized
                                                                                                         Base Rent
                                                     Subject                                                Per
                       Rentable              % Owned   to    Depreciable                                  Occupied   Principal
                        Square    Purchase    by the Ground     Tax        Date             Annualized     Square     Tenants
      Property         Footage      Price    Company  Lease    Basis(1)  Acquired Occupancy  Base Rent      Foot        (2)
      --------         -------      -----    -------  -----  ----------- -------- ---------  ---------      ----        ---
AURORA MEDICAL           43,973 $  8,789,200   100%    N     $ 8,700,000  4/30/04  96.7%    $ 1,042,784   $24.53    Aurora
CENTER I (3) (4)                                                                                                    Denver
(the "Aurora-I                                                                                                      Cardiology;
Property")                                                                                                          Mauricio G.
Existing                                                                                                            Waintrub,
multi-tenant medical                                                                                                MD PC (5)
office building
built in 1982

The Aurora-I
Property is located
in Aurora, Colorado
on the campus of the
Medical Center of
Aurora.

AURORA MEDICAL           53,980 $  9,345,478   100%    N     $ 9,200,000  4/30/04  87.4%    $ 1,092,023   $23.16    Colorado
CENTER II (3) (4)                                                                                                   Orthopedic;
(the "Aurora-II                                                                                                     Total
Property")                                                                                                          Renal Care (6)
Existing
multi-tenant medical
office building
built in 1985

The Aurora-II
Property is located
in Aurora, Colorado
on the campus of the
Medical Center of
Aurora.

BAYCARE HEALTH           75,000 $  9,790,501   100%    N     $ 7,800,000  4/30/04 100.0%    $   708,750   $ 9.45    BayCare
HEADQUARTERS (3)                                                                                                    Health
(the "Clearwater                                                                                                    System (7)
Property")
Existing
single-tenant
medical office
building built in
1988

The Clearwater
Property is located
in Clearwater,
Florida and is the
corporate
headquarters for
BayCare Health
System.

BOARDWALK MEDICAL        62,738 $ 13,072,544   100%    N     $11,800,000  4/30/04 100.0%    $ 1,275,483   $20.33    Texas
OFFICE BUILDING                                                                                                     Health
(3)(8)                                                                                                              System;
(the                                                                                                                CSANT (9)
"Irving-Boardwalk
Property")
Existing
multi-tenant medical
office building
built in 1998


The Irving-Boardwalk
Property is located
in Irving, Texas
three miles from the
campus of Las
Colinas Medical
Center.

                                                                                                         Annualized
                                                                                                         Base Rent
                                                     Subject                                                Per
                       Rentable              % Owned   to    Depreciable                                  Occupied   Principal
                        Square    Purchase    by the Ground     Tax        Date             Annualized     Square     Tenants
      Property         Footage      Price    Company  Lease    Basis(1)  Acquired Occupancy  Base Rent      Foot        (2)
      --------         -------      -----    -------  -----  ----------- -------- ---------  ---------      ----        ---
CHESAPEAKE MEDICAL       51,315 $  9,901,757   100%    N     $ 8,500,000  4/30/04  82.2%    $   988,551   $23.43    N/A (10)
CENTER (3)
(the "Chesapeake
Property")
Existing
multi-tenant medical
office building
built in 1988

The Chesapeake
Property is located
in Chesapeake,
Virginia on the
campus of the
Chesapeake General
Hospital.

THE DIAGNOSTIC          114,756 $ 29,705,270   100%    N     $27,700,000  4/30/04  100.0%   $ 2,822,305   $24.59    Diagnostic
Clinic (3)                                                                                                          Clinic
(the "Largo                                                                                                         Medical
Property")                                                                                                          Group (11)
Existing
single-tenant
medical office
buildings built in
1972

The Largo Property
is located in Largo,
Florida next to the
Largo Medical
Center.

DORSEY HALL MEDICAL      38,081 $  5,451,529   100%    N     $ 4,400,000  4/30/04  92.9%    $   903,411   $25.53    Helixcare,
CENTER (3) (12)                                                                                                     Inc. (13)
(the "Columbia
Property")
Existing
multi-tenant medical
office building
built in 1987

The Columbia
Property is located
in Columbia,
Maryland four miles
from Howard County
General Hospital.

ENCINO MEDICAL PLAZA     66,973 $ 16,020,820   100%    N     $10,300,000  4/30/04 100.0%    $ 1,831,290   $27.34    N/A (10)
(3) (14)
(the "Encino
Property")
Existing
multi-tenant medical
office building
built in 1973

The Encino Property
is located in
Encino, California
two miles from the
Encino and Tarzana
Campuses of the
Encino-Tarzana
Regional Medical
Center.

INDEPENDENCE PARK        48,317 $ 10,124,268   100%    N     $ 8,700,000  4/30/04 100.0%    $   645,896   $13.37    Duke
(3)(8)                                                                                                              University
4204 Technology Drive                                                                                               (15)
(the "Durham 4204
Property")
Existing
research/flex
building built in
1998

The Durham 4204
Property is located
in Durham, North
Carolina one mile
from Durham Regional
Hospital and four
miles from Duke
University Medical
Center.

                                                                                                         Annualized
                                                                                                         Base Rent
                                                     Subject                                                Per
                       Rentable              % Owned   to    Depreciable                                  Occupied   Principal
                        Square    Purchase    by the Ground     Tax        Date             Annualized     Square     Tenants
      Property         Footage      Price    Company  Lease    Basis(1)  Acquired Occupancy  Base Rent      Foot        (2)
      --------         -------      -----    -------  -----  ----------- -------- ---------  ---------      ----        ---
INDEPENDENCE PARK        20,000 $  3,226,415   100%    N     $ 2,600,000  4/30/04 100.0%    $   198,877   $ 9.94    Applied
(3) (8)                                                                                                             Clinical
4228 Technology Drive                                                                                               Concepts;
(the "Durham 4228                                                                                                   Duke
Property")                                                                                                          University
Existing                                                                                                            (16)
research/flex
building built in
1995

The Durham 4228
Property is located
in Durham, North
Carolina one mile
from Durham Regional
Hospital and four
miles from Duke
University Medical
Center.

INDEPENDENCE PARK        20,000 $  3,782,694   100%    N     $ 2,300,000  4/30/04 100.0%    $   161,834   $ 8.09    Aventis (17)
(3) (8)
4233 Technology Drive
(the "Durham 4233
Property")
Existing
research/flex
building built in
1997

The Durham 4233
Property is located
in Durham, North
Carolina one mile
from Durham Regional
Hospital and four
miles from Duke
University Medical
Center.

INDEPENDENCE PARK        16,572 $  3,448,926   100%    N     $ 3,000,000  4/30/04 100.0%    $   257,410   $15.53    Durham
(3) (8)                                                                                                             Diagnostic
4323 Ben Franklin                                                                                                   Imaging;
Boulevard                                                                                                           Duke
(the "Durham 4323                                                                                                   University
Property")                                                                                                          (18)
Existing
multi-tenant medical
office building
built in 1998

The Durham 4323
Property is located
in Durham, North
Carolina one mile
from Durham Regional
Hospital and four
miles from Duke
University Medical
Center.

LAS COLINAS MEDICAL      51,591 $ 10,958,686   100%    N     $ 9,500,000  4/30/04 100.0%    $ 1,085,765   $21.05    Southwest
PLAZA II (3) (8)                                                                                                    Primary Care;
(the "Irving-Las                                                                                                    Urology
Colinas Property")                                                                                                  Associates;
Existing                                                                                                            Clinical
multi-tenant medical                                                                                                Pediatric
office building                                                                                                     Associates;
built in 2001                                                                                                       Network
                                                                                                                    Cancer
                                                                                                                    Care (19)

The Irving-Las
Colinas Property is
located in Irving,
Texas located on the
campus of Las
Colinas Medical
Center.

                                                                                                         Annualized
                                                                                                         Base Rent
                                                     Subject                                                Per
                       Rentable              % Owned   to    Depreciable                                  Occupied   Principal
                        Square    Purchase    by the Ground     Tax        Date             Annualized     Square     Tenants
      Property         Footage      Price    Company  Lease    Basis(1)  Acquired Occupancy  Base Rent      Foot        (2)
      --------         -------      -----    -------  -----  ----------- -------- ---------  ---------      ----        ---
MEDICAL PLACE I (3)     150,275 $ 25,088,809   100%    Y     $25,000,000  4/30/04  92.1%    $ 2,916.184   $21.06    N/A (10)
(20)
(the "Houston
Property")
Existing
multi-tenant medical
office building
built in 1985


The Houston Property
is located in
Houston, Texas on
the campus of
CHRISTUS St.
Joseph's Hospital.

NORTHWEST REGIONAL       34,079 $  7,454,131   100%    N     $ 7,000,000  4/30/04 100.0%    $   752,006   $22.07    Riverside
MEDICAL CENTER                                                                                                      Hospital, Inc.;
(3) (the "Corpus                                                                                                    Cambridge
Christi Property")                                                                                                  Holdings, Inc.;
Existing                                                                                                            Coastal
multi-tenant medical                                                                                                Children's
office building                                                                                                     Clinic;
built in 2000                                                                                                       Coastal
                                                                                                                    Cardiology (21)


The Corpus Christi
Property is located
in Corpus Christi,
Texas on the campus
of the Northwest
Regional Hospital.

PLANO MEDICAL            86,878 $ 15,130,774   100%    N     $13,200,000  4/30/04  96.9%    $ 1,653,899   $19.64    Dr. Freer;
PAVILION (3)                                                                                                        The Raphael
(the "Plano                                                                                                         Institute for
Property")                                                                                                          Plastic
Existing                                                                                                            Surgery;
multi-tenant medical                                                                                                Dr. Samara
office building                                                                                                     (22)
built in 1983



The Plano Property
is located in Plano,
Texas on the campus
of The Medical
Center of Plano.

RANDOLPH MEDICAL         40,859 $  8,733,572   100%    N     $ 6,800,000  4/30/04  85.8%    $   806,097   $23.00    Metro
CENTER (3)                                                                                                          Orthopedic
(the "Rockville                                                                                                     (23)
Property")
Existing
multi-tenant medical
office building
built in 1973

The Rockville
Property is located
in Rockville,
Maryland four miles
from Suburban
Hospital and Holy
Cross Hospital.

ROCKY MOUNTAIN           34,087 $  9,122,967   100%    N     $ 8,200,000  4/30/04 100.0%    $   796,308   $23.36    Rocky
CANCER CENTER (3)                                                                                                   Mountain
(24)                                                                                                                Cancer Center;
(the "Denver                                                                                                        HCA
Property")                                                                                                          HealthOne;
Existing                                                                                                            Childhood
multi-tenant medical                                                                                                Hematology
office building                                                                                                     Oncology (25)
built in 1994

The Denver Property
is located in
Denver, Colorado one
block from the
HealthOne
Presbyterian/St.
Luke's Hospital.

                                                                                                         Annualized
                                                                                                         Base Rent
                                                     Subject                                                Per
                       Rentable              % Owned   to    Depreciable                                  Occupied   Principal
                        Square    Purchase    by the Ground     Tax        Date             Annualized     Square     Tenants
      Property         Footage      Price    Company  Lease    Basis(1)  Acquired Occupancy  Base Rent      Foot        (2)
      --------         -------      -----    -------  -----  ----------- -------- ---------  ---------      ----        ---
SHERMAN OAKS MEDICAL     70,574 $ 14,852,635   100%    N     $ 6,600,000  4/30/04  99.5%    $ 1,771,096   $25.23    UCLA;
CENTER (3) (8)                                                                                                      Dr. Greenspan
(the "Sherman Oaks                                                                                                  (26)
Property")
Existing
multi-tenant medical
office building
built in 1958

The Sherman Oaks
Property is located
in Sherman Oaks,
California next to
Sherman Oaks
Hospital.

TAMPA MEDICAL TOWER     106,209 $ 10,569,291   100%    N     $ 8,400,000  4/30/04  86.4%    $ 1,842,428   $20.07    N/A (10)
(3) (8)
(the "Tampa
Property")
Existing
multi-tenant medical
office building
built in 1983

The Tampa Property
is located in Tampa,
Florida next to St.
Joseph's Hospital.

VALENCIA MEDICAL         27,887 $  6,786,597   100%    N     $ 5,500,000  4/30/04  98.9%    $   693,599   $25.15    N/A (10)
CENTER (3) (8)
(the "Valencia
Property")
Existing
multi-tenant medical
office building
built in 1983

The Valencia
Property is located
in Valencia,
California less than
one mile from the
Henry Mayo Newhall
Memorial Hospital.

YORKTOWN 50 (3) (8)      96,477 $ 25,143,136   100%    N     $23,500,000  4/30/04 100.0%    $ 2,752,799   $28.53    Otolaryngology
(the "Fairfax                                                                                                       Associates;
Property")                                                                                                          Bio-Medical
Existing                                                                                                            Applications
multi-tenant medical                                                                                                (27)
office building
built in 1974

The Fairfax Property
is located in
Fairfax, Virginia
one mile from Inova
Fairfax Hospital.

THE BIRTH PLACE AT       34,080 $ 13,696,201 100.0%    N     $13,900,000 08/24/04 100.0%    $ 1,153,491   $33.85    Southwest
SOUTHWEST GENERAL (3)                                                                                               General
(the "San Antonio                                                                                                   Hospital,
Property")                                                                                                          LP (28)
Existing
single-tenant
medical office
building built in
1994

The San Antonio
Property is located
in San Antonio,
Texas on the campus
of Mercy Center
Hospital.

                                                                                                         Annualized
                                                                                                         Base Rent
                                                     Subject                                                Per
                       Rentable              % Owned   to    Depreciable                                  Occupied   Principal
                        Square    Purchase    by the Ground     Tax        Date             Annualized     Square     Tenants
      Property         Footage      Price    Company  Lease    Basis(1)  Acquired Occupancy  Base Rent      Foot        (2)
      --------         -------      -----    -------  -----  ----------- -------- ---------  ---------      ----        ---
BOWIE PLAZA I AND        38,796 $  1,432,847 100.0%    N     $ 1,600,000 08/24/04  80.3%    $   351,639   $11.28    Odyssey
PLAZA II (3)                                                                                                        HealthCare
(the "Baytown                                                                                                       of Baytown (29)
Property")
Existing
multi-tenant medical
office buildings
built in 1979

The Baytown Property
is located in
Baytown, Texas on
the campus of San
Jacinto Methodist
Hospital.

BRENTWOOD MEDICAL       104,101 $ 15,695,693 100.0%    Y             N/A 08/24/04   (30)            (30)     (30)   Mt. Diablo/John
CENTER (3) (30)                                                                                                     Muir
(the "Walnut Creek                                                                                                  Hospital
Property")                                                                                                          System (31)
Multi-tenant medical
office building
currently under
construction

The Walnut Creek
Property is located
in Walnut Creek,
California 15 miles
from the campus of
Mt. Diablo/John Muir
Hospital.

BURNS PROFESSIONAL       14,680 $  2,454,532 100.0%    Y     $ 2,700,000 08/24/04 100.0%    $   252,335   $17.19    Fannin
BUILDING (3)                                                                                                        Regional
(the "Blue Ridge                                                                                                    Hospital,
Property")                                                                                                          Inc. (32)
Existing
multi-tenant medical
office building
built in 2002

The Blue Ridge
Property is located
in Blue Ridge,
Georgia on the
campus of Fannin
Regional Hospital.

DURANT MEDICAL           60,565 $  8,735,146  70.0%    Y     $ 9,300,000 08/30/04 100.0%    $   863,051   $14.25    Medical
Center (3)                                                                                                          Center of
(the "Durant                                                                                                        Southeastern
Property")                                                                                                          Oklahoma (33)
Existing
multi-tenant medical
office building
built in 1997

The Durant Property
is located in
Durant, Oklahoma on
the campus of the
Medical Center of
Southeastern
Oklahoma.

EAGLE CREEK MEDICAL      42,406 $  3,477,395 100.0%    Y     $ 3,700,000 08/24/04  96.4%    $   500,674   $12.25    New
PLAZA (3)                                                                                                           Lexington
(the "Lexington II                                                                                                  Clinic,
Property")                                                                                                          P.S.C.;
Existing                                                                                                            Retina &
multi-tenant medical                                                                                                Vitreous
office building                                                                                                     Associates of
built in 1982                                                                                                       Kentucky,
                                                                                                                    P.S.C.;
The Lexington II                                                                                                    Family
Property is located                                                                                                 Practice
in Lexington,                                                                                                       Associates of
Kentucky on the                                                                                                     Lexington,
campus of Saint                                                                                                     P.S.C. (34)
Joseph Hospital East.

                                                                                                         Annualized
                                                                                                         Base Rent
                                                     Subject                                                Per
                       Rentable              % Owned   to    Depreciable                                  Occupied   Principal
                        Square    Purchase    by the Ground     Tax        Date             Annualized     Square     Tenants
      Property         Footage      Price    Company  Lease    Basis(1)  Acquired Occupancy  Base Rent      Foot        (2)
      --------         -------      -----    -------  -----  ----------- -------- ---------  ---------      ----        ---
ELGIN MEDICAL OFFICE     45,034 $  6,585,104 100.0%    Y     $ 7,100,000 08/24/04  86.3%    $   924,417   $23.79    Provena
BUILDING I (3)                                                                                                      Health System
(the "Elgin I                                                                                                       (35)
Property")
Existing
multi-tenant medical
office building
built in 1997

The Elgin I Property
is located in Elgin,
Illinois on the
campus of Provena
Saint Joseph
Hospital.

ELGIN MEDICAL OFFICE     45,897 $  6,944,186 100.0%    Y     $ 7,400,000 08/24/04  94.1%    $   983,113   $22.77    Provena
BUILDING II (3)                                                                                                     Health
(the "Elgin II                                                                                                      System;
Property")                                                                                                          Fox
Existing                                                                                                            Valley
multi-tenant medical                                                                                                Orthopedic
office building                                                                                                     Institute
built in 2001                                                                                                       (36)

The Elgin II
Property is located
in Elgin, Illinois
on the campus of
Provena Saint Joseph
Hospital.

HEARTLAND REGIONAL       72,245 $ 10,298,740  70.0%    N     $10,900,000 08/24/04  98.2%    $ 1,027,721   $14.48    Marion
MEDICAL OFFICE                                                                                                      Memorial
BUILDING (3)                                                                                                        Hospital (37)
(the "Marion
Property")
Existing
multi-tenant medical
office building
built in 2002

The Marion Property
is located in
Marion, Illinois on
the campus of Marion
Memorial Hospital.

LAKE GRANBURY            33,840 $  6,765,720 100.0%    Y     $ 7,200,000 08/24/04  92.8%    $   570,642   $18.18    Granbury
MEDICAL CENTER (3)                                                                                                  Hospital
(the "Granbury                                                                                                      Corporation
Property")                                                                                                          (38)
Existing
multi-tenant medical
office building
built in 2001

The Granbury
Property is located
in Granbury, Texas
located on the
campus of Lake
Granbury Medical
Center.

THE MEDICAL OFFICES      44,450 $  8,758,650 100.0%    Y     $ 9,300,000 08/24/04 100.0%    $   698,369   $15.71    Central
AT CENTRAL                                                                                                          Mississippi
MISSISSIPPI MEDICAL                                                                                                 Medical
CENTER (3)                                                                                                          Center (39)
(the "Jackson Center
I Property")
Existing
single-tenant
medical office
building built in
2002

The Jackson Center I
Property is located
in Jackson,
Mississippi on the
campus of Central
Mississippi Medical
Center.

                                                                                                         Annualized
                                                                                                         Base Rent
                                                     Subject                                                Per
                       Rentable              % Owned   to    Depreciable                                  Occupied   Principal
                        Square    Purchase    by the Ground     Tax        Date             Annualized     Square     Tenants
      Property         Footage      Price    Company  Lease    Basis(1)  Acquired Occupancy  Base Rent      Foot        (2)
      --------         -------      -----    -------  -----  ----------- -------- ---------  ---------      ----        ---
THE MEDICAL OFFICES      42,050 $    142,100  70.0%    Y             N/A 08/30/04   (40)            (40)     (40)   Central
AT CENTRAL                                                                                                          Mississippi
MISSISSIPPI MEDICAL                                                                                                 Medical
CENTER (3) (40)                                                                                                     Center (41)
(the "Jackson Center
II Property")
Single-tenant
medical office
building to be
constructed

The Jackson Center
II Property is
located in Jackson,
Mississippi on the
campus of Central
Mississippi Medical
Center.

MEDPLEX B AT SAND        32,081 $  5,626,751 100.0%    N     $ 4,600,000 08/24/04  90.0%    $   523,591   $18.14    Orlando
LAKE COMMONS (3)                                                                                                    Regional
(the "Orlando                                                                                                       Healthcare
MedPlex Property")                                                                                                  System,
Existing                                                                                                            Inc.;
multi-tenant medical                                                                                                Orlando
office building                                                                                                     Orthopaedic
built in 1988                                                                                                       Center,
                                                                                                                    M.D., P.A.; OB
                                                                                                                    & GYN
                                                                                                                    Specialists,
                                                                                                                    M.D., P.A. (42)
The Orlando MedPlex
Property is located
in Orlando, Florida
on the campus of
Orlando Regional
Sand Lake Hospital.

NASA PARKWAY MEDICAL     48,200 $  8,464,600  88.0%    Y     $ 9,000,000 08/24/04  69.3%    $   632,123   $18.92    CHRISTUS
OFFICE BUILDING (3)                                                                                                 St. John
(the "Nassau Bay                                                                                                    Hospital
Property")                                                                                                          (43)
Existing
multi-tenant medical
office building
built in 2003

The Nassau Bay
Property is located
in Nassau Bay, Texas
on the campus of
CHRISTUS St. John
Hospital.

NORTH ALVERNON          112,794 $ 12,218,959 100.0%    N     $10,600,000 08/24/04  77.8%    $ 1,293,811   $14.74    Carondelet
MEDICAL CENTER (3)                                                                                                  Health
(the "Tucson I                                                                                                      Network;
Property")                                                                                                          Sanora
Existing                                                                                                            Quest
multi-tenant medical                                                                                                Laboratories,
office building                                                                                                     LLC (44)
built in 1986

The Tucson I
Property is located
in Tucson, Arizona
three miles from the
campus of St.
Joseph's Hospital.

ORLANDO PROFESSIONAL     17,092 $  1,300,000 100.0%    N     $ 1,000,000 08/24/04  96.5%    $   262,289   $15.89    Orlando
CENTER I (3)                                                                                                        Regional
(the "Orlando I                                                                                                     Healthcare
Property")                                                                                                          System, Inc.;
Existing                                                                                                            Pantas
multi-tenant medical                                                                                                Law Firm,
office building                                                                                                     P.C. (45)
built in 1963

The Orlando I
Property is located
in Orlando, Florida
on the campus of
Orlando Regional
Medical Center.

                                                                                                         Annualized
                                                                                                         Base Rent
                                                     Subject                                                Per
                       Rentable              % Owned   to    Depreciable                                  Occupied   Principal
                        Square    Purchase    by the Ground     Tax        Date             Annualized     Square     Tenants
      Property         Footage      Price    Company  Lease    Basis(1)  Acquired Occupancy  Base Rent      Foot        (2)
      --------         -------      -----    -------  -----  ----------- -------- ---------  ---------      ----        ---
ORLANDO PROFESSIONAL     27,957 $  3,244,243 100.0%    N     $ 2,300,000 08/24/04  89.2%    $   409,479   $16.43    Orlando
CENTER II (3)                                                                                                       Regional
 (the "Orlando II                                                                                                   Healthcare
Property") Existing                                                                                                 System, Inc.;
multi-tenant medical                                                                                                Children's
office building                                                                                                     Specialty
built in 1969                                                                                                       Care Center,
                                                                                                                    P.A. (46)

The Orlando II
Property is located
in Orlando, Florida
on the campus of
Orlando Regional
Medical Center.

OVIEDO MEDICAL           68,123 $  8,450,822 100.0%    N     $ 8,300,000 08/24/04  66.8%    $   814,374   $17.89    Orlando
Center (3)                                                                                                          Regional
(the "Oviedo                                                                                                        Healthcare
Property")                                                                                                          System, Inc.;
Existing                                                                                                            Interlachen
multi-tenant medical                                                                                                Pediatrics,
office building                                                                                                     Inc. (47)
built in 1997


The Oviedo Property
is located in
Oviedo, Florida 17
miles from Orlando
Regional Medical
Center.

PARKER ADVENTIST         83,604 $ 15,189,950 100.0%    Y     $16,100,000 08/24/04  77.1%    $ 1,206,076   $18.70    Portercare
PROFESSIONAL                                                                                                        Adventist
Building (3)                                                                                                        Health
(the "Parker                                                                                                        System (48)
Property")
Existing
multi-tenant medical
office building
built in 2004

The Parker Property
is located in
Parker, Colorado on
the campus of Parker
Adventist Hospital.

PHYSICIANS EAST AND      56,226 $  4,404,548  70.0%    Y     $ 4,700,000 08/24/04  89.4%    $   460,331   $ 9.15    Lancaster
PHYSICIANS WEST (3)                                                                                                 General
(the "Lancaster                                                                                                     Hospital,
Property")                                                                                                          Inc. (49)
Existing
multi-tenant medical
office buildings
built in 1982

The Lancaster
Property is located
in Lancaster, Texas
on the campus of the
Medical Center at
Lancaster.

PROVENA MERCY            27,074 $  3,108,619 100.0%    Y     $ 3,400,000 08/24/04  95.7%    $   470,525   $18.16    Castle
PROFESSIONAL OFFICE                                                                                                 Orthopaedics
BUILDING (3)                                                                                                        and Sports
(the "Aurora Mercy                                                                                                  Medicine,
Property")                                                                                                          S.C.; Fox
Existing                                                                                                            Valley
multi-tenant medical                                                                                                Women's Health
office building                                                                                                     Partners;
built in 1985                                                                                                       Ronald
                                                                                                                    Wolfson, M.D.;
                                                                                                                    Jerry E.
                                                                                                                    Mitchell,
The Aurora Mercy                                                                                                    M.D. (50)
Property is located
in Aurora, Illinois
on the campus of
Mercy Center
Hospital.

                                                                                                         Annualized
                                                                                                         Base Rent
                                                     Subject                                                Per
                       Rentable              % Owned   to    Depreciable                                  Occupied   Principal
                        Square    Purchase    by the Ground     Tax        Date             Annualized     Square     Tenants
      Property         Footage      Price    Company  Lease    Basis(1)  Acquired Occupancy  Base Rent      Foot        (2)
      --------         -------      -----    -------  -----  ----------- -------- ---------  ---------      ----        ---
RIVER OAKS               45,704 $  7,388,276 100.0%    Y     $ 7,900,000 08/24/04 100.0%    $   712.640   $15.59    River Oaks
PROFESSIONAL CENTER                                                                                                 Hospital (51)
(3)
(the "Jackson
Property")
Existing
single-tenant
medical office
building built in
2003

The Jackson Property
is located in
Jackson, Mississippi
on the campus of
River Oaks Health
System.

SAND LAKE PHYSICIANS     13,999 $  2,275,000 100.0%    Y     $ 2,500,000 08/24/04 100.0%    $   274,655   $19.62    Orlando
OFFICE BUILDING (3)                                                                                                 Regional
(the "Orlando Sand                                                                                                  Healthcare
Lake Property")                                                                                                     System, Inc.;
Existing                                                                                                            Greater
multi-tenant medical                                                                                                Orlando
office building                                                                                                     Neurosurgery
built in 1985                                                                                                       & Spine,
                                                                                                                    P.A. (52)

The Orlando Sand
Lake Property is
located in Orlando,
Florida on the
campus of Orlando
Regional Sand Lake
Hospital.

SANTA ROSA MEDICAL       36,735 $  8,360,312 100.0%    Y     $ 8,900,000 08/24/04 100.0%    $   658,073   $17.91    HMA Santa
OFFICE BUILDING (3)                                                                                                 Rosa Medical
(the "Milton                                                                                                        Center,
Property")                                                                                                          Inc. (53)
Existing
multi-tenant medical
office building
built in 2003

The Milton Property
is located in
Milton, Florida on
the campus of Santa
Rosa Medical Center.

SOUTH SEMINOLE           35,266 $  4,590,108 100.0%    Y     $ 4,900,000 08/24/04  91.8%    $   521,628   $16.11    Orlando
MEDICAL OFFICE                                                                                                      Regional
BUILDING II (3)                                                                                                     Healthcare
(the "Longwood I                                                                                                    System, Inc.;
Property")                                                                                                          Orlando
Existing                                                                                                            Orthopaedic
multi-tenant medical                                                                                                Center, M.D.,
office building                                                                                                     P.A.; Jewett
built in 1987                                                                                                       Orthopaedic
                                                                                                                    Clinic, P.A.;
                                                                                                                    Giles
                                                                                                                    Gastroenterology
                                                                                                                    Center,
The Longwood I                                                                                                      P.A. (54)
Property is located
in Longwood, Florida
on the campus of
Orlando Regional
South Seminole
Hospital.

                                                                                                         Annualized
                                                                                                         Base Rent
                                                     Subject                                                Per
                       Rentable              % Owned   to    Depreciable                                  Occupied   Principal
                        Square    Purchase    by the Ground     Tax        Date             Annualized     Square     Tenants
      Property         Footage      Price    Company  Lease    Basis(1)  Acquired Occupancy  Base Rent      Foot        (2)
      --------         -------      -----    -------  -----  ----------- -------- ---------  ---------      ----        ---
SOUTH SEMINOLE           23,139 $  2,450,000 100.0%    N     $ 2,300,000 08/24/04 100.0%    $   282,304   $12.20    Orlando
MEDICAL OFFICE                                                                                                      Regional
BUILDING III (3)                                                                                                    Healthcare
(the "Longwood II                                                                                                   System, Inc.;
Property")                                                                                                          Physician
Existing                                                                                                            Associates
multi-tenant medical                                                                                                LLC (55)
office building
built in 1993


The Longwood II
Property is located
in Longwood, Florida
on the campus of
Orlando Regional
South Seminole
Hospital.

SAINT JOSEPH EAST        73,569 $ 10,888,995  95.3%    Y     $11,600,000 08/24/04  56.8%    $   671,554   $16.07    Saint
OFFICE PARK (3)                                                                                                     Joseph
(the "Lexington I                                                                                                   Healthcare,
Property")                                                                                                          Inc. (56)
Existing
multi-tenant medical
office building
built in 2003

The Lexington I
Property is located
in Lexington,
Kentucky on the
campus of Saint
Joseph Hospital East.

ST. JOSEPH'S MEDICAL     87,946 $  9,641,927 100.0%    Y     $10,200,000 08/24/04  73.5%    $ 1,408,631   $21.80    Clara
PLAZA (3)                                                                                                           Vista
(the "Tucson II                                                                                                     Medical
Property")                                                                                                          Associates,
Existing                                                                                                            Inc.;
multi-tenant medical                                                                                                Innovative
office building                                                                                                     Practice
built in 1986                                                                                                       Concepts, Inc.;
                                                                                                                    Vitreo-Retinal
                                                                                                                    Associates
                                                                                                                    Southwest,
The Tucson II                                                                                                       P.C. (57)
Property is located
in Tucson, Arizona
on the campus of St.
Joseph's Hospital.
                      --------- ------------                 ------------                   -----------
Total                 2,678,274 $449,089,424                 $400,100,000                   $44,926,331
                      ========= ============                 ============          ----     ===========   ------

Weighted Average                                                                   90.9%                  $19.52
                                                                                   ====                   ======

---------------------
FOOTNOTES:

(1) Represents the approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the Properties acquired. Depreciable tax basis includes a portion of the purchase price plus acquisition costs for Properties subject to operating leases.

(2) Represents tenants leasing 10% or more of the building's rentable square footage.

(3)   Information is provided as of August 1, 2004.

(4) In connection with the acquisition of the Aurora-I and Aurora-II Properties, the Company assumed approximately $10 million in existing debt comprised of two loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 8.24% and require principal and interest payments until maturity on October 1, 2009. In connection with the loans, the Company incurred loan costs of approximately $68,000.

(5) Aurora Denver Cardiology leases 11,171 square feet with annual base rent of $267,503 and the lease expires on June 14, 2005. Mauricio G. Waintrub, MD PC leases a total of 6,758 square feet with an aggregate annual base rent of $165,274 and the leases expire on May 31, 2007. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses above a contractual base amount of operational expenses (the "Base Expenses"), and base rents increase annually based on the consumer price index.

(6) Colorado Orthopedic leases 9,413 square feet with annual base rent of $221,206 and the lease expires on May 31, 2007. Total Renal Care leases 8,421 square feet with an annual base rent of $165,466 and the lease expires on April 1, 2006. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses above Base Expenses, and base rents increase annually based on either the consumer price index or 3%.

(7) BayCare Health System leases 75,000 square feet on a triple-net basis with annual base rent of $708,750 which increases annually by 3%. The lease expires on November 30, 2013. The tenant has been provided with a $3,000,000 tenant improvement allowance which was escrowed by the seller on behalf of the Company. If the actual costs for the tenant improvements are less than $3,000,000, the annual base rent will be reduced by $750 for each $8,200 reduction in the cost of the tenant improvements. If the actual costs for the tenant improvements exceed $3,000,000, the tenant, at its option, may pay for such costs directly or have the annual base rent rate increased by $750 for each $8,200 in additional costs. After the renovation is completed in September 2004, the building will be occupied as the corporate headquarters for BayCare Health System, a community healthcare system that consists of partnerships between 16 hospitals in the Greater Tampa area.

(8) In connection with the acquisition of the Irving-Boardwalk, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Sherman Oaks, Tampa, Valencia and Fairfax Properties, the Company assumed $57.9 million in existing debt comprised of seven loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 5.38%. The loans require principal and interest payments until maturity. The maturity dates range from August 2008 to February 2011. In connection with the assumption of the loans, the Company incurred loan costs of approximately $350,000.

(9) Texas Health System leases 30,000 square feet with annual base rent of $588,300 which increases by 5% on November 1, 2008 and November 1, 2013. The lease expires on October 31, 2018. CSANT leases 8,184 square feet with annual base rent of $171,864 which increases to $180,048 on July 1, 2005, $196,416 on July 1, 2008 and $204,600 on July 1, 2011. The lease expires on June 30, 2014. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses. Other tenants' base rents increase at various times with increases ranging from 5% to 10%.

(10) Tenancy is a mix of various physician practices. All of the tenants pay their proportionate share of operational expenses above Base Expenses. Base rents increase annually based on various percentages.

(11) Diagnostic Clinic Medical Group, a specialty medical practice group, leases 114,756 square feet on a triple net lease basis with annual base rent of $2,739,131, which increases by 3% on May 1, 2005 and each lease year thereafter. The lease expires on April 30, 2010.

(12) In connection with the acquisition of the Columbia Property, the Company assumed $4 million in existing debt. The loan bears interest at 7.87% and requires principal and interest payments until maturity on August 1, 2009.

(13) Helixcare, Inc. leases 22,081 square feet with annual base rent of $511,963 and the lease expires on February 28, 2005. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants' annual base rent increases range from 2% to 4%, except for two tenants where the base rent increases annually by $1.00 per square foot.

(14) In connection with the acquisition of the Encino Property, the Company assumed $7.6 million in existing debt. The loan bears interest at 5.78% and requires principal and interest payments until maturity on January 1, 2013.

(15) Duke University leases 48,317 square feet with annual base rent of $645,896 which increases annually by 4.6%. The lease expires on February 28, 2013. Duke University is responsible for all operational expenses of the property, except for a portion of the real estate taxes and insurance.

(16) Applied Chemical Concepts leases 13,500 square feet with annual base rent of $148,842 which increases annually by 3%. The lease expires on September 30, 2010. Duke University leases two office spaces for a total of 6,500 square feet. The first lease contains 1,500 square feet with annual base rent of $12,665 which increases annually by 3%. The lease expires on May 15, 2006. The second lease contains 5,000 square feet with annual base rent of $37,000. The lease expires on February 28, 2005. The tenants are responsible for all operational expenses of the property, except for real estate taxes and insurance.

(17) Aventis, an international pharmaceutical company, leases 20,000 square feet with annual base rent of $161,834 that increases annually by 3.5%. The lease expires on August 31, 2006. Aventis is responsible for all operational expenses of the property, except for real estate taxes and insurance.

(18) Durham Diagnostic Imaging leases 13,172 square feet with annual base rent of $194,015 which increases annually by 3.5%. The lease expires on January 31, 2012. Duke University leases 3,400 square feet with annual base rent of $63,395 which increases annually by 5.1%. The lease expires on January 31, 2010. The tenants are responsible for all operational expenses of the property, except for real estate taxes and insurance.

(19) Southwest Primary Care leases 17,654 square feet with annual base rent of $344,253, which increases to $346,018 on November 1, 2006 and $361,201 on November 1, 2009. The lease expires on October 31, 2011. Urology Associates leases 9,308 square feet with annual base rent of $186,160. The lease expires on November 30, 2008. Clinical Pediatric Associates leases 6,392 square feet with annual base rent of $134,232 which increases to $147,655 on March 1, 2007. The lease expires on February 28, 2012. Network Cancer Care leases 5,749 square feet with annual base rent of $158,833 which increases to $168,906 on July 1, 2007 and $182,186 on July 1, 2012. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses. Other tenants' base rents increase at various times with increases ranging from 2% to 10%.

(20) The Company does not own the land on which the Houston Property office building is located. The Company assumed a ground lease which expires on June 3, 2053 and has five consecutive renewal options of ten years each. The ground lease requires minimum annual rent of $115,300 through May 31, 2008. On June 1, 2008, and every 60 months thereafter, minimum annual rent will increase by the lesser of (i) prior year's rent increased by the consumer price index or (ii) prior year's rent increased by 10%.

(21) Riverside Hospital, Inc. has two leases with a total of 6,464 square feet with annual base rent of $98,319 which increases annually based on the consumer price index. Both leases expire on August 31, 2008. Cambridge Holdings Inc. leases 5,112 square feet with annual base rent of $83,428 which increases annually by 2%. The lease expires on February 9, 2008. Coastal Children's Clinic leases 4,367 square feet with annual base rent of $103,088 which increases to $105,856 on September 15, 2006 and to $108,476 on September 15, 2007. The lease expires on September 30, 2008. Coastal Cardiology leases 3,915 square feet with annual base rent of $94,302 which increases annually based on the consumer price index. The lease expires on January 31, 2011. Tenancy in the building is a mix of physician practices, with concentration in pediatrics and cardiology. All tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants' annual base rent increases are based on the consumer price index.

(22) Dr. Freer leases 17,049 square feet with annual base rent of $326,023 which increases annually by 4%. The lease expires on December 31, 2010. The Raphael Institute for Plastic Surgery leases 15,795 square feet with annual base rent of $302,043 which increases annually by 4%. The lease expires on December 31, 2010. Dr. Samara leases 10,515 square feet with annual base rent of $195,219 which increases annually by 3%. The lease expires on October 31, 2011. Tenancy in the building is a mix of physician practices. All tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants' annual base rent increases are based on either the consumer price index or a fixed percentage.

(23) Metro Orthopedic leases 4,484 square feet with annual base rent of $97,556 and the lease expires on October 31, 2004. Tenancy in the building is a mix of physician practices. All tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants' annual base rent increases are based on a fixed percentage.

(24) In connection with the acquisition of the Denver Property, the Company assumed $4.7 million in existing debt. The loan bears interest at 7.34% and requires principal and interest payments until maturity on July 1, 2010.

(25) Rocky Mountain Cancer Center leases 18,872 square feet with annual base rent of $441,003 which increases annually by 2%. The lease expires on March 31, 2009. HCA HealthOne leases 9,365 square feet with annual base rent of $213,432 which increases annually by 2%. The lease expires on April 30, 2009. Childhood Hematology Oncology leases 5,850 square feet with annual base rent of $136,704 which increases annually by 2%. The lease expires on March 31, 2009. All of the tenants pay their proportionate share of operational expenses.

(26) UCLA leases 12,561 square feet with annual base rent of $298,449 which increases to $313,523 on November 1, 2004. The lease expires on April 30, 2007. Dr. Greenspan leases 9,608 square feet with annual base rent of $234,743 which increases to $244,133 on September 1, 2004. The lease expires on August 31, 2005. Tenancy in the building is a mix of physician practices. All tenants pay their proportionate share of operational expenses above Base Expenses.

(27) Otolaryngology Associates leases 11,323 square feet with annual base rent of $327,341 which increases annually by 3%. The lease expires on October 31, 2012. Bio-Medical Applications leases 11,404 square feet with annual base rent $270,382 which increases annually by 3%. The lease expires on June 30, 2013. Tenancy in the building is a mix of physician practices. Tenants pay their proportionate share of operational expenses above Base Expenses.

(28) Southwest General Hospital, LP is the sole tenant of the building and leases 34,080 square feet with annual base rent of $1,147,248 which increases annually based on the lesser of the consumer price index or 3.9%. The lease expires on December 31, 2015, and the tenant pays all operational expenses.

(29) Odyssey HealthCare of Baytown leases 4,628 square feet on a gross basis, with annual base rent of $61,092. The lease expires on August 31, 2008. Tenancy in the building is a mix of physician practices. The other tenants lease on a gross basis and certain leases require the tenants to pay their proportionate share of operational expenses above Base Expenses. All tenants' base rents increase annually based on either the consumer price index or a fixed amount.


(30) The Walnut Creek Property is currently being constructed and is expected to open in December 2004. As of August 1, 2004, 84.7% of the building's rentable square footage had been pre-leased with annualized base rent aggregating $2.1 million, or $24.20 per occupied square foot. The estimated completed cost for the Property is $28,000,000.


(31) Mt. Diablo/John Muir Hospital System has pre-leased a total of 82.4% of the building's rentable square footage on a triple-net basis with an aggregate annual base rent of $2,082,408 which increases by 3% annually. The lease terms are between five and ten years. Another tenant has pre-leased 2,192 square feet on a triple-net lease basis.

(32) Fannin Regional Hospital, Inc. is the sole tenant of the building and leases 14,680 square feet with annual base rent of $252,312 which increases by 2% annually. The lease expires on March 31, 2017, and the tenant pays all operational expenses.

(33) Medical Center of Southeastern Oklahoma is the sole tenant of the building and leases 60,565 square feet with annual base rent of $863,051. The lease expires in 2019, and the tenant is responsible for all operational expenses.

(34) New Lexington Clinic, P.S.C. leases a total of 8,681 square feet with an aggregate annual base rent of $104,736 which increases annually based on the consumer price index, but not less than 2% nor more than 4%. The leases expire between May 2006 and June 2009. New Lexington Clinic, P.S.C. is responsible for their proportionate share of taxes, utilities and janitorial expenses. Retina & Vitreous Associates of Kentucky, P.S.C. leases 8,265 square feet with annual base rent of $97,896 which increases annually based on the consumer price index, but not less than 1% nor more than 5%. The lease expires on June 18, 2006. Retina & Vitreous Associates of Kentucky, P.S.C. is responsible for janitorial expenses only. Family Practice Associates of Lexington, P.S.C. leases 4,279 square feet with annual base rent of $50,712 which increases annually based on the consumer price index, but not less than 2% nor more than 7%. The lease expires on April 30, 2005. Family Practice Associates of Lexington, P.S.C. is only responsible for their proportionate share of taxes, utilities and janitorial expenses. Tenancy in the building is a mix of physician practices. Other tenants lease space on a gross basis and pay their proportionate share of taxes, utilities and janitorial expenses, and base rents increase annually based on the consumer price index, but in no case more than 7%.

(35) Provena Health System leases a total of 21,613 square feet with an aggregate annual base rent of $505,464 of which a portion increases annually by 2.75%. The leases expire between April 2005 and October 2013, and include gross leases and a triple-net lease. Tenancy in the building is a mix of physician practices. Other tenants lease on a gross basis and base rents increase at a rate of 2.75% or 3% annually.

(36) Provena Health System leases a total of 13,072 square feet with an aggregate annual base rent of $237,792 of which a portion increases annually by 2.75%. The leases expire between April 2005 and October 2008, and include gross leases and a triple-net lease. Fox Valley Orthopedic Institute leases 10,342 square feet on a gross basis with annual base rent of $258,036 which increases by 2.75% annually. The lease expires on January 31, 2006. Tenancy in the building is a mix of physician practices. Other tenants lease on a gross basis and base rents increase at a rate of 2.75% or 4% annually.

(37) Marion Memorial Hospital leases a total of 42,711 square feet with an aggregate annual base rent of $682,824. Annual rent relating to one of the two leases with Marion Memorial Hospital increases on December 1, 2008, by the amount, if any, of the cumulative increase in the consumer price index for lease years one through five and at the beginning of the following lease year and each year thereafter, the amount shall be increased by the change in the consumer price index. The other lease increases annually based on the consumer price index. The leases expire on November 30, 2012 and November 30, 2017, respectively. Tenancy in the building is a mix of physician practices. All of the tenants pay their proportionate share of operational expenses. Other tenants' base rents remain constant.

(38) Granbury Hospital Corporation leases a total of 31,394 square feet on a triple-net basis with an aggregate annual base rent of $577,548 with annual increases ranging from 2% to 3.5%. The leases expire between December 2011 and December 2016.

(39) Central Mississippi Medical Center is the sole tenant of the building and leases 44,450 square feet with an annual base rent of $687,192 which increases annually based on the consumer price index not to exceed 5% per year. The lease expires on January 31, 2017, and the tenant pays all operational expenses.

(40) The Jackson Center II Property began construction in September 2004 and is expected to be completed in April 2005. Central Mississippi Medical Center has entered into a triple-net lease relating to this Property and is expected to occupy 100% of the building's rentable square footage upon completion of construction. The estimated completed cost for the Property is $6,551,000.

(41) Central Mississippi Medical Center has pre-leased 100% of the building's rentable square footage with an annual base rent of $637,058 which will increase annually based on the consumer price index not to exceed 5% per year. The lease terms are ten years each. Central Mississippi Medical Center will pay all operational expenses.

(42) OB & GYN Specialists, M.D., P.A. leases 8,807 square feet on a month to month basis with an annual base rent of $149,726. Orlando Regional Healthcare System, Inc. leases a total of 8,303 square feet with an aggregate annual base rent of $160,344 which increases annually based on the consumer price index, not to exceed 3% per year measured on a cumulative basis so that the total consumer price index increases shall not be more than 9% in any given 3-year period. The leases expire on July 31, 2012. Orlando Orthopaedic Center, M.D., P.A. leases 5,682 square feet with annual base rent of $68,244. The lease expires on June 30, 2006. Tenancy in the building is a mix of physician practices. All of the tenants lease on a triple-net basis.

(43) CHRISTUS St. John Hospital leases a total of 23,777 square feet with an aggregate annual base rent of $458,700. The leases expire on September 30, 2013. Tenancy in the building is a mix of physician practices. All of the tenants lease on a triple-net basis and base rents increase by 3% annually.

(44) Carondelet Health Network leases a total of 55,829 square feet on a triple-net basis with an aggregate annual base rent of $641,640 which increases annually by 3% in years two through seven and by 2% in years eight through ten. The leases expire on December 31, 2011 and June 30, 2013. Sanora Quest Laboratories, LLC leases a total of 16,567 square feet with an aggregate annual base rent of $322,872. The first lease increases annually by 4% and the second lease increases annually based on the consumer price index. Both leases expire on August 31, 2005. Sanora Quest Laboratories, LLC pays their proportionate share of operational expenses above Base Expenses. Tenancy in the building is a mix of physician practices. The other tenants lease on a gross basis and certain leases require the tenants to pay their proportionate share of operational expenses above Base Expenses. Base rents periodically increase based on the consumer price index.

(45) Orlando Regional Healthcare System, Inc. leases a total of 8,797 square feet on a triple-net basis with an aggregate annual base rent of $108,288 which increases annually based on the consumer price index, not to exceed 3% per year measured on a cumulative basis so that the total consumer price index increases shall not be more than 9% in any given 3-year period. The first lease expires on October 31, 2006 and the second lease expires on July 31, 2012. Pantas Law Firm, P.A. leases 2,680 square feet on a gross basis with an annual base rent of $50,916 which increases by 3% annually. The lease expires on October 31, 2006. Tenancy in the building is primarily a mix of physician practices. Other tenants lease on a gross basis and base rents increase periodically during the lease terms.

(46) Orlando Regional Healthcare System, Inc. leases a total of 12,566 square feet on a triple-net basis with an aggregate annual base rent of $160,224 which increases annually based on the consumer price index, not to exceed 3% per year measured on a cumulative basis so that the total consumer price index increases shall not be more than 9% in any given 3-year period. Two of the leases expire on July 31, 2005 and the remaining leases expire on July 31, 2012. Children's Specialty Care Center, P.A. leases 3,020 square feet on a gross basis with an annual base rent of $58,884 which increases by 3% annually. The lease expires on August 31, 2008. Tenancy in the building is primarily a mix of physician practices. Other tenants lease on a gross basis and base rents increase by 3% annually, except for one lease with a fixed base rent throughout the lease term.

(47) Orlando Regional Healthcare System, Inc. leases 14,361 square feet on a triple-net basis with an annual base rent of $179,508 which increases annually based on the consumer price index, not to exceed 3% per year measured on a cumulative basis so that the total consumer price index increases shall not be more than 9% in any given 3-year period. The lease expires on July 31, 2007. Interlachen Pediatrics, Inc. leases 7,319 square feet on a gross basis with an annual base rent of $86,148 which increases annually based on the consumer price index not to exceed 4%. The lease expires on August 31, 2006. Tenancy in the building is a mix of physician practices. Other tenants lease on a gross basis and base rents increase by 3% annually or increase based on the consumer price index not to exceed 4%.

(48) Portercare Adventist Health System leases a total of 20,715 square feet with an aggregate annual base rent of $387,360 which increases by 3% annually. The leases expire between July 31, 2014 and June 30, 2019. Tenancy in the building is a mix of physician practices. All of the tenants lease on a triple-net basis. Other tenants' base rents increase by 3% or 4% annually.

(49) Lancaster General Hospital, Inc. leases 24,368 square feet with an annual base rent of $224,676 which increases by 2.25% annually. The lease expires on November 30, 2015. Tenancy in the building is a mix of physician practices. All of the tenants lease on a triple-net basis. Other tenants' base rents increase periodically during the lease terms.

(50) Castle Orthopaedics and Sports Medicine, S.C. leases 5,617 square feet with an annual base rent of $89,117 which does not increase for the remaining term of the lease. The lease expires on April 30, 2005. Fox Valley Women's Health Partners leases 5,158 square feet with an annual base rent of $100,584 which increases by 2% annually. The lease expires on January 31, 2014. Ronald Wolfson, M.D. leases 3,038 square feet with an annual base rent of $59,520 which does not increase. The lease expires on August 31, 2007. Jerry E. Mitchell, M.D. leases 2,915 square feet with an annual base rent of $55,572 which increases by 2.5% annually. The lease expires on March 30, 2008. Tenancy in the building is a mix of physician practices. With the exception of one tenant, all tenants pay their proportionate share of operational expenses above Base Expenses. Other tenants' annual base rent increase by 2% annually except for one tenant whose rent does not increase.

(51) River Oaks Hospital is the sole tenant of the building and leases 45,704 square feet with an annual base rent of $678,708 which increases based on the consumer price index not to exceed 5% per year. The lease expires on June 30, 2018, and the tenant pays all operational expenses.

(52) Orlando Regional Healthcare System, Inc. leases 11,601 square feet with an annual base rent of $217,548 which increases annually based on the consumer price index, not to exceed 3% per year measured on a cumulative basis so that the total consumer price index increases shall not be more than 9% in any given 3-year period. The lease expires on July 31, 2012. Greater Orlando Neurosurgery & Spine, P.A. leases 2,398 square feet for one year with an annual base rent of $45,564. The lease expires on February 28, 2005, and both tenants lease on a triple-net basis.

(53) HMA Santa Rosa Medical Center, Inc. leases 36,735 square feet with an annual base rent of $639,192 which increases annually based on the consumer price index not to exceed 5% per year. The lease expires on June 30, 2018. HMA Santa Rosa Medical Center, Inc. is the sole tenant of the building and pays all operational expenses.

(54) Orlando Regional Healthcare System, Inc. leases a total of 7,211 square feet with an aggregate annual base rent of $118,176 which increases annually based on the consumer price index, not to exceed 3% per year measured on a cumulative basis so that the total consumer price index increases shall not be more than 9% in any given 3-year period. The lease expires on July 31, 2012. Orlando Orthopaedic Center, M.D., P.A. leases 4,695 square feet with an annual base rent of $72,780 which increases by 3% annually. The lease expires on October 31, 2010. Jewett Orthopaedic Clinic, P.A. leases 5,480 square feet with an annual base rent of $86,083 which does not increase for the remaining term of the lease. The lease expires on March 31, 2005. Giles Gastroenterology Center, P.A. leases 3,929 square feet with an annual base rent of $60,900 which increases by 3% annually. The lease expires on August 31, 2013. Tenancy in the building is a mix of physician practices. All tenants lease on a triple-net basis. Other tenants' annual base rents increase annually by either the consumer price index or 3% per year.

(55) Orlando Regional Healthcare System, Inc. leases 10,100 square feet with an annual base rent of $119,640. Physician Associates LLC leases 13,039 square feet with an annual base rent of $154,452. The leases expire on July 31, 2007. Both tenants lease on a triple-net basis and base rents increase by 3% annually.

(56) Saint Joseph Healthcare, Inc. leases 29,744 square feet with an annual base rent of $493,752 which increases by 2% annually for years one through ten. There are no base rent increases in years 11-15. The lease expires on November 30, 2018. Tenancy in the building is a mix of physician practices. All tenants lease on a triple-net basis and base rents increase by 2.5% annually.

(57) Clara Vista Medical Associates, Inc. leases 8,419 square feet with an annual base rent of $187,572 which increases by 3% annually. The lease expires on January 31, 2008. Clara Vista Medical Associates, Inc. pays their proportionate share of operational expenses above Base Expenses. Innovative Practice Concepts, Inc. leases 9,199 square feet with an annual base rent of $177,264 which increases to $190,256 on February 1, 2005 and $203,228 on February 1, 2007. The lease expires on January 31, 2009. Innovative Practice Concepts, Inc. pays their proportionate share of operational expenses above Base Expenses. Vitreo-Retinal Associates Southwest, P.C. leases 9,013 square feet on a triple-net basis with an annual base rent of $194,952 which increases to $200,810 on October 1, 2004, $206,848 on October 1, 2005 and $213,067 on October 1, 2006. The
      lease expires on September 30, 2007. Tenancy in the building is a mix of physician practices. Other tenants pay their proportionate share of operational expenses above Base Expenses and base rents increase periodically during the lease terms.

      In addition, on August 24, 2004, the Company purchased a 55% ownership interest in The DASCO Companies, L.L.C., a development and management company, for $5,680,000. The DASCO Companies, L.L.C. is the property manager for 28 of the Company's medical office buildings.


      The following table represents a summary as of August 1, 2004 of leases by Property for each of the medical office buildings that the Company has acquired, which leases are expiring during the period 2004 through 2018:

                                                                                                Percentage of
                                                     Number         Total        Annual Base      Gross Base
                                                       of        Square Feet       Rent of         Rents on
                                                    Expiring     of Expiring      Expiring         Expiring
            Property                    Year         Leases         Leases       Leases (1)         Leases
--------------------------------  ----------------  ---------    ------------    -----------    -------------
Aurora-I Property                       2005            2              12,114       $296,642           28.5%
                                        2006            4               8,016        202,545           19.4%
                                        2007            3               9,815        240,036           23.0%
                                        2008            2               4,730        116,639           11.2%
                                        2009            3               7,840        186,922           17.9%

Aurora-II Property                      2005            2               3,919         98,384            9.0%
                                        2006            1               8,421        165,466           15.2%
                                        2007            4              11,543        278,585           25.5%
                                        2008            4              12,429        308,540           28.3%
                                        2009            4               7,872        184,818           16.9%
                                        2010            2               2,973         56,230            5.1%

Chesapeake Property                     2004            2               3,664         87,757            8.9%
                                        2005            6              10,542        253,050           25.6%
                                        2006            1               2,138         47,694            4.8%
                                        2007            1               3,652         84,507            8.6%
                                        2008            4              13,370        295,812           29.9%
                                        2009            3               8,834        219,731           22.2%

Clearwater Property                     2013            1              75,000        708,750          100.0%

Columbia Property                       2005            2              23,201        544,549           60.3%
                                        2006            5               7,540        245,770           27.2%
                                        2007            -                   -              -               -
                                        2008            1               1,906         45,532            5.0%
                                        2009            -                   -              -               -
                                        2010            1               2,733         67,560            7.5%

Corpus Christi Property                 2006            1               1,493         38,632            5.1%
                                        2007            1               2,686         68,185            9.1%
                                        2008            4              15,943        286,773           38.1%
                                        2009            -                   -              -               -
                                        2010            3               7,220        189,345           25.2%
                                        2011            2               6,737        169,071           22.5%

Denver Property                         2009            4              34,087        796,308          100.0%

Durham 4204 Property                    2013            2              48,317        645,896          100.0%

Durham 4228 Property                    2005            1               5,000         37,000           18.6%
                                        2006            1               1,500         13,035            6.6%
                                     2007 - 2009        -                   -              -               -
                                        2010            1              13,500        148,842           74.8%

                                                                                                Percentage of
                                                     Number         Total        Annual Base      Gross Base
                                                       of        Square Feet       Rent of         Rents on
                                                    Expiring     of Expiring      Expiring         Expiring
            Property                    Year         Leases         Leases       Leases (1)         Leases
--------------------------------  ----------------  ---------    ------------    -----------    -------------
Durham 4233 Property                    2006            1              20,000       $161,834          100.0%

Durham 4323 Property                    2009            1               3,400         63,395           24.6%
                                        2011            -                   -              -               -
                                        2012            1              13,172        194,015           75.4%

Encino Property                         2004            6              12,536        335,778           18.3%
                                        2005            7               9,441        259,696           14.2%
                                        2006            3               5,063        141,207            7.7%
                                        2007            4               7,340        218,091           11.9%
                                        2008            10             19,606        519,965           28.4%
                                        2009            2               3,039         83,278            4.6%
                                        2010            2               4,352        115,725            6.3%
                                        2011            1               2,235         64,918            3.5%
                                        2012            -                   -              -               -
                                        2013            2               3,361         92,632            5.1%

Fairfax Property                        2004            1               1,728         47,641            1.7%
                                        2005            2               4,756        134,679            4.9%
                                        2006            5              12,892        363,686           13.2%
                                        2007            6              10,012        275,893           10.0%
                                        2008            -                   -              -               -
                                        2009            2              11,512        343,277           12.5%
                                        2010            1               2,971         94,834            3.5%
                                        2011            6              14,253        407,290           14.8%
                                        2012            8              22,661        671.659           24.4%
                                        2013            1              11,104        278,494           10.1%
                                        2014            1               4,588        135,346            4.9%

Houston Property                        2004            7              13,578        258,630            8.8%
                                        2005            3              10,104        203,330            7.0%
                                        2006            18             40,643        900,217           30.9%
                                        2007            11             32,185        673,852           23.1%
                                        2008            12             24,799        528,471           18.1%
                                        2009            4              10,121        206,232            7.1%
                                        2010            -                   -              -               -
                                        2011            1               2,025         40,095            1.4%
                                        2012            1               5,017        105,357            3.6%

Irving-Boardwalk Property               2004            1               1,704         37,778            3.0%
                                        2005            1               5,163        103,002            8.1%
                                        2006            -                   -              -               -
                                        2007            1               4,745        109,135            8.6%
                                        2008            2               4,688         93,602            7.3%
                                        2009            1               2,839         62,989            4.9%
                                        2010            -                   -              -               -
                                        2011            1               2,476         51,179            4.0%
                                     2012 - 2013        -                   -              -               -
                                        2014            1               8,184        171,864           13.5%
                                     2015 - 2017        -                   -              -               -
                                        2018            2              32,939        645,934           50.6%

                                                                                                Percentage of
                                                     Number         Total        Annual Base      Gross Base
                                                       of        Square Feet       Rent of         Rents on
                                                    Expiring     of Expiring      Expiring         Expiring
            Property                    Year         Leases         Leases       Leases (1)         Leases
--------------------------------  ----------------  ---------    ------------    -----------    -------------
Irving-Las Colinas Property             2007            1               2,442       $ 48,840            4.5%
                                        2008            2              11,453        229,060           21.1%
                                        2009            1               3,424         80,087            7.4%
                                        2010            -                   -              -               -
                                        2011            3              22,131        436,713           40.2%
                                        2012            1               6,392        134,232           12.4%
                                     2013 - 2016        -                   -              -               -
                                        2017            1               5,749        156,833           14.4%

Largo Property                          2010            2             114,756      2,822,305          100.0%

Plano Property                          2005            2               2,168         30,525            1.8%
                                        2006            2               3,996        112,656            6.8%
                                        2007            5              15,401        320,869           19.4%
                                        2008            3               6,975        128,882            7.8%
                                        2009            1               2,856         50,694            3.1%
                                        2010            6              42,317        815,054           49.3%
                                        2011            2              10,515        195,219           11.8%

Rockville Property                      2004            6               9,800        220,325           27.3%
                                        2005            1                 718         16,377            2.0%
                                        2006            6               7,807        167,982           20.8%
                                        2007            1               1,447         35,010            4.4%
                                        2008            2               3,745         87,002           10.8%
                                        2009            1               1,225         27,562            3.4%
                                        2010            1               1,387         32,982            4.1%
                                        2011            3               4,905        123,291           15.3%
                                        2012            1               1,236         28,326            3.5%
                                        2013            1               1,872         43,866            5.5%
                                        2014            1                 899         23,374            2.9%

Sherman Oaks Property                   2004            6               8,423        223,760           12.6%
                                        2005           10              24,072        541,703           30.6%
                                        2006            2               2,314         59,804            3.4%
                                        2007            4              19,202        536,974           30.3%
                                        2008            8              12,764        322,545           18.2%
                                        2009            -                   -              -               -
                                        2010            1               3,425         86,310            4.9%

Tampa Property                          2004            5              10,262        188,543           10.2%
                                        2005            8              22,204        465,033           25.2%
                                        2006            4               7,973        164,340            8.9%
                                        2007            8              20,173        401,741           21.8%
                                        2008            2               9,655        194,576           10.6%
                                        2009            2               3,479         67,841            3.7%
                                        2010            1               2,121         45,602            2.5%
                                     2011 - 2013        -                   -              -               -
                                        2014            2              15,922        314,752           17.1%

                                                                                                Percentage of
                                                     Number         Total        Annual Base      Gross Base
                                                       of        Square Feet       Rent of         Rents on
                                                    Expiring     of Expiring      Expiring         Expiring
            Property                    Year         Leases         Leases       Leases (1)         Leases
--------------------------------  ----------------  ---------    ------------    -----------    -------------
Valencia Property                       2004            2               2,282       $ 62,291            9.0%
                                        2005            6               7,842        192,610           27.8%
                                        2006            4               6,671        169,309           24.4%
                                        2007            -                   -              -               -
                                        2008            4               6,151        148,616           21.4%
                                        2009            2               3,555         89,519           12.9%
                                     2010 - 2012        -                   -              -               -
                                        2013            1               1,076         31,254            4.5%

Aurora Mercy Property                   2004            2               3,405         52,482           11.2%
                                        2005            1               5,617         89,117           18.9%
                                        2006            1                 439          9,225            2.0%
                                        2007            1               3,038         59,508           12.6%
                                        2008            4               8,259        159,612           33.9%
                                     2009 - 2013        -                   -              -               -
                                        2014            1               5,158        100,581           21.4%

Baytown Property                        2005            3               5,900         65,753           18.7%
                                        2006            5               6,917         84,640           24.1%
                                        2007            5               8,818         87,236           24.8%
                                        2008            1               4,628         61,090           17.4%
                                        2009            -                   -              -               -
                                        2010            1               1,804         19,483            5.5%
                                     2011 - 2012        -                   -              -               -
                                        2013            1               3,096         33,437            9.5%

Blue Ridge Property                     2017            1              14,680        252,335          100.0%

Durant Property                         2019            1              60,565        863,051          100.0%

Elgin I Property                        2004            2               3,020         72,701            7.9%
                                        2005            2               4,928         82,735            8.9%
                                        2006            3               7,748        190,851           20.6%
                                        2007            1               1,889         46,280            5.0%
                                        2008            5               9,408        235,200           25.5%
                                     2009 - 2012        2               2,566         64,150            6.9%
                                        2013            1               9,300        232,500           25.2%

Elgin II Property                       2005            1               7,416         96,408            9.8%
                                        2006            5              18,714        463,140           47.1%
                                        2007            4               8,166        200,904           20.4%
                                        2008            4               8,884        222,661           22.7%

Granbury Property                       2011            2               4,938         87,693           15.4%
                                        2012            1               1,822         31,791            5.6%
                                     2013 - 2015        1               1,968         34,338            6.0%
                                        2016            5              22,666        416,820           73.0%

Jackson Center I Property               2017            1              44,450        698,369          100.0%

                                                                                                Percentage of
                                                     Number         Total        Annual Base      Gross Base
                                                       of        Square Feet       Rent of         Rents on
                                                    Expiring     of Expiring      Expiring         Expiring
            Property                    Year         Leases         Leases       Leases (1)         Leases
--------------------------------  ----------------  ---------    ------------    -----------    -------------
Jackson Center II Property (2)          2020            1              42,050       $637,058          100.0%

Jackson Property                        2018            1              45,704        712,640          100.0%

Lancaster Property                      2004            4               6,461         51,997           11.3%
                                        2005            5               9,204         86,693           18.8%
                                        2006            2               2,736         26,261            5.7%
                                        2007            4               6,181         56,741           12.3%
                                        2008            -                   -              -               -
                                        2009            1               1,620         13,376            2.9%
                                     2010 - 2014        -                   -              -               -
                                        2015            1              24,082        225,263           49.0%

Lexington I Property                    2013            2               6,884        102,599           15.3%
                                        2014            1               5,151         75,205           11.2%
                                     2015 - 2017        -                   -              -               -
                                        2018            1              29,744        493,750           73.5%

Lexington II Property                   2004            2               3,537         42,380            8.5%
                                        2005            1               4,279         49,209            9.8%
                                        2006            6              21,433        257,976           51.5%
                                        2007            2               3,024         40,280            8.1%
                                        2008            -                   -              -               -
                                        2009            3               6,370         84,788           16.9%
                                     2010 - 2011        -                   -              -               -
                                        2012            1               2,220         26,041            5.2%

Longwood I Property                     2004            3               6,913        117,521           22.5%
                                        2005            2               6,779        107,591           20.6%
                                        2006            1               3,552         55,056           10.5%
                                     2007 - 2008        1               2,848         41,296            7.9%
                                        2010            1               4,695         72,773           14.0%
                                        2011            -                   -              -               -
                                        2012            2               3,659         66,491           12.8%
                                        2013            1               3,929         60,900           11.7%

Longwood II Property                    2007            2              23,139        282,304          100.0%

Marion Property                         2008            9              19,911        246,896           24.0%
                                        2009            3               8,338        103,391           10.1%
                                     2010 - 2011        -                   -              -               -
                                        2012            1              11,111        110,609           10.8%
                                     2013 - 2016        -                   -              -               -
                                        2017            2              31,600        566,825           55.1%

Milton Property                         2018            1              36,735        658,073          100.0%

                                                                                                Percentage of
                                                     Number         Total        Annual Base      Gross Base
                                                       of        Square Feet       Rent of         Rents on
                                                    Expiring     of Expiring      Expiring         Expiring
            Property                    Year         Leases         Leases       Leases (1)         Leases
--------------------------------  ----------------  ---------    ------------    -----------    -------------
Nassau Bay Property                     2013            5              33,411       $632,123          100.0%

Orlando I Property                      2004            1               1,360         26,520           10.1%
                                        2005            2               2,405         47,203           18.0%
                                        2006            3               3,810         65,056           24.8%
                                     2007 - 2011        1               1,260         24,570            9.4%
                                        2012            3               7,667         98,940           37.7%

Orlando II Property                     2005            2               1,158         18,108            4.4%
                                        2006            6               3,825         75,052           18.3%
                                        2007            2               4,050         78,245           19.1%
                                        2008            2               4,050         80,005           19.6%
                                     2009 - 2011        -                   -              -               -
                                        2012            7              11,847        158,069           38.6%

Orlando MedPlex Property                2004            2              10,693        183,965           35.1%
                                        2005            2               4,193         90,393           17.3%
                                        2006            1               5,682         85,232           16.3%
                                     2007 - 2011        -                   -              -               -
                                        2012            3               8,303        164,001           31.3%

Orlando Sand Lake Property              2005            1               2,398         45,562           16.6%
                                     2006 - 2011        -                   -              -               -
                                        2012            5              11,601        229,093           83.4%

Oviedo Property                         2004            2               4,213         83,079           10.2%
                                        2005            2               5,348        110,284           13.6%
                                        2006            4              14,226        281,647           34.6%
                                        2007            7              16,070        226,704           27.8%
                                        2008            1               4,155         84,224           10.3%
                                        2010            1               1,514         28,436            3.5%

Parker Property                         2009            4              12,423        232,310           19.3%
                                     2010 - 2013        -                   -              -               -
                                        2014           13              32,935        615,885           51.0%
                                     2015 - 2018        -                   -              -               -
                                        2019            2              19,138        357,881           29.7%

San Antonio Property                    2015            2              34,080      1,153,491          100.0%

Tucson I Property                       2005            2              16,567        322,869           25.0%
                                        2006            1               1,312         27,552            2.1%
                                     2007 - 2008        -                   -              -               -
                                        2009            3               7,961        170,634           13.2%
                                        2010            1               6,098        128,052            9.9%
                                        2011            4              51,110        586,377           45.3%
                                        2012            -                   -              -               -
                                        2013            1               4,719         58,327            4.5%

                                                                                                Percentage of
                                                     Number         Total        Annual Base      Gross Base
                                                       of        Square Feet       Rent of         Rents on
                                                    Expiring     of Expiring      Expiring         Expiring
            Property                    Year         Leases         Leases       Leases (1)         Leases
--------------------------------  ----------------  ---------    ------------    -----------    -------------
Tucson II Property                      2005            2               9,287       $203,451           14.4%
                                        2006            3               7,365        159,159           11.3%
                                        2007            2              13,105        287,095           20.4%
                                        2008            4              17,816        396,977           28.2%
                                        2009            2              14,678        307,810           21.9%
                                        2010            -                   -              -               -
                                        2011            1               2,359         54,139            3.8%

Walnut Creek Property (2)               2010            2              18,614        396,300           18.6%
                                     2011 - 2014        -                   -              -               -
                                        2015            2              15,058        352,356           16.5%
                                     2016 - 2019        -                   -              -               -
                                        2020            3              54,553      1,386,444           64.9%

(1)   Represents annualized August 2004 base rent.

(2) Lease terms do not commence for the Jackson Center II and Walnut Creek Properties until construction is completed on the Properties. The estimated completion dates are April 2005 and December 2004, respectively.

Occupancy Rate

      The following table presents the average occupancy rates for the medical office buildings excluding Properties under construction:

                                                                                     Average
                                                                                    Occupancy
             Property                         Location              Year (1)           Rate
----------------------------------      --------------------     -------------     -----------
Aurora-I Property                       Aurora, CO                    2003            100.0%
                                                                      2004             97.9%

Aurora-II Property                      Aurora, CO                    2003             86.9%
                                                                      2004             88.7%

Clearwater Property                     Clearwater, FL                2003            100.0%
                                                                      2004            100.0%

Irving-Boardwalk Property               Irving, TX                    2003            100.0%
                                                                      2004            100.0%

Chesapeake Property                     Chesapeake, VA                2003             89.9%
                                                                      2004             85.1%

Largo Property                          Largo, FL                     2003            100.0%
                                                                      2004            100.0%

Columbia Property                       Columbia, MD                  2003             92.9%
                                                                      2004             92.9%

                                                                                     Average
                                                                                    Occupancy
             Property                         Location              Year (1)           Rate
----------------------------------      --------------------     -------------     -----------
Encino Property                         Encino, CA                    2003             95.4%
                                                                      2004             98.5%

Durham 4204 Property                    Durham, NC                    2003            100.0%
                                                                      2004            100.0%

Durham 4228 Property                    Durham, NC                    2003            100.0%
                                                                      2004            100.0%

Durham 4233 Property                    Durham, NC                    2003            100.0%
                                                                      2004            100.0%

Durham 4323 Property                    Durham, NC                    2003            100.0%
                                                                      2004            100.0%

Irving-Las Colinas Property             Irving, TX                    2003            100.0%
                                                                      2004            100.0%

Houston Property                        Houston, TX                   2003             93.3%
                                                                      2004             91.9%

Corpus Christi Property                 Corpus Christi, TX            2003            100.0%
                                                                      2004            100.0%

Plano Property                          Plano, TX                     2003             96.7%
                                                                      2004             96.9%

Rockville Property                      Rockville, MD                 2003             83.6%
                                                                      2004             84.5%

Denver Property                         Denver, CO                    2003            100.0%
                                                                      2004            100.0%

Sherman Oaks Property                   Sherman Oaks, CA              2003             99.5%
                                                                      2004             99.5%

Tampa Property                          Tampa, FL                     2003             80.6%
                                                                      2004             85.6%

Valencia Property                       Valencia, CA                  2003             98.9%
                                                                      2004             98.9%

Fairfax Property                        Fairfax, VA                   2003             95.2%
                                                                      2004             99.3%

Aurora Mercy Property                    Aurora, IL                   2004              95%

Baytown Property                         Baytown, TX                  2002              64%
                                                                      2003              74%
                                                                      2004              89%

                                                                                     Average
                                                                                    Occupancy
             Property                         Location              Year (1)           Rate
----------------------------------      --------------------     -------------     -----------
Blue Ridge Property                      Blue Ridge, GA               2002             100%
                                                                      2003             100%
                                                                      2004             100%

Durant Property                          Durant, OK                   2002             100%
                                                                      2003             100%
                                                                      2004             100%

Elgin I Property                         Elgin, IL                    2004              92%

Elgin II Property                        Elgin, IL                    2004              94%

Granbury Property                        Granbury, TX                 2002              84%
                                                                      2003              93%
                                                                      2004              93%

Jackson Center I Property                Jackson, MS                  2002             100%
                                                                      2003             100%
                                                                      2004             100%

Jackson Property                         Jackson, MS                  2003  (2)        100%
                                                                      2004             100%

Lancaster Property                       Lancaster, TX                2001              85%
                                                                      2002              93%
                                                                      2003              93%
                                                                      2004              95%

Lexington I Property                     Lexington, KY                2004              62%

Lexington II Property                    Lexington, KY                2003  (3)         96%
                                                                      2004              96%

Longwood I Property                      Longwood, FL                 2002  (4)         84%
                                                                      2003              86%
                                                                      2004              92%

Longwood II Property                     Longwood, FL                 2002  (4)        100%
                                                                      2003             100%
                                                                      2004             100%

Marion Property                          Marion, IL                   2003              81%
                                                                      2004              95%

Milton Property                          Milton, FL                   2003  (3)        100%
                                                                      2004             100%

Nassau Bay Property                      Nassau Bay, TX               2003  (3)         69%
                                                                      2004              69%

                                                                                     Average
                                                                                    Occupancy
             Property                         Location              Year (1)           Rate
----------------------------------      --------------------     -------------     -----------
Orlando I Property                       Orlando, FL                  2002  (4)        100%
                                                                      2003              98%
                                                                      2004             100%

Orlando II Property                      Orlando, FL                  2002  (4)         83%
                                                                      2003              80%
                                                                      2004              94%

Orlando MedPlex Property                 Orlando, FL                  2002  (4)        100%
                                                                      2003             100%
                                                                      2004              95%

Orlando Sand Lake Property               Orlando, FL                  2002  (4)        100%
                                                                      2003             100%
                                                                      2004             100%

Oviedo Property                          Oviedo, FL                   2002  (4)         93%
                                                                      2003              94%
                                                                      2004              92%

Parker Property                          Parker, CO                   2004              40%

San Antonio Property                     San Antonio, TX              2002             100%
                                                                      2003             100%
                                                                      2004             100%

Tucson I Property                        Tucson, AZ                   2002              79%
                                                                      2003              81%
                                                                      2004              76%

Tucson II Property                       Tucson, AZ                   2002  (4)         80%
                                                                      2003              75%
                                                                      2004              73%

      (1) Data for 2004 represents the period January 1, 2004 through July 31, 2004.
      (2) Data for 2003 represents the period July 1, 2003 through December 31, 2003.
      (3) Data for 2003 represents the period October 1, 2003 through December 31, 2003.
      (4) Data for 2002 represents the period October 1, 2002 through December 31, 2002.

RETIREMENT COMMUNITY BRANDS

      Bickford Brand. Eby Realty Group, LLC currently operates over 25 retirement communities in Illinois, Iowa, Kansas, Missouri and Nebraska. Eby Realty Group, LLC offers several types of communities, including independent living, assisted living and dementia care. Their focus is on providing care in what would be considered secondary markets throughout the Midwest.

PENDING INVESTMENTS

      As of August 30, 2004, the Company had initial commitments to acquire ownership interests in entities which own four medical office buildings (one in each of Scottsdale, Arizona; Carpentersville, Illinois; Omaha, Nebraska and Texarkana, Texas) for an aggregate purchase price of $42,720,000.

      The acquisition of each of the investments is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these investments will be acquired by the Company. One medical office building is expected to be leased on a gross basis for ten years. The other three medical office buildings are expected to be leased on a triple-net basis. The lease terms are expected to range from five to fifteen years. The four medical office buildings will have approximately 38 tenants and will be managed by The DASCO Companies, L.L.C., an entity in which the Company owns a 55% interest.

      Leases. Set forth are summarized terms expected to apply to the leases for each of the medical office buildings. More detailed information relating to a Property and its related lease(s) will be provided at such time, if any, as the Property is acquired.

                         PENDING INVESTMENT PROPERTIES
                            MEDICAL OFFICE BUILDINGS
                             As of August 30, 2004

                                                       Estimated                                      Annualized
                                  Rentable  Estimated   % Owned   Expected to                        Base Rent Per
                                   Square    Purchase    by the  be Subject to           Annualized     Occupied       Principal
            Property               Footage    Price     Company  Ground Lease  Occupancy Base Rent    Square Foot     Tenants (1)
--------------------------------- -------- ----------- --------- ------------- --------- ----------  ------------- -----------------
Lakeside Health Park (2) (3)        97,083 $15,148,000    68.9%        Y          (3)        (3)           (3)     Alegent Health
Omaha, Nebraska                                                                                                    Hospital (4)
(the "Omaha Property")
Multi-tenant medical office
building currently under
construction

McDowell Mountain Medical (2) (5)   85,946 $16,684,000   100.0%        N         87.7%   $2,154,816     $28.60     HealthSouth
Scottsdale, Arizona                                                                                                Surgery Center
(the "Scottsdale Property")                                                                                        of Scottsdale (6)
Existing multi-tenant medical
office building

Randall Road Clinic (2) (7)          9,665  $2,388,000    70.0%        N        100.0%     $193,300       $20.00   Provena
Carpentersville, Illinois                                                                                          Health System
(the "Carpentersville Property")                                                                                   (4)
Existing multi-tenant medical
office building

Texarkana Professional
Building (2)(8)                     77,732  $8,500,000    47.0%        N        100.0%     $935,904       $12.04   CHRISTUS St.
Texarkana, Texas                                                                                                   Michael
(the "Texarkana Property")                                                                                         Health System;
Existing multi-tenant medical                                                                                      Collom &
office building                                                                                                    Carney Clinic
                                                                                                                   Association (4)
                                  -------- -----------                                   ----------
Total                              270,426 $42,720,000                                   $3,284,020
                                  ======== ===========                         --------- ========== -------------
Weighted Average                                                                 93.9%                   $20.18
                                                                               =========            =============

--------------------
FOOTNOTES:

(1) Represents tenants leasing 10% or more of the building's rentable square footage.

(2)   Information is provided as of June 1, 2004.

(3) The Omaha Property began construction in June 2004 and is expected to open in April 2005. As of June 1, 2004, 67.6% of the building's rentable square footage had been pre-leased with annualized base rent aggregating $1.1 million, or $17.27 per occupied square foot.

(4)   The lease is expected to be on a triple-net basis.

(5) In connection with the acquisition of the Scottsdale Property, the Company expects to assume $10.6 million in existing debt. It is expected that the loan will bear interest at 7.54% and will require principal and interest payments until maturity in July 2007.

(6)   The lease is expected to be on a gross basis.

(7) In connection with the Carpentersville Property, the Company expects to own all of the land and 67.7% of the medical office building. Quality Renal Care, LLC currently owns the remaining 32.3% of the medical office building located on this Property. In addition, the Company, as lessor, expects to assume a ground lease in which Quality Renal Care, LLC leases the land underlying the portion of the medical office building owned by Quality Renal Care, LLC. The ground lease is expected to expire in May 2009 and is expected to contain two ten-year renewal options. The annual base rent under the ground lease is expected to be $40,000. It is expected that upon the expiration of the ground lease, the Company will own the remaining 32.3% of the medical office building.

(8) In connection with the acquisition of the Texarkana Property, the Company expects to assume $7.2 million in existing debt. It is expected that the loan will bear interest at 8.41% and will require principal and interest payments until maturity in June 2010.

      The following table contains information regarding the expiration schedule of lease agreements pertaining to space in the medical office buildings that the Company has entered into an initial commitment to acquire based on leases in place as of June 1, 2004:

                                                                         Total                                Percentage of
                                                                        Square                                  Gross Base
                                                     Number of          Feet of        Annual Base Rent          Rents on
                                                     Expiring          Expiring          of Expiring             Expiring
           Property                    Year            Leases           Leases            Leases (1)              Leases
------------------------------    -------------    -------------    --------------    ------------------    -----------------
Carpentersville Property               2019               1                9,665            $ 193,300             100.0%

Omaha Property (2)                     2010               3                9,109              166,620              14.7%
                                   2011 - 2014            -                    -                    -                  -
                                       2015               8               56,501              966,192              85.3%

Scottsdale Property                    2004               1                4,084              116,388               5.4%
                                       2005               1                1,086               33,576               1.6%
                                       2006               2                2,212               62,016               2.9%
                                       2007               2                3,806              107,472               5.0%
                                       2008               1                3,305               89,232               4.1%
                                       2009               8               25,877              746,232              34.6%
                                       2010               5               22,804              652,632              30.3%
                                       2011               2                5,375              147,324               6.8%
                                       2012               2                6,790              199,944               9.3%

Texarkana Property                     2014               2               77,732              935,904             100.0%

(1)   Represents annualized June 2004 base rent.

(2) Lease terms do not commence for the Omaha Property until construction is completed. The estimated completion date is April 2005.

      Carpentersville Property. The Carpentersville Property, which was built in 2000, is the Randall Road Clinic, a multi-tenant medical office building, located in Carpentersville, Illinois. The Carpentersville Property is expected to be master-leased to Provena Health System and is used for physical therapy and as a clinic.

      Omaha Property. The Omaha Property, which is currently being constructed and is expected to be completed in April 2005, is the Lakeside Health Park building, a multi-tenant medical office building located in Omaha, Nebraska. The Omaha Property is located on the campus of Alegent Health Hospital. Tenancy in the building is expected to be a mix of physician practices that desire proximity to the hospital.

      Scottsdale Property. The Scottsdale Property, which was built in 1999, is the McDowell Mountain Medical Plaza, a multi-tenant medical office building located in Scottsdale, Arizona. The Scottsdale Property is located among three hospitals: Mayo Clinic, Scottsdale Medical Center-Shea and Paradise Valley Hospital. Tenancy in the building is a mix of physician practices that desire proximity to the hospitals.

      Texarkana Property. The Texarkana Property, which was built in three phases with the initial phase beginning in 1966 and the third phase completed in 1978, is the Collom & Carney Clinic, a multi-tenant medical office building located in Texarkana, Texas. The Texarkana Property is located four miles from the campus of CHRISTUS St. Michael Health Care Center, serving the residents of Arkansas, Texas, Louisiana and Oklahoma. Tenancy in the building consists of CHRISTUS St. Michael Health System and Collom & Carney Clinic. The tenants desire proximity to the hospital.

Borrowing

      The following information should be read in conjunction with the "Business -- Borrowing" section beginning on page 138 of the Prospectus.

      On January 27, 2004, the Company obtained Permanent Financing comprised of three loans in the aggregate amount of $130 million from a commercial lender. At loan closing, the Company drew $30 million bearing interest at 5.25%. On April 22, 2004, the Company drew an additional $30 million bearing interest at 5.5%. The Company is required to draw the remaining $70 million bearing interest at 6.15% by January 27, 2005. Upon final funding, the loans will bear interest at a blended rate of 5.79% per annum. The loans require interest only payments through January 2005 and principal and interest payments thereafter until maturity on January 27, 2009. In connection with these loans, the Company incurred loan fees and closing costs of $3.3 million.

      On March 17, 2004, the Company borrowed $20.4 million in the form of a three-year commercial paper backed loan secured by five Properties. The loan is funded from proceeds received from the sale of 30-day commercial paper. The commercial paper is re-marketed every 30 days upon maturity. The Company has a liquidity facility in place in the event that the marketing effort is unsuccessful. The liquidity agent has provided a liquidity facility for up to 102% of the outstanding loan balance. The commercial paper loan bears interest at the commercial paper rate as determined by market demand, which approximates 30-day LIBOR, plus a margin of 3.15%, which is inclusive of liquidity fees and administrative costs (4.47% as of June 30, 2004). Interest is payable monthly with principal due when the commercial paper loan matures in March 2007. The monthly interest payments due under the loan include a margin of 40 basis points for monthly service provided by the CCM related to the administration of the loan. In connection with the loan, the Company incurred loan fees and closing costs of $0.9 million, which included a $0.2 million structuring fee paid to CCM.

      On April 30, 2004, the Company assumed $84.2 million in Permanent Financing comprised of 15 loans from various commercial lenders in connection with the acquisition of 15 medical office Properties. These loans bear interest at fixed rates ranging from 5.09% to 8.35%, require monthly principal and interest payments and mature between August 2008 and February 2013. Certain loans assumed contain substantial prepayment penalties that precluded the repayment of the loans on the assumption date.

      On May 1, 2004, we elected to terminate its $50.0 million credit facility.

      On August 24, 2004, in connection with the acquisition of the Davenport and Marion Properties, the Company assumed $3.5 million and $2.9 million, respectively, in existing debt with a commercial lender. The loans bear interest at a weighted average fixed rate of 7.88% and require principal and interest payments until maturity on July 1, 2010 and September 1, 2011, respectively.

Litigation

      The following paragraph updates and replaces the corresponding paragraph on page 139 of the Prospectus.

      On February 6, 2004, a complaint was filed in the Superior Court of the State of California for the County of Los Angeles by California Public Interest Research Group, Inc. and Congress of California Seniors, Inc. against 94 named defendants, including the Company, its Advisor and two operators that manage certain Properties owned by the Company that are located in California. The plaintiffs seek restitution with respect to deposits and fees collected from residents by the operators of the senior living facilities that, the complaint alleges, were designated and treated as nonrefundable deposits and fees in violation of the California Civil Code. The Company and its Advisor were made parties to the litigation by receipt of service of process on April 27, 2004, and in May 2004, the Company submitted a written response to the plaintiffs. Although management is not able to predict the outcome, management is currently working with legal counsel to seek dismissal from the lawsuit because the Company and the Advisor did not enter in any resident contracts with plaintiffs. Rather, the Company is merely the owner of the real estate, and not the Operator of the retirement Properties.

                            SELECTED FINANCIAL DATA

      The following table sets forth certain financial information for the Company, and should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Information commencing on page F-1 of this Prospectus Supplement and the Prospectus (amounts in thousands except per Share data and footnotes). This table updates and replaces the "Selected Financial Data" section beginning on page 141 of the Prospectus.

                                   Six Months Ended June 30,                       Year Ended December 31,
                                   -------------------------   --------------------------------------------------------------
                                      2004           2003         2003         2002         2001         2000       1999 (1)
                                   ----------     ----------   ----------   ----------   ----------   ----------   ----------
Revenues                           $  115,738     $   33,634   $   95,594   $   18,852   $    1,900   $    1,085   $       86
Net income (loss) (2)(3)               57,492         21,417       58,460       11,372          916          225          (28)
Cash flows from operating
   activities                          61,964         17,944       60,658       16,785        2,173        1,096           13
Cash flows used in investing
   activities                        (615,518)      (293,110)  (1,012,600)    (358,090)     (22,931)     (14,429)           -
Cash flows provided by
   financing activities               732,717        382,093    1,078,232      355,384       47,301        8,766        4,731
Cash distributions
   declared and paid (4)               66,185         20,720       59,784       14,379        1,507          502           50
Income (loss) per Share
   (Basic and Diluted)                   0.28           0.35         0.66         0.52         0.38         0.27        (0.07)
Funds from operations (5)              81,826         27,372       76,256       14,610        1,440          528          (28)
Cash distributions declared
   and paid per Share                    0.36           0.35         0.71         0.70         0.70         0.58         0.13
Weighted average number of
   Shares outstanding (6):
   (Basic and Diluted)                206,547         61,777       88,840       22,035        2,391          846          413

                                            June 30,                                December 31,
                                     ----------------------  ----------------------------------------------------------
                                        2004        2003        2003        2002        2001        2000        1999
                                     ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total assets                         $2,942,986  $  960,744  $1,761,899  $  441,765  $   64,447  $   14,689  $    5,089
Long-term obligations                   921,946     200,520     392,583      45,327          --       3,795          --
Total liabilities                       966,365     212,587     415,958      51,970       3,537       5,485       1,796
Total stockholders' equity            1,976,621     748,157   1,345,941     389,795      60,910       9,204       3,292

Properties owned at end of period           166          54         119          37           3           1          --
Properties acquired during period            47          17          82          34           2           1          --

(1) No operations commenced until the Company received minimum offering proceeds of $2,500,000 and funds were released from escrow on July 14, 1999. The Company did not acquire its first Property until April 20, 2000; therefore, revenues for the year ended December 31, 1999 consisted only of interest income on funds held in interest bearing accounts pending investment in a Property.

(2) Net loss for the year ended December 31, 1999 is primarily the result of a deduction of $35,000 in organizational costs in accordance with generally accepted accounting principles ("GAAP").

(3) To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines (the "Expense Cap"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap. During the Expense Year ended June 30, 2004, Operating Expenses did not exceed the Expense Cap. During the years ended December 31, 2001 and 2000, the Advisor reimbursed the Company $145,015 and $213,886, respectively, in Operating Expenses. No such amounts were reimbursed in 2003, 2002 or 1999.

(4) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the six months ended June 30, 2004 and 2003, and the years ended December 31, 2003, 2002, 2001, 2000 and 1999, approximately 13%, 3%, 2%,
      21%, 39%, 55% and 100% of cash Distributions, respectively, represented a return of capital in accordance with GAAP. Cash Distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(5) We consider funds from operations ("FFO") to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net income. FFO is based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") and as used herein, means net income determined in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships and joint ventures. (Net income determined in accordance with GAAP includes the non-cash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the six months ended June 30, 2004 and 2003, and the years ended December 31, 2003, 2002, 2001 and 2000, net income included approximately $17.8 million, $3.3 million, $13.4 million, $1.2 million, $77,000 and $21,000, respectively, of these amounts. No such amounts were earned during 1999.) We believe that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other equity REITs. FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net income determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make distributions. FFO as presented may not be comparable to amounts calculated by other companies. Accordingly, we believe that in order to facilitate a clear understanding of the consolidated historical operating results, FFO should be considered in conjunction with net income and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See the Financial Information commencing on page F-1.

      The following is a reconciliation of net earnings to FFO for the six months ended June 30, 2004 and 2003, and the years ended December 31, 2003, 2002, 2001, 2000 and 1999:

                                            Six Months Ended                                Year ended
                                               June 30,                                    December 31,
                                         ---------------------     ------------------------------------------------------------
                                           2004         2003         2003         2002         2001         2000         1999
                                         --------     --------     --------     --------     --------     --------     --------
Net income                               $ 57,492     $ 21,417     $ 58,460     $ 11,372     $    916     $    225     $ (28)
  Adjustments:
  Effect of unconsolidated subsidiary           4          129          261          150            -            -             -

  Effect of minority interest                   -            -            -         (234)           -            -             -

  Depreciation of real estate assets       21,658        5,372       16,367        3,322          524          303             -

  Amortization of lease intangibles         2,672          454        1,168            -            -            -             -
                                         --------     --------     --------     --------     --------     --------     --------
FFO                                      $ 81,826     $ 27,372     $ 76,256     $ 14,610     $  1,440     $    528     $    (28)
                                         ========     ========     ========     ========     ========     ========     ========

(6) The weighted average number of Shares outstanding for the year ended December 31, 1999, is based upon the period the Company was operational.


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section beginning on page 142 of the Prospectus.

Overview

      Our continuing focus during 2004 is the acquisition of Properties using the proceeds received from our public offerings and the management of our existing portfolio of Properties. During the six months ended June 30, 2004, we received gross offering proceeds of $709.9 million and invested $893.5 million in 47 Properties. In April 2004, we acquired 22 medical office buildings for an aggregate purchase price of $256.5 million. During the six month period ended June 30, 2004, we also acquired 25 seniors' housing Properties consisting primarily of assisted living and independent living facilities, obtained or assumed $513.9 million of Permanent Financing and drew $39.1 million under our construction loan facilities.

      As of June 30, 2004, we held real estate assets located in 30 states consisting of (dollars in thousands):

                                              Number of           Investment at
                                              Properties          June 30, 2004
                                              ----------          -------------
Seniors' Housing facilities:
   Operating                                      136              $ 2,094,190
   Under development                                8                  109,695
Medical Office Buildings                           22                  250,392
                                              ----------          -------------
                                                  166              $ 2,454,277
                                              ==========          =============

Liquidity and Capital Resources

      We primarily use the capital raised to acquire or develop Properties. We may also provide Mortgage Loans to operators of seniors' housing or other health care-related facilities, however, we have not entered into any Mortgage Loans as of June 30, 2004. We rely on the sale of our Common Stock to fund a significant portion of our Property acquisitions and other permitted investments. We also obtain funds through borrowings under permanent or construction financing, operating activities and draws on our revolving line of credit. We are required to distribute at least 90% of our taxable income to stockholders in order to maintain our REIT qualifications.

      COMMON STOCK OFFERINGS

      As of June 30, 2004, we have made five best efforts public offerings and received aggregate subscriptions of $2.2 billion (representing 218.3 million Shares). Our fourth offering (the "2003 Offering") closed in May 2004, at which time we commenced this offering of up to 400 million Shares of Common Stock (approximately $4.0 billion).

      In July 2004, at our 2004 annual meeting, the stockholders approved a resolution to amend our Amended and Restated Articles of Incorporation to increase the number of authorized Shares of Common Stock from 450 million to one billion.

      The price per Share of all of our equity offerings has been $10 per Share. Selling Commissions, marketing support fees, due diligence expense reimbursements and other offering expenses will not exceed 13%.

      During the six months ended June 30, 2004, net proceeds received, after deduction of selling commissions, marketing support fees, due diligence expense reimbursements and offering expenses, totaled approximately $640.8 million.

      The following table summarizes our equity and debt proceeds, investment activity and cash available for investment from inception through June 30, 2004 (dollars in thousands):

Sources of equity and debt proceeds:
   Net proceeds from offerings                                     $   1,993,912
   Proceeds from Permanent Financing (1)                                 358,465
   Proceeds from construction financing                                   46,532
   Advances on line of credit                                             79,470
   Proceeds from life care bonds issued (1)                               14,476
                                                                   -------------
   Total sources of equity and debt proceeds                           2,492,855
                                                                   -------------

Uses of equity and debt proceeds:
   Investment in 166 Properties (1)                                    1,847,271
   Payment of Acquisition Fees and costs                                 133,697
   Payment of loan costs                                                  18,869
   Deposits on pending acquisitions                                       25,194
   Escrow and other cash reserves                                          9,273
   Repayment of Permanent Financing                                       40,894
   Repayment of line of credit                                            59,470
   Retirement of life care bonds                                           9,686
   Stock redemptions                                                       2,252
   Advances under line of credit for general corporate purposes            2,647
                                                                   -------------
   Total uses of equity and debt proceeds                              2,149,253
                                                                   -------------
Cash available for investment, June 30, 2004                       $     343,602
                                                                   =============

(1) Excludes amount for assumed mortgage loans of $431,468 and life care bonds of $88,511.

      During the period July 1, 2004 through August 30, 2004, we received additional net offering proceeds of approximately $34.4 million, assumed $6.4 million in Permanent Financing, paid Acquisition Fees and costs of approximately $7.3 million and acquired 36 Properties and a 55% ownership interest in a development and property management company for $282.9 million, leaving approximately $94.2 million for investment in Properties, Mortgage Loans and other permitted investments.

      We expect to use uninvested cash, plus additional net offering proceeds from the sale of Shares to purchase additional Properties, and to a lesser extent, to invest in other permitted investments. We also intend to obtain additional borrowings to acquire Assets and to pay certain related fees. The number of Properties to be acquired and Mortgage Loans and other permitted investments in which we may invest will depend upon the amount of net offering proceeds and loan proceeds available to us.

      We believe that the net proceeds received from this offering and any subsequent offerings will enable us to continue to grow and take advantage of acquisition opportunities until such time, if any, that our Shares are listed on a national securities exchange or over-the-counter market. Under our Amended and Restated Articles of Incorporation, if we do not List by December 31, 2008, we will commence an orderly liquidation of our assets and the distribution of net proceeds to our stockholders.

      REDEMPTIONS

      We have a redemption plan under which we may elect to redeem Shares, subject to certain conditions and limitations. During the six months ended June 30, 2004, 149,702 Shares were redeemed for a total of $1.4 million and retired. In the second quarter of 2004, we amended our redemption plan to change the redemption price from $9.20 per Share to $9.50 per Share.

      PROPERTY ACQUISITIONS

      During the six months ended June 30, 2004, we invested $893.5 million in 47 Properties. The Properties acquired were 25 assisted living and independent living facilities, including three facilities in various stages of development, and 22 medical office buildings containing approximately 1.3 million square feet. At June 30, 2004, our investment portfolio consisted of 144 seniors' housing Properties located in 30 states and 22 medical office buildings located in seven states, with an aggregate investment value of approximately $2.5 billion. With the exception of one seniors' housing Property under development as of June 30, 2004, we, as lessor, have entered into long-term, triple-net lease agreements relating to the seniors' housing Properties and shorter-term, gross lease agreements relating to the 22 medical office buildings.

      The 47 Properties acquired during the six months ended June 30, 2004 are subject to operating leases. Operating leases related to seniors' housing generally provide for initial terms of 15 years with options that allow the tenants to renew the leases from 5 to 20 successive years subject to the same terms and conditions as the initial leases. In addition to minimum annual base rent, substantially all of the seniors' housing leases require contingent rent if operating performance or occupancy rate thresholds, as defined in the lease agreement, are achieved. The leases also provide for the tenant to fund, in addition to minimum rent payments, an FF&E Reserve fund. The tenant deposits funds into the FF&E Reserve account and periodically uses these funds to cover the cost of the replacement, renewal and additions to furniture, fixtures and equipment. The medical office building operating leases entered into as of June 30, 2004, are generally gross-basis leases that have initial terms of 5 to 10 years, provide for minimum rent and are generally subject to renewal options. In addition, we recover a portion of the medical office building operating expenses from the tenants, as specified in the lease agreements. Substantially all Property leases require minimum annual base rent to be paid in monthly installments and to increase at predetermined intervals (typically on an annual basis) during the terms of the leases.

      In accordance with SFAS 141, we allocate the value associated with having in-place operating leases at the date of acquisition to an intangible lease asset or liability considering factors associated with lease origination costs, customer relationships and above or below market leases. During the six months ended June 30, 2004, we allocated $38.5 million of acquired real estate value to in-place lease origination costs and customer relationships, which are amortized over the weighted average term of the leases acquired with each Property. In addition, we allocated $1.8 million to an intangible lease asset related to above market lease values and $2.1 million to an intangible lease liability related to below market lease values. These components are amortized to rental income from operating leases over the weighted average remaining term of the leases acquired with each Property.

      In January 2004, one of our Properties that was under construction at December 31, 2003, commenced operations. In July 2004, one of our Properties that was under construction when acquired in March 2004, commenced operations.

      At June 30, 2004, our restricted cash balance included $10.2 million being held in escrow to fund the acquisition of two Properties that we had entered into initial commitments to acquire.

      In addition, restricted cash at June 30, 2004, included a $15.0 million refundable deposit related to 32 medical office buildings that were in the preliminary stages of negotiation and due diligence at June 30, 2004.

      INVESTMENTS SUBSEQUENT TO JUNE 30, 2004 AND PENDING INVESTMENTS

      On July 8, 2004, we acquired a parcel of land for $27.0 million in a direct financing transaction on which a seniors' housing facility is being constructed by the tenant. We, as lessor, entered into a 10-year ground lease agreement that contains two five-year renewal options. The tenant has the option to purchase the land during the lease term for our initial investment in the Property.

      In August 2004, we acquired ownership interests in entities that own 28 medical office buildings as well as a 55% interest in a development and property management company that manages the 28 medical office buildings for an aggregate purchase price of $198.3 million. The Properties contain approximately 1.3 million square feet, are leased to approximately 300 tenants and are located in Arizona, California, Colorado, Florida, Georgia, Illinois, Kentucky, Mississippi, Oklahoma and Texas. The portfolio of buildings contains both gross basis and triple net leases which have initial terms from five to fifteen years, provide for minimum rent and are generally subject to renewal options. Substantially all of the leases provide for minimum rent to increase at predetermined intervals during the terms of the leases. With respect to the gross leases, we generally recover a portion of the medical office building operating expenses from the tenants, as specified in the lease agreements. The purchase of the 55% interest in the management company will allow us to participate in an ongoing pipeline of new development and acquisition opportunities as well as enter the business of managing medical office buildings.

      Also in August 2004, we acquired seven seniors' housing Properties through two sale-leaseback transactions for an aggregate purchase price of $57.7 million. We have entered into 15-year, triple-net lease agreements with Operators of the retirement facilities. The lease agreements contain two, five-year renewal options. The facilities contain a mix of independent living, assisted living and skilled nursing units.

      As of August 30, 2004, we had a commitment to acquire ownership interests in entities which own four medical office buildings for an aggregate purchase price of $42.7 million, subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied that one or more of these investments will be acquired by us. One medical office building is expected to be leased on a gross basis for ten years. The other three medical office buildings are expected to be leased on a triple-net basis. The lease terms are expected to range from five to fifteen years. The four medial office buildings are expected to have approximately 38 tenants and are expected to be managed by The DASCO Companies, L.L.C., an entity in which we own a 55% interest.

      SEGMENTS

      We manage our operations in one business segment: the ownership and leasing of health care-related real estate.

      BORROWINGS

      Line of Credit. We have an $85.0 million revolving line of credit that may be amended to allow the line of credit to be increased up to $125.0 million. Eleven Properties with an aggregate real estate value of $120.2 million collateralize the $85.0 million revolving line of credit; however, the collateral provided by these 11 Properties only allows us to draw up to $71.4 million. This credit facility requires monthly payments of interest only at LIBOR plus a percentage that fluctuates until maturity (3.65% at June 30, 2004), depending on our aggregate amount of debt outstanding in relation to our total assets. The line has several covenants typically found in revolving loan facilities, including covenants to maintain a minimum net worth and minimum collateral value. We may use the revolving line of credit to fund acquisitions, pay fees, make distributions and fund working capital for general business purposes. Periodically, we expect to repay amounts drawn under the revolving line of credit with proceeds received from equity offerings, Permanent Financing, the sale of assets or working capital. As of June 30, 2004, we had an outstanding balance of $20.0 million on the line of credit which matures in March 2005.

      As of May 1, 2004, we elected to terminate a $50.0 million credit facility.

      Permanent Financing. During the six months ended June 30, 2004, we obtained $513.9 million in Permanent Financing by assuming existing debt on various Properties acquired, and by encumbering certain existing Properties with new debt. In addition, we extinguished $25.6 million in variable rate debt using proceeds from new Permanent Financing. As of June 30, 2004, our aggregate Permanent Financing was $762.1 million and was collateralized by Properties with an aggregate net book value of $1.6 billion. We have approximately $2.1 million in principal amortization due during the remainder of 2004.

      Approximately 45% of our mortgage notes payable at June 30, 2004, were subject to variable interest rates that are adjustable monthly or quarterly. Fixed interest rates range from 5.09% to 8.375% with a weighted average rate of 6.04%. Certain fixed rate loans assumed by us contain substantial prepayment penalties and/or defeasance provisions that may preclude repayment of the loans prior to their maturity dates. Substantially all of the loans have financial covenants which are typically found in commercial loans and which are primarily based on the operations of the Properties. Certain loans contain extension options with terms similar to the initial loan terms. In addition, certain loans contain provisions that allow us to convert variable interest rates to fixed interest rates based on U.S. Treasury rates plus a premium at the time the conversion option is exercised.

      During the six months ended June 30, 2004, we incurred $10.0 million in loan costs in connection with the placement and assumption of Permanent Financing facilities.

      The table below summarizes Permanent Financing that we obtained during the six months ended June 30, 2004 (dollars in thousands):

                Funded or Assumed
-------------------------------------------
             Date                  Amount      Maturity Date                   Interest Rate
------------------------------   ----------    -------------     -----------------------------------------
Fixed Rate Debt:
  January and April 2004 (1)      $ 60,000      January 2009     5.38%
  January 2004                      74,645     February 2011     5.96%
  February 2004                     33,139        April 2008     8.17%
  April 2004                        84,247      August 2008-     5.09% - 8.35%
                                  --------     February 2013
                                   252,031
                                  --------

Variable Rate Debt:
  February 2004                     48,740         June 2008     30-day LIBOR plus 3.70%; 5.95% floor
  February 2004                    192,680     October 2005-     Fannie Mae Discount MBS rate plus .90% to
                                                  April 2008     1.04%
  March 2004                        20,400        March 2007     30-day commercial paper rate plus 3.15%
                                  --------
                                   261,820
                                  --------
                                  $513,851
                                  ========

      (1) Debt contains delayed funding options to a maximum of $130 million. In January 2004, we drew $30 million bearing interest at 5.25% and in April 2004, we drew an additional $30 million bearing interest at 5.50%. We are required to draw the remaining $70 million bearing interest at 6.15% by January 2005. Upon final funding, the debt will bear interest at a blended interest rate of 5.79%.

      On August 24, 2004, in connection with the acquisition of two seniors' housing Properties, we assumed $6.4 million in existing debt with a commercial lender. The loans bear interest at a weighted fixed rate of 7.88% and require principal and interest payments until maturity in July 2010 and September 2011.

      Construction Financing. During the six months ended June 30, 2004, we drew $39.1 million under construction loans related to certain Properties under various stages of development. Total construction loans outstanding at June 30, 2004 were $46.5 million, and total liquidity remaining was $84.6 million. The loans are variable interest rate loans and mature from November 2006 to December 2007. We anticipate that we will obtain Permanent Financing or use proceeds from our offerings to pay the construction loans as they become due.

      Bonds Payable. We have non-interest bearing life care bonds payable to certain residents of our two CCRCs. Generally, the bonds are refundable to a resident upon the resident moving out of the CCRC or to a resident's estate upon the resident's death. In some instances, the bonds are not refunded until the unit has been successfully remarketed to a new resident. During the six months ended June 30, 2004, we issued new bonds to new residents of these retirement facilities totaling $6.3 million, and used the proceeds from the new bonds to retire $3.1 million of the existing bonds. As of June 30, 2004, the bonds payable had an outstanding balance of $93.3 million.

      CONTRACTUAL OBLIGATIONS AND COMMITMENTS

      The following table presents our contractual cash obligations and related payment periods as of June 30, 2004 (in thousands):

                                                  Less than
                                                    1 Year     2-3 Years    4-5 Years    Thereafter      Total
                                                  ---------    ---------    ---------    ----------    ---------
Mortgages payable                                 $   5,208    $ 213,937    $ 257,207    $  285,761    $ 762,113
Revolving line of credit                             20,000           --           --            --       20,000
Bonds payable (1)                                        --           --           --        93,301       93,301
Construction loans payable                               --       25,702       20,830            --       46,532
Security deposits and rent support                       --           --           --        24,355       24,355
                                                  ---------    ---------    ---------    ----------    ---------
                                                  $  25,208    $ 239,639    $ 278,037    $  403,417    $ 946,301
                                                  =========    =========    =========    ==========    =========

      (1) It is expected that the proceeds from the issuance of new refundable life care bonds will be used to retire the existing bonds; therefore, bond redemptions are not expected to create a current net cash obligation.

      The following table presents our commitments, contingencies and guarantees and related expiration periods as of June 30, 2004 (in thousands):

                                                  Less than
                                                    1 Year     2-3 Years    4-5 Years    Thereafter      Total
                                                  ---------    ---------    ---------    ----------    ---------
Guarantee of unsecured promissory note of
   unconsolidated subsidiary (1)                  $   2,408    $      --    $      --    $       --    $   2,408
Earnout provisions (2)                               26,729        2,000           --            --       28,729
Capital improvements to investment
   Properties                                        14,776       67,898       27,170            --      109,844
Pending investments (3)                              60,958           --           --            --       60,958
                                                  ---------    ---------    ---------    ----------    ---------
                                                  $ 104,781    $  69,898    $  27,170    $       --    $ 201,939
                                                  =========    =========    =========    ==========    =========

      (1) In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., we severally guaranteed 16.67%, or $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of June 30, 2004, the unsecured promissory note has an outstanding balance of $14.5 million. We have not been required to fund any amounts under this guarantee. In the event we are required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

      (2) In connection with the acquisition of 31 Properties, we may be required to make additional payments if certain Earnout provisions are achieved by the Earnout date for each Property. The calculation generally considers the net operating income for the Property, our initial investment in the Property and the fair value of the Property. In the event an amount is due, the applicable lease will be amended and annual minimum rent will increase accordingly. Amounts presented represent maximum exposure to additional payments.

      (3) As of June 30, 2004, we had commitments to acquire three seniors' housing Properties, subject to the fulfillment of certain conditions. On July 30, 2004, we terminated a $9.3 million commitment to purchase one of the pending Properties. Accordingly, a $4.7 million deposit was refunded from escrow.

      MARKET RISK

      Approximately 48% of our mortgages and construction loans payable at June 30, 2004 were subject to variable interest rates; therefore, we are exposed to market changes in interest rates. At June 30, 2004, a hypothetical 100 basis point increase in LIBOR rates would have resulted in additional interest expense of approximately $2.5 million, excluding capitalized interest. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of our exposure to interest rate change, it is not intended to predict future results and our actual results will likely vary.

      We are also subject to interest rate risk through outstanding balances on our variable rate line of credit. We had $20.0 million outstanding at June 30, 2004.

      To mitigate interest rate risk, we may pay down the mortgages or the line of credit prior to their maturity dates with offering proceeds should interest rates rise substantially. Certain loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.

      Following is a summary of our Permanent Financing, construction loans and line of credit obligations at June 30, 2004 (in thousands):

                                           Permanent Financing Expected Maturities
                         ----------------------------------------------------------------------------
                           2004         2005         2006          2007         2008       Thereafter      Total      Fair Value
                         ---------    ---------    ---------     ---------    ---------    ----------    ---------    ----------
Fixed Rate Debt:         $      --    $      --    $      --     $      --    $  82,884    $  338,177    $ 421,061    $  421,061
Average Interest Rate           --           --           --            --         6.99%         5.80%        6.04%

Variable Rate Debt:      $      --    $ 138,514    $  62,633     $  75,462    $ 130,975            --    $ 407,584    $  407,584
Average Interest Rate           --         2.58%        3.71%         4.92%        3.70%           --         3.55%

      CASH AND CASH EQUIVALENTS

      Until Properties are acquired or developed or Mortgage Loans are entered into, we may accumulate significant amounts of cash from offering proceeds or Permanent Financings. The net offering proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments which we believe to have appropriate safety of principal. This investment strategy provides high liquidity in order to facilitate our use of these funds to acquire Properties at such time as Properties suitable for acquisition are identified or to fund Mortgage Loans and take advantage of favorable capital market conditions. At June 30, 2004, we had $346.3 million invested in short-term investments as compared to $167.1 million at December 31, 2003. The increase was primarily attributable to offering proceeds received from the sale of Shares of Common Stock and placement of Permanent Financing during the six months ended June 30, 2004, offset by cash used to purchase 47 Properties.

      ACCOUNTS AND OTHER RECEIVABLES

      Our accounts and other receivables balance increased from $12.2 million at December 31, 2003 to $17.4 million as of June 30, 2004. The increase was primarily due to an increase in rental revenues receivable from $11.2 million at December 31, 2003 to $16.8 million at June 30, 2004, offset by a $1.3 million reserve for doubtful accounts. We have experienced delays in receiving current rent amounts due on certain Properties as a result of several tenants experiencing higher than expected property operating expenses. These tenants are thinly capitalized and rely on the cash flow generated from the Properties to fund rent obligations under their leases. Four of the HRA Affiliated Companies have past due amounts aggregating $5.3 million at June 30, 2004. We have been and will continue to work with these tenants and the operators of the respective Properties to implement a plan to increase operating efficiencies that will reduce property operating expenses so that cash flow generated from the Properties in the coming year will be sufficient to fund current and past due rent obligations under the leases.

      DISTRIBUTIONS

      During the six months ended June 30, 2004 and 2003, we generated cash from operations of $62.0 million and $17.9 million, respectively, which included the draw on operator rent guarantees of $8.3 million and $2.3 million, respectively, and unrestricted security deposits received from tenants of $2.8 million and $2.2 million during such periods. We declared and paid Distributions to our stockholders of $66.2 million and $20.7 million during the six months ended June 30, 2004 and 2003, respectively. In addition, on July 1 and August 1, 2004, we declared Distributions to stockholders of record on July 1 and August 1, 2004, of $0.0592 per Share of Common Stock. These Distributions are payable by September 30, 2004.

      During the six months ended June 30, 2004, $4.2 million, or 6%, of Distributions paid to stockholders was supported by cash generated from prior period operating activities and borrowings on our revolving line of credit. Our distribution policy is based on a balanced analysis of both current and long-term stabilized cash flows of our Properties and value creation, and our objective of continuing to qualify as a REIT for federal income tax purposes. During the six months ended June 30, 2004, Distributions paid to stockholders were greater than cash flows generated from operations. This occurred primarily because of a build up in accounts receivable due to several of our tenants experiencing higher than expected property operating expenses as described above. In addition, our acquisition strategy has focused on opportunistically investing in larger portfolios, which allows us to obtain increased efficiencies as we invest the proceeds received from the sale of Shares of Common Stock. As a result, larger cash outlays are required at the time of purchase which causes equity proceeds to accumulate for longer periods of time in cash and short-term investments at lower returns prior to making these purchases. We expect to continue a large portfolio investment strategy during 2004, and may continue to borrow funds from the revolving line of credit to make Distributions to stockholders.

      For the six months ended June 30, 2004 and 2003, approximately 57% and 84%, respectively, of the Distributions received by stockholders were considered to be ordinary income and approximately 43% and 16%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 2004 and 2003, were required to be or have been treated by us as a return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. We intend to continue to declare Distributions of cash available for such purpose to the stockholders on a monthly basis, payable monthly or quarterly.

      LIQUIDITY REQUIREMENTS

      We believe that cash flow provided by operating activities will be sufficient to fund normal recurring operating expenses, regular debt service requirements and a significant portion of the Distributions to stockholders. To the extent that cash flow provided by operating activities is not sufficient to meet such short-term liquidity requirements as a result, for example, of our portfolio investment strategy or expenses due to the tenants defaulting under the terms of their lease agreements, we have used and will continue to use borrowings under our revolving line of credit. We expect to meet our other short-term liquidity requirements, including payment of Offering Expenses, the acquisition and development of Properties, and the investment in Mortgage Loans and other permitted investments, with proceeds from our offerings, advances under our revolving line of credit and Permanent Financing. We expect to meet our long-term liquidity requirements through short- or long-term, unsecured or secured debt financing or equity financing.

      Seniors' housing Properties are generally leased on a long-term, triple-net basis, meaning the tenants are required to pay repairs and maintenance, property taxes, insurance and utilities. Generally, the tenants are also required to maintain an FF&E Reserve account which is used to fund expenditures to refurbish buildings, premises and equipment to maintain the leasehold in a manner that allows operation for its intended purpose. In the event that the FF&E Reserve is not sufficient, we may make fixed asset expenditures, in which case the annual minimum rent will be increased. We believe that current tenant reserves are sufficient to meet foreseen FF&E repairs. Medical office buildings owned as of June 30, 2004, are generally leased on a gross basis, whereby we are responsible for property operating expenses not recoverable under the leases.

      We believe that our Properties are adequately covered by insurance. We require our tenants to carry insurance on our Properties as required under their leases. However, we have obtained contingent liability and property coverage to reduce our exposure in the event a tenant's insurance policy lapses or is insufficient to cover a claim relating to the Property.

      From time to time, we are exposed to litigation arising from an unidentified pre-acquisition contingency or from the operations of our business. In February 2004, we, our Advisor and two operators that manage Properties located in California were named in a complaint with respect to certain fees and deposits collected by operators from residents of these Properties, as described in "Business -- Litigation."

Results of Operations

      COMPARISON OF THE QUARTER ENDED JUNE 30, 2004 TO THE QUARTER ENDED JUNE 30, 2003.

      Net income for the six months ended June 30, 2004 totaled $57.5 million or $0.28 per Share of Common Stock. This compares to net earnings of $21.4 million or $0.35 per Share of Common Stock for the six months ended June 30, 2003. Net income for the quarters ended June 30, 2004 and 2003 was $29.7 million or $0.14 per Share, and $12.9 million or $0.18 per Share, respectively. The decrease in net income per Share is due to the increase in uninvested capital in 2004 compared to 2003.

      At June 30, 2004, we owned 166 Properties, including 47 Properties that were acquired in 2004, compared to owning 54 Properties at June 30, 2003. As a result in the increase in the number and value of owned Properties, we earned rental and earned income from our leases of $111.2 million for the six months ended June 30, 2004 compared to $32.2 million for the six months ended June 30, 2003 ($61.8 million and $20.4 million for the quarters ended June 30, 2004 and 2003, respectively). We also earned $2.3 million and $0.9 million in FF&E Reserve income during the six months ended June 30, 2004 and 2003, respectively. Since 47 Properties were owned for only a portion of 2004 and we expect to acquire additional Properties during 2004, results of operations are not expected to be indicative of future periods. Rental income from operating leases, earned income from direct financing leases and FF&E Reserve income are expected to increase in subsequent periods.

      With the acquisition of the 22 medical office buildings in April 2004, we earned $0.7 million in tenant expense reimbursement revenue, representing contractual recoveries from tenants of 41% of our medical office building operating expenses.

      During the six months ended June 30, 2004 and 2003, we also earned $1.5 million and $0.6 million, respectively, in interest income from investments in money market accounts and other short-term, highly liquid investments ($0.9 million and $0.2 million was earned during the quarters ended June 30, 2004 and 2003, respectively). The increase in interest income is due to an increase in the average amount invested in short-term investments during the six months ended June 30, 2004, as compared to the six months ended June 30, 2003. As net offering proceeds are used to invest in Properties and make Mortgage Loans, the percentage of our total revenues earned from interest income from investments in money market accounts or other short-term, highly liquid investments is expected to decrease. Included in interest and other income for the six months ended June 30, 2003 was $0.1 million in interest income related to accounts and other receivables.

      Interest and loan cost amortization expense was $19.5 million and $2.7 million for the six months ended June 30, 2004 and 2003, respectively ($11.6 million and $1.9 million for the quarters ended June 30, 2004 and 2003, respectively). The increase was a result of us increasing the average amount of debt outstanding from $90.6 million for the six months ended June 30, 2003, to $630.8 million for the six months ended June 30, 2004, as well as an increase in the weighted average interest rate resulting from an increase in the ratio of fixed rate debt to total debt. The weighted average interest rate increased from 4.9% for the six months ended June 30, 2003, to 5.2% for the six months ended June 30, 2004, as a result of an increase in the ratio of fixed rate debt to total debt in a low interest rate economy. In addition, we wrote off $1.1 million in loan costs during the six months ended June 30, 2004 as a result of the early extinguishment of debt.

      General and administrative expenses and Asset Management Fees were $10.9 million and $3.7 million for the six months ended June 30, 2004 and 2003, respectively, representing 9.4% and 11.0% of net revenues, respectively ($6.3 million and $2.5 million for the quarters ended June 30, 2004 and 2003, respectively). The increase in expenses is directly related to the increased number and value of owned Properties. The dollar amount of general and administrative expenses and Asset Management Fees is expected to increase as we acquire additional Properties and invest in Mortgage Loans; however, expenses as a percentage of net revenues are expected to decrease.

      Total property-related operating expenses for the six months ended June 30, 2004 and 2003, were $2.2 million and $19,000, respectively ($1.9 million and $7,000 for the quarter ended June 30, 2004 and 2003, respectively). The increase was primarily due to the acquisition of 22 medical office buildings in April 2004, where we are generally responsible for property operating expenses, however, under the terms of the leases, we recover a portion of the expenses from the tenants. Property operating expenses related to medical office buildings were $1.8 million for the quarter and six months ended June 30, 2004. Property expenses related to seniors' housing facilities increased proportionately to the increase in the number of seniors' housing facilities owned during the respective quarters and six months ended June 30, 2004 and 2003.

      During the six months ended June 30, 2004, we recognized a provision for loss of $1.3 million related to doubtful accounts receivable as discussed in the "Accounts and Other Receivables" section above.

      Depreciation and amortization expense was $24.4 million for the six months ended June 30, 2004, compared to $5.8 million for the six months ended June 30, 2003 ($14.8 million and $3.8 million for the quarters ended June 30, 2004 and 2003, respectively), as a result of us owning 90 additional operating Properties subject to operating leases during 2004.

      The following unaudited condensed pro forma information assumes that the Properties acquired as of June 30, 2004, were owned on January 1, 2003. Additionally, it assumes that the effect of the sale of our Common Stock and assumption or issuance of mortgage debt had occurred on January 1, 2003 (in thousands, except per Share data):

                                                       Six Months Ended June 30,
                                                      --------------------------
                                                         2004            2003
                                                      ----------      ----------
Revenues                                              $  133,089      $  132,727
Expenses                                                  74,418          70,840
Net income                                                58,718          61,906
Basic and diluted income per Share                          0.30            0.36
Weighted average number of Common Shares
    outstanding - basic and diluted                      197,754         172,703

      At June 30, 2004, we leased our 144 seniors' housing facilities to 18 tenants, two of which individually contributed more than 10% (an aggregate of 31.9%) of our total rental income from operating leases and earned income from direct financing leases for the six months ended June 30, 2004. At June 30, 2004, our 22 medical office buildings (owned at that time) were leased to approximately 340 tenants.

      The Advisor's parent company is affiliated with the HRA Affiliated Companies that leased 74 of our 166 Properties as of June 30, 2004. The HRA Affiliated Companies contributed 33% of total rental income from operating leases and earned income from direct financing leases for the six months ended June 30, 2004. Each of the HRA Affiliated Companies is a thinly capitalized corporation that is affiliated with HRA Holdings, LLC ("HRA"). Our other tenants include subsidiaries or affiliates of: American Retirement Corporation ("ARC"); Erickson Retirement Communities, LLC; Greenwalt Corporation; Horizon Bay Management, LLC ("Horizon Bay"); Prime Care Properties, LLC; Summit Companies, Incorporated; Solomon Senior Living Holdings, LLC; and Sunrise Senior Living Services, Inc. ("Sunrise").

      The following table summarizes information about our operator concentration based on annualized rental revenue as of June 30, 2004 (dollars in thousands):

                                                        Number of     Annualized     Percent of
                                                        Facilities    Revenue (1)      Revenue
                                                        ----------    -----------    ----------
Seniors' Housing:
  Sunrise Senior Living Services, Inc.                          99    $   103,730           44%
  Horizon Bay Management, LLC                                   19         41,626           18%
  American Retirement Corporation                                8         17,589            7%
  Harbor Assisted Living, LLC (affiliate of Advisor)             9         28,869           12%
  Erickson Retirement Communities, LLC                           4         11,613            5%
  CateredLife Communities, Inc.                                  5          3,838            2%
                                                        ----------    -----------    ----------
                                                               144        207,265           88%
                                                        ----------    -----------    ----------

Medical Office Buildings:
  Eleven third-party managers                                   22         27,968           12%
                                                        ----------    -----------    ----------
                                                               166    $   235,233          100%
                                                        ==========    ===========    ==========

(1) For operating leases, reflects annual base rents and for direct financing leases, reflects annual interest earned, straight-lined over the term of the lease.

      To mitigate credit risk, certain seniors' housing leases are combined into portfolios that contain cross-default terms, meaning that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, we may pursue its remedies under the lease with respect to any of the Properties in the portfolio. Certain portfolios also contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of June 30, 2004, we had $24.4 million in security deposits and rent support related to certain Properties as well as various guarantees or required cash reserves to be held by the tenant for payment of minimum rent.

      In connection with eight Properties leased to wholly owned subsidiaries of ARC, ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.

      In connection with the purchase of five seniors' housing Properties that are in various stages of development and are being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants' obligations to pay minimum rent and the FF&E Reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2007) or (ii) 18 months after the final development date. As of June 30, 2004, one of these five Properties commenced operations. In addition, Sunrise has guaranteed the tenant's rent obligations related to three additional seniors' housing Properties under development until such time the operating performance of the Properties achieves predetermined rent coverage thresholds. We had the following additional limited guarantees as of June 30, 2004 (dollars in thousands):

                                                                           Guarantee
                                                              ------------------------------------
                            Number of                                      Used Since    Remaining
       Guarantor            Properties      Date Acquired      Maximum      Acquired      Balance
-----------------------    ------------    ---------------    ---------    ----------    ---------
Sunrise                          1           April 2000        $ 2,770     $    2,106    $     664
Marriott International           5            May 2002           5,880          5,267          613
Sunrise/cash reserves           22          November 2003       10,500          5,786        4,714

      Although we acquire Properties located in various states and regions and screen our tenants in order to reduce risks of default, failure of certain leases, their guarantors or the Sunrise, ARC or Horizon Bay brands would significantly impact the results of our operations.

Other

      INFLATION AND TRENDS

      Our seniors' housing leases are triple-net leases and contain provisions that we believe will mitigate the effect of inflation. These provisions include clauses requiring automatic increases in base rent at specified times during the term of the lease (generally on an annual basis) and the payment of contingent rent if Properties achieve specified operating thresholds (based on factors such as a percentage of gross revenue above a specified level). We have also invested in medical office buildings, which typically are leased on a shorter-term, gross basis. The gross leases associated with our medical office portfolio also contain provisions that mitigate the effect of inflation, such as scheduled base rent increases during the lease terms and the reimbursement of future increases in operating expenses (including real estate taxes, insurance, repairs, maintenance and utilities) over a specified base amount. Inflation and changing prices may have an adverse impact on the potential disposition of the Properties and on appreciation of the Properties.

      Management is not aware of any material trends, favorable or unfavorable, in either capital resources or the outlook for long-term cash generation, nor does management expect any material changes in the availability and relative cost of such capital resources. Assuming the inflation rate remains low and long-term interest rates do not increase significantly, management believes that inflation will not impact the availability of equity and debt financings. Management expects that the cash to be generated from operations will be adequate to pay operating expenses and to make Distributions to stockholders.

      RELATED PARTY TRANSACTIONS

      Certain of our Directors and officers hold similar positions with the Advisor, the parent company of the Advisor and the Managing Dealer of our public offerings, CNL Securities Corp. Our Chairman of the Board indirectly owns a controlling interest in the parent company of the Advisor. These Affiliates receive fees and compensation in connection with the offerings, Permanent Financing and the acquisition, management and sale of our assets.

      We have entered into an Advisory Agreement with the Advisor pursuant to which the Advisor and its Affiliates earn certain fees and are entitled to receive reimbursement of certain expenses. During the quarter and six months ended June 30, 2004 and 2003, the Advisor and its Affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

                                              Quarter Ended June 30,          Six Months Ended June 30,
                                           ----------------------------     ----------------------------
                                               2004            2003             2004            2003
                                           ------------    ------------     ------------    ------------
Acquisition fees (1):
  Acquisition fees from offering proceeds  $      9,864    $     10,469     $     31,730    $     17,825
  Acquisition fees from debt proceeds             3,791              --           25,103           2,999
                                           ------------    ------------     ------------    ------------
                                                 13,655          10,469           56,833          20,824

Asset management fees (2)                         3,243             951            5,507           1,505

Reimbursable expenses (3):
  Acquisition expenses                               98              21              233              48
  General and administrative expenses             1,247             223            2,307             554
                                           ------------    ------------     ------------    ------------
                                                  1,345             244            2,540             602
                                           ------------    ------------     ------------    ------------
                                           $     18,243    $     11,664     $     64,880    $     22,931
                                           ============    ============     ============    ============

(1) Acquisition Fees for identifying Properties and structuring the terms of the leases and Mortgage Loans equal to 4.0% of Gross Proceeds under this offering and loan proceeds from Permanent Financing (4.5% of gross offering proceeds and loan proceeds under the Prior Offerings), excluding that portion of the Permanent Financing used to finance Secured Equipment Leases.

      If we list our Common Stock on a national securities exchange or over-the-counter market, the Advisor will receive an Acquisition Fee equal to 4.0% of amounts outstanding on the line of credit, if any, at the time of Listing.

(2) Asset Management Fee of 0.05% per month of our real estate asset value and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month.

(3) Reimbursement of administrative services, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations.

      Pursuant to the Advisory Agreement, the Advisor is required to reimburse us the amount by which the total Operating Expenses paid or incurred by us exceed the Expense Cap in any Expense Year. Operating Expenses for the Expense Years ended June 30, 2004 and 2003, did not exceed the Expense Cap.

      CNL Securities Corp. received fees based on the amounts raised from our offerings equal to: (i) selling commissions of 6.5% of Gross Proceeds under this offering and 7.5% under the Prior Offerings, (ii) a marketing support fee of 2.0% of Gross Proceeds under this offering and 0.5% under the Prior Offerings and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in a prior offering. The majority of these fees were reallowed to other broker dealers. Affiliates of the Advisor are reimbursed for certain offering expenses incurred on our behalf. Offering expenses paid by us, together with selling commissions, the marketing support fee and due diligence expense reimbursements incurred by the Advisor and its affiliates on our behalf will not exceed 13% of the proceeds raised in connection with the offerings.

      During the six months ended June 30, 2004 and 2003, we incurred the following fees (in thousands):

                                                       Six Months Ended June 30,
                                                       -------------------------
                                                          2004           2003
                                                       ----------     ----------
Selling commissions                                    $   52,128     $   29,739
Marketing support fee                                       3,741          1,983
Offering and due diligence costs                           13,209          6,736
                                                       ----------     ----------
                                                       $   69,078     $   38,458
                                                       ==========     ==========

      Amounts due to related parties consisted of the following (in thousands):

                                                         June 30,     December 31,
                                                           2004          2003
                                                        ----------    ------------
Due to the Advisor and its Affiliates:
  Expenditures incurred for offering expenses           $         --  $        372
  Accounting and administrative services                         104           304
  Acquisition Fees and expenses                                  743           815
                                                        ------------  ------------
                                                                 847         1,491
                                                        ------------  ------------

Due to CNL Securities Corp.:
  Selling commissions                                   $        455  $      1,366
  Marketing support fees and due diligence expense
     reimbursements                                              144            91
  Soliciting dealer servicing fee                                 --           310
                                                        ------------  ------------
                                                                 599         1,767
                                                        ------------  ------------

                                                        $      1,446  $      3,258
                                                        ============  ============

      We own a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. During the six months ended June 30, 2004, we received $49,505 in distributions from the partnership.

      CNL Capital Corp., an Affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). In March 2004, CCM made the arrangements for the $20.4 million commercial paper loan described in Note 9 to the Notes to the Condensed Consolidated Financial Statements of the Company included in the Financial Information commencing on page F-1. CCM was paid a $0.2 million structuring fee, which is included in our deferred loan costs as of June 30, 2004, and is being amortized over the term of the loan. In addition, the monthly interest payment due under this loan and the $23.5 million commercial paper loan described in Note 9 to the Notes to the Condensed Consolidated Financial Statements includes a margin of 40 and 30 basis points, respectively, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. As of June 30, 2004, $35,500 was paid to CCM related to these services.

      We maintain bank accounts in a bank in which certain of our officers and Directors serve as directors and are stockholders. The amount deposited with this bank was $31.2 million at June 30, 2004.

      Our Chairman of the Board indirectly owns a 30% voting membership interest in a limited liability company, which is affiliated with the HRA Affiliated Companies that leased 74 of our 166 Properties as of June 30, 2004. In addition, the tenant of one of our pending investments as of June 30, 2004 is an affiliate of the HRA Affiliated Companies. The HRA Affiliated Companies contributed 33% and 37% of total rental income from operating leases and earned income from direct financing leases during the six months ended June 30, 2004 and 2003, respectively (30% and 34% for the quarters ended June 30, 2004 and 2003, respectively) . As of June 30, 2004, we had past due rents aggregating $8.1 million, including $5.3 million from the HRA Affiliated Companies. We expect these past due receivables to be repaid within the coming year as we work with the tenants and their operators to implement a plan to increase operating efficiencies that will reduce property expenses so that cash flow generated from the Properties will be sufficient to fund current and past due rent obligations under the leases. As of June 30, 2004, we have recorded a $1.3 million reserve for doubtful accounts.

      CRITICAL ACCOUNTING POLICIES

      Allocation of Purchase Price for Acquisition of Properties. We allocate the purchase costs of Properties to the tangible and intangible assets acquired and the liabilities assumed as provided by SFAS 141, "Business Combinations." For each acquisition, we assess the value of the land, the as-if vacant building, equipment and intangible assets, including in-place lease origination costs, the above or below market lease values and the value of customer relationships based on their estimated fair values. The values determined are based on independent appraisals, discounted cash flow models and our estimates reflecting the facts and circumstances of each acquisition.

      Acquisition Fees and Costs. Acquisition Fees and miscellaneous acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a Property, the fees and costs directly identifiable with that Property are reclassified to land, building, equipment and lease intangibles or to investment in direct financing leases. In the event a Property is not acquired or no longer is expected to be acquired, costs directly related to the Property are charged to expense.

      Leases. Our leases are accounted for under the provisions of Statement of Accounting Standard No. 13, "Accounting for Leases," and have been accounted for as either operating leases or direct financing leases. This statement requires management to estimate the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant. In addition, we assume that all payments to be received under our leases are collectible. Changes in our estimates or assumptions regarding collectibility of lease payments could result in a change in accounting for the lease.

      Impairments. We evaluate our Properties and other long-lived assets on a quarterly basis, or upon the occurrence of significant changes in the operations, to assess whether any impairment indications are present that affect the recovery of the carrying amount of an individual asset by comparing the sum of expected undiscounted cash flows from the asset over its anticipated holding period, including the asset's estimated residual value, to the carrying value. If impairment is indicated, a loss is provided to reduce the carrying value of the property to its estimated fair value.

      Allowance for Doubtful Accounts. We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our tenants to make required rent payments. We base our estimates on historical experience, projected cash flows generated from the tenants' operations of the Properties and various other assumptions that we believe to be reasonable under the circumstances of a specific Property or portfolio of Properties. If the financial condition of any of our tenants deteriorates, resulting in the impairment of their ability to make required rent payments, additional allowances may be required.

STATEMENT REGARDING FORWARD LOOKING INFORMATION

      The preceding information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally characterized by the use of terms such as "believe," "expect" and "may." Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, availability of capital from borrowings under our line of credit, continued availability of proceeds from our equity offerings, our ability to obtain Permanent Financing on satisfactory terms, our ability to continue to locate suitable tenants for our Properties and borrowers for our Mortgage Loans and Secured Equipment Leases, and the ability of tenants and borrowers to make payments under their respective leases, Mortgage Loans or Secured Equipment Leases. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The following information updates the corresponding information beginning on page 161 of the Prospectus.

      Effective as of June 10, 2004, Lynn E. Rose resigned as Secretary of the Company and the Advisor. Effective June 10, 2004, Kimberly P. Ross was appointed Secretary of the Company and effective June 11, 2004, Tracy G. Schmidt was appointed Secretary of the Advisor.

      The following biography replaces the biography of Lynn E. Rose on page 164 of the Prospectus.

      KIMBERLY P. ROSS, age 35, serves as Secretary of the Company. In addition, Ms. Ross serves as Vice President and Controller of CNL Retirement Corp., the Advisor to the Company. Prior to joining CNL Retirement Corp., Ms. Ross was the director of accounting for CNL Corporate Properties, Inc., where she was responsible for overseeing all accounting functions including financial reporting and budgeting, cash flow forecasting, job cost reporting for construction projects and assistance with annual audits and tax returns. Before joining CNL in September 1997, Ms. Ross was a senior accountant for Lincoln Property Company and was responsible for day-to-day accounting activity for commercial, industrial and retail real estate projects. She was previously a supervising senior/staff accountant at KPMG, L.L.P., where she performed audit fieldwork for a variety of industries, including health care, financial, not-for-profit and government. Ms. Ross holds a B.S. in Accounting from Florida State University and is a Certified Public Accountant in the state of Florida. In addition, she is a member of the American Institute of Certified Public Accountants and the Florida Institute of Certified Public Accountants.

                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

      The sentence following the table on page 166 of the Prospectus is replaced by the following:

      With the exception of Tracy G. Schmidt, the backgrounds of these individuals are described above under "Management -- Directors and Executive Officers."

      Tracy G. Schmidt, age 46, serves as Secretary of CNL Retirement Corp., the Advisor to the Company. Since 2004, Mr. Schmidt has served as Chief Financial Officer of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company. Prior to joining CNL Holdings, Inc., Mr. Schmidt was senior vice president and chief financial officer for Federal Express Corporation ("FedEx Express"), a worldwide express transportation company, from 1998 to 2004. While at FedEx Express, he was responsible for worldwide financial planning, capital allocations, treasury, accounting, reporting, tax, audits, strategic sourcing, IT business systems and revenue operations with 2,000 people to support a complex global business environment of operations in 210 countries and territories and 140,000 employees. Prior to that, Mr. Schmidt was senior vice president, general manager, Air Ground Terminals and Transportation Division for FedEx Express from 1994 to 1998, and from 1980 to 1994 held various financial management responsibilities at FedEx Express. Mr. Schmidt serves as a director of CNL Bancshares, Inc., Love Worth Finding Ministries, Stephen Olford Ministries International and ServiceU Corporation. Mr. Schmidt is a graduate of Christian Brothers University in Memphis, Tennessee and holds a B.A. in Business Administration and Accounting. He became a Certified Public Accountant in Tennessee in 1980.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The following information should be read in conjunction with the "Certain Relationships and Related Transactions" section beginning on page 168 of the Prospectus.

      The Managing Dealer was entitled to receive selling commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares in the

Company's Prior Offerings, a substantial portion of which was or will be paid as commissions to other broker-dealers. The Managing Dealer is entitled to receive Selling Commissions amounting to 6.5% of the total amount raised from the sale of Shares from this offering, up to 6% of which may be paid as commissions to other broker-dealers. However, Soliciting Dealers that sell more than $50 million in Gross Proceeds in any fiscal year may be reallowed up to 6.2% with respect to Selling Commissions on the Shares they sell. During the period January 1, 2004 through August 30, 2004, the Company incurred approximately $54.3 million of such fees in connection with the 2003 Offering and this offering, the majority of which has been or will be paid by CNL Securities Corp. as commissions to other broker-dealers.

      In addition, the Managing Dealer was entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the Company's Prior Offerings, all or a portion of which was or may be reallowed to other broker-dealers. The Managing Dealer is entitled to receive a marketing support fee of 2.0% of the total amount raised from the sale of Shares from this offering, all or a portion of which may be reallowed to other broker-dealers who enter into an addendum to the Participating Broker Agreement with the Managing Dealer. During the period January 1, 2004 through August 30, 2004, the Company incurred approximately $4.4 million of such fees in connection with the 2003 Offering and this offering, the majority of which has been or will be reallowed to other broker-dealers.

      In connection with its Prior Offerings, the Advisor was entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans and other permitted investments of 4.5% of the total amount raised from the sale of Shares and loan proceeds from Permanent Financing and amounts outstanding on the Line of Credit, if any, at the time of Listing, but excluding loan proceeds used to finance Secured Equipment Leases. In connection with this offering, the Advisor is entitled to receive Acquisition Fees for services in making or investing in Mortgage Loans or the purchase, development or construction of a Property and other permitted investments of 4.0% of the total amount raised or loaned. During the period January 1, 2004 through August 30, 2004, the Company incurred approximately $33.1 million of such fees in connection with the 2003 Offering and this offering. For the period January 1, 2004 through August 30, 2004, the Company incurred Acquisition Fees totaling approximately $25.4 million as a result of Permanent Financing used to acquire certain Properties.

      The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor receives a monthly Asset Management Fee of 0.05% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the six months ended June 30, 2004, the Company incurred approximately $5.5 million of such fees.

      The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed, in any Expense Year, the greater of 2% of Average Invested Assets or 25% of Net Income. During the Expense Year ended June 30, 2004, the Company's Operating Expenses did not exceed the Expense Cap.

      The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offering of Shares) on a day-to-day basis. For the six months ended June 30, 2004, the Company incurred approximately $2.5 million for these services, approximately $0.2 million represented acquisition-related costs and approximately $2.3 million represented general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

      During the six months ended June 30, 2004, Affiliates of the Advisor incurred on behalf of the Company $13.2 million for certain Offering Expenses.

      The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank at June 30, 2004 was approximately

$31.2 million. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

      On May 30, 2002, the Company acquired a 10% interest in a limited partnership that owns a building in which the Advisor and its Affiliates lease office space. The Company's equity investment in the partnership was $300,000. The Company's share in the limited partnership's distributions is equal to its equity interest in the limited partnership. During the six months ended June 30, 2004, the Company received approximately $0.05 million in distributions from the partnership. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed its 16.67% share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of June 30, 2004, the unsecured promissory note had an outstanding balance of approximately $14.5 million. The Company has not been required to fund any amounts under this guarantee.

      In March 2003, the Advisor's parent company purchased a 30% voting membership interest in a limited liability company which is affiliated with ten of the Company's tenants that leased 74 of the 166 Properties as of June 30, 2004. These ten tenants contributed 33% of total rental income from operating leases and earned income from direct financing leases for the six months ended June 30, 2004. The Company has past due rents aggregating to $8.1 million, including $5.3 million from these ten tenants as of June 30, 2004.

                         PRIOR PERFORMANCE INFORMATION

      The following information updates and replaces the "Prior Performance Information" section beginning on page 170 of the Prospectus.

      The information presented in this section represents the historical experience of certain real estate programs organized by certain officers and directors of the Advisor. PRIOR PUBLIC PROGRAMS HAVE INVESTED ONLY IN RESTAURANT PROPERTIES AND HOTEL PROPERTIES AND HAVE NOT INVESTED IN RETIREMENT PROPERTIES. INVESTORS IN THE COMPANY SHOULD NOT ASSUME THAT THEY WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN SUCH PRIOR PUBLIC REAL ESTATE PROGRAMS. INVESTORS WHO PURCHASE SHARES WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY PARTNERSHIPS OR CORPORATIONS TO WHICH THE FOLLOWING INFORMATION RELATES.

      Two Directors of the Company, James M. Seneff, Jr. and Robert A. Bourne, individually or with others have served as general partners of 90 and 89 real estate limited partnerships, respectively, including 18 publicly offered CNL Income Fund partnerships, and as directors and/or officers of two unlisted public REITs. None of these limited partnerships or unlisted REITs has been audited by the IRS. Of course, there is no guarantee that the Company will not be audited. Based on an analysis of the operating results of the prior public programs, Messrs. Seneff and Bourne believe that each of such programs has met or is meeting its principal investment objectives in a timely manner.

      CNL Realty Corporation, which was organized as a Florida corporation in November 1985 and whose sole stockholders are Messrs. Seneff and Bourne, currently serves as the corporate general partner with Messrs. Seneff and Bourne as individual general partners of 18 CNL Income Fund limited partnerships, all of which were organized to invest in fast-food, family-style and in the case of two of the partnerships, casual-dining restaurant properties. In addition, Mr. Seneff currently serves as a director and an officer and Mr. Bourne currently serves as a director of CNL Restaurant Properties, Inc., an unlisted public REIT organized to invest in fast-food, family-style and casual-dining restaurant properties, mortgage loans and secured equipment leases. Mr. Seneff also currently serves as a director and Mr. Bourne currently serves as a director and officer of CNL Hotels & Resorts, Inc., an unlisted public REIT organized to invest in hotel properties and mortgage loans. Both of the unlisted public REITs have investment objectives similar to those of the Company. As of December 31, 2003, the 18 partnerships and the two unlisted REITs had raised a total of approximately $4.9 billion from a total of approximately 166,000 investors, had purchased, directly or indirectly, approximately 2,100 fast-food, family-style and casual-dining restaurant properties, and 128 hotel properties. None of the 18 public partnerships or the two unlisted public REITs has invested in retirement properties. Certain information relating to the offerings and investment history of the 18 public partnerships and the two unlisted public REITs is set forth below.

                                                                                       NUMBER OF          DATE 90% OF NET
                                                                                        LIMITED           PROCEEDS FULLY
                                   MAXIMUM                                            PARTNERSHIP           INVESTED OR
        NAME OF                   OFFERING                                             UNITS OR            COMMITTED TO
        ENTITY                    AMOUNT (1)                   DATE CLOSED            SHARES SOLD         INVESTMENT (2)
----------------------       ------------------           --------------------      --------------       -----------------
CNL Income                   $15,000,000                  December 31, 1986             30,000           December 1986
Fund, Ltd.                   (30,000 units)

CNL Income                   $25,000,000                  August 21, 1987               50,000           November 1987
Fund II, Ltd.                (50,000 units)

CNL Income                   $25,000,000                  April 29, 1988                50,000           June 1988
Fund III, Ltd.               (50,000 units)

CNL Income                   $30,000,000                  December 6, 1988              60,000           February 1989
Fund IV, Ltd.                (60,000 units)

CNL Income                   $25,000,000                  June 7, 1989                  50,000           December 1989
Fund V, Ltd.                 (50,000 units)

CNL Income                   $35,000,000                  January 19, 1990              70,000           May 1990
Fund VI, Ltd.                (70,000 units)

CNL Income                   $30,000,000                  August 1, 1990              30,000,000         January 1991
Fund VII, Ltd.               (30,000,000 units)

CNL Income                   $35,000,000                  March 7, 1991               35,000,000         September 1991
Fund VIII, Ltd.              (35,000,000 units)

CNL Income                   $35,000,000                  September 6, 1991           3,500,000          November 1991
Fund IX, Ltd.                (3,500,000 units)

CNL Income                   $40,000,000                  April 22, 1992              4,000,000          June 1992
Fund X, Ltd.                 (4,000,000 units)

CNL Income                   $40,000,000                  October 8, 1992             4,000,000          September 1992
Fund XI, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000                  April 15, 1993              4,500,000          July 1993
Fund XII, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000                  September 13, 1993          4,000,000          August 1993
Fund XIII, Ltd.              (4,000,000 units)

CNL Income                   $45,000,000                  March 23, 1994              4,500,000          May 1994
Fund XIV, Ltd.               (4,500,000 units)

CNL Income                   $40,000,000                  September 22, 1994          4,000,000          December 1994
Fund XV, Ltd.                (4,000,000 units)

CNL Income                   $45,000,000                  July 18, 1995               4,500,000          August 1995
Fund XVI, Ltd.               (4,500,000 units)

CNL Income                   $30,000,000                  October 10, 1996            3,000,000          December 1996
Fund XVII, Ltd.              (3,000,000 units)

                                                                                       NUMBER OF          DATE 90% OF NET
                                                                                        LIMITED           PROCEEDS FULLY
                                   MAXIMUM                                            PARTNERSHIP           INVESTED OR
        NAME OF                   OFFERING                                             UNITS OR            COMMITTED TO
        ENTITY                    AMOUNT (1)                   DATE CLOSED            SHARES SOLD         INVESTMENT (2)
----------------------       ------------------           --------------------      --------------       -----------------
CNL Income                   $35,000,000                  February 6, 1998            3,500,000          December 1997
Fund XVIII, Ltd.             (3,500,000 units)

CNL Restaurant               $747,464,413                 January 20, 1999 (3)      37,373,221 (3)       February 1999 (3)
Properties, Inc.             (37,373,221 shares)

CNL Hotels & Resorts,        $3,075,072,637                        (4)                   (4)                    (4)
Inc.                         (307,507,264 shares)

---------------------

(1) The amount stated includes the exercise by the general partners of each partnership of their option to increase by $5,000,000 the maximum size of the offering of CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XVI, Ltd. and CNL Income Fund XVIII, Ltd. The number of shares of common stock for CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.) (the "Restaurant Properties REIT") reflects a one-for-two reverse stock split, which was effective on June 3, 1999.

(2) For a description of the property acquisitions by these programs, see the table set forth on the following page.

(3) In April 1995, CNL Restaurant Properties, Inc. commenced an offering of a maximum of 16,500,000 shares of common stock ($165,000,000). On February 6, 1997, the initial offering closed upon receipt of subscriptions totaling $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) through the reinvestment plan. Following completion of the initial offering on February 6, 1997, CNL Restaurant Properties, Inc. commenced a subsequent offering (the "1997 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On March 2, 1998, the 1997 Offering closed upon receipt of subscriptions totaling $251,872,648 (25,187,265 shares), including $1,872,648 (187,265 shares) through the reinvestment plan. Following completion of the 1997 Offering on March 2, 1998, CNL Restaurant Properties, Inc. commenced a subsequent offering (the "1998 Offering") of up to 34,500,000 shares ($345,000,000) of common stock. As of December 31, 1998, CNL Restaurant Properties, Inc. had received subscriptions totaling $345,000,000 (34,500,000 shares), including $3,107,848 (310,785 shares)
      through the reinvestment plan, from the 1998 Offering. The 1998 Offering closed in January 1999, upon receipt of the proceeds from the last subscriptions. As of March 31, 1999, net proceeds to CNL Restaurant Properties, Inc. from its three offerings totaled $670,151,200 and all of such amount had been invested or committed for investment in properties and mortgage loans.

(4) Effective July 9, 1997, CNL Hotels & Resorts, Inc. (formerly CNL Hospitality Properties, Inc.) commenced an offering of up to 16,500,000 shares ($165,000,000) of common stock. On June 17, 1999, the initial offering closed upon receipt of subscriptions totaling $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) through the reinvestment plan. Following completion of the initial offering on June 17, 1999, CNL Hotels & Resorts, Inc. commenced a subsequent offering (the "1999 Offering") of up to 27,500,000 shares ($275,000,000) of common stock. On September 14, 2000, the 1999 Offering closed upon receipt of subscriptions totaling approximately $275,000,000. Following the completion of the 1999 Offering on September 14, 2000, CNL Hotels & Resorts, Inc. commenced a subsequent offering (the "2000 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On April 22, 2002, the 2000 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2000 Offering, CNL Hotels & Resorts, Inc. commenced a subsequent offering (the "2002 Offering") of up to 45,000,000 shares ($450,000,000) of common stock. On February 4, 2003, the 2002 Offering closed upon receipt of subscriptions totaling $450,000,000. Following the completion of the 2002 Offering, CNL Hotels & Resorts, Inc. commenced a subsequent offering (the "2003 Offering") of up to 175,000,000 shares ($1,750,000,000) of common stock. As of March 12,
      2004, the date the 2003 Offering closed, CNL Hotels & Resorts, Inc. had received subscriptions totaling approximately $3.0 billion (300 million shares) from its public offerings. As of such date, CNL Hotels & Resorts, Inc. owned interests in 130 properties, including 24 properties owned through joint ventures and one property under development.

      Mr. Seneff and Mr. Bourne are also the sole stockholders of DRR Partners, Inc., the corporate general partner of a nonpublic real estate limited partnership organized to invest in a hotel resort in Arizona. The partnership raised $27.5 million from 267 investors and invested approximately $25.1 million in the resort, which opened on November 30, 2002.

      As of December 31, 2003, Mr. Seneff and Mr. Bourne, directly or through affiliated entities, also had served as joint general partners of 70 nonpublic real estate limited partnerships. The offerings of all of these 70 nonpublic limited partnerships had terminated as of December 31, 2003. These 70 partnerships raised a total of approximately $187 million from approximately 4,600 investors, and purchased, directly or through participation in a joint venture or limited partnership, interests in a total of 314 projects as of December 31, 2003. These 314 projects consist of 18 apartment projects (comprising 8.3% of the total amount raised by all 70 partnerships), 12 office buildings (comprising 4% of the total amount raised by all 70 partnerships), 238 fast-food, family-style, or casual-dining restaurant properties and business investments (comprising 69.1% of the total amount raised by all 70 partnerships), one condominium development (comprising 0.3% of the total amount raised by all 70 partnerships), four hotels/motels (comprising 4.3% of the total amount raised by all 70 partnerships), 39 commercial/retail properties (comprising 13% of the total amount raised by all 70 partnerships), and two tracts of undeveloped land (comprising 0.1% of the total amount raised by all 70 partnerships).

      Mr. Seneff also has served, without Mr. Bourne, as a general partner of two additional nonpublic real estate limited partnerships which raised a total of $240,000 from 12 investors and purchased two office buildings with an aggregate purchase price of $928,390. Both of the office buildings are located in Florida.

      Mr. Bourne also has served, without Mr. Seneff, as a general partner of one additional nonpublic real estate limited partnership program which raised a total of $600,000 from 37 investors and purchased, through participation in a limited partnership, one apartment building located in Georgia with a purchase price of $1,712,000.

      Of the 90 real estate limited partnerships whose offerings had closed as of December 31, 2003 (including 18 CNL Income Fund limited partnerships) in which Mr. Seneff and/or Mr. Bourne serve or have served as general partners in the past, 39 invested in restaurant properties leased on a "triple-net" basis, including eight which also invested in franchised restaurant businesses (accounting for approximately 93% of the total amount raised by all 90 real estate limited partnerships).

      In addition to the real estate limited partnerships described above, in 2002, CNL Mortgage Fund, Ltd., a limited partnership in which Mr. Seneff and Mr. Bourne serve as officers and stockholders of the corporate general partner, raised $2,500,000 from 68 investors and entered into a mortgage loan, as the lender, with an affiliated limited partnership. CNL Mortgage Fund, Ltd. was organized for the purpose of investing in the mortgage loan on the property owned by 100 Legacy Park, Ltd.

      The following table sets forth summary information, as of December 31, 2003, regarding property acquisitions by the 18 limited partnerships and the two unlisted REITs.

NAME OF                    TYPE OF                                                   METHOD OF           TYPE OF
ENTITY                     PROPERTY                 LOCATION                         FINANCING           PROGRAM
------                     --------                 --------                         ---------           -------
CNL Income Fund,           22 fast-food or          AL, AZ, CA, FL, GA, LA,          All cash            Public
Ltd.                       family-style             MD, OK, PA, TX, VA, WA
                           restaurants

CNL Income Fund II,        50 fast-food or          AL, AZ, CO, FL, GA, IL,          All cash            Public
Ltd.                       family-style             IN, KS, LA, MI, MN, MO,
                           restaurants              NC, NM, OH, TN, TX, WA,
                                                    WY

CNL Income Fund            40 fast-food or          AL, AZ, CA, CO, FL, GA,          All cash            Public
III, Ltd.                  family-style             IA, IL, IN, KS, KY, MD,
                           restaurants              MI, MN, MO, NC, NE, OK,
                                                    TX

CNL Income Fund IV,        47 fast-food or          AL, DC, FL, GA, IL, IN,          All cash            Public
Ltd.                       family-style             KS, MA, MD, MI, MS, NC,
                           restaurants              OH, PA, TN, TX, VA

NAME OF                    TYPE OF                                                   METHOD OF           TYPE OF
ENTITY                     PROPERTY                 LOCATION                         FINANCING           PROGRAM
------                     --------                 --------                         ---------           -------
CNL Income Fund V,         36 fast-food or          AZ, FL, GA, IL, IN, MI,          All cash            Public
Ltd.                       family-style             NH, NY, OH, SC, TN, TX,
                           restaurants              UT, WA

CNL Income Fund VI,        67 fast-food or          AR, AZ, CA, FL, GA, ID,          All cash            Public
Ltd.                       family-style             IL, IN, KS, MA, MD, MI,
                           restaurants              MN, NC, NE, NM, NY, OH,
                                                    OK, PA, TN, TX, VA, WA,
                                                    WY

CNL Income Fund            59 fast-food or          AL, AZ, CO, FL, GA, IN,          All cash            Public
VII, Ltd.                  family-style             LA, MI, MN, NC, NE, OH,
                           restaurants              PA, SC, TN, TX, UT, WA

CNL Income Fund            55 fast-food or          AZ, CO, FL, IL, IN, LA,          All cash            Public
VIII, Ltd.                 family-style             MI, MN, NC, NY, OH, OR,
                           restaurants              TN, TX, VA, WI

CNL Income Fund IX,        55 fast-food or          AL, CA, CO, FL, GA, IL,          All cash            Public
Ltd.                       family-style             IN, LA, MD, MI, MN, MS,
                           restaurants              NC, NH, NY, OH, SC, TN,
                                                    TX

CNL Income Fund X,         60 fast-food or          AL, AZ, CA, CO, FL, GA,          All cash            Public
Ltd.                       family-style             ID, IL, IN, LA, MI, MO,
                           restaurants              MT, NC, NE, NH, NM, NY,
                                                    OH, PA, SC, TN, TX, WA

CNL Income Fund XI,        50 fast-food or          AL, AZ, CA, CO, CT, FL,          All cash            Public
Ltd.                       family-style             GA, KS, LA, MA, MI, MS,
                           restaurants              NC, NH, NM, OH, OK, PA,
                                                    SC, TX, VA, WA

CNL Income Fund            58 fast-food or          AL, AZ, CA, CO, FL, GA,          All cash            Public
XII, Ltd.                  family-style             IA, IN, LA, MO, MS, NC,
                           restaurants              NM, OH, SC, TN, TX, WA

CNL Income Fund            54 fast-food or          AL, AR, AZ, CA, CO, FL,          All cash            Public
XIII, Ltd.                 family-style             GA, IN, KS, LA, MD, MO,
                           restaurants              NC, OH, PA, SC, TN, TX,
                                                    VA

CNL Income Fund            72 fast-food or          AL, AZ, CO, FL, GA, IL,          All cash            Public
XIV, Ltd.                  family-style             KS, LA, MN, MO, MS, NC,
                           restaurants              NJ, NV, OH, SC, TN, TX,
                                                    VA

NAME OF                    TYPE OF                                                   METHOD OF           TYPE OF
ENTITY                     PROPERTY                 LOCATION                         FINANCING           PROGRAM
------                     --------                 --------                         ---------           -------
CNL Income Fund XV,        63 fast-food or          AL, CA, FL, GA, KS, KY,          All cash            Public
Ltd.                       family-style             MN, MO, MS, NC, NJ, NM,
                           restaurants              OH, OK, PA, SC, TN, TX,
                                                    VA

CNL Income Fund            56 fast-food or          AL, AZ, CA, CO, DC, FL,          All cash            Public
XVI, Ltd.                  family-style             GA, ID, IN, KS, LA, MN,
                           restaurants              MO, NC, NM, NV, OH, PA,
                                                    TN, TX, UT, WI

CNL Income Fund            39 fast-food,            CA, FL, GA, IL, IN, MD,          All cash            Public
XVII, Ltd.                 family-style or          MI, NC, NE, NV, OH, SC,
                           casual-dining            TN, TX, WA, WI
                           restaurants

CNL Income Fund            30 fast-food,            AZ, CA, CO, FL, GA, IL,          All cash            Public
XVIII, Ltd.                family-style or          KY, MD, MN, NC, NV, NY,
                           casual-dining            OH, PA, TN, TX, VA
                           restaurants

CNL Restaurant             1,211 fast-food,         AL, AR, AZ, CA, CO, CT,             (1)              Public REIT
Properties, Inc.           family-style or          DE, FL, GA, IA, ID, IL,
                           casual-dining            IN, KS, KY, LA, MD, MI,
                           restaurants              MN, MO, MS, NC, NE, NH,
                                                    NJ, NM, NV, NY, OH, OK,
                                                    OR, PA, RI, SC, SD, TN,
                                                    TX, UT, VA, WA, WI, WV

CNL Hotels &               128 limited              AL, AZ, CA, CO, CT, DE,             (2)              Public REIT
Resorts, Inc.              service, extended        FL, GA, HI, IL, IN, KS,
                           stay or full             KY, LA, MA, MD, ME, MI,
                           service hotels or        MN, MO, MS, NC, NE, NJ,
                           resorts                  NV, NY, OK, OR, PA, RI,
                                                    SC, TN, TX, UT, VA, WA,
                                                    WI, D.C., CANADA

---------------------

(1) As of March 31, 1999, all of CNL Restaurant Properties, Inc.'s net offering proceeds had been invested or committed for investment in properties and loans. Since April 1, 1999, CNL Restaurant Properties, Inc. and its consolidated subsidiaries have used proceeds from their lines of credit, warehouse facilities and other borrowings to acquire and develop properties and to fund loans.

(2) As of December 31, 2003, approximately 46% of the assets acquired by CNL Hotels & Resorts, Inc. had been funded using debt. The balance was acquired using proceeds from CNL Hotels & Resorts, Inc.'s equity offerings.

      A more detailed description of the acquisitions by real estate limited partnerships and the two unlisted REITs sponsored by Messrs. Seneff and Bourne is set forth in prior performance Table VI, included in Part II of the registration statement filed with the Securities and Exchange Commission for this offering. A copy of Table VI is available to stockholders from the Company upon request, free of charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc. and CNL Hotels & Resorts, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

      In order to provide potential purchasers of Shares in the Company with information to enable them to evaluate the prior experience of the Messrs. Seneff and Bourne as general partners of real estate limited partnerships and as directors and officers of the two unlisted REITs, including those set forth in the foregoing table, certain financial and other information concerning those limited partnerships and the two unlisted REITs with investment objectives similar to one or more of the Company's investment objectives, is provided in the Prior Performance Tables included as Appendix B. Information about the previous public programs, the offerings of which became fully subscribed between January 1999 and December 2003, is included therein. Potential stockholders are encouraged to examine the Prior Performance Tables attached as Appendix B (in Table III), which include information as to the operating results of these prior programs, for more detailed information concerning the experience of Messrs. Seneff and Bourne.

                              DISTRIBUTION POLICY

DISTRIBUTIONS

      The following information updates and replaces the table and footnotes on page 179 of the Prospectus.

      The following table presents total Distributions declared and Distributions per Share:

                                                            Quarter
                                  --------------------------------------------------------------
                                    First           Second            Third            Fourth             Year
                                  ----------      -----------      -----------       -----------       -----------
2004:
Total Distributions declared     $28,840,885      $37,343,733
Distributions per Share               0.1776           0.1776

2003:
Total Distributions declared     $ 8,688,670      $12,030,979      $16,591,206       $22,473,016       $59,783,871
Distributions per Share               0.1767           0.1767           0.1767            0.1770            0.7071

2002:
Total Distributions declared     $ 1,552,344       $2,586,745       $4,097,267       $ 6,143,121       $14,379,477
Distributions per Share               0.1749           0.1749           0.1749            0.1755            0.7002

2001:
Total Distributions declared     $   219,887         $247,922         $312,583          $726,930        $1,507,322
Distributions per Share               0.1749           0.1749           0.1749            0.1749            0.6996

2000:
Total Distributions declared     $    43,593         $108,932         $160,911          $188,642          $502,078
Distributions per Share               0.0750           0.1537           0.1749            0.1749            0.5785

1999:
Total Distributions declared        (2)              (2)               $16,460           $33,944           $50,404
Distributions per Share             (2)              (2)                0.0500            0.0750            0.1250

(1) In July and August 2004, the Company declared Distributions totaling $13.1 million and $13.2 million, respectively, (representing $0.0592 per Share) payable by September 30, 2004.

(2) For the period December 22, 1997 (date of inception) through July 13, 1999, the Company did not make any cash distributions because operations had not commenced.

(3) For the six months ended June 30, 2004, the years ended December 31, 2003, 2002, 2001 and 2000, and the period July 13, 1999 (the date operations of the Company commenced) through December 31, 1999, approximately 57%, 71%, 65%, 65%, 54% and 100%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 43%, 29%, 35%, 35% , 46% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of June 30, 2004, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for federal income tax purposes of Distributions declared for the six months ended June 30, 2004, may not be indicative of the results that may be expected for the year ended December 31, 2004.

(4) Cash distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. For the six months ended June 30, 2004, and the years ended December 31, 2003, 2002, 2001, 2000 and 1999, approximately 13%, 2%, 21%, 39%, 55% and
      100%, respectively, of cash distributions represent a return of capital in accordance with GAAP. Cash distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of net earnings on a GAAP basis. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(5) Distributions declared and paid for the years ended December 31, 2003, 2002, 2001 and 2000, represent a distribution rate of 7.071%, 7%, 7% and 5.785%, respectively, of Invested Capital.

      The Company intends to continue to make regular Distributions to stockholders. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. The Board of Directors currently declares Distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a Distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring Shares, will not receive a Distribution for a record date that they are not considered a stockholder of record. Currently, Distributions are declared monthly and paid quarterly, unless a stockholder elects to receive Distributions monthly, as described below, during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare Distributions on a another basis during the offering period. During the six months ended June 30, 2004, $4.2 million, or 6%, of Distributions paid to stockholders was supported by cash generated from prior period operating activities and borrowings on our revolving line of credit.

      The following paragraph updates and replaces the corresponding paragraph beginning on page 180 of the Prospectus.

      The Company is required to distribute annually at least 90% of its real estate investment trust taxable income to maintain its objective of qualifying as a REIT. Generally, income distributed will not be taxable to the Company under federal income tax laws if the Company complies with the provisions relating to qualification as a REIT. The Company may borrow money, issue new securities or sell Assets as necessary or advisable to make Distributions, including, but not limited to, Distributions for the purpose of the maintenance of our qualification as a REIT for federal income tax purposes, or for any other authorized corporate purpose. These methods of obtaining funds could affect future Distributions by increasing operating costs. To the extent that Distributions to stockholders exceed earnings and profits, such amounts constitute a return of capital for federal income tax purposes, although such Distributions might not reduce stockholders' aggregate Invested Capital. Distributions in kind shall not be permitted, except for Distributions of readily marketable securities; Distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of the Articles of Incorporation; or Distributions of in-kind property, as long as, with respect to in-kind property, the Board of Directors (i) advises each stockholder of the risks associated with direct ownership of the property; (ii) offers each stockholder the election of receiving in-kind property Distributions; and (iii) distributes in-kind property only to those stockholders who accept the Directors' offer.

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

DESCRIPTION OF CAPITAL STOCK

      The following paragraph updates and replaces the corresponding paragraph on page 181 of the Prospectus.

      General. The Company has authorized a total of 1,106,000,000 shares of capital stock, consisting of 1,000,000,000 Shares of Common Stock, $0.01 par value per Share, 3,000,000 shares of Preferred Stock ("Preferred Stock"), and 103,000,000 additional shares of excess stock ("Excess Shares"), $0.01 par value per share. Of the 103,000,000 Excess Shares, 100,000,000 are issuable in exchange for Common Stock and 3,000,000 are issuable in exchange for Preferred Stock as described in the section of the Prospectus entitled "Summary of the Articles of Incorporation and Bylaws -- Restriction of Ownership." As of August 30, 2004, the Company had 224.8 million Shares of Common Stock outstanding (including 20,000 Shares issued to the Advisor prior to the commencement of the Initial Offering) and no Preferred Stock or Excess Shares outstanding.

      The second paragraph under the heading "Summary of the Articles of Incorporation and Bylaws -- Description of Capital Stock" on page 182 of the Prospectus is deleted in its entirety.

                                    EXPERTS

      The following paragraphs update and replace the corresponding paragraphs under the heading "Experts" beginning on page 208 of the Prospectus.

      The financial statements of the Company as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003, and the combined financial statements of American Retirement Communities Portfolio (a group of related properties acquired by CNL Retirement Properties, Inc.) as of December 31, 2001 and 2000 and for the two years then ended, included in the Prospectus and Registration Statement, have been so included in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

      The combined statement of certain revenues and certain expenses of the Medical Office Properties Twenty-Two Properties for the year ended December 31, 2003, included in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

      The combined financial statements of Sunrise Senior Living, Inc. Sixteen Communities at December 31, 2002 and for the year then ended, included in this Prospectus Supplement and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in auditing and accounting.

                          QUESTIONS AND ANSWERS ABOUT
               CNL RETIREMENT PROPERTIES, INC.'S PUBLIC OFFERING

      The following updates and replaces the first question and answer on page three of the Prospectus.

Q:    IF I BUY SHARES IN THE OFFERING, HOW CAN I SELL THEM?

A: At the time you purchase shares, they will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that if you wish to sell your shares, you may not be able to do so promptly or at a price equal to or greater than the offering price.

      We anticipate listing the shares on a national securities exchange or over-the-counter market on or before December 31, 2008, if market conditions are favorable. Listing does not assure liquidity. If we have not listed the shares on a national securities exchange or over-the-counter market by December 31, 2008, we plan to sell the properties and other assets and return the proceeds from the liquidation to our stockholders through distributions.

      Beginning one year after you purchase your shares from the Company, you may ask us to redeem at least 25% of the shares you own. The redemption procedures are described in the "Redemption of Shares" section of this Prospectus. As a result, if a public market for the shares never develops, you may be able to redeem your shares through the redemption plan beginning one year from the date on which you purchased your shares, provided we have sufficient funds available. No more than 5% of the number of shares of the Company's common stock outstanding at the beginning of any 12-month period may be redeemed during such 12 month period. If we have not listed and we liquidate our assets, you will receive proceeds through the liquidation process.

      If we list the shares, we expect that you will be able to sell your shares in the same manner as other listed stocks.

                          INDEX TO FINANCIAL STATEMENTS

                         CNL RETIREMENT PROPERTIES, INC.

                                                                                                         Page
                                                                                                         ----
Pro Forma Consolidated Financial Information (unaudited):

     Pro Forma Consolidated Balance Sheet as of June 30, 2004                                             F-2

     Pro Forma Consolidated Statement of Income for the six months ended June 30, 2004                    F-3

     Pro Forma Consolidated Statement of Income for the year ended December 31, 2003                      F-4

     Notes to Pro Forma Consolidated Financial Statements for the six months ended June 30, 2004
        and the year ended December 31, 2003                                                              F-5

Interim Unaudited Condensed Consolidated Financial Statements as recently filed in CNL Retirement Properties, Inc.'s June 30, 2004 Form 10-Q:

     Condensed Consolidated Balance Sheets as of June 30, 2004 and December 31, 2003                     F-12

     Condensed Consolidated Statements of Income for the quarters and six months ended
        June 30, 2004 and 2003                                                                           F-13

     Condensed Consolidated Statements of Stockholders' Equity for the six months ended
        June 30, 2004 and the year ended December 31, 2003                                               F-14

     Condensed Consolidated Statements of Cash Flows for the six months ended June 30,
        2004 and 2003                                                                                    F-15

     Notes to Condensed Consolidated Financial Statements for the six months ended
        June 30, 2004 and 2003                                                                           F-16

Report of Independent Registered Certified Public Accounting Firm dated February 25, 2004                F-30

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Retirement Properties, Inc. and its subsidiaries (the "Company") gives effect to (i) the receipt of $39.3 million in gross offering proceeds from the sale of 3.9 million additional shares for the period July 1, 2004 through August 30, 2004, the payment of related offering expenses, acquisition fees and miscellaneous acquisition expenses and borrowings of $24.1 million under mortgage notes payable and (ii) the application of such funds and cash on hand as of June 30, 2004, to purchase 40 Properties, including 32 Properties that were the result of purchasing controlling interests in partnerships whose activities were limited to the ownership of medical office buildings, and a 55% ownership interest in a development and property management company related to certain Properties, including the payment of acquisition fees and miscellaneous acquisition expenses, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2004, has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on June 30, 2004.

The Unaudited Pro Forma Consolidated Statements of Income for the six months ended June 30, 2004 and the year ended December 31, 2003, include the historical operating results of the Properties described in (ii) above, as well as 166 Properties purchased by the Company prior to June 30, 2004 and the development and property management business, from the date of their acquisition (or for the pending acquisitions, from the date they became probable of being acquired) plus operating results from (A) the later of (i) the date the Properties became operational by the previous owners or (ii) January 1, 2003, to (B) the earlier of (i) the date the Properties were acquired by (or for the pending acquisitions, became probable of being acquired by) the Company or (ii) the end of the pro forma period presented (the "Pro Forma Period").

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or condition if the various events and transactions reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2004
                      (in thousands, except per share data)

                                                                                 Pro Forma
                                                                  Historical    Adjustments     Pro Forma
                                                                 -----------    -----------     ----------
                         ASSETS

Investment Properties:
    Accounted for using the operating method, net                $ 1,963,569     $ 296,342(b)   $2,259,911
    Accounted for using the direct financing method                  422,930        28,447(b)      451,377
    Intangible lease costs, net                                       67,778        19,834(c)       87,612
Cash and cash equivalents                                            346,253        34,423(a)       77,578
                                                                                  (300,763)(b)
                                                                                     3,345(d)
                                                                                    (5,680)(e)

Restricted cash                                                       48,109            --          48,109
Accounts and other receivables, net                                   17,381            --          17,381
Goodwill                                                                             5,691(e)        5,691
Deferred costs, net                                                   12,516           249(b)       12,765
Accrued rental income                                                 32,304            --          32,304
Other assets                                                          32,146         1,574(a)       17,061
                                                                                     4,630(b)
                                                                                   (21,346)(b)
                                                                                       362(e)
                                                                                      (305)(e)
                                                                 -----------     ---------      ----------
                                                                 $ 2,942,986     $  66,803      $3,009,789
                                                                 ===========     =========      ==========

          LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
    Mortgages payable                                            $   762,113     $  24,074(b)   $  786,187
    Bonds payable                                                     93,301            --          93,301
    Line of credit                                                    20,000            --          20,000
    Construction loans payable                                        46,532            --          46,532
    Due to related parties                                             1,446            --           1,446
    Accounts payable and accrued expenses                             14,112            --          14,112
    Intangible lease liability, net of amortization                    2,039         1,650(c)        3,689
    Deferred income                                                    2,467            --           2,467
    Security deposits                                                 24,355         3,345(d)       27,700
                                                                 -----------     ---------      ----------
           Total liabilities                                         966,365        29,069         995,434
                                                                 -----------     ---------      ----------

Minority interest                                                         --         1,669(b)        1,737
                                                                                        68(e)
                                                                 -----------     ---------      ----------

Commitments and contingencies

Stockholders' equity:
    Preferred stock, without par value
       Authorized and unissued 3,000 shares                               --            --              --
    Excess shares, $.01 par value per share
       Authorized and unissued 103,000 shares                             --            --              --
    Common stock, $.01 par value per share
       Authorized 450,000 shares, issued 221,242 and
       outstanding 220,913 shares, issued 225,176 and
       outstanding 224,847 shares, as adjusted                         2,209            39(a)        2,248
    Capital in excess of par value                                 1,988,384        39,302(a)    2,024,342
                                                                                    (3,344)(a)
    Accumulated distributions in excess of net earnings              (13,972)           --         (13,972)
                                                                 -----------     ---------      ----------
           Total stockholders' equity                              1,976,621        35,997       2,012,618
                                                                 -----------     ---------      ----------
                                                                 $ 2,942,986     $  66,803      $3,009,789
                                                                 ===========     =========      ==========

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 2004
                      (in thousands, except per share data)

                                                                     Historical
                                                                   Medical Office
                                                                    Portfolio One   Pro Forma
                                                       Historical    Properties    Adjustments       Pro Forma
                                                       ----------  --------------  -----------       ---------
Revenues:
    Seniors' Housing:
       Rental income from operating leases             $   80,325  $           --  $    10,308(1)    $  90,633
       Earned income from direct financing leases          26,141              --        2,053(1)       28,194
       Contingent rent                                         49              --           --              49
       FF&E reserve income                                  2,273              --           46(2)        2,319
    Medical Office Buildings:
       Rental income from operating leases                  4,750           9,156       10,845(1)       24,815
                                                                                            59(3)
                                                                                             5(4)
       Tenant expense reimbursements                          720           1,619        2,555(5)        4,894
    Interest and other income                               1,480             408         (970)(6)         955
                                                                                            37(7)
                                                       ----------  --------------  -----------       ---------
                                                          115,738          11,183       24,938         151,859
                                                       ----------  --------------  -----------       ---------

Expenses:
    Interest and loan cost amortization                    19,526              --        3,969(8)       23,495
    Seniors' Housing property expenses                        456              --           --             456
    Medical Office Buildings operating expenses             1,775           3,410        4,347(9)        9,532
    Asset management fees to related party                  5,507              --        2,087(11)       7,594
    General and administrative                              5,372              --        1,142(12)       6,514
    Provision for doubtful accounts                         1,250              --           --           1,250
    Depreciation and amortization                          24,407              --       14,200(13)      38,607
                                                       ----------  --------------  -----------       ---------
                                                           58,293           3,410       25,745          87,448
                                                       ----------  --------------  -----------       ---------

Income before equity in earnings of
    unconsolidated subsidiary and minority interest        57,445           7,773        (807)          64,411

Equity in earnings of unconsolidated
    subsidiary                                                 47              --           --              47

Minority interest                                              --              --         (180)(14)       (180)
                                                       ----------  --------------  -----------       ---------

Net income                                             $   57,492  $        7,773  $      (987)      $  64,278
                                                       ==========  ==============  ===========       =========

Net income per share of common stock
    (basic and diluted) (15)                           $     0.28                                    $    0.31
                                                       ==========                                    =========

Weighted average number of shares of common
    stock outstanding (basic and diluted) (15)            206,547                                      209,507
                                                       ==========                                    =========

See accompanying notes to unaudited pro forma consolidated financial statements

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

                                                                     Historical
                                                                   Medical Office
                                                                    Portfolio One   Pro Forma
                                                       Historical    Properties    Adjustments       Pro Forma
                                                       ----------  --------------  -----------       ---------
Revenues:
    Seniors' Housing:
       Rental income from operating leases             $   60,207             --   $   118,870(1)    $179,077
       Earned income from direct financing leases          31,107             --        24,750(1)      55,857
       Contingent rent                                         47             --            --             47
       FF&E reserve income                                  2,607             --         3,585(2)       6,192
    Medical Office Buildings:
       Rental income from operating leases                     --          26,035       17,219(1)      43,445
                                                                                           175(3)
                                                                                            16(4)
       Tenant expense reimbursements                           --           3,146        3,404(5)       6,550
    Interest and other income                               1,626           1,068       (1,584)(6       1,271
                                                                                           161(7)
                                                       ----------  --------------  -----------       --------
                                                           95,594          30,249      166,596        292,439
                                                       ----------  --------------  -----------       --------

Expenses:
     Interest and loan amortization                         9,588              --       31,321(8)      40,909
     Seniors' Housing property expenses                       136              --           --            136
     Medical Office Buildings operating expenses               --          10,218        7,469(9)      19,255
                                                                                         1,568(10)
     Asset management fees to related party                 4,372              --       10,477(11)     14,849
     General and administrative                             5,482              --        2,636(12)      8,118
     Depreciation and amortization                         17,567              --       54,245(13)     71,812
                                                       ----------  --------------  -----------       --------
                                                           37,145          10,218      107,716        155,079
                                                       ----------  --------------  -----------       --------

Income before equity in earnings of
     unconsolidated subsidiary and minority
     interest                                              58,449          20,031       58,880        137,360

Equity in earnings of unconsolidated subsidiary                11              --           --             11

Minority interest                                              --              --         (909)(14)      (909)
                                                       ----------  --------------  -----------       --------

Net income                                             $   58,460  $       20,031  $    57,971       $136,462
                                                       ==========  ==============  ===========       ========

Net income per share of common
     stock (basic and diluted) (15)                    $     0.66                                    $   0.67
                                                       ==========                                    ========

Weighted average number of shares of common
     stock outstanding (basic and diluted) (15)            88,840                                     203,414
                                                       ==========                                    ========

See accompanying notes to unaudited pro forma consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Balance Sheet:

(a) Represents gross proceeds of $39,341 from the sale of 3,934 shares during the period July 1, 2004 through August 30, 2004, and the payment of $4,918 for (i) related acquisition fees of $1,574 (4.0% of gross proceeds) which are reflected in other assets, (ii) selling commissions of $2,557 (6.5% of gross proceeds) and (iii) marketing support fees of $787 (2.0% of gross proceeds), both of which have been netted against stockholders' equity.

(b) Represents the use of $300,763 of cash and borrowings of $24,074 under mortgage notes payable (i) to purchase 40 Properties for $319,958 (ii) to pay loan costs of $249 (iii) to pay acquisition fees on permanent financing (4.0% of permanent financing) of $963 and (iv) $3,667 in miscellaneous acquisition costs incurred in conjunction with the purchase of the Properties. Also represents the reclassification of $21,346 in miscellaneous acquisition costs and acquisition fees to investment properties, intangible lease costs and intangible lease liabilities (see Note (c) below). In addition, the investment properties amount includes $1,669 attributable to the historical basis of certain minority interests in partnerships that hold 32 of the Properties.

                                                                         Acquisition
                                                                          Fees and
                                                                        Closing Costs
                                                       Purchase         Allocated to
                                                         Price           Investment            Total
                                                       --------         -------------         --------
Sakonnet Bay Manor in Tiverton, RI                     $ 24,679         $       2,245         $ 26,924
DASCO Office Portfolio One Properties                   192,559                12,751          205,310
Additional DASCO Portfolio One Properties                42,720                 2,590           45,310
Eby Portfolio One Properties                             33,000                 2,313           35,313
                                                       --------         -------------         --------
     Properties subject to operating leases             292,958                19,899          312,857
                                                       --------         -------------         --------

Sedgebrook Continuing Care Retirement Community
    in Lincolnshire, IL                                  27,000                 1,447           28,447
                                                       --------         -------------         --------
     Investment in direct financing leases               27,000                 1,447           28,447
                                                       --------         -------------         --------

                                                       $319,958         $      21,346         $341,304
                                                       ========         =============         ========

(c) The Company allocates the value associated with having an in-place lease at the date of acquisition to a lease intangible asset or liability considering factors associated with lease origination costs, above or below market leases and the value of customer relationships. Amounts allocated to above market leases are included in intangible lease costs and below market lease values are included in an intangible lease liability and are amortized or accreted to rental income over the weighted average remaining term of the leases acquired with each Property. All other intangible lease costs are amortized on a straight-line basis over the weighted average remaining term of the leases acquired with each Property.

(d) Represents security deposits in an aggregate amount of $3,345 received from the lessees in conjunction with the acquisitions of the Sedgebrook Continuing Care Retirement Community and Eby Portfolio One Properties.

(e) Represents the use of $5,680 of cash to purchase a 55% ownership interest in a development and property management company (the "DASCO Operating Company"). In connection with the acquisition of the DASCO Operating Company, the Company acquired $362 in office furniture and equipment and allocated the remaining purchase price to goodwill including the recognition of the minority owners equity of $68 in the historical net assets. Also represents the reclassification of $305 in acquisition fees related to this transaction.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income:

(1) Represents adjustment to rental income from the operating leases and earned income from the direct financing leases for the Properties acquired, and for the acquisitions considered probable by the Company as of August 30, 2004 (collectively, the "Pro Forma Property" or "Pro Forma Properties") for the Pro Forma Period.

      The following presents the actual date the Pro Forma Properties were acquired or made probable by the Company as compared to January 1, 2003, the date the Pro Forma Properties were treated as becoming operational as a rental property for purposes of the Pro Forma Consolidated Statement of Income as well as the related adjustments for the Pro Forma Periods.


                                                                                                              Pro Forma
                                                                                              Pro Forma       Adjustment
                                                                                           Adjustment for    for the Six
                                                                                           the Year Ended       Months
                                                 Date Acquired/Probable      Purchase       December 31,      Ended June
                                                     by the Company            Price            2003           30, 2004
                                                 -----------------------    -----------    --------------    -----------
Properties subject to operating leases:
 Acquired:
 Summit Portfolio Properties                     March 27, 2003             $    52,000    $        1,455    $        --
 Additional Marriott Portfolio Two Properties    March 28, 2003                 254,575             4,759             --
 Brighton Gardens of Saddle River, NJ            March 31, 2003                  12,750               405             --
 Balmoral Assisted Living Community in Palm
     Harbor, FL                                  July 8, 2003                    12,175               629             --
 ARC Somerby Portfolio Properties                August 25, 2003                 73,260             5,683             --
 GreenTree Portfolio Properties                  September 5 & 11, 2003          22,956             2,046             --
 Sunrise Portfolio Four Properties               September 30, 2003             149,277            11,509             --
 Additional Sunrise Portfolio Four Properties    September 30, 2003              29,552                --             --
 Dogwood Forest of Dunwoody in Dunwoody, GA      November 25, 2003                5,500               681             --
 EdenCare Portfolio One Properties               November 25, 2003               27,000             3,236             --
 EdenCare Portfolio Two Properties               November 25, 2003              171,755            19,401             --
 Horizon Bay Portfolio One Properties            February 6 & 13, 2004          537,321            59,309          5,962
 Sunrise Portfolio Five Properties               March 31, 2004                  34,649                --             --
 Courtyard Manor Portfolio One Properties        April 1, 2004                   17,790             2,167            541
 Medical Office Portfolio One Properties         April 30, 2004                 256,500                --             --
 GreenTree Summit at Park Hills in Fairborn, OH  June 29, 2004                    6,200               818            409
 Sakonnet Bay Manor (Tiverton Property)          August 6, 2004                  24,679             2,739          1,380
 DASCO Portfolio One Properties                  August 24 & 30, 2004           192,559            13,923          9,031
 Eby Portfolio One Properties                    August 24, 2004                 33,000             4,033          2,016
 Probable:
 Additional DASCO Portfolio One Properties       July 9 & 23, 2004               42,720             3,296          1,814
                                                                            -----------    --------------    -----------
                                                                            $ 1,956,218    $      136,089    $    21,153
                                                                            ===========    ==============    ===========

Investment in direct financing leases:
 Acquired:
 Fox Run Village in Novi, MI                     February 28, 2003          $    17,000    $          420    $        --
 Prime Care Portfolio Two Properties             March 31, 2003                  22,635               744             --
 Ann's Choice Continuing Care Retirement
      Community in Warminster, PA                June 2, 2003                    19,500             1,338             --
 Sunrise Portfolio Three Properties              August 29, 2003                184,500            15,401             --
 Linden Ponds Continuing Care Retirement
      Community in Hingham, MA                   December 1, 2003                19,700             2,747             --
 Sedgebrook Continuing Care Retirement
      Community in Lincolnshire, IL              July 8, 2004                    27,000             4,100          2,053
                                                                            -----------    --------------    -----------
                                                                            $   290,335    $       24,750    $     2,053
                                                                            ===========    ==============    ===========

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income - Continued:

(2) Represents adjustments to FF&E Reserve funds, which will be used for the replacement and renewal of furniture, fixtures and equipment relating to certain Properties. The funds in the FF&E Reserve and all property purchased with funds from the FF&E Reserve will be paid, granted and assigned to the Company.

(3) Represents the Company's straight-line rent adjustment to the Medical Office Portfolio One Properties' historical rental income.

(4) Represents the net amount of amortization and accretion of intangible lease costs and liabilities related to the allocated value associated with above and below market leases at the date of each Property's acquisition. The intangible lease costs and liabilities are amortized or accreted to rental income over the weighted average remaining term of the acquired leases of each Property.

(5) Represents the recovery of a portion of the medical office building operating expenses from the tenants, as specified in the lease agreements.

(6) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts after the purchase of the Pro Forma Properties. The pro forma adjustment is based upon the fact that interest income from interest bearing accounts was earned at a rate of approximately 2% per annum by the Company during the six months ended June 30, 2004 and the year ended December 31, 2003.

(7) Represents other miscellaneous tenant income for the DASCO Portfolio One Properties and the Additional DASCO Portfolio One Properties.

(8) Represents adjustment to interest expense for mortgage loans for the Pro Forma Period based on the following terms: Original Interest Rate Pro Forma

                                                                                             Pro Forma
                                                                              Pro Forma     Adjustment
                                                                            Adjustment for  for the Six
                         Original                                           the Year Ended    Months
                         Mortgage                                            December 31,   Ended June
                           Loan                  Interest Rate                   2003        30, 2004
                        ----------  -------------------------------------   --------------  -----------
Prime Care Portfolio    $   20,635  7.83%, with principal and interest      $          359  $        --
Two Properties                      payable monthly.
maturing October
2008

Revolving line of           20,000  Floating at 250 basis points over                  159           --
credit secured by                   the 30-day LIBOR. During the Pro
Prime Care Portfolio                Forma Period, the interest rate
Properties, maturing                varied from 3.62% to 3.88%.
March 2005

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income - Continued:

                                                                                             Pro Forma
                                                                              Pro Forma     Adjustment
                                                                            Adjustment for  for the Six
                         Original                                           the Year Ended    Months
                         Mortgage                                            December 31,   Ended June
                           Loan                  Interest Rate                   2003        30, 2004
                        ----------  -------------------------------------   --------------  -----------
Summit Portfolio        $   26,000    Floating at 325 basis points over     $          318  $        --
Properties, maturing                  the 30-day LIBOR with a minimum
March 2005                            interest rate of 5% and principal
                                      and interest payable monthly.
                                      During the Pro Forma Period, the
                                      interest rate was 5.0%.

ARC Somerby Portfolio       50,400    5.79% with principal and interest              1,848           --
Properties, maturing                  payable monthly.
June 2013

Sunrise Portfolio           92,500    5.13% the first year, 5.38% the                3,747           --
Three Properties,                     second year, 6.06% the third year
maturing July 2010                    with 3% increases to the per annum
                                      rate each calendar year thereafter
                                      to a maximum of 7.25% (effective
                                      rate of interest is 5.60%) to
                                      maturity. Monthly interest only
                                      payments through 2005 with
                                      principal and interest payable
                                      monthly for the remaining term of
                                      the loan.

Sunrise Portfolio           74,645    Fixed interest rate of 5.96%.                  4,449          346
Four Properties,                      Monthly interest only payments for
maturing seven years                  first two years with principal and
from funding date                     interest payable monthly for the
                                      remaining term of the loan.

EdenCare Portfolio          45,000    Floating at 2.60% to 3.00% over                1,539           --
Two Properties,                       the 30-day LIBOR rate.
maturing November                     During the Pro Forma
2006                                  Period, the interest rate varied
                                      from 3.70% to 4.34%.

EdenCare Portfolio           7,130    Fixed rates of 8.25% and 8.375%,                 531           --
Two Properties, two                   with principal and interest
loans maturing                        payable monthly.
between March 2038
and November 2038

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

                                                                                             Pro Forma
                                                                              Pro Forma     Adjustment
                                                                            Adjustment for  for the Six
                         Original                                           the Year Ended    Months
                         Mortgage                                            December 31,   Ended June
                           Loan                  Interest Rate                   2003        30, 2004
                        ----------  -------------------------------------   --------------  -----------
Horizon Bay             $  192,680    Floating at 0.9% to 1.04% over the    $        4,180  $       393
Portfolio One                         3 to 9 month Fannie Mae Discount
Properties, twelve                    MBS and interest only payable
loans maturing                        monthly. During the Pro Forma
between October                       Period, the interest rate varied
2005 and April 2008                   from 2.02% to 2.38%.

Horizon Bay                 48,740    Floating at 3.70% over the 30-day              2,900          199
Portfolio One                         LIBOR with a minimum interest rate
Properties, four                      of 5.95%. Monthly interest only
loans maturing June                   payments through either July 2004
2008                                  or January 2005 with monthly
                                      principal and interest payments
                                      thereafter until maturity. During
                                      the Pro Forma Period, the interest
                                      rate was 5.95%.

Horizon Bay Portfolio       33,139    8.17 % with principal and interest             2,687          253
One Properties,                       payable monthly.
maturing April 2008

Medical Office              69,347    Fixed rates ranging from 5.09% to              4,255        1,404
Portfolio One                         8.35%, with principal and interest
Properties, ten loans                 payable monthly.
maturing between
August 2008 and
February 2013

Medical Office              14,900    5.15%, with interest only payable                767          255
Portfolio One                         monthly for the first year with
Properties, maturing                  principal and interest payable
October 2008                          monthly for the remaining term of
                                      the loan.

Eby Portfolio One            6,361     Fixed rates of 8.42% and 7.21%                  497          246
Properties, two loans                  with principal and interest
maturing June 2010                     payable monthly.
and September 2011

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
 FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                      (in thousands, except per share data)

                                                                                             Pro Forma
                                                                              Pro Forma     Adjustment
                                                                            Adjustment for  for the Six
                         Original                                           the Year Ended    Months
                         Mortgage                                            December 31,   Ended June
                           Loan                  Interest Rate                   2003        30, 2004
                        ----------  -------------------------------------   --------------  -----------
Additional DASCO        $   17,713    Fixed rates of 7.54% and 8.41%        $        1,391  $       690
Portfolio One                         with principal and interest
Properties, two loans                 payable monthly.
maturing July 2007
and June 2010
                                                                            --------------  -----------

                                                                            $       29,627  $     3,786
                                                                            ==============  ===========

      In addition, loan cost amortization was $183 and $1,694 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively. Loan costs are amortized using the effective interest method over the life of the loan.

      If the interest rates on variable rate loans would have increased by 0.125% during the Pro Forma Period, interest expense would have increased by $21 and $295 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively.

(9) Represents operating expenses relating to the medical office buildings for the Pro Forma Period.

(10) Represents property management fees payable to third-party property managers related to the Medical Office Portfolio One Properties. Property management fees are equal to 3% of the Properties' gross rental revenues. For the year ended December 31, 2003, the adjustment also includes a $750 fee payable to the sellers of the Medical Office Portfolio One Properties for temporary asset management services during a transitional period.

(11) Represents increase in asset management fees relating to the Pro Forma Properties for the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value as defined in the Company's Prospectus.

(12) Represents general and administrative expenses related to the DASCO Operating Company, including payroll costs, occupancy expenses and professional fees for the Pro Forma Period.

(13) Represents increase in depreciation expense of the buildings, tenant improvements, site improvements and the furniture, fixtures and equipment ("FF&E") portions of the Pro Forma Properties accounted for as operating leases using the straight-line method of $10,592 and $43,750 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively. The buildings, site improvements, and FF&E are depreciated over useful lives of 40, 15 and seven years, respectively. The tenant improvements are depreciated over the remaining term of each respective lease. Also represents amortization of lease intangible costs of $3,608 and $10,495 for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively, related to the amounts associated with having in-place leases at the date of each Property's acquisition allocated to a lease intangible asset that is amortized on a straight-line basis over the weighted average remaining term of the acquired leases of each Property.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL STATEMENTS
   FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND THE YEAR ENDED DECEMBER 31, 2003
                     (in thousands, except per share data)

Unaudited Pro Forma Consolidated Statements of Income - Continued:

         The following presents the amount of land, building, FF&E, tenant improvements and site improvements for each of the Pro Forma Properties accounted for as operating leases:

                                                                                                  Tenant        Site
                                                                                                 Improve-      Improve-
                                                      Land          Building         FF&E         ments         ments
                                                     -------        --------        ------       --------      -------
Additional Marriott Portfolio Two Properties         $50,817        $200,815        $9,410            --           --
Summit Portfolio Properties                            3,230          50,210         1,085            --           --
Brighton Gardens in Saddle River, NJ                   2,156          10,458           511            --           --
Balmoral Assisted Living Community in Palm                                                            --           --
    Harbor, FL                                         1,002          11,134           376
ARC Somerby Portfolio Properties                       3,404          68,946         3,199            --           --
GreenTree Portfolio Properties                         1,298          21,824           380            --           --
Sunrise Portfolio Four Properties                     16,755         130,456         7,546            --           --
Additional Sunrise Portfolio Four Properties          10,057              --            --            --           --
Dogwood Forest of Dunwoody in Dunwoody, GA               855           4,884            --            --           --
EdenCare Portfolio One Properties                      2,216          24,616           953            --           --
EdenCare Portfolio Two Properties                     10,982         158,187         6,854            --           --
Horizon Bay Portfolio One Properties                  34,536         509,614         5,993            --           --
Sunrise Portfolio Five Properties                      9,304              --            --            --           --
Courtyard Manor Portfolio One Properties               2,822          15,014           389            --           --
Medical Office Portfolio One Properties               41,828         180,556            --        25,580        4,768
GreenTree Summit at Park Hill in Fairborn, OH            149           6,151            79            --           --
Sakonnet Bay Manor (Tiverton Property)                 4,364          21,713           269            --           --
DASCO Portfolio One Properties                         8,264         145,568           362        17,716        3,543
Eby Portfolio One Properties                           1,433          31,944           717            --           --
Additional DASCO Portfolio One Properties              1,370          22,406            --         2,768          554

(14) Represents the minority interest in the net income which was generated by certain DASCO Portfolio One Properties, certain Additional DASCO Portfolio One Properties and the DASCO Operating Company.

(15) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the six months ended June 30, 2004 and the year ended December 31, 2003. As a result of receipts of gross proceeds from the sale of shares during the period July 1, 2004 through August 30, 2004, as described in Note (a) above, which were available to acquire the Pro Forma Properties described in Note (b) above, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the six months ended June 30, 2004 as needed to fund the purchase of the Pro Forma Properties.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                     (in thousands, except per share data)

                                                                     JUNE 30,         December 31,
                                                                       2004               2003
                                                                   -----------        ------------
                            ASSETS

Investment properties:
   Accounted for using the operating method, net                   $ 1,963,569         $ 1,083,392
   Accounted for using the direct financing method                     422,930             418,347
   Intangible lease costs, net                                          67,778              30,205
                                                                   -----------         -----------
                                                                     2,454,277           1,531,944

Cash and cash equivalents                                              346,253             167,090
Restricted cash                                                         48,109              14,812
Accounts and other receivables, net                                     17,381              12,223
Deferred costs, net                                                     12,516               7,386
Accrued rental income                                                   32,304              14,644
Other assets                                                            32,146              13,800
                                                                   -----------         -----------
                                                                   $ 2,942,986         $ 1,761,899
                                                                   ===========         ===========

                LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
   Mortgages payable                                               $   762,113         $   275,056
   Bonds payable                                                        93,301              90,125
   Line of credit                                                       20,000              20,000
   Construction loans payable                                           46,532               7,402
   Due to related parties                                                1,446               3,258
   Accounts payable and accrued expenses                                14,112              11,657
   Intangible lease liability, net                                       2,039                  --
   Deferred income                                                       2,467                 476
   Security deposits                                                    24,355               7,984
                                                                   -----------         -----------
          Total liabilities                                            966,365             415,958
                                                                   -----------         -----------

Commitments and contingencies

Stockholders' equity:
   Preferred stock, without par value
       Authorized and unissued 3,000 shares                                 --                  --
   Excess shares, $.01 par value per share
       Authorized and unissued 103,000 shares                               --                  --
   Common stock, $.01 par value per share
       Authorized 450,000 shares,
       issued 221,242 and 150,253 shares, respectively,
       outstanding 220,913 and 150,077 shares, respectively              2,209               1,501
   Capital in excess of par value                                    1,988,384           1,349,719
   Accumulated distributions in excess of net income                   (13,972)             (5,279)
                                                                   -----------         -----------
          Total stockholders' equity                                 1,976,621           1,345,941
                                                                   -----------         -----------

                                                                   $ 2,942,986         $ 1,761,899
                                                                   ===========         ===========

     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                      (in thousands, except per share data)

                                                                Quarter                  Six Months
                                                             Ended June 30,             Ended June 30,
                                                        ----------------------      ---------------------
                                                          2004          2003          2004          2003
                                                        --------      --------      --------      -------
Revenues:
     Seniors' Housing:
       Rental income from operating leases              $ 43,633      $ 14,292      $ 80,325      $21,387
       Earned income from direct financing leases         13,499         6,108        26,141       10,768
       Contingent rent                                        --            18            49           27
       FF&E reserve income                                   826           530         2,273          857

     Medical Office Buildings:
       Rental income from operating leases                 4,750            --         4,750           --
       Tenant expense reimbursements                         720            --           720           --

     Interest and other income                               878           182         1,480          595
                                                        --------      --------      --------      -------
                                                          64,306        21,130       115,738       33,634
                                                        --------      --------      --------      -------
Expenses:
       Interest and loan cost amortization                11,557         1,932        19,526        2,687
       Seniors' Housing property expenses                    135             7           456           19
       Medical Office Buildings operating expenses         1,775            --         1,775           --
       Asset management fees to related party              3,243           951         5,507        1,505
       General and administrative                          3,092         1,533         5,372        2,181
       Provision for doubtful accounts                        --            --         1,250           --
       Depreciation and amortization                      14,845         3,800        24,407        5,844
                                                        --------      --------      --------      -------
                                                          34,647         8,223        58,293       12,236
                                                        --------      --------      --------      -------

Income before equity in earnings of unconsolidated
     subsidiary                                           29,659        12,907        57,445       21,398

Equity in earnings of unconsolidated subsidiary               32             6            47           19
                                                        --------      --------      --------      -------
Net income                                              $ 29,691      $ 12,913      $ 57,492      $21,417
                                                        ========      ========      ========      =======

Net income per share of common stock
     (basic and diluted)                                $   0.14      $   0.18      $   0.28      $  0.35
                                                        ========      ========      ========      =======

Weighted average number of shares of
     common stock outstanding (basic and diluted)        214,948        71,770       206,547       61,777
                                                        ========      ========      ========      =======

     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 Six Months Ended June 30, 2004 and Year Ended
                               December 31, 2003
                                  (UNAUDITED)
                     (in thousands, except per share data)


                                               Common stock                            Accumulated
                                          ----------------------        Capital in    distributions
                                            Number         Par          excess of     in excess of
                                          of shares       Value         par value       net income         Total
                                          ---------      -------       ------------   --------------    -----------
Balance at December 31, 2002                44,211       $   442       $   393,308       $ (3,955)      $   389,795

Subscriptions received for common
  stock through public offerings and
  distribution reinvestment plan           105,998         1,060         1,058,921             --         1,059,981

Retirement of common stock                    (132)           (1)           (1,211)            --            (1,212)

Stock issuance costs                            --            --          (101,299)            --          (101,299)

Net income                                      --            --                --         58,460            58,460

Distributions declared and paid
  ($0.7067 per share)                           --            --                --        (59,784)          (59,784)
                                          --------       -------       -----------       --------       -----------

Balance at December 31, 2003               150,077         1,501         1,349,719         (5,279)        1,345,941

Subscriptions received for common
  stock through public offerings and
  distribution reinvestment plan            70,986           709           709,151             --           709,860

Retirement of common stock                    (150)           (1)           (1,408)            --            (1,409)

Stock issuance costs                            --            --           (69,078)            --           (69,078)

Net income                                      --            --                --         57,492            57,492

Distributions declared and paid
  ($0.3552 per share)                           --            --                --        (66,185)          (66,185)
                                          --------       -------       -----------       --------       -----------

Balance at June 30, 2004                   220,913       $ 2,209       $ 1,988,384       $(13,972)      $ 1,976,621
                                          ========       =======       ===========       ========       ===========

     See accompanying notes to condensed consolidated financial statements.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                 (in thousands)

                                                                                  Six Months Ended
                                                                                      June 30,
                                                                             ---------------------------
                                                                               2004              2003
                                                                             ---------         ---------
Increase (decrease) in cash and cash equivalents:

    Net cash provided by operating activities                                $  61,964         $  17,944
                                                                             ---------         ---------

    Investing activities:
         Investment in land, buildings and equipment                          (496,160)         (212,378)
         Investment in direct financing leases                                    (300)          (40,225)
         Investment in intangible lease costs                                  (38,198)          (16,718)
         Payment of acquisition costs                                          (61,232)          (25,324)
         Proceeds from note receivable                                              --             2,000
         Distributions received from unconsolidated subsidiary                      50                53
         Increase in restricted cash                                           (19,678)             (518)
                                                                             ---------         ---------
            Net cash used in investing activities                             (615,518)         (293,110)
                                                                             ---------         ---------

    Financing activities:
         Proceeds from borrowings on mortgages payable                         155,045            26,000
         Principal payments on mortgages payable                               (26,794)             (493)
         Proceeds from construction loans payable                               39,130                --
         Proceeds from borrowings on line of credit                                 --            71,370
         Repayments on line of credit                                               --           (51,370)
         Proceeds from issuance of life care bonds                               6,273                --
         Retirement of life care bonds                                          (3,097)               --
         Payment of loan costs                                                  (9,981)           (2,506)
         Subscriptions received from stockholders                              709,860           396,524
         Payment of stock issuance costs                                       (70,617)          (36,312)
         Distributions to stockholders                                         (66,185)          (20,720)
         Retirement of common stock                                               (917)             (400)
                                                                             ---------         ---------
            Net cash provided by financing activities                          732,717           382,093
                                                                             ---------         ---------

Net increase in cash and cash equivalents                                      179,163           106,927

Cash and cash equivalents at beginning of period                               167,090            40,800
                                                                             ---------         ---------

Cash and cash equivalents at end of period                                   $ 346,253         $ 147,727
                                                                             =========         =========

Supplemental schedule of non-cash investing and financing activities:

        Mortgages assumed on investment properties acquired                  $ 358,806         $  20,635
                                                                             =========         =========

        Bonds assumed on investment properties acquired                      $      --         $  88,511
                                                                             =========         =========

     See accompanying notes to condensed consolidated financial statements.

                        CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    Six Months Ended June 30, 2004 and 2003
                                  (UNAUDITED)

1.    Significant Accounting Policies:

      Organization and Nature of Business - CNL Retirement Properties, Inc., a Maryland corporation, was organized in December 1997 to operate as a real estate investment trust (a "REIT") for federal income tax purposes. Various other wholly owned subsidiaries of CNL Retirement Properties, Inc. have or will be formed for the purpose of acquiring and owning real estate properties. The term "Company" includes CNL Retirement Properties, Inc. and its subsidiaries. The Company has retained CNL Retirement Corp. (the "Advisor") as its advisor to provide management, acquisition, advisory and administrative services.

      The Company acquires real estate properties related to seniors' housing and health care facilities (the "Properties") located primarily across the United States. The Properties may include independent living, assisted living and skilled nursing facilities, continuing care retirement communities ("CCRC") and life care communities (collectively "Seniors' Housing") and specialty clinics, medical office buildings, walk-in clinics and similar types of health care-related facilities (collectively "Medical Office Buildings"). Seniors' Housing facilities are generally leased on a long-term, triple-net basis and Medical Office Buildings are generally leased on a shorter-term, gross basis. The Company may provide mortgage financing loans ("Mortgage Loans") and furniture, fixture and equipment financing ("Secured Equipment Leases") to operators of Seniors' Housing and other health care-related facilities. The Company manages its operations in one business segment: the ownership and leasing of health care-related real estate.

      Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and note disclosures required by accounting principles generally accepted in the United States of America for complete financial statements. The condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Operating results for the six months ended June 30, 2004, may not be indicative of the results that may be expected for the year ending December 31, 2004. Amounts included in the financial statements as of December 31, 2003, have been derived from the audited financial statements.

      These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Report on Form 10-K of CNL Retirement Properties, Inc. and its subsidiaries for the year ended December 31, 2003. The accompanying unaudited condensed consolidated financial statements include the accounts of CNL Retirement Properties, Inc. and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

      Intangible Lease Costs - In accordance with Statement of Financial Accounting Standard No. 141, Business Combinations ("SFAS 141"), the Company allocates the purchase price of acquired Properties to tangible and identified intangible assets based on their respective fair values. The allocation to tangible assets (building and land) is based upon management's determination of the value of the Property as if it were vacant using discounted cash flow models similar to those used by independent appraisers. Factors considered by management include an estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. Additionally, purchase price is allocated to the above or below market value of in-place leases and the value of customer relationships.

      The value allocable to the above or below market component of the acquired in-place lease is determined based upon the present value (using a discount rate which reflects the risks associated with the acquired leases) of the difference between (i) the contractual amounts to be paid pursuant to the lease over its remaining term, and (ii) management's estimate of the amounts that would be paid using fair market rates over the remaining term of the lease. The amounts allocated to above market leases are included in intangible lease costs and below market lease values are included in an intangible lease liability in the accompanying condensed consolidated financial statements and are amortized to rental income over the weighted average remaining term of the acquired leases with each Property.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    Six Months Ended June 30, 2004 and 2003
                                  (UNAUDITED)

1.    Significant Accounting Policies - Continued:

      The total amount of other intangible assets acquired is further allocated to in-place lease origination costs and customer relationship values based on management's evaluation of the specific characteristics of each tenant's lease and the Company's overall relationship with that respective tenant. Characteristics considered by management in allocating these values include the nature and extent of the credit quality and expectations of lease renewals, among other factors.

      Accounts and Other Receivables - Accounts and other receivables consist primarily of lease payments due from tenants. On a monthly basis, the Company reviews the contractual payments versus the actual cash received. When management identifies delinquencies, an estimate is made as to the amount of provision for loss related to doubtful accounts, if any, that may be needed. At June 30, 2004, the Company had a $1.3 million reserve for doubtful accounts and other receivables. The total amount of the reserve, which represents the cumulative provisions less write-offs of uncollectible rent, if any, is recorded against accounts and other receivables in the condensed consolidated financial statements. At December 31, 2003, there was no reserve for loss related to accounts and other receivables.

      Reclassifications - Certain items in the prior period financial statements have been reclassified to conform with the 2004 presentation. These reclassifications had no effect on reported equity or net income.

2.    Public Offerings:

      During the six months ended June 30, 2004, the Company received subscription proceeds of $709.9 million from its open public offerings. Total proceeds received from all offerings from inception to June 30, 2004 amount to $2.2 billion.

      On July 30, 2003, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission ("SEC") for the sale by the Company of up to 400 million shares of common stock (approximately $4.0 billion, the "2004 Offering"). The 2004 Offering was declared effective by the SEC on March 26, 2004 and commenced on May 14, 2004. The 2004 Offering represents the Company's fifth best efforts public offering.

      The Company incurred offering expenses, including selling commissions, marketing support fees, due diligence expense reimbursements, filing fees, legal, accounting, printing and escrow fees, which have been deducted from the gross proceeds of the offerings. Under the Company's first four public offerings ("Prior Offerings"), the Advisor and its affiliates were entitled to selling commissions of 7.5%, a marketing support fee of 0.5% and an acquisition fee of 4.5% of gross offering proceeds. Under the 2004 Offering, the Advisor and its affiliates are entitled to selling commissions of 6.5%, a marketing support fee of 2.0% and an acquisition fee of 4.0% of gross offering proceeds.

      Offering expenses together with selling commissions, marketing support fees and due diligence expense reimbursements will not exceed 13% of the proceeds raised in connection with the Company's public offerings. During the six months ended June 30, 2004 and 2003, the Company incurred $69.1 million and $38.5 million, respectively, in offering costs, including $55.9 million and $31.7 million, respectively, in selling commissions and marketing support fees. These amounts have been treated as stock issuance costs and charged to stockholders' equity.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    Six Months Ended June 30, 2004 and 2003
                                   (UNAUDITED)

3.    Investment Properties:

      Accounted for Using the Operating Method - Properties subject to operating leases consisted of the following at (dollars in thousands):

                                             June 30,          December 31,
                                               2004               2003
                                           -----------         -----------
Land and land improvements                 $   236,930         $   141,635
Buildings and building improvements          1,607,514             884,701
Tenant improvements                             25,555                  --
Equipment                                       49,953              41,544
                                           -----------         -----------
                                             1,919,952           1,067,880
Less accumulated depreciation                  (41,920)            (20,261)
                                           -----------         -----------
                                             1,878,032           1,047,619
Construction in progress                        85,537              35,773
                                           -----------         -----------
                                           $ 1,963,569         $ 1,083,392
                                           ===========         ===========
Number of Properties:
    Seniors' Housing:
        Operating                                  105                  82
        Under construction                           8                   6
    Medical Office Buildings (1)                    22                  --
                                           -----------         -----------
                                                   135                  88
                                           ===========         ===========

(1)   Includes one property subject to a long-term ground lease agreement.

      Seniors' Housing operating leases are "triple-net" leases that generally have initial terms of 15 years, provide for minimum and contingent rent and contain renewal options for 5 to 20 successive years subject to the same terms and conditions as the initial term. Medical Office Building operating leases are generally "gross-basis" leases that have initial terms of 5 to 10 years, provide for minimum rent and are generally subject to renewal options. In addition, Medical Office Building tenants are generally responsible for a portion of the Properties' operating expenses. Substantially all leases require minimum annual rents to increase at predetermined intervals during the lease terms. Such increases in lease payments are recognized on a straight-line basis over the terms of each applicable lease commencing on the date the Property was placed in service. Revenue from the straight-lining of lease revenues over current contractually due amounts was $17.8 million and $3.3 million for the six months ended June 30, 2004 and 2003, respectively, ($9.7 million and $1.9 million for the quarters ended June 30, 2004 and 2003, respectively). These amounts are included in rental income from operating leases in the accompanying condensed consolidated statements of income.

      Future minimum lease payments contractually due under the noncancellable operating leases at June 30, 2004, exclusive of renewal option periods and contingent rents, were as follows (in thousands):

2004                                  $    84,143
2005                                      168,997
2006                                      174,708
2007                                      178,001
2008                                      180,402
2009 and thereafter                     1,921,297
                                      -----------
                                      $ 2,707,548
                                      ===========

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    Six Months Ended June 30, 2004 and 2003
                                   (UNAUDITED)

3.    Investment Properties - Continued:

      Accounted for Using the Direct Financing Method - Components of net investment in direct financing leases consisted of the following at (dollars in thousands):

                                           June 30,          December 31,
                                             2004               2003
                                         -----------         ------------
Minimum lease payments receivable        $ 1,474,229         $ 1,491,957
Estimated residual values                    399,099             399,099
Less unearned income                      (1,450,398)         (1,472,709)
                                         -----------         -----------
                                         $   422,930         $   418,347
                                         ===========         ===========
Number of Properties:
   Seniors' Housing                               31                  31
                                         ===========         ===========

      Direct financing leases have initial terms that range from 10 to 35 years and provide for minimum annual rent. Lease payments relating to four direct financing leases with a carrying value of $78.3 million are subordinate to first mortgage construction loans entered into by the tenants to fund development costs related to the Properties. Certain leases contain provisions that allow the tenants to elect to purchase or require the tenants to purchase the Properties during or at the end of the lease terms for the Company's aggregate initial investment plus adjustments, if any, as defined in the lease agreements.

      Future minimum lease payments contractually due on direct financing leases at June 30, 2004, exclusive of contingent rents, were as follows (in thousands):

2004                                $   22,001
2005                                    44,956
2006                                    46,679
2007                                    47,667
2008                                    48,755
2009 and thereafter                  1,264,171
                                    ----------
                                    $1,474,229
                                    ==========

4.    Intangible Lease Costs:

      Intangible lease costs (see Note 1) included the following at (in thousands):

                                           June 30,       December 31,
                                             2004             2003
                                           --------       -----------
Intangible lease origination costs:
   In-place lease costs                    $ 64,232         $ 31,628
   Customer relationship values               5,929               --
                                           --------         --------
                                             70,161           31,628
   Less accumulated amortization             (4,094)          (1,423)
                                           --------         --------
                                             66,067           30,205

Above market lease values                     1,822               --
   Less accumulated amortization               (111)              --
                                           --------         --------
                                              1,711               --
                                           --------         --------
                                           $ 67,778         $ 30,205
                                           ========         ========

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    Six Months Ended June 30, 2004 and 2003
                                  (UNAUDITED)

4.    Intangible Lease Costs - Continued:

      The estimated aggregate amortization expense for intangible lease origination costs is as follows at June 30, 2004 (in thousands):

2004                               $  4,170
2005                                  8,336
2006                                  7,768
2007                                  5,684
2008                                  5,094
2009 and thereafter                  35,015
                                   --------
                                   $ 66,067
                                   ========

      Above market lease values are amortized to rental income over the weighted average remaining term of the acquired leases at each Property. As of June 30, 2004, $0.1 million was charged against rental income from operating leases in the accompanying condensed consolidated financial statements.

5.    Restricted Cash:

      Restricted cash included the following at (in thousands):

                                       June 30,     December 31,
                                         2004          2003
                                       --------     ------------
Property acquisition deposits          $25,194        $ 9,852
Horizon Bay tenant rent support         13,642             --
FF&E reserves                            5,957          3,229
Lender escrow reserves                   3,205             --
Other                                      111          1,731
                                       -------        -------
                                       $48,109        $14,812
                                       =======        =======

6.    Accounts and Other Receivables:

      Accounts and other receivables included the following at (in thousands):

                                       June 30,       December 31,
                                         2004            2003
                                       --------       ------------
Rental revenues receivable             $ 16,844         $11,215
Other receivables                         1,787           1,008
                                       --------         -------
                                         18,631          12,223
Allowance for doubtful accounts          (1,250)             --
                                       --------         -------
                                       $ 17,381         $12,223
                                       ========         =======

      At June 30, 2004 and December 31, 2003, past due rents aggregated $8.1 million and $4.3 million, respectively.

7.    Deferred Costs:

      Deferred costs included the following at (in thousands):

                                     June 30,      December 31,
                                       2004            2003
                                     --------      ------------
Financing costs                      $ 15,875         $ 8,815
Leasing commissions                        49              --
                                     --------         -------
                                       15,924           8,815
Less accumulated amortization          (3,408)         (1,429)
                                     --------         -------
                                     $ 12,516         $ 7,386
                                     ========         =======

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Six Months Ended June 30, 2004 and 2003
                                   (UNAUDITED)

8.    Other Assets:

      Other assets at June 30, 2004 and December 31, 2003, were $32.1 million and $13.8 million, respectively, and consisted of miscellaneous prepaid expenses and acquisition costs that will be capitalized upon the purchase of Properties to land, building, equipment, lease intangible costs or investment in direct financing leases.

9.    Indebtedness:

      Mortgages Payable - Mortgages payable, the related terms and the net book value ("NBV") of the associated collateral at June 30, 2004, consisted of the following at (in thousands):

                                                                                            Effective
                                                                                          Interest Rate
                                                       June 30,         December 31,        at June 30,       NBV of
                                                        2004                2003              2004          Collateral
                                                     -----------        ------------      -------------     -----------
Twelve mortgages payable, interest only
payments at the 3 to 9 month Fannie Mae
Discount MBS rate plus 0.9% to 1.04%,                                                           2.28% to
maturing between October 2005 and April 2008         $  192,680          $     --               2.38%       $   397,863

Seven mortgages payable, interest only
payments through December 2004 at 30-day
LIBOR plus 2.6% to 3.0% with principal and
interest payments thereafter until maturity                                                     3.70% to
in November 2006                                         45,000            45,000               4.10%            80,049

Mortgage payable, interest only payments at
a 30-day commercial paper rate plus 3.15%,
maturing March 2007                                      20,400                --               4.47%            49,653

Mortgage payable, interest only payments at
a 30-day commercial paper rate plus 1.82%,
maturing May 2007                                        23,520            23,520               3.19%            57,248

Mortgage payable, principal and interest
payments at 90-day LIBOR plus 3.90% (minimum
6.50%), maturing August 2007                             10,712            10,811               6.50%            18,891

Fixed rate mortgage payable, principal and
interest, maturing April 2008                            32,866                --               8.17%            60,974

Four mortgages payable, interest only
payments at 30-day LIBOR plus 3.70% (minimum
5.95%) through either July 2004 or January
2005 and principal and interest payments
thereafter until maturity in June 2008                   48,740                --               5.95%            76,334

Fixed rate mortgage payable, principal and
interest, maturing October 2008                          20,118            20,332               7.83%            26,255

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Six Months Ended June 30, 2004 and 2003
                                   (UNAUDITED)

9.    Indebtedness - Continued:

                                                                                         Effective
                                                                                       Interest Rate
                                                       June 30,      December 31,       at June 30,         NBV of
                                                        2004            2003               2004          Collateral
                                                     ------------    ------------      -------------    ------------
Fixed rate mortgage payable, interest only
through October 2004 and principal and
interest payments thereafter until maturity
in October 2008                                      $     14,900              --            5.15%      $     20,747

Three fixed rate mortgages payable, interest
only through January 2005 and principal and
interest payments thereafter until maturity
in January 2009 (1)                                        60,000              --            5.38%           207,710

Fourteen fixed rate mortgages payable,
interest only through December 2005 and
principal and interest payments thereafter
until maturity in September 2010 (2)                       92,500          92,500            6.09%           204,310

Twelve fixed rate mortgages payable,
interest only through February 2006 and
principal and interest payments thereafter
until maturity in February 2011                            74,645              --            5.96%           149,126

Two fixed rate mortgages payable, principal
and interest, maturing September 2012                      49,665          50,114            5.79%            73,742

Ten fixed rate mortgages payable, principal
and interest , maturing between August 2008                                                  5.09% to
and February 2013                                          69,259              --            8.35%           125,981

Two fixed rate mortgages payable, principal
and interest, maturing March 2038 and                                                        8.25%
November 2038                                               7,108           7,127        and 8.38%             8,736

Three fixed rate mortgages payable, repaid
in full in January 2004                                        --          25,652              N/A                --
                                                     ------------    ------------                       ------------
                                                     $    762,113    $    275,056                       $  1,557,619
                                                     ============    ============                       ============


(1) Each mortgage loan contains an extended funding option through January 2005 to an aggregate maximum of $130 million. Upon final funding, the loans will bear interest at a blended rate of 5.79%.

(2) Each bearing interest at a current rate of 5.38% with rates increasing annually to a maximum of 7.16%.

      Certain loans contain substantial prepayment penalties and/or defeasance provisions that could preclude the repayment of the loans prior to their maturity dates.

      The carrying value of the mortgages payable approximated fair value at June 30, 2004.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Six Months Ended June 30, 2004 and 2003
                                   (UNAUDITED)

9.    Indebtedness - Continued:

      The following is a schedule of maturities for mortgage notes payable at June 30, 2004 (in thousands):

2004                                    $   2,095
2005                                      116,612
2006                                       52,034
2007                                       62,961
2008                                      183,880
2009 and thereafter                       344,531
                                        ---------
                                        $ 762,113
                                        =========

      Bonds Payable - During the six months ended June 30, 2004, the tenant of the Company's two CCRCs retired $3.1 million of existing bonds and issued $6.3 million of new bonds to new residents on the Company's behalf. At June 30, 2004, approximately $93.3 million was outstanding in bonds payable.

      Line of Credit - The Company has a revolving line of credit (the "Revolving LOC") that it may use to fund the acquisition and development of Properties, purchase other permitted investments and for general corporate purposes. Under the terms of the Revolving LOC, the Company is entitled to receive cash advances of up to $85.0 million for a two-year period expiring March 16, 2005. The Revolving LOC requires payment of interest only at LIBOR plus a percentage that fluctuates depending on the Company's aggregate amount of debt outstanding in relation to the Company's total assets until maturity (3.65% at June 30, 2004), and is collateralized by Properties with a carrying value of approximately $120.2 million. The Revolving LOC contains provisions that allow the facility to be increased up to $125.0 million upon the Company pledging additional Properties as collateral. This facility has financial covenants, including maintaining a minimum net worth and minimum collateral value. At June 30, 2004, $20.0 million was outstanding under the Revolving LOC.

      As of May 1, 2004, the Company elected to terminate a $50.0 million credit facility.

      Construction Loans Payable - Construction loans payable consisted of the following at (in thousands):

                                                                             Total          June 30,         December
                                                                            Facility          2004           31, 2003
                                                                            --------       ---------        ----------
Five construction loans payable, each bearing interest at 30-day
LIBOR plus 2.25% to 2.75% basis points, (3.51% at June 30, 2004),
with monthly interest only payments, maturing November 2006                $  83,100       $  25,702        $   6,766

Construction loan payable bearing interest at the lender's base rate, as defined, plus 2.25% with a minimum rate of 6.50% (6.50% at June
30, 2004), with monthly interest only payments, maturing December 2007        48,000          20,830              636
                                                                           ---------       ---------        ---------
                                                                           $ 131,100       $  46,532        $   7,402
                                                                           =========       =========        =========

      Interest and loan cost amortization expense was $11.6 million and $19.5 million for the quarter and six months ended June 30, 2004, respectively, including $0.2 million and $1.1 million, respectively, of loan costs written off related to the early termination of debt. Interest and loan cost amortization expense was $1.9 million and $2.7 million for the quarter and six months ended June 30, 2003, respectively. For the six months ended June 30, 2004, interest of $0.2 million was capitalized to construction in progress.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Six Months Ended June 30, 2004 and 2003
                                   (UNAUDITED)

10.   Intangible Lease Liability:

      Intangible lease liability at June 30, 2004, was $2.0 million consisting of the unamortized carrying value of below market rate leases associated with Properties acquired. As of June 30, 2004, $0.1 million was accreted to rental income from operating leases in the accompanying condensed consolidated financial statements. There was no intangible lease liability at December 31, 2003.

11.   Commitments and Contingencies:

      The following table presents the Company's commitments, contingencies and guarantees by expiration period as of June 30, 2004 (in thousands):

                                               Less than
                                                 1 Year        2-3 Years     4-5 Years    Thereafter     Total
                                              -----------      ---------     ---------    ----------  -----------
Guarantee of unsecured promissory
  note of unconsolidated subsidiary (1)       $     2,408      $     --      $     --      $     --   $     2,408
Earnout provisions (2)                             26,729         2,000            --            --        28,729
Capital improvements to investment
  Properties                                       14,776        67,898        27,170            --       109,844
Pending investments (3)                            60,958            --            --            --        60,958
                                              -----------      --------      --------      --------   -----------
  Total Commitments, Contingencies and
  Guarantees                                  $   104,871      $ 69,898      $ 27,170      $     --   $   201,939
                                              ===========      ========      ========      ========   ===========

(1) In connection with the acquisition of a 10% limited partnership interest in CNL Plaza, Ltd., the Company severally guaranteed 16.67%, or $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership that matures November 30, 2004. As of June 30, 2004, the unsecured promissory note had an outstanding balance of approximately $14.5 million. The Company has not been required to fund any amounts under this guarantee. In the event the Company is required to fund amounts under the guarantee, management believes that such amounts would be recoverable either from operations of the related asset or proceeds upon liquidation.

(2) In connection with the acquisition of 31 Properties, the Company may be required to make additional payments if certain earnout provisions are achieved by the earnout date for each Property. The calculation generally considers the net operating income for the Property, the Company's initial investment in the Property and the fair value of the Property. In the event an amount is due, the respective lease will be amended and annual minimum rent will increase accordingly. Amounts presented represent maximum exposure to additional payments.

(3) As of June 30, 2004, the Company had commitments to acquire three Seniors' Housing Properties subject to the fulfillment of certain conditions.

      On February 6, 2004, a complaint was filed in the Superior Court of the State of California for the County of Los Angeles by California Public Interest Research Group, Inc. and Congress of California Seniors, Inc. against 94 named defendants, including the Company, its Advisor and two operators that manage certain Properties owned by the Company that are located in California. The plaintiffs seek restitution with respect to deposits and fees collected from residents by the operators of the senior living facilities that, the complaint alleges, were designated and treated as nonrefundable deposits and fees in violation of the California Civil Code. The Company and the Advisor were made parties to the litigation by receipt of service of process on April 27, 2004, and in May 2004, the Company submitted a written response to the plaintiffs. Although management is not able to predict the outcome, management has been advised by legal counsel that the plaintiffs are likely to dismiss the Company and the Advisor from the lawsuit because the Company and the Advisor did not enter into any resident contracts with plaintiffs. Rather, the Company is merely the owner of the real estate, and not the operator of the retirement Properties.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Six Months Ended June 30, 2004 and 2003
                                   (UNAUDITED)

11.   Commitments and Contingencies - Continued:

      From time to time, the Company is exposed to litigation arising from an unidentified preacquisition contingency or from the operations of its business. At this time, management does not believe that resolution of these matters will have a material adverse effect on the Company's financial condition or results of operations.

12.   Redemption of Shares:

      During the six months ended June 30, 2004 and 2003, 149,702 and 43,684 shares, respectively, of common stock were redeemed for $1.4 million and $0.4 million, respectively, and retired from shares outstanding of common stock. The Company amended its redemption plan in the second quarter of 2004 to change its redemption price from $9.20 per share to $9.50 per share.

13.   Distributions:

      For the six months ended June 30, 2004, approximately 57% of the distributions paid to stockholders were considered ordinary income and approximately 43% were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the six months ended June 30, 2004, are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital. The characterization for tax purposes of distributions declared for the six months ended June 30, 2004, may not be indicative of the characterization of distributions that may be expected for the year ending December 31, 2004.

      During the six months ended June 30, 2004, $4.2 million, or 6%, of distributions paid to stockholders was supported by cash generated from prior period operating activities and borrowings on the Revolving LOC.

14.   Related Party Arrangements:

      Certain directors and officers of the Company hold similar positions with the Advisor, the parent company of the Advisor and the managing dealer of the Company's public offerings, CNL Securities Corp. The Company's chairman of the board indirectly owns a controlling interest in the parent company of the Advisor. These affiliates receive fees and compensation in connection with the offerings, permanent financing and the acquisition, management and sale of the Company's assets.

      The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor and its affiliates earn certain fees and are entitled to receive reimbursement of certain expenses. During the quarters and six months ended June 30, 2004 and 2003, the Advisor and its affiliates earned fees and incurred reimbursable expenses as follows (in thousands):

                                                   Quarter Ended June 30,   Six Months Ended June 30,
                                                  -----------------------   -------------------------
                                                     2004         2003         2004         2003
                                                  ----------   ----------   ----------   ----------
Acquisition fees (1):
    Acquisition fees from offering proceeds       $    9,864   $   10,469   $   31,730   $   17,825
    Acquisition fees from debt proceeds                3,791           --       25,103        2,999
                                                  ----------   ----------   ----------   ----------
                                                      13,655       10,469       56,833       20,824

Asset management fees (2)                              3,243          951        5,507        1,505

Reimbursable expenses (3):
    Acquisition expenses                                  98           21          233           48
    General and administrative expenses                1,247          223        2,307          554
                                                  ----------   ----------   ----------   ----------
                                                       1,345          244        2,540          602
                                                  ----------   ----------   ----------   ----------
                                                  $   18,243   $   11,664   $   64,880   $   22,931
                                                  ==========   ==========   ==========   ==========

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Six Months Ended June 30, 2004 and 2003
                                   (UNAUDITED)

14.   Related Party Arrangements - Continued:

            (1) Acquisition fees for identifying Properties and structuring the terms of the leases and Mortgage Loans equal to 4.0% of gross offering proceeds and loan proceeds from permanent financing under the 2004 Offering (4.5% of gross offering and loan proceeds under the Prior Offerings), excluding that portion of the permanent financing used to finance Secured Equipment Leases. These fees are included in other assets in the accompanying balance sheets prior to being allocated to individual Properties or intangible lease costs.

                  If there is a listing of the Company's common stock on a national securities exchange or over-the-counter market, the Advisor will receive an acquisition fee equal to 4.0% of amounts outstanding on the line of credit, if any, at the time of listing. In addition, certain other fees payable to the Advisor upon listing, orderly liquidation or other sales of Properties are subordinate to the return of 100% of the stockholders' invested capital plus the payment of a cumulative, noncompounded annual 8% return on stockholders' invested capital.

            (2) Asset management fee of 0.05% of the Company's real estate asset value, as defined, and the outstanding principal balance of any Mortgage Loan as of the end of the preceding month.

            (3) Reimbursement of administrative services, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations.

                  Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses paid or incurred by the Company exceeds in any four consecutive fiscal quarters (the "Expense Year") the greater of 2% of average invested assets or 25% of net income (the "Expense Cap"). Operating expenses for the Expense Years ended June 30, 2004 and 2003, did not exceed the Expense Cap.

      CNL Securities Corp. received fees based on the amounts raised from the Company's offerings equal to: (i) selling commissions of 6.5% of gross proceeds under the 2004 Offering and 7.5% under the Prior Offerings, (ii) a marketing support fee of 2.0% of gross proceeds under the 2004 Offering and 0.5% under the Prior Offerings and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in a prior offering. The majority of these fees were re-allowed to other broker dealers. Affiliates of the Advisor are reimbursed for certain offering expenses incurred on behalf of the Company. Offering expenses incurred by the Advisor and its affiliates on behalf of the Company, together with selling commissions, the marketing support fee and due diligence expense reimbursements will not exceed 13% of the proceeds raised in connection with the offerings.

      During the six months ended June 30, 2004 and 2003, the Company incurred the following fees and costs (in thousands):

                                                      Six Months Ended June 30,
                                                     ---------------------------
                                                       2004              2003
                                                     --------          --------
Selling commissions                                  $ 52,128          $ 29,739
Marketing support fee                                   3,741             1,983
Offering and due diligence costs                       13,209             6,736
                                                     --------          --------
                                                     $ 69,078          $ 38,458
                                                     ========          ========

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Six Months Ended June 30, 2004 and 2003
                                   (UNAUDITED)

14.   Related Party Arrangements - Continued:

      Amounts due to related parties consisted of the following at (in thousands):

                                                            June 30,      December 31,
                                                             2004            2003
                                                          ------------   -------------
Due to the Advisor and its affiliates:
  Expenditures incurred for offering expenses             $         --   $        372
  Accounting and administrative services                           104            304
  Acquisition fees and expenses                                    743            815
                                                          ------------   ------------
                                                                   847          1,491
                                                          ------------   ------------
Due to CNL Securities Corp.:
  Selling commissions                                              455          1,366
  Marketing support fees and due diligence expense
     reimbursements                                                144             91
  Soliciting dealer servicing fee                                   --            310
                                                          ------------   ------------
                                                                   599          1,767
                                                          ------------   ------------
                                                          $      1,446   $      3,258
                                                          ============   ============

      CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC ("CCM"). In March 2004, CCM made the arrangements for the $20.4 million commercial paper loan described in
      Note 9. CCM was paid a $0.2 million structuring fee, which is included in the Company's deferred costs as of June 30, 2004, and is being amortized over the term of the loan. In addition, the monthly interest payment due under this loan and a $23.5 million commercial paper loan described in
      Note 9 include a margin of 40 and 30 basis points, respectively, payable to CCM for the monthly services it provides related to the administration of the commercial paper loans. During the six months ended June 30, 2004, $35,500 was paid to CCM related to these services.

      The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are stockholders. The amounts deposited with this bank were $31.2 million and $15.8 million at June 30, 2004 and December 31, 2003, respectively.

      The Company owns a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. During the six months ended June 30, 2004 and 2003, the partnership distributed $49,505 and $53,465, respectively to the Company.

      The Company's chairman of the board indirectly owns a 30% voting membership interest in a limited liability company which is affiliated with ten of the Company's tenants ("HRA Affiliated Companies") that leased 74 of the Company's 166 Properties as of June 30, 2004. Each of the HRA Affiliated Companies is a thinly capitalized corporation that rely on the cash flow generated from Properties or operator guarantees to fund rent obligations under its leases. The HRA Affiliated Companies contributed 33% and 37% of total rental income from operating leases and earned income from direct financing leases for the six months ended June 30, 2004 and 2003, respectively (30% and 34% for the quarters ended June 30, 2004 and 2003, respectively). The Company had past due rents aggregating $8.1 million and $4.3 million, including $5.3 million and $2.1 million from HRA Affiliated Companies, as of June 30, 2004 and December 31, 2003, respectively.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Six Months Ended June 30, 2004 and 2003
                                   (UNAUDITED)

15.   Concentration of Credit Risk:

      At June 30, 2004, the Company leased its 144 Seniors' Housing facilities to 18 tenants, two of which individually contributed more than 10% (an aggregate of 31.9%) of the Company's total rental income from operating leases and earned income from direct financing leases for the six months ended June 30, 2004. At June 30, 2004, the Company's 22 Medical Office Buildings were leased to approximately 340 tenants.

      At June 30, 2004, 92 of the 144 Seniors' Housing facilities were operated by Sunrise Senior Living Services, Inc. ("Sunrise"), a wholly owned subsidiary of Sunrise Senior Living, Inc. Additionally, seven Properties as of June 30, 2004, are being developed by Sunrise Development, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. Upon completion of each development, each Seniors' Housing facility will be operated by Sunrise. Five additional operators manage the remaining 45 Seniors' Housing facilities, and there are 11 third-party property managers for the 22 Medical Office Buildings.

      To mitigate credit risk, certain Seniors' Housing leases are combined into portfolios that contain cross-default terms, so that if a tenant of any of the Properties in a portfolio defaults on its obligations under its lease, the Company may pursue its remedies under the lease with respect to any of the Properties in the portfolio. Certain portfolios also contain terms whereby the net operating profits of the Properties are combined for the purpose of funding rental payments due under each lease. In addition, as of June 30, 2004, the Company had $24.4 million in security deposits and rental support related to certain Properties as well as various guarantees or required cash reserves to be held by the tenant for payment of minimum rent.

      In connection with eight Properties leased to wholly owned subsidiaries of American Retirement Corporation ("ARC"), ARC has unconditionally guaranteed all of the tenants' obligations under the terms of the leases, including the payment of minimum rent.

      In connection with the purchase of five Seniors' Housing facilities that are in various stages of development and are being developed by Sunrise Development, Inc., Sunrise has guaranteed the tenants' obligations to pay minimum rent and the FF&E reserve due under the leases from the date of acquisition until the later of (i) 30 months (March 2007) or (ii) 18 months after the final development date. As of June 30, 2004, one of these five Properties commenced operations. In addition, Sunrise has guaranteed the tenant's rent obligations related to three additional Seniors' Housing facilities under development until such time as the operating performance of the Properties achieves predetermined rent coverage thresholds.

      The Company had the following additional limited guarantees as of June 30, 2004 (in thousands):

                                                                                        Guarantee
                                                                       -------------------------------------------
                                                                                         Used
                                    Number of                                            Since           Remaining
       Guarantor                   Properties  Date Acquired            Maximum         Acquired          Balance
----------------------             ----------  --------------          --------         --------         ---------
Sunrise                                 1        April 2000            $  2,770         $ 2,106           $  664
Marriott International                  5         May 2002                5,880           5,267              613
Sunrise/cash reserves                  22       November 2003            10,500           5,786            4,714

      Although the Company acquires Properties located in various states and regions and screens its tenants in order to reduce risks of default, failure of certain lessees, their guarantors or the Sunrise, Horizon Bay or ARC brands would significantly impact the results of operations.

                         CNL RETIREMENT PROPERTIES, INC.
                                AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     Six Months Ended June 30, 2004 and 2003
                                   (UNAUDITED)

16.   Subsequent Events:

      Property Acquisitions - On July 8, 2004, the Company acquired a parcel of land for $27.0 million in a direct financing transaction on which a Seniors' Housing facility is being constructed by the tenant. The Company, as lessor, entered into a 10-year ground lease agreement that contains two five-year renewal options. The tenant has the option to purchase the land during the lease term for the Company's initial investment in the Property.

      In July 2004, the Company entered into a commitment to acquire ownership interests in entities that own 32 Medical Office Buildings as well as a 55% interest in a development and property management company that manages the 32 Medical Office Buildings, for an aggregate purchase price of $273.8 million. The Company expects to assume debt of $17.8 million and use available cash on hand and a $15.0 million deposit held in escrow to fund the acquisition of the ownership interests. The 32 Medical Office Buildings contain approximately 1.4 million square feet, are leased to approximately 330 tenants and are located in Arizona, California, Colorado, Florida, Georgia, Illinois, Kentucky, Mississippi and Texas. Subject to certain conditions, the transaction is expected to close in August 2004; however, there can be no assurance that the transaction will be consummated.

      Other - During the period July 1, 2004 through August 3, 2004, the Company received subscription proceeds for an additional 2.2 million shares ($21.7 million) of common stock.

      On July 1, 2004 and August 1, 2004, the Company declared distributions totaling $13.1 million and $13.2 million, respectively, or $0.0592 per share of common stock, payable by September 30, 2004, to stockholders of record on July 1, 2004 and August 1, 2004, respectively.

      In July 2004, at the Company's 2004 annual meeting, the stockholders approved a resolution to amend the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 450 million to one billion.

      On July 30, 2004, the Company terminated a commitment to purchase a Seniors' Housing facility for $9.3 million that was a pending investment as of June 30, 2004. Accordingly, a $4.7 million deposit was refunded from escrow.

      The following report updates and replaces the corresponding report included in the Financial Information on page F-11 of the Prospectus.

        Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Shareholders
CNL Retirement Properties, Inc.

In our opinion, the accompanying consolidated balance sheets and related consolidated statements of earnings, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of CNL Retirement Properties, Inc. and its subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with standards of the Public Company Oversight Board (United States). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PRICEWATERHOUSECOOPERS LLP

Orlando, Florida
February 25, 2004

                       INDEX TO OTHER FINANCIAL STATEMENTS

The following financial information is filed as part of this report as a result of the Company acquiring 22 related medical office buildings from Medical Office Properties, Inc. For information on the Properties and the leases which the Company has entered into, see "Business -- Property Acquisitions."

Medical Office Portfolio One Properties

      (Includes the Aurora-I, Aurora-II, Chesapeake, Clearwater,
      Columbia, Corpus Christi, Denver, Durham 4204, Durham 4228,
      Durham 4233, Durham 4323, Encino, Fairfax, Houston
      Irving-Boardwalk, Irving-Las Colinas, Largo, Plano,
      Rockville, Sherman Oaks, Tampa and Valencia Properties)             F-32

The following financial information is filed as part of this report as a result of the Company acquiring 12 related Properties (totalling 15 communities) from several wholly owned subsidiaries of Sunrise Senior Living, Inc. The Company does not own any interest in the operations of the communities. For information on the Properties and the long-term, triple-net leases which the Company has entered into, see "Business -- Property Acquisitions."

Sunrise Senior Living, Inc. Sixteen Communities

      (Includes the Arlington, Arlington-Bluemont Park, Sterling
      (Countryside), Falls Church, Farmington Hills, Frederick,
      Leesburg, Mercer Island, Brooklyn-Mill Basin, Poland,
      Raleigh and Brooklyn-Sheepshead Bay Properties)                     F-38

MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES

Combined Statement of Certain Revenues and Certain Expenses

Year ended December 31, 2003
With Report of Independent Registered Public Accounting Firm

CONTENTS

Report of Independent Registered Public Accounting Firm..................................................   F-33

Combined Statement of Certain Revenues and Certain Expenses for the three
     months ended March 31, 2004 (unaudited).............................................................   F-34

Combined Statement of Certain Revenues and Certain Expenses for the year
     ended December 31, 2003.............................................................................   F-35

Notes to Combined Statement of Certain Revenues and Certain Expenses.....................................   F-36

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS
MEDICAL OFFICE PROPERTIES, INC.

We have audited the accompanying Combined Statement of Certain Revenues and Certain Expenses of the Medical Office Properties Twenty-Two Properties (as defined in Note 1) for the year ended December 31, 2003. The Combined Statement of Certain Revenues and Certain Expenses is the responsibility of the management of Medical Office Properties, Inc. Our responsibility is to express an opinion on the Combined Statement of Certain Revenues and Certain Expenses based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Certain Revenues and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statement of Certain Revenues and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Certain Revenues and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Certain Revenues and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the filing of Form S-11 of CNL Retirement Properties, Inc., and is not intended to be a complete presentation of the Medical Office Properties Twenty-Two Properties' revenues and expenses.

In our opinion, the Combined Statement of Certain Revenues and Certain Expenses referred to above presents fairly, in all material respects, the combined certain revenues and certain expenses described in Note 1 of the Medical Office Properties Twenty-Two Properties for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

                                                     /s/ Ernst & Young LLP

McLean, Virginia
March 2, 2004

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                     COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

                                           THREE MONTHS ENDED
                                             MARCH 31, 2004
                                              (UNAUDITED)
                                           ------------------
CERTAIN REVENUES:
Minimum rent                               $   6,948,074
Recoveries from tenants                        1,098,104
Other property revenues                          260,927
                                           -------------
Total certain revenues                         8,307,105
                                           -------------
CERTAIN EXPENSES:
Operating Expenses

Maintenance                                      887,041
Taxes                                            765,841
Utilities                                        563,917
Insurance                                        165,438
Administrative                                   151,199
Other operating                                   59,143
                                           -------------
Total Operating Expenses                       2,592,579
                                           -------------
EXCESS OF CERTAIN REVENUES OVER
CERTAIN EXPENSES                           $   5,714,526
                                           -------------

                             See accompanying notes

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                     COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

                                              YEAR ENDED
                                           DECEMBER 31, 2003
                                           -----------------
CERTAIN REVENUES:
Minimum rent                                  $26,034,959
Recoveries from tenants                         3,145,737
Other property revenues                         1,068,013
                                              -----------
Total certain revenues                         30,248,709
                                              -----------

CERTAIN EXPENSES:
Operating Expenses
Maintenance                                     3,574,837
Taxes                                           2,888,446
Utilities                                       2,268,661
Insurance                                         614,748
Administrative                                    692,389
Other operating                                   178,299
                                              -----------
Total Operating Expenses                       10,217,380
                                              -----------
EXCESS OF CERTAIN REVENUES OVER
CERTAIN EXPENSES                              $20,031,329
                                              -----------

                             See accompanying notes

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                 NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

1. ORGANIZATION AND BASIS FOR PRESENTATION

The accompanying combined statement of certain revenues and certain expenses relates to the operations of twenty-two medical office properties owned by Medical Office Properties, Inc. (the "Properties").

This statement is prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements include the operations of the Properties for the twelve-month period ended December 31, 2003 and the three month period ended March 31, 2004. Further, the statement is not representative of the actual operations for the period presented as certain revenues and certain expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in future operations of the Properties have been excluded. Such items include management fee expense, interest expense, depreciation and amortization expense, and interest income. The Properties are as follows:

PROPERTY                              LOCATION
--------                              --------
4204 Tech Drive                       Durham, NC
4228 Tech Drive                       Durham, NC
4223 Tech Drive                       Durham, NC
4323 Ben Franklin                     Durham, NC
AMC I                                 Aurora, CO
AMC II                                Aurora, CO
BayCare                               Pinellas County, FL
Boardwalk                             Irving, TX
Chesapeake                            Chesapeake, VA
Corpus Christi                        Corpus Christi, TX
Dorsey                                Ellicott City, MD
Encino                                Encino, CA
Largo                                 Largo, FL
Las Colinas                           Irving, TX
Medplace                              Houston, TX
Plano                                 Plano, TX
Randolph                              Rockville, MD
Rocky Mountain                        Denver, CO
Sherman Oaks                          Sherman Oaks, CA
Tampa Medical                         Tampa, FL
Valencia                              Santa Clarita, CA
Yorktown                              Fairfax, VA

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

The Properties lease space to tenants, for which such tenants are charged minimum rent that is recognized on a straight-line basis over the terms of the respective leases.

Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred. Additional rental income is recognized as earned.

USE OF ESTIMATES

The preparation of the combined statement of certain revenues and certain expenses in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined statement of certain revenues and certain expenses and accompanying notes. Actual results could differ from those estimates.

                 MEDICAL OFFICE PROPERTIES TWENTY-TWO PROPERTIES
                 NOTES TO COMBINED STATEMENT OF CERTAIN REVENUES
                              AND CERTAIN EXPENSES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Interim Period Statement

The interim combined statement of certain revenues and certain expenses have been prepared without audit. Certain information and footnote disclosures included in combined statement of certain revenues and certain expenses presented in accordance with U.S. generally accepted accounting principles have been condensed or omitted. Management believes the disclosures are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim combined statement of certain revenues and certain expenses reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the combined certain revenues and certain expenses for the three months ended March 31, 2004. Interim results are not indicative of fiscal year performance.

3.    LEASING ACTIVITIES

The Properties have noncancellable leases with tenants requiring monthly payments of specified minimum rent. Future minimum rental commitments under the noncancellable operating leases at December 31, 2003 are as follows:

Year ending December 31,

2004                     $ 24,084,000

2005                       21,131,000

2006                       19,073,000

2007                       16,890,000

2008                       14,143,000

Thereafter                 35,988,000

                         ------------

                         $131,309,000
                         ============

4. GROUND LEASES

Certain of the Properties are subject to ground leases, which have lease termination dates ranging from 2006 to 2053. The Properties incurred approximately $69,000 of ground lease expense in 2003. Future ground lease payments required under these leases are as follows:

Year ending December 31,

2004                           $  119,000
2005                              119,000
2006                              118,000
2007                              115,000
2008                              115,000
Thereafter                      5,131,000
                               ----------
                               $5,717,000
                               ==========

5. SUBSEQUENT EVENT

On April 30, 2004, Medical Office Properties, Inc. sold the Properties to CNL Retirement Properties, Inc. for $256,500,000.

SUNRISE SENIOR LIVING, INC. SIXTEEN COMMUNITIES

Combined Financial Statements

Year ended December 31, 2002
With Report of Independent Auditors

CONTENTS

Report of Independent Auditors............................................................      F-39

Combined Financial Statements

Combined Balance Sheets as of September 30, 2003 (unaudited) and December
     31, 2002.............................................................................      F-40

Combined Statements of Operations for the nine months ended September 30,
     2003 (unaudited) and for the year ended December 31, 2002............................      F-41

Combined Statements of Changes in Partners' Capital for the nine months ended
     September 30, 2003 (unaudited) and for the year ended December 31, 2002..............      F-42

Combined Statements of Cash Flows for the nine months ended September 30,
     2003 (unaudited) and for the year ended December 31, 2002............................      F-43

Notes to Combined Financial Statements....................................................      F-44

                         Report of Independent Auditors

Board of Directors
Sunrise Senior Living, Inc.

We have audited the accompanying combined balance sheet as of December 31, 2002 of Sunrise Senior Living, Inc. Sixteen Communities (as defined in Note 1), and the related combined statements of operations, changes in partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of Sunrise Senior Living, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 2002 of Sunrise Senior Living, Inc. Sixteen Communities (as defined in Note 1), and the combined results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP

McLean, Virginia
December 5, 2003

                 Sunrise Senior Living, Inc. Sixteen Communities

                             Combined Balance Sheets

                                                                                    SEPTEMBER 30,              DECEMBER 31,
                                                                                        2003                      2002
                                                                                    ------------              -------------
                                                                                    (Unaudited)
ASSETS HELD FOR SALE
Current assets:

   Cash and cash equivalents                                                        $  2,387,687               $  1,941,527
   Accounts receivable, less allowance of $218,691 and $266,750,
     respectively                                                                        981,726                    686,431
   Notes receivable - affiliate                                                                -                  1,162,638
   Prepaid expenses and other current assets                                             137,165                    261,521
                                                                                    ------------               ------------
Total current assets                                                                   3,506,578                  4,052,117

Property and equipment, net                                                          137,484,549                130,509,819
Restricted cash                                                                          759,987                    464,385
Deferred financing costs, less accumulated amortization of $1,318,100
  and $997,702, respectively                                                             290,518                    425,632
Pre-rental costs, less accumulated amortization of  $2,526,258 and
  $2,259,609, respectively                                                                     -                    226,127
                                                                                    ------------               ------------
Total assets                                                                        $142,041,632               $135,678,080
                                                                                    ============               ============

LIABILITIES HELD FOR SALE AND PARTNERS' CAPITAL
Current liabilities:

   Accounts payable and accrued expenses                                            $    774,027               $    899,695
   Net payables to affiliates                                                          7,641,017                  7,713,462
   Deferred revenue                                                                       74,533                     90,034
   Current maturities of long-term debt                                               78,602,525                 17,457,437
   Other current liabilities                                                               5,273                      5,484
                                                                                    ------------               ------------
Total current liabilities                                                             87,097,375                 26,166,112

Long-term debt, less current maturities                                               28,229,086                 90,062,210
                                                                                    ------------               ------------
Total liabilities                                                                    115,326,461                116,228,322

Partners' capital                                                                     26,715,171                 19,449,758
                                                                                    ------------               ------------
Total liabilities and partners' capital                                             $142,041,632               $135,678,080
                                                                                    ============               ============

See accompanying notes.

                 Sunrise Senior Living, Inc. Sixteen Communities

                        Combined Statements of Operations

                                                                                  NINE MONTHS ENDED             YEAR ENDED
                                                                                    SEPTEMBER 30,              DECEMBER 31,
                                                                                         2003                      2002
                                                                                  -----------------            ------------
                                                                                     (Unaudited)
Operating revenues:
   Resident fees                                                                    $ 32,849,111               $ 40,884,441

Operating expenses:
   Labor                                                                              10,483,740                 13,507,340
   Food                                                                                1,733,841                  2,111,404
   General and administrative                                                          9,371,609                 10,654,664
   Management fees                                                                     2,535,806                  3,307,306
   Depreciation and amortization                                                         266,649                  4,783,460
                                                                                    ------------               ------------
                                                                                      24,391,645                 34,364,174
                                                                                    ------------               ------------
Income from operations                                                                 8,457,466                  6,520,267

Other income (expense):
   Interest income                                                                        75,874                    129,540
   Interest expense                                                                   (4,760,650)                (7,222,198)
                                                                                    ------------               ------------
                                                                                      (4,684,776)                (7,092,658)
                                                                                    ------------               ------------
Net income (loss)                                                                   $  3,772,690               $   (572,391)
                                                                                    ============               ============

See accompanying notes.

                 Sunrise Senior Living, Inc. Sixteen Communities

               Combined Statements of Changes in Partners' Capital

                                                                                  NINE MONTHS ENDED             YEAR ENDED
                                                                                    SEPTEMBER 30,              DECEMBER 31,
                                                                                        2003                       2002
                                                                                  -----------------            ------------
                                                                                     (Unaudited)
Partners' capital, beginning of year                                                $ 19,449,758               $ 20,022,149
   Net income (loss)                                                                   3,772,690                   (572,391)
   Buyout of minority partner's interest, net                                          3,492,723                          -
                                                                                    ------------               ------------
Partners' capital, end of year                                                      $ 26,715,171               $ 19,449,758
                                                                                    ============               ============

See accompanying notes.

                 Sunrise Senior Living, Inc. Sixteen Communities

                        Combined Statements of Cash Flows

                                                                                 NINE MONTHS ENDED              YEAR ENDED
                                                                                   SEPTEMBER 30,               DECEMBER 31,
                                                                                       2003                        2002
                                                                                 -----------------             ------------
                                                                                    (Unaudited)
OPERATING ACTIVITIES
Net income (loss)                                                                   $  3,772,690               $   (572,391)
Adjustments to reconcile net income (loss) to net cash provided by
  (used in) operating activities:
   Provision for bad debts                                                               122,417                    106,667
   Depreciation and amortization                                                         266,649                  4,783,460
   Amortization of financing costs                                                       320,398                    374,072
   Accrued interest on note receivable - affiliate                                             -                    (90,000)
   Changes in operating assets and liabilities:
     Accounts receivable                                                                (417,712)                   (96,170)
     Prepaid expenses and other current assets                                           124,356                   (190,177)
     Accounts payable and accrued expenses                                              (125,668)                (1,037,097)
     Net payables to affiliates                                                          (72,445)                (7,322,711)
     Deferred revenue                                                                    (15,501)                   (47,954)
     Other current liabilities                                                              (211)                     1,227
                                                                                    ------------               ------------
Net cash provided by (used in) operating activities                                    3,974,973                 (4,091,074)
                                                                                    ------------               ------------

INVESTING ACTIVITIES
Increase in restricted cash                                                             (295,602)                  (100,436)
Investment in property and equipment                                                  (2,431,807)                (4,437,104)
Pre-rental costs paid                                                                    (40,522)                  (333,686)
                                                                                    ------------               ------------
Net cash used in investing activities                                                 (2,767,931)                (4,871,226)
                                                                                    ------------               ------------

FINANCING ACTIVITIES
Financing costs paid                                                                    (185,284)                  (378,875)
Repayment of long-term debt                                                           (4,783,981)               (16,874,019)
Additional borrowings under long-term debt                                             4,095,945                 25,201,721
Repayments from notes receivable - affiliate                                             112,438                          -
                                                                                    ------------               ------------
Net cash (used in) provided by financing activities                                     (760,882)                 7,948,827
                                                                                    ------------               ------------
Net increase (decrease) in cash and cash equivalents                                     446,160                 (1,013,473)

Cash and cash equivalents at beginning of year                                         1,941,527                  2,955,000
                                                                                    ------------               ------------
Cash and cash equivalents at end of year                                            $  2,387,687               $  1,941,527
                                                                                    ============               ============

See accompanying notes.

                 Sunrise Senior Living, Inc. Sixteen Communities

                     Notes to Combined Financial Statements

1. ORGANIZATION

Sunrise Senior Living, Inc. (formerly Sunrise Assisted Living, Inc.) ("SALI") is a provider of senior living services. Senior living services include providing a residence, meals, and nonmedical assistance to elderly residents for a monthly fee. The services provided by SALI are generally not covered by health insurance and, therefore, monthly fees are generally payable by the residents, their families, or another responsible party.

The Sunrise Senior Living, Inc. Sixteen Communities include the combined financial statements associated with sixteen communities owned by affiliates of SALI (the "Communities"). The Communities were sold to CNL Retirement Properties Inc. ("CNL") on September 30, 2003 (see Note 7). The Communities are included in the following legal entities, as described below:

ADG on Sheepshead Bay, L.L.C.
Atlantic-Sunrise, L.L.C.
Sunrise Assisted Living Limited Partnership
Sunrise Assisted Living Limited Partnership VIII
Sunrise Farmington Hills Assisted Living, L.L.C.
Sunrise Poland Assisted Living, L.L.C.
Sunrise Raleigh Assisted Living, L.L.C.

ADG on Sheepshead Bay, L.L.C. was formed November 16, 1998 under the laws of the State of New York and will terminate on December 31, 2098. ADG on Sheepshead Bay, L.L.C. owns and operates the Sheepshead Bay assisted living facility.

Atlantic-Sunrise, L.L.C. was formed January 19, 1999 and began operations on January 28, 1999 under the laws of the State of New York and will terminate on December 31, 2098. Atlantic-Sunrise, L.L.C. owns and operates the Mill Basin facility.

Sunrise Assisted Living Limited Partnership ("SALLP") was formed May 5, 1994 under the laws of the Commonwealth of Virginia and began operations on June 8, 1994 and will terminate on January 1, 2044. SALLP operates fifteen assisted living and independent facilities in the Commonwealth of Virginia, Maryland, Florida, and Washington. The following communities under SALLP are included in these combined financial statements: Arlington, Bluemont Park, Countryside, Falls Church, Frederick, Leesburg, and Mercer Island. Bluemont Park and Countryside represent three and two communities, respectively.

Sunrise Assisted Living Limited Partnership VIII was formed October 19, 1995 under the laws of the State of California and will terminate on October 1, 2045. Sunrise Assisted Living Limited Partnership VIII owns and operates the Santa Rosa facility.

                 Sunrise Senior Living, Inc. Sixteen Communities

1. ORGANIZATION (CONTINUED)

Sunrise Farmington Hills Assisted Living, L.L.C. was formed July 8, 1999 under the laws of the State of Michigan and will terminate on December 31, 2099. Sunrise Farmington Hills Assisted Living, L.L.C. owns and operates the Farmington Hills North facility.

Sunrise Poland Assisted Living, L.L.C. was formed December 22, 1997 under the laws of the State of Ohio and will terminate on December 31, 2099. Sunrise Poland Assisted Living, L.L.C. owns and operates the Poland facility.

Sunrise Raleigh Assisted Living, L.L.C. was formed October 22, 1996 under the laws of the State of North Carolina and will terminate upon dissolution of the L.L.C. agreement or terms of the agreement or by operation of law. Sunrise Raleigh Assisted Living, L.L.C. owns and operates the Raleigh facility.

Sunrise Senior Living Management, Inc. (previously Sunrise Assisted Living Management Inc.) (SALMI), a wholly owned subsidiary of SALI, is the manager of the Communities (see Note 4).

All material intercompany transactions and balances between the Communities included in these combined financial statements have been eliminated.

As of and for the nine months ended September 30, 2003, the assets and liabilities associated with the Communities were classified as held for sale by SALI due to their intention to sell the Communities within the year. As such, no depreciation was recorded on the property and equipment from January 1, 2003 through September 30, 2003. The December 31, 2002 combined balance sheet has presented all assets and liabilities as held for sale in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                 Sunrise Senior Living, Inc. Sixteen Communities

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTERIM PERIOD FINANCIAL STATEMENTS

The interim statements have been prepared without audit. Certain information and footnote disclosures normally included in financial statements in accordance with accounting principles generally accepted in the United States have been condensed or omitted. The Communities believe the disclosures made are adequate to make the interim financial information presented not misleading.

In the opinion of management, the accompanying interim statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Communities as of September 30, 2003, and the results of operations and cash flows associated with the nine-month period ended September 30, 2003. Interim results are not necessarily indicative of fiscal year performance because of short-term variations.

CASH AND CASH EQUIVALENTS

The Communities consider all investments purchased with an original maturity of three months or less to be cash equivalents.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Communities provide an allowance for doubtful accounts on their outstanding receivables based on their collection history.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost or stepped up value (see Note 6). Maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Property and equipment are reviewed for impairment whenever events or circumstances indicate that the asset's undiscounted expected cash flows are not sufficient to recover its carrying amount. The Communities measure an impairment loss by comparing the fair value of the asset to its carrying amount. Fair value of an asset is calculated as the present value of expected future cash flows. Based on management's estimation process, no impairment losses were recorded as of December 31, 2002.

                 Sunrise Senior Living, Inc. Sixteen Communities

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED FINANCING COSTS

Costs incurred in connection with obtaining permanent financing for community-owned facilities have been deferred and amortized over the term of the financing.

PRE-RENTAL COSTS

Costs incurred to initially rent facilities are capitalized and amortized over 12 months. All other pre-rental costs are expensed as incurred.

REVENUE RECOGNITION

Operating revenue consists of resident fee revenue, including resident community fees. Generally, resident community fees are received from potential residents upon occupancy. Resident community fees are recognized as income over the first 90 days of the resident's stay and are ratably refundable if the prospective resident does not move into the property or moves out of the property within 90 days. All other resident fee revenue is recognized when services are rendered. Agreements with residents are for a term of one year and are cancelable by residents with 30 days' written notice.

CONTINGENT LIABILITIES

The Communities are named parties to pending legal proceedings in the ordinary course of business, which, in management's opinion will not have a material impact on the results of the Communities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash and cash equivalents and long-term debt approximate their fair values at September 30, 2003 (unaudited) and December 31, 2002.

INCOME TAXES

The Communities are treated as a Partnership for income tax purposes. Accordingly, no provision for income taxes has been included in the accompanying financial statements, as all attributes of income and loss pass through pro rata to the partners on their respective income tax returns in accordance with the limited partnership or Limited Liability Company agreement.

                 Sunrise Senior Living, Inc. Sixteen Communities

3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                   SEPTEMBER 30,         DECEMBER 31,
                                                ASSET LIVES            2003                 2002
                                              --------------      --------------         ------------
                                                                    (Unaudited)
Land and improvements                            10-15 years      $   24,127,327         $ 24,052,969
Buildings and improvements                          40 years         127,203,404          121,625,455
Furniture and equipment                           3-10 years          15,264,633           13,942,210
                                                                  --------------         ------------
                                                                     166,595,364          159,620,634
Less: accumulated depreciation                                       (29,110,815)         (29,110,815)
                                                                  --------------         ------------
                                                                  $  137,484,549         $130,509,819
                                                                  ==============         ============

Depreciation expense was $0 and $4,279,503 for the nine months ended September 30, 2003 (unaudited) and for the year ended December 31, 2002, respectively. No depreciation was recorded for the nine months ended September 30, 2003, as the property and equipment was held for sale.

4. AFFILIATE TRANSACTIONS

MANAGEMENT SERVICES

The Communities have entered into a management agreement (the "Agreement") with SALMI to manage the Communities. The Agreement provides for management fees to be paid monthly, based on a percentage of each of the Communities' gross operating revenues.

NOTE RECEIVABLE

In January 1999, Sheepshead Bay, in which SALI has a controlling interest, accepted a $500,000 promissory note ("ADG Note") from a minority partner. The ADG Note accrues interest at 10% per annum, which is due annually beginning February 22, 2000. The principal balance plus accrued and unpaid interest is due on February 22, 2009. This note and accrued interest was included as consideration for the buyout of the minority partner's interest on September 29, 2003 (see Note 6).

In 2001, Mill Basin, in which SALI has a controlling interest, accepted a $500,000 promissory note ("AMB Note") from a minority partner. The AMB Note accrues interest at 8% per annum, which is due annually beginning March 2002. The principal balance plus accrued interest and unpaid interest were due in March 2010.

This note and accrued interest was included as consideration for the buyout of the minority partner's interest on September 29, 2003 (see Note 6).

                 Sunrise Senior Living, Inc. Sixteen Communities

4. AFFILIATE TRANSACTIONS (CONTINUED)

RECEIVABLES AND PAYABLES

The Communities have net payables due to SALMI and affiliates of $7,641,017 and $7,713,462 at September 30, 2003 (unaudited) and December 31, 2002, respectively, as a result of management services.

5. LONG -TERM DEBT

Long-term debt consists of the following:

                                                     SEPTEMBER 30,                DECEMBER 31,
                                                         2003                         2002
                                                    -------------                -------------
                                                     (Unaudited)
Multi-property blanket first mortgage               $  59,947,562                $  60,534,206
Revolving credit facilities                             4,760,000                    4,760,000
Line of credit                                                  -                    4,036,000
Other mortgages and notes payable                      42,124,049                   38,189,441
                                                    -------------                -------------
                                                    $ 106,831,611                $ 107,519,647
Current maturities                                    (78,602,525)                 (17,457,437)
                                                    -------------                -------------
                                                    $  28,229,086                $  90,062,210
                                                    =============                =============

SALI entered into a multi-property blanket first mortgage in June 1994 that is collateralized by a blanket first mortgage on all assets of SALLP, consisting of 10 properties. In May 2001, SALI modified its multi-property blanket first mortgage to extend the maturity date from May 31, 2001 to May 31, 2004 at a fixed rate of interest equal to 8.20%.

In December 2001, SALI entered into an approximately $4.8 million revolving credit facility collateralized by the Raleigh Community. The revolving credit facility matures in November 2006, subject to a five-year extension and accrues interest at LIBOR plus 1.2% (2.32% at September 30, 2003 (unaudited) and 2.58% at December 2002).

At December 31, 2002, the Farmington Hills Community is collateral for approximately $4.0 million of debt under a line of credit associated with a subsidiary of SALI. This debt accrues interest at LIBOR plus 2.0% and is due in June 2004. The debt was repaid in January of 2003 when the Farmington Hills Community obtained debt of $4.1 million, as described below.

                 Sunrise Senior Living, Inc. Sixteen Communities

5. LONG -TERM DEBT (CONTINUED)

The other mortgages and notes payable relate to four properties: Santa Rosa, Mill Basin, Sheepshead Bay, and Farmington Hills, whereby outstanding balances are collaterized by the total assets of the respective property. Payments of principal and interest are made monthly. Variable interest rates range from LIBOR plus 2.0% to 2.5% (3.12% at September 30, 2003 and 3.88% at December 2002) or the prime rate (4.00% at September 30, 2003 and 4.25% at December 31, 2002). Fixed rate debt is at 6.875%.

The Sheepshead Bay Community had debt with another lender of $16.0 million that was repaid in June 2002. The debt accrued interest at LIBOR plus 1.80%. In conjunction with the repayment, the Community recorded additional interest expense for the unamortized financing costs of approximately $75,000 during the year ended December 31, 2002.

Interest paid totaled $4,482,075 and $6,640,187 for the nine months ended September 30, 2003 (unaudited) and the year ended December 31, 2002, respectively. Interest capitalized for the year ended December 31, 2002 was approximately $180,000.

Restricted cash consists of real estate tax escrows, operating reserves and capital reserves related to the Communities' debt agreements and resident deposits.

6. PARTNER'S CAPITAL (UNAUDITED)

On September 29, 2003, an affiliate of SALI purchased the minority partner's interest of $0.8 million in the Mill Basin and Sheepshead Bay Communities for approximately $4.3 million in cash and the forgiveness of approximately $1.0 million of the note receivable from affiliate. As a result of the repurchase, property and equipment related to these two communities were stepped up to fair value by approximately $4.5 million, based on the market value of the recapitalized communities. This transaction is considered a non-cash transaction in the combined statement of cash flows as no cash was used by the Communities to consummate the repurchase of minority interests.

7. SUBSEQUENT EVENTS (UNAUDITED)

On September 30, 2003, SALI completed the sale of its 100 percent interest in the Communities to CNL for an aggregate purchase price of $158 million. SALI will continue to operate the Communities under long-term management contracts. As of July 30, 2004, the contingencies related to one of the properties have not been satisfied and SALI will retain ownership interest in that property.

                      INDEX TO OTHER FINANCIAL INFORMATION

The following summarized financial information is filed as part of this report as a result of Sunrise Senior Living Services, Inc., a wholly owned subsidiary of Sunrise Senior Living, Inc. ("Sunrise") managing and operating the majority of the Properties owned by the Company as of August 30, 2004. The summarized financial information presented for Sunrise as of December 31, 2003 and December 31, 2002, and for each of the three years ended December 31, 2003, was obtained from the Form 10-K filed by Sunrise with the Securities and Exchange Commission for the year ended December 31, 2003. The summarized financial information presented for Sunrise as of June 30, 2004, was obtained from the Form 10-Q filed by Sunrise with the Securities and Exchange Commission for the six months ended June 30, 2004.

Sunrise Senior Living, Inc.:


Selected Financial Data for the six months ended June 30, 2004 and
   the years ended December 31, 2003, 2002 and 2001                         F-52

                           Sunrise Senior Living, Inc.
                             Selected Financial Data
                      (in Thousands, except per share data)

Consolidated Balance Sheet Data:

                                                             June 30,             December 31,         December 31,
                                                              2004                   2003                  2002
                                                            ---------             -----------          ------------
Current assets                                              $ 244,846              $ 235,895            $ 254,386
Noncurrent assets                                             774,446                773,903              861,765
Current liabilities                                           169,731                164,772              114,747
Noncurrent liabilities                                        350,319                353,147              533,725
Minority interests                                              1,610                  1,603                1,861
Stockholders' equity                                          497,632                490,276              465,818

Consolidated Statements of Income Data:

                                         Six Months
                                            Ended      Year Ended    Year Ended     Year Ended
                                           June 30,   December 31,   December 31,   December 31,
                                            2004         2003           2002           2001
                                         ----------   ------------   ------------   ------------
Revenues                                 $  736,006   $  1,188,301    $  505,912     $  428,219

Costs and expenses                          690,375      1,074,633       394,164        322,779
                                         ----------   ------------    ----------     ----------
Net income                               $   29,063   $     62,178    $   54,661     $   49,101
                                         ==========   ============    ==========     ==========
Basic earnings per share                 $     1.42   $       2.92    $     2.44     $     2.25
                                         ==========   ============    ==========     ==========
Diluted earnings per share               $     1.26   $       2.63    $     2.23     $     2.08
                                         ==========   ============    ==========     ==========

                                   ADDENDUM TO
                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

                        THE PRIOR PERFORMANCE TABLES IN THIS
                        ADDENDUM UPDATE AND REPLACE APPENDIX B TO
                        THE PROSPECTUS, DATED MARCH 26, 2004.

                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

         The information in this Appendix B contains certain relevant summary information concerning certain prior public programs (the "Prior Public Programs") sponsored by two of the Company's principals and their Affiliates (collectively, the "Sponsor") which were formed to invest in restaurant properties leased on a triple-net basis to operators of national and regional fast-food and family-style restaurant chains, or in the case of CNL Hospitality Properties, Inc., to invest in hotel properties. No Prior Public Programs sponsored by the Company's Affiliates have invested in retirement properties leased on a triple-net basis.

      A more detailed description of the acquisitions by the Prior Public Programs is set forth in Part II of the registration statement filed with the Securities and Exchange Commission for this Offering and is available from the Company upon request, without charge. In addition, upon request to the Company, the Company will provide, without charge, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for CNL Income Fund, Ltd., CNL Income Fund II, Ltd., CNL Income Fund III, Ltd., CNL Income Fund IV, Ltd., CNL Income Fund V, Ltd., CNL Income Fund VI, Ltd., CNL Income Fund VII, Ltd., CNL Income Fund VIII, Ltd., CNL Income Fund IX, Ltd., CNL Income Fund X, Ltd., CNL Income Fund XI, Ltd., CNL Income Fund XII, Ltd., CNL Income Fund XIII, Ltd., CNL Income Fund XIV, Ltd., CNL Income Fund XV, Ltd., CNL Income Fund XVI, Ltd., CNL Income Fund XVII, Ltd., CNL Income Fund XVIII, Ltd., CNL Restaurant Properties, Inc., and CNL Hospitality Properties, Inc. as well as a copy, for a reasonable fee, of the exhibits filed with such reports.

      The investment objectives of the Prior Public Programs generally include preservation and protection of capital, the potential for increased income and protection against inflation, and potential for capital appreciation, all through investment in properties.

      STOCKHOLDERS SHOULD NOT CONSTRUE INCLUSION OF THE FOLLOWING TABLES AS IMPLYING THAT THE COMPANY WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. DISTRIBUTABLE CASH FLOW, FEDERAL INCOME TAX DEDUCTIONS, OR OTHER FACTORS COULD BE SUBSTANTIALLY DIFFERENT. STOCKHOLDERS SHOULD NOTE THAT, BY ACQUIRING SHARES IN THE COMPANY, THEY WILL NOT BE ACQUIRING ANY INTEREST IN ANY PRIOR PUBLIC PROGRAMS.

DESCRIPTION OF TABLES

      The following Tables are included herein:

            Table I - Experience in Raising and Investing Funds

            Table II - Compensation to Sponsor

            Table III - Operating Results of Prior Programs

            Table V - Sales or Disposal of Properties

      Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 2003. The following is a brief description of the
Tables:

      TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

      Table I presents information on a percentage basis showing the experience of the Sponsor in raising and investing funds for the Prior Public Programs, the offerings of which became fully subscribed between January 2001 and December 2003.

      The Table sets forth information on the offering expenses incurred and amounts available for investment expressed as a percentage of total dollars raised. The Table also shows the percentage of property acquisition cost leveraged, the date the offering commenced, and the time required to raise funds for investment.

      TABLE II - COMPENSATION TO SPONSOR

      Table II provides information, on a total dollar basis, regarding amounts and types of compensation paid to the Sponsor of the Prior Public Programs.

      The Table indicates the total offering proceeds and the portion of such offering proceeds paid or to be paid to the Sponsor through December 31, 2003, in connection with each Prior Public Program, which had offerings that became fully subscribed between January 2001 and December 2003. The Table also shows the amounts paid to the Sponsor from cash generated from operations and from cash generated from sales or refinancing by each of these Prior Public Programs on a cumulative basis commencing with inception and ending December 31, 2003. In addition, the Table presents in a separate column aggregate payments to the Sponsor in the most recent three years from all other Prior Public Programs.

      TABLE III - OPERATING RESULTS OF PRIOR PROGRAMS

      Table III presents a summary of operating results for the period from inception through December 31, 2003, of the Prior Public Programs, the offerings of which became fully subscribed between January 1999 and December 2003.

      The Table includes a summary of income or loss of the Prior Public Programs, which are presented on the basis of generally accepted accounting principles ("GAAP"). The Table also shows cash generated from operations, which represents the cash generated from operations of the properties of the Prior Public Programs, as distinguished from cash generated from other sources (special items). The section of the Table entitled "Special Items" provides information relating to cash generated from or used by items which are not directly related to the operations of the properties of the Prior Public Programs, but rather are related to items of an investing or financing nature. These items include proceeds from capital contributions of investors and disbursements made from these sources of funds, such as stock issuance and organizational costs, acquisition of the properties and other costs which are related more to the organization of the entity and the acquisition of properties than to the actual operations of the entities.

      The Table also presents information pertaining to investment income, returns of capital on a GAAP basis, cash distributions from operations, sales and refinancing proceeds expressed in total dollar amounts as well as distributions and tax results on a per $1,000 investment basis.

      TABLE IV - RESULTS OF COMPLETED PROGRAMS

      Table IV is omitted from this Appendix B because none of the Prior Public Programs have completed operations (meaning they no longer hold properties).

      TABLE V - SALES OR DISPOSAL OF PROPERTIES

      Table V provides information regarding the sale or disposal of properties owned by the Prior Public Programs between January 2001 and December 2003.

      The Table includes the selling price of the property, the cost of the property, the date acquired and the date of sale.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                                   CNL Hospitality
                                                                   Properties, Inc.
                                                                   ----------------
                                                                   (Notes 1 and 2)
Dollar amount offered                                                $1,340,000,000
                                                                     --------------
Dollar amount raised                                                          100.0%

Less offering expenses:

   Selling commissions and discounts                                           (7.5)
   Organizational expenses                                                     (3.0)
   Marketing support and due diligence expense
      reimbursement fees (includes amounts
      reallowed to unaffiliated entities)                                      (0.5)
                                                                     --------------
                                                                              (11.0)
                                                                     --------------
Reserve for operations                                                           --
                                                                     --------------
Percent available for investment                                               89.0%
                                                                     ==============
Acquisition costs:

   Cash down payment                                                           84.5%
   Acquisition fees paid to affiliates                                          4.5
   Acquisition expenses                                                          --
                                                                     --------------
Total acquisition costs                                                        89.0%
                                                                     ==============
Percent leveraged (mortgage financing divided
   by total acquisition costs)                                                 48.4%

Date offering began                                               7/09/97, 6/17/99,
                                                                9/15/00 and 4/23/02

Length of offering (in months)                                    23, 15, 20 and 9,
                                                                       respectively
Months to invest 90% of amount available                         29, 16, 22 and 12,
   for investment measured from date of offering                       respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637
               (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received approximately $275,000,000, including $965,194 (96,520 shares)
               issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000, and upon completion of the 2000 Offering on September 14, 2000, the company received approximately $450,000,000, including $3,375,474 (337,547 shares)
               issues pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for the sale up to $450,000,000 of shares of common stock (the "2002 Offering"). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002 and upon completion of the 2002 Offering on February 5, 2003, the company had received approximately $450,000,000 including $3,225,431 (322,543 shares)
               issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the Hospitality Properties REIT registered for the sale of up to $1.75 billion of shares of common stock (the "2003 Offering"). As of December 31, 2003, the Hospitality Properties REIT had received subscription proceeds of $1,112,277,877 (111,227,788 shares) from its 2003
               Offering, including $16,674,866 (1,667,487 shares) issued pursuant to the reinvestment plan.

Note 2: The amounts shown represent the combined results of the CHP Initial Offering, 1999, 2000 and the 2002 Offering only, due to the fact that the 2003 Offering was not yet fully subscribed at December 31, 2003.

      Past performance is not necessarily indicative of future performance.

                                    TABLE II
                             COMPENSATION TO SPONSOR


                                                                                        NL Hospitality
                                                                                       Properties, Inc.          Other Programs
                                                                                       ----------------          --------------
                                                                                       (Notes 2 and 3)               (Note 1)
Date offering commenced                                                                7/9/97, 6/17/99,
                                                                                       9/15/00, 4/23/02
                                                                                            and 02/5/03

Dollar amount raised                                                                     $2,437,349,502              (Note 1)
                                                                                       ================          ==============
Amount paid to sponsor from proceeds
   of offering:
      Selling commissions and discounts                                                     182,801,213
      Real estate commissions                                                                        --
      Acquisition fees                                                                      109,680,728
      Marketing support and due diligence
         expense reimbursement fees
         (includes amounts reallowed to
         unaffiliated entities)                                                              12,186,748
                                                                                       ----------------          --------------
Total amount paid to sponsor                                                                304,668,689              (Note 1)
                                                                                       ================          ==============
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
      2003 (Note 6)                                                                         127,948,000             160,501,239
      2002 (Note 6)                                                                          84,484,672             167,271,966
      2001 (Note 6)                                                                          62,826,759             101,478,002
      2000                                                                                   45,528,919                      NA
      1999                                                                                   13,348,795                      NA
      1998                                                                                    2,985,455                      NA
      1997                                                                                       29,358                      NA
Amount paid to sponsor from operations (administrative, accounting and management fees) (Notes 5 and 7):
      2003                                                                                   15,061,000               5,507,367
      2002                                                                                    7,824,672               7,333,973
      2001                                                                                    4,418,759               8,241,644
      2000                                                                                    1,878,358                      NA
      1999                                                                                      458,634                      NA
      1998                                                                                      208,490                      NA
      1997                                                                                        6,889                      NA
Dollar amount of property sales and refinancing before deducting payments to sponsor:
      Cash                                                                                           --             771,555,925
      Notes                                                                                          --                 890,581
Amount paid to sponsors from property sales and refinancing:
      Real estate commissions                                                                        --                      --
      Incentive fees                                                                                 --                      --
Other  (Notes 3 and 4)                                                                       74,900,983               4,480,309

Note 1: Other Programs in the table above includes Prior Public Programs sponsored by CNL whose offerings were fully subscribed prior to January 1, 2001. This column present payments to the sponsor during the three years ended December 31, 2003 by the CNL Income Funds (18 limited partnerships) and CNL Restaurant Properties, Inc. (the "Restaurant Properties REIT"), a REIT, all of which invested in triple-net leased restaurant properties. A total of approximately $1.36 billion was raised from 1986 through 2000 for these programs.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637
               (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration

      Past performance is not necessarily indicative of future performance.

Note 2
(Continued:)   Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock
               (the "2000 Offering"). The 2000 Offering of the Hospitality
               Properties REIT commenced following the completion of the 1999
               Offering on September 14, 2000 and upon completion of the 2000
               Offering on September 14, 2000, the company had received
               $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration
               Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock
               (the "2002 Offering"). The 2002 Offering commenced immediately following the completion of the 2000 Offering on April 23, 2002, and upon completion of the 2002 Offering on February 5, 2003, the company had received approximately $450,000,000 including
               $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended effective April 30, 2003, the
               Hospitality Properties REIT registered for the sale of up to $1.75 billion of shares of common stock (the "2003 Offering"). As of December 31, 2003, the Hospitality Properties REIT had received subscription proceeds of $1,112,277,877 (111,227,788 shares) from its 2003 Offering, including $16,674,866 (1,667,487 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the
               2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2003.

Note 3: CNL Hospitality Corp., the advisor of the Hospitality Properties REIT, is entitled to receive acquisition fees for services relating to identifying the properties, structuring the terms of the acquisition and leases of the properties and structuring the terms of the mortgage loans equal to 4.5% of the gross proceeds of the offerings, loan proceeds from permanent financing and the line of credit that are used to acquire properties, but excluding amounts used to finance secured equipment leases. During the years ended December 31, 2003, 2002, 2001 and 2000, the Hospitality Properties REIT paid the advisor approximately $42.2 million, $7.5 million, $8.8 million and $8.0 million, respectively, related to the permanent financing for properties directly or indirectly owned by the Hospitality Properties REIT. These acquisition fees were not paid using proceeds from the offerings. The advisor of the Hospitality Properties REIT is also entitled to receive fees in connection with the development, construction or renovation of a property, generally equal to 4% of project costs. During the years ended December 31, 2003, 2002 and 2001, the Hospitality Properties REIT paid the advisor $2,611,989, $1,895,579 and $2,107,404, respectively, relating to these fees.

Note 4: During each of the years ended December 31, 2001, 2002 and 2003, the Restaurant Properties REIT (included in "Other Programs") incurred $1,493,436 of soliciting dealer servicing fees payable to the sponsor, and during the years ended December 31, 2003, 2002 and 2001, the Hospitality Properties REIT incurred approximately $1.2 million, $293,000 and $293,002, respectively, in soliciting dealer servicing fees payable to the sponsor.

Note 5: In connection with its 1999 Offering, the Hospitality Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Hospitality Properties REIT at a price of $12.00 during the five year period commencing the date the 1999 Offering began. During the year ended December 31, 2000, the Hospitality Properties REIT issued 960,900 Soliciting Dealer Warrants to CNL Securities Corp.

Note 6: In September 1999, the Restaurant Properties REIT (included in "Other Programs") acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies a portion of its investments in and collections of mortgage loans, proceeds from sale of mortgage loans, proceeds from securitization transactions and purchases of other investments as operating activities in its financial statements. Prior to these acquisitions, these types of transactions were classified as investing activities in its financial statements.

Note 7: On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock (with an exchange value of $20 per share) to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of such loans. As a result of the acquisition, the Restaurant Properties REIT ceased payment of acquisition fees, administrative, accounting, management and secured equipment lease servicing fees. The Restaurant Properties REIT continues to outsource several functions to affiliates such as investor services, public relations, corporate communications, knowledge and technology management, and tax and legal compliance.

      Past performance is not necessarily indicative of future performance.

                                   TABLE III
                      Operating Results of Prior Programs
                        CNL RESTAURANT PROPERTIES, INC.

                                                               1994             1995            1996               1997
                                                           (Notes 1, 23       (Notes 23       (Notes 23        (Notes 2, 23
                                                              and 26)          and 26)         and 26)            and 26)
                                                           ------------     ------------     ------------     -------------
Continuing Operations:
   Gross revenue (Note 24)                                 $         --     $    539,776     $  4,363,456     $  15,516,102
   Equity in earnings of unconsolidated
     joint venture                                                   --               --               --                --
   Gain (loss) on sale of assets (Notes 7, 15,
     18, 21 and 23)                                                  --               --               --                --
   Provision for losses on assets (Notes 12, 14,
     17, 23 and 26)                                                  --               --               --                --
   Sale of real estate (Notes 23 and 24)                             --               --               --                --
   Interest income                                                   --          119,355        1,843,228         3,941,831
   Less:    Operating expenses (Notes 5, 23 and 26)                  --         (186,145)        (908,924)       (2,066,962)
            Transaction costs                                        --               --               --                --
            Net decrease in value of mortgage
              loans held for sale, net of related
              hedge                                                  --               --               --                --
            Interest expense (Notes 23 and 26)                       --               --               --                --
            Cost of real estate sold (Notes 23
              and 24)                                                --               --               --                --
            Depreciation and amortization
              (Notes 23 and 26)                                      --         (104,131)        (521,871)       (1,795,062)
            Loss on termination of cash flow
              hedge accounting                                       --               --               --                --
            Advisor acquisition expense
              (Note 16)                                              --               --               --                --
            Minority interest in (income)/loss of
              consolidated joint ventures                            --              (76)         (29,927)          (31,453)
Discontinued Operations:
   Earnings/(loss) from discontinued operations,
     net (Notes 23 and 26)                                           --               --               --                --
   Gain on disposal of discontinued operations,
     net (Notes 23 and 26)                                           --               --               --                --
   Income tax benefit                                                --               --               --                --
Cumulative effect of accounting change                               --               --               --                --
                                                           ------------     ------------     ------------     -------------
Net income (loss) - GAAP basis                                       --          368,779        4,745,962        15,564,456
                                                           ============     ============     ============     =============
Taxable income
   - from operations (Note 8)                                        --          379,935        4,894,262        15,727,311
                                                           ============     ============     ============     =============
   - from gain (loss) on sale (Notes 7, 15, 18 and 21)               --               --               --           (41,115)
                                                           ============     ============     ============     =============
Cash generated from (used in) operations (Notes 4 and 5)             --          498,459        5,482,540        17,076,214
Cash generated from sales (Notes 7, 15, 18 and 21)                   --               --               --         6,289,236
Cash generated from refinancing                                      --               --               --                --
                                                           ------------     ------------     ------------     -------------
Cash generated from (used in) operations, sales
   and refinancing                                                   --          498,459        5,482,540        23,365,450
Less: Cash distributions to investors (Note 9)
     - from operating cash flow (Note 4)                             --         (498,459)      (5,439,404)      (16,854,297)
     - from sale of properties                                       --               --               --                --
     - from cash flow from prior period                              --               --               --                --
     - from return of capital (Note 10)                              --         (136,827)              --                --
                                                           ------------     ------------     ------------     -------------
Cash generated (deficiency) after cash distributions                 --         (136,827)          43,136         6,511,153
Special items (not including sales of real estate
   and refinancing):
     Subscriptions received from stockholders                        --       38,454,158      100,792,991       222,482,560
     Sale of common stock to CNL Fund
       Advisors, Inc.                                           200,000               --               --                --
     Retirement of shares of common stock (Note 13)                  --               --               --                --
     Contributions from minority interest of
       consolidated joint venture                                    --          200,000           97,419                --
     Distributions to minority interest                              --               --          (39,121)          (34,020)
     Payment of stock issuance costs (Note 20)                      (19)      (3,680,704)      (8,486,188)      (19,542,862)
     Acquisition of land and buildings on
       operating leases (Note 4)                                     --      (18,835,969)     (36,104,148)     (143,542,667)
     Investment in direct financing leases (Note 4)                  --       (1,364,960)     (13,372,621)      (39,155,974)
     Proceeds from sales of equipment direct
       financing leases                                              --               --               --           962,274

     Past performance is not necessarily indicative of future performance.

   1998                 1999                 2000               2001             2002
(Notes 3, 23        (Notes 3, 23          (Notes 23          (Notes 23         (Notes 23             2003
  and 26)              and 26)              and 26)            and 26)           and 26)           (Note 26)
-------------      --------------       -------------      -------------      ------------       ------------
 $ 29,560,219        $ 57,979,792       $  83,618,889      $ 104,327,440      $ 92,134,457       $ 81,797,052

       16,018              97,307              97,559             98,561           100,493            107,702

           --          (1,851,838)           (721,230)        (1,136,997)         (347,179)          (157,488)

     (269,149)         (6,989,195)         (9,365,818)       (41,487,374)       (9,625,354)       (14,250,404)
           --                  --                  --        128,479,972       209,497,908                 --
    8,984,546          13,335,146          29,794,446         46,676,272        39,899,581         34,393,394
   (3,493,160)        (12,830,157)        (28,508,769)       (32,477,683)      (31,763,002)       (26,349,946)
           --          (6,798,803)        (10,315,116)                --                --                 --

           --            (551,011)         (6,854,932)        (5,070,213)       (5,368,261)        (1,852,941)
           --         (10,205,197)        (47,612,460)       (69,750,191)      (58,400,715)       (50,575,760)

           --                  --                  --       (118,537,146)     (193,178,891)                --

   (3,658,617)         (8,382,082)        (17,565,604)       (17,715,411)      (13,132,656)       (12,521,181)

           --                  --                  --         (8,060,600)               --           (501,500)

           --         (76,333,516)                 --                 --                --                 --

      (30,156)            (41,678)          1,023,730         (1,250,245)       (2,408,702)        (1,913,277)

    1,042,707           2,733,898           9,336,468         (4,871,981)       (3,396,637)          (410,711)

           --                  --                  --                 --        11,578,657         28,329,974
           --                  --                  --                 --                --          6,345,551
           --                  --                  --         (3,840,902)               --                 --
 ------------        ------------       -------------      -------------      ------------       ------------
   32,152,408         (49,837,334)          2,927,163        (24,451,498)       35,589,693         42,440,465
 ============        ============       =============      =============      ============       ============

   33,553,390          58,152,473          28,881,542         22,681,442         3,205,385         33,044,614
 ============        ============       =============      =============      ============       ============

     (149,948)           (789,861)         (2,696,079)        (9,518,197)      (10,831,314)        (6,089,087)
 ============        ============       =============      =============      ============       ============
   39,116,275         307,261,214        (155,961,649)        48,733,308       111,588,697        108,372,363

    2,385,941           5,302,433          12,833,063         12,658,578        67,084,608         25,312,090
           --                  --                  --                 --                --                 --
 ------------        ------------       -------------      -------------      ------------       ------------

   41,502,216         312,563,647        (143,128,586)        61,391,886       178,673,305        133,684,453

  (39,116,275)        (60,078,825)                 --        (48,733,308)      (67,990,684)       (68,244,434)
           --                  --                  --                 --                --                 --
     (265,053)                 --         (66,329,582)       (17,733,389)               --                 --
      (67,821)                 --                  --                 --                --                 --
 ------------        ------------       -------------      -------------      ------------       ------------
    2,053,067         252,484,822        (209,458,168)        (5,074,811)      110,636,412         65,440,019

  385,523,966             210,736                  --          3,691,600         9,750,000                 --

           --                  --                  --                 --                --                 --

     (639,528)            (50,891)                 --                 --            (4,709)                --
                                                                                                           --
           --             740,621              39,922                 --                --                 --
      (34,073)            (66,763)           (146,601)          (234,002)       (1,484,386)        (1,867,258)

  (34,579,650)           (737,190)         (1,493,436)        (1,493,436)       (1,493,437)        (1,493,437)

 (200,101,667)       (286,411,210)       (160,901,355)       (26,051,869)       (7,211,699)                --

  (47,115,435)        (63,663,720)        (15,368,629)                --                --                 --

           --           2,252,766           1,848,664                 --                --                 --

     Past performance is not necessarily indicative of future performance.

                                                     1994            1995               1996             1997
                                                 (Notes 1, 23      (Notes 23          (Notes 23       (Notes 2, 23
                                                    and 26)          and 26)            and 26)          and 26)
                                                 ------------      ----------        ------------     -------------
       Proceeds from sale of consolidated
         partnership interest (Note 19)                    --              --                  --                --
       Proceeds from sale of securities                    --              --                  --                --
       Proceeds from borrowing from affiliate
         (Note 22)                                         --              --                  --                --
       Investment in joint venture                         --              --                  --                --
       Increase in restricted cash                         --              --                  --                --
       Purchase of other investments (Note 4)              --              --                  --                --
       Investment in mortgage, equipment and
         other notes receivable (Note 4)                   --              --         (13,547,264)      (16,923,383)
       Collections on mortgage, equipment and
         other notes receivable (Note 4)                   --              --             133,850           250,732
       Redemption of (investment in)
         certificates of deposit                           --              --                  --        (2,000,000)
       Proceeds from the issuance of bonds                 --              --                  --                --
       Payment on bonds                                    --              --                  --                --
       Proceeds from borrowing on credit
         facility, note payable and subordinated
         note payable                                      --              --           3,666,896        19,721,804
       Payment on credit facility and note
         payable                                           --              --            (145,080)      (20,784,577)
       Reimbursement of organization,
         acquisition, and deferred offering and
         stock issuance costs paid on behalf of
         CNL Restaurant Properties, Inc.
         by related parties                          (199,036)     (2,500,056)           (939,798)       (2,857,352)
       Decrease (increase) in intangibles and
         other assets                                      --        (628,142)         (1,103,896)               --
       Proceeds from borrowings on mortgage
         warehouse facilities                              --              --                  --                --
       Payments on mortgage warehouse
         facilities                                        --              --                  --                --
       Payments of loan and bond issuance costs            --              --                  --                --
         Other                                             --              --             (54,533)           49,001
                                                 ------------      ----------        ------------     -------------
Cash generated (deficiency) after cash
  distributions and special items                         945      11,507,500          30,941,643         5,136,689
                                                 ============      ==========        ============     =============
TAX AND DISTRIBUTION DATA PER
  $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)

  -  from operations (Notes 8 and 25)                      --              20                  61                67
                                                 ============      ==========        ============     =============
  -  from recapture                                        --              --                  --                --
                                                 ============      ==========        ============     =============
Capital gain (loss) (Notes 7, 15, 18 and 21)               --              --                  --                --
                                                 ============      ==========        ============     =============
Cash distributions to investors:
  Source (on GAAP basis):
  -  from investment income                                --              19                  59                66
  -  from capital gain                                     --              --                  --                --
  -  from investment income from prior period              --              --                  --                --
  -  from return of capital (Note 10)                      --              14                   8                 6
                                                 ------------      ----------        ------------     -------------
Total distributions on GAAP basis (Note 11):               --              33                  67                72
                                                 ============      ==========        ============     =============
  Source (on cash basis):
  -  from sales                                            --              --                  --                --
  -  from refinancing                                      --              --                  --                --
  -  from operations (Note 4)                              --              26                  67                72
  -  from cash flow from prior period                      --              --                  --                --
  -  from return of capital (Note 10)                      --               7                  --                --
                                                 ------------      ----------        ------------     -------------
Total distributions on cash basis (Note 11)                --              33                  67                72
                                                 ============      ==========        ============     =============
Total cash distributions as a percentage of              0.00%           5.34%               7.06%             7.45%
  original $1,000 investment (Note 6)
Total cumulative cash distributions per
  $1,000 investment from inception                         --              33                 100               172
Amount (in percentage terms) remaining
  invested in program properties at the end
  of each year (period) presented (original
  total acquisition cost of properties
  retained, divided by original total                     N/A             100%               100%              100%
  acquisition cost of all properties in
  program) (Notes 7, 15, 18 and 21)

      Past performance is not necessarily indicative of future performance.

    1998                 1999                 2000              2001              2002
(Notes 3, 23         (Notes 3, 23          (Notes 23         (Notes 23          (Notes 23           2003
   and 26)              and 26)              and 26)           and 26)           and 26)          (Note 26)
-------------        -------------        ------------      ------------       ------------      ------------
           --                   --           1,187,238                --                 --                --
           --                   --           7,720,997           982,050                 --                --

           --                   --                  --         8,708,400         11,750,000        18,709,603
     (974,696)            (187,452)                 --           (10,000)          (150,000)               --
           --                   --          (1,875,838)       (9,055,564)         6,357,321        (7,887,421)
  (16,083,055)                  --          (2,831,779)               --                 --                --

  (10,724,398)         (31,004,345)        (11,130,607)      (11,457,682)        (6,606,837)               --

    1,555,623            3,894,067           8,334,231         9,325,173         15,481,478        29,075,354

           --            2,000,000                  --                --                 --                --
           --                   --         280,906,000       177,222,667                 --        24,905,561
           --                   --          (2,422,469)      (10,065,808)       (16,435,554)      (19,402,557)

    7,692,040          439,941,245         397,538,000        63,948,887        249,333,516        34,104,800

       (8,039)         (61,580,289)       (586,425,008)     (159,064,801)       (90,875,084)      (66,750,919)

   (4,574,925)          (1,492,310)                 --                --                 --                --

   (6,281,069)          (1,862,036)           (377,755)               --                 --                --

           --           27,101,067         301,227,438       325,264,212        189,901,470       124,126,661

           --         (352,808,966)         (7,718,739)     (358,859,850)      (474,312,483)     (176,371,771)
           --           (5,947,397)        (20,891,532)       (9,633,523)           (22,557)       (2,231,032)
      (95,101)                  --                  --                --                 --            19,064
-------------        -------------        ------------      ------------       ------------      ------------

   75,613,060          (77,188,245)        (22,239,426)       (2,458,357)        (5,345,049)       20,376,667
=============        =============        ============      ============       ============      ============




           63                   73                  30                15                 --                30
=============        =============        ============      ============       ============      ============
           --                   --                  --                --                 --                --
=============        =============        ============      ============       ============      ============
           --                   --                  --                --                 --                --
=============        =============        ============      ============       ============      ============


           60                   --                   3                --                 40                47
           --                   --                  --                --                 --                --
           --                   --                  --                --                 --                --
           14                   76                  73                76                 36                28
-------------        -------------        ------------      ------------       ------------      ------------
           74                   76                  76                76                 76                75
=============        =============        ============      ============       ============      ============

           --                   --                  --                --                 --                --
           --                   --                  --                --                 --                --
           73                   76                  --                55                 76                75
            1                   --                  76                21                 --                --
           --                   --                  --                --                 --                --
-------------        -------------        ------------      ------------       ------------      ------------
           74                   76                  76                76                 76                75
=============        =============        ============      ============       ============      ============

        7.625%               7.625%              7.625%            7.625%             7.625%            7.625%

          246                  322                 398               474                550               625

          100%                 100%                100%              100%               100%              100%

      Past performance is not necessarily indicative of future performance.

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc. (the "Restaurant Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares)
          issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, the Restaurant Properties REIT registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of the Restaurant Properties REIT commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, the Restaurant Properties REIT had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4:   Cash generated from operations from inception through September
          1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings, investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant Properties REIT.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, the Restaurant Properties REIT sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8:   Taxable income presented is before the dividends paid deduction.

Note 9:   For the years ended December 31, 2003, 2002, 2001, 2000, 1999,
          1998, 1997, 1996 and 1995, 39%, 0%, 21%, 40%, 97%, 84.87%, 93.33%,
          90.25% and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 61%, 100%, 79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

      Past performance is not necessarily indicative of future performance.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note 16). During the year ended December 31, 2001, the Restaurant Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended December 31, 1998, the Restaurant Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13:  In October 1998, the Board of Directors of the Restaurant
          Properties REIT elected to implement the Restaurant Properties REIT's redemption plan. Under the redemption plan, the Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Restaurant Properties REIT agreed to redeem fractional shares (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.

Note 14: During the year ended December 31, 1999, the Restaurant Properties REIT recorded provisions for losses on buildings in the amount of $6,989,195 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, the Restaurant Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16:  On September 1, 1999, the Restaurant Properties REIT issued
          6,150,000 shares of common stock to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the year ended December 31, 2000, 2001, 2002 and 2003 the Restaurant Properties REIT recorded provision for losses on assets in the amount of $9,365,818, $41,487,374, $9,625,354 and $14,250,400,
          respectively, for financial reporting purposes relating to several properties and mortgage loans. The tenants of these properties or borrowers under the mortgage loans experienced financial difficulties and/or ceased payment of rents or debt service under the terms of their lease agreements or loan agreements. For the properties, the allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001, 2002 and 2003, respectively, and the estimated net realizable value for these properties. For the mortgage loans, the provision for loss represents the differences between the carrying value of the loan and its net realizable value.

Note 18: During the year ended December 31, 2000, the Restaurant Properties REIT sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $721,230 for financial reporting purposes (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).

Note 19: During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

      Past performance is not necessarily indicative of future performance.

Note 20: An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in the Restaurant Properties REIT in connection with such offering. An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000, 2001, 2002 and 2003 the
          Restaurant Properties REIT incurred $300,206, $1,493,437, $1,493,436, $1,493,436, $1,493,437 and $1,493,437 of such fees, respectively, which were paid in January 1999, 2000, 2001, 2002, 2003 and 2004, respectively.

Note 21:  During the year ended December 31, 2001, 2002 and 2003, the
          Restaurant Properties REIT sold several properties held for investment which resulted in total aggregate losses of $1,136,997, $347,179 and $157,488, respectively, for financial reporting purposes. In addition, during the year ended December 31, 2001, the Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.

Note 22: During the year ended December 31, 2001, an affiliate of the Restaurant Properties REIT advanced $6.0 million to the Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended December 31, 2001, the Restaurant Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the Restaurant Properties REIT under the same terms of the previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock. As of December 31, 2002, the affiliate had advanced an additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances. During 2003, the affiliate advanced $18.7 million to the Restaurant Properties REIT under the same terms as previous advances.

Note 23: Effective January 1, 2002, the Restaurant Properties REIT adopted Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FASB #144"). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 1998, 1999, 2000 and 2001 to conform to the 2002 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996 and 1997 have not been restated or reclassified to conform to the 2002 presentation.

Note 24: Starting in 2001, the Restaurant Properties REIT began designating certain properties as held for sale and began selling these properties to private investors as an alternative to retaining the properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December 31, 2001 are presented as discontinued operations (see Note 23).

Note 25: For the year ended December 31, 2002, 100% of the distributions to stockholders were deemed return of capital for federal income tax purposes.

Note 26: As discussed in Note 23, and in accordance with FASB #144, any properties identified as held for sale or sold through December 31, 2003, have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 1999, 2000, 2001 and 2002 to conform to the 2003 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 have not been restated or reclassified to conform to the 2003 presentation. During the year ended December 31, 2003, the Restaurant Properties REIT adopted the provisions of FIN46 and restated certain amounts in the operating results for the years ended December 31, 2001, 2002 and 2003.

      Past performance is not necessarily indicative of future performance.

                                    TABLE III
                      Operating Results of Prior Programs
                        CNL HOSPITALITY PROPERTIES, INC.

                                                           1996             1997                                 1999
                                                         (Note 1)         (Note 1)             1998            (Note 2)
                                                        ----------      ------------       ------------      ------------
Gross revenue                                           $       --      $         --       $  1,316,599      $  4,230,995
Dividend income (Note 10)                                       --                --                 --         2,753,506
Interest and other income                                       --            46,071            638,862         3,693,004
                                                        ----------      ------------       ------------      ------------
Less:  Operating expenses                                       --           (22,386)          (257,646)         (802,755)
       Interest expense                                         --                --           (350,322)         (248,094)
       Depreciation and amortization                            --              (833)          (388,554)       (1,267,868)
       Equity in loss of unconsolidated
         subsidiary after deduction of
         preferred stock dividends (Note 10)                    --                --                 --          (778,466)
       Minority interest                                        --                --                 --           (64,334)
Benefit from Income Taxes                                       --                --                 --                --
Income from Continuing Operations                               --                --                 --                --
                                                        ----------      ------------       ------------      ------------
Net income - GAAP basis                                         --            22,852            958,939         7,515,988
                                                        ==========      ============       ============      ============
Taxable income
    -  from operations (Note 6)                                 --            46,071            609,304         7,613,284
                                                        ==========      ============       ============      ============
    -  from gain (loss) on sale                                 --                --                 --                --
                                                        ==========      ============       ============      ============
Cash generated from operations (Notes

    3 and 4)                                                    --            22,469          2,776,965        12,890,161
Less:  Cash distributions to investors (Note 7)
      -  from operating cash flow                               --           (22,469)        (1,168,145)      (10,765,881)
      -  from sale of properties                                --                --                 --                --
      -  from cash flow from prior period                       --                --                 --                --
      -  from return of capital (Note 8)                        --            (7,307)                --                --
                                                        ----------      ------------       ------------      ------------
Cash generated (deficiency) after cash
    distributions                                               --            (7,307)         1,608,820         2,124,280
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from
       stockholders                                             --        11,325,402         31,693,678       245,938,907
      Sale of common stock to CNL
       Hospitality Corp. (formerly CNL
       Hospitality Advisors, Inc.)                         200,000                --                 --                --
      Proceeds from mortgage loans and other
       notes payable                                            --                --                 --                --
      Contribution from minority interest                       --                --                 --         7,150,000
      Distributions to holders of minority
       interest                                                 --                --                 --                --
      Stock issuance costs                                (197,916)       (1,979,371)        (3,948,669)      (26,472,318)
      Acquisition of land, buildings and
       equipment                                                --                --        (28,752,549)      (85,089,887)
      Acquisition of RFS                                        --                --                 --                --
      Investment in unconsolidated subsidiary                   --                --                 --       (39,879,638)
      Deposit on property and other investments                 --                --                 --                --
      Acquisition of additional interest CNL
       Hotel Investors, Inc.                                    --                --                 --                --
      Redemption of (investment in) certificate of
       deposit                                                  --                --         (5,000,000)               --
      Increase in restricted cash                               --                --            (82,407)         (193,223)
      Proceeds of borrowing on line of credit                   --                --          9,600,000                --
      Payment on mortgage loans and line of credit              --                --                 --        (9,600,000)
      Payment of other notes                                    --                --                 --                --
      Payment of loan costs                                     --                --            (91,262)          (47,334)
      Decrease (increase) in intangibles and
        other assets                                            --          (463,470)          (676,026)       (5,068,727)
      Retirement of shares of common stock                      --                --                 --          (118,542)
      Due from related parties - offering expenses              --                --                 --                --
      Other                                                     --            (7,500)             7,500                --
                                                        ----------      ------------       ------------      ------------
Cash generated (deficiency) after cash
    distributions and special items                          2,084         8,867,754          4,359,085        88,743,518
                                                        ==========      ============       ============      ============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 5)
Federal income tax results:
Ordinary income (loss) (Note 9)
    -  from operations (Note 6)                                 --                 7                 25                48
                                                        ==========      ============       ============      ============
    -  from recapture                                           --                --                 --                --
                                                        ==========      ============       ============      ============
Capital gain (loss) (Note 7)                                    --                --                 --                --
                                                        ==========      ============       ============      ============

      Past performance is not necessarily indicative of future performance.

    2000             2001              2002               2003
  (Note 2)         (Note 2)          (Note 2)           (Note 2)
 -----------     -------------      ------------      --------------
$ 26,681,838     $  79,728,000       217,742,000      $  550,174,000
   2,780,063                --                --                  --
   6,637,318         9,289,000         7,784,000           6,966,000
 -----------     -------------      ------------      --------------
  (3,311,988)      (22,514,000)     (130,886,000)       (392,582,000)
  (2,383,449)      (15,635,000)      (23,125,000)        (58,040,000)
  (7,830,456)      (22,281,000)      (37,810,000)        (79,876,000)

    (386,627)       (7,968,000)      (17,256,000)        (23,970,000)
  (1,516,237)       (1,291,000)         (639,000)            778,000
          --                --                --           1,321,000
          --                --                --           1,222,000
 -----------     -------------      ------------      --------------
  20,670,462        19,328,000        15,810,000           5,993,000
 ===========     =============      ============      ==============

  14,507,032        16,938,386        24,804,256          24,674,829
 ===========     =============      ============      ==============
          --                --                --                  --
 ===========     =============      ============      ==============

  43,650,561        58,408,000        76,660,000         112,887,000

 (28,082,275)      (48,410,000)      (74,217,000)       (112,887,000)
          --                --                --                  --
          --                --                --                  --
          --                --                --         (17,074,000)
 -----------     -------------      ------------      --------------

  15,568,286         9,998,000         2,443,000         (17,074,000)

 203,684,044       286,069,000       489,111,000       1,169,496,000

          --                --                --                  --

 102,081,950       137,990,000       118,720,000         866,912,000
          --                --                --                  --

 (10,217,828)       (2,896,000)         (530,000)           (380,000)
 (24,808,156)      (34,723,000)      (51,640,000)       (113,211,000)

(310,711,912)     (351,621,000)     (446,520,000)     (1,224,313,000)
          --                --                --        (450,350,000)
 (10,174,209)      (30,804,000)      (53,099,000)           (727,000)
          --                --       (10,300,000)        (24,985,000)

 (17,872,573)               --                --                  --

   5,000,000                --                --                  --
  (2,988,082)       (6,106,000)      (12,425,000)        (29,241,000)
          --         7,500,000        16,579,000              (6,000)
          --        (1,184,000)       (1,931,000)         (4,730,000)
          --                --       (26,607,000)         (2,533,000)
  (1,342,713)       (4,932,000)       (2,395,000)         (9,751,000)

   2,510,090       (11,611,000)      (29,643,000)        (81,996,000)
  (2,503,484)       (2,313,000)       (2,391,000)         (6,591,000)
          --        (1,411,000)               --                  --
          --                --                --                  --
 -----------     -------------      ------------      --------------

 (51,774,587)       (6,044,000)      (10,628,000)         70,520,000
 ===========     =============      ============      ==============

          38                26                25                  14
 ===========     =============      ============      ==============
          --                --                --                  --
 ===========     =============      ============      ==============
          --                --                --                  --
 ===========     =============      ============      ==============

     Past performance is not necessarily indicative of future performance.

                                                        1996             1997                               1999
                                                      (Note 1)         (Note 1)            1998           (Note 2)
                                                      --------         --------           ------          --------
Cash distributions to investors
    Source (on GAAP basis)
    -  from investment income                               --                3               40                47
    -  from capital gain                                    --               --               --                --
    -  from investment income from
       prior period                                         --               --               --                --
    -  from return of capital (Note 8)                      --                1                9                21
                                                      --------         --------           ------          --------
Total distributions on GAAP basis
   (Note 9)                                                 --                4               49                68
                                                      ========         ========           ======          ========
   Source (on cash basis)
    -  from sales                                           --               --               --                --
    -  from refinancing                                     --               --               --                --
    -  from operations                                      --                3               49                68
    -  from cash flow from prior period                     --               --               --                --
    -  from return of capital (Note 8)                      --                1               --                --
                                                      --------         --------           ------          --------
Total distributions on cash basis (Note 9)                  --                4               49                68
                                                      ========         ========           ======          ========
Total cash distributions as a percentage
    of original $1,000 investment (Notes
    5 and 11)                                              N/A             3.00%            4.67%             7.19%
Total cumulative cash distributions per
    $1,000 investment from inception                       N/A                4               53               121
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
    (original total acquisition cost of
    properties retained, divided by original
    total acquisition cost of all properties
    in program)                                            N/A              N/A              100%              100%

Note 1:   Pursuant to a Registration Statement on Form S-11 under the
          Securities Act of 1933, as amended, effective July 9, 1997, CNL Hospitality Properties, Inc. (the "Hospitality Properties REIT") registered for sale $165,000,000 of shares of common stock (the "CHP Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The CHP Initial Offering commenced September 11, 1997, and upon completion of the CHP Initial Offering on June 17, 1999 had received $150,072,637 (15,007,264 shares), including $72,637 (7,264 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective June 4, 1999, the Hospitality Properties REIT registered for sale up to $275,000,000 of shares of common stock (the "1999 Offering"). The 1999 Offering of the Hospitality Properties REIT commenced following the completion of the CHP Initial Offering on June 17, 1999, and upon completion of the 1999 Offering on September 14, 2000, the company had received $274,998,988, including $965,194 (96,520 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 23, 2000, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2000 Offering"). The 2000 Offering of the Hospitality Properties REIT commenced following the completion of the 1999 Offering on September 14, 2000 and upon completion of the 2000 Offering on September 14, 2000, the company had received $450,000,000, including $3,375,474 (337,547 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective April 1, 2002, the Hospitality Properties REIT registered for sale up to $450,000,000 of shares of common stock (the "2002 Offering"). As of December 31, 2002, the Hospitality Properties REIT had received subscription proceeds of $392,749,677 (39,274,968 shares) from its 2002 Offering, including $3,225,431 (322,543 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the CHP Initial Offering, the 1999 Offering, the 2000 Offering, the 2002 Offering and the 2003 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2003.

Note 2: The amounts shown represent the combined results of the Initial Offering, the 1999 Offering, the 2000 Offering, 2002 Offering and the 2003 Offering, as applicable. For the years ended December 31, 2001, 2002 and 2003 the amounts were restated in connection with the adoption of FIN 46R and have been rounded to thousands.

Note 3: Cash generated from operations includes cash received from tenants and dividend, interest and other income, less cash paid for operating expenses.

Note 4: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Hospitality Properties REIT.

Note 5: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

      Past performance is not necessarily indicative of future performance.

   2000             2001              2002             2003
 (Note 2)         (Note 2)          (Note 2)         (Note 2)
-----------      ----------         --------         ---------
         53              30               16                3
         --              --               --               --

         --              --               --
         20              45               60               72
-----------      ----------         --------         --------

         73              75               76               75
===========      ==========         ========         ========

         --              --               --               --
         --              --               --               --
         73              75               76               65
         --              --               --               --
         --              --               --               10
-----------      ----------         --------         --------
         73              75               76               75
===========      ==========         ========         ========

       7.38%          7.688%            7.75%            7.75%

        194             269              345              420

        100%            100%             100%             100%

Note 6:   Taxable income presented is before the dividends paid deduction.

Note 7:   For the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998 and 1997, approximately 39%, 51%, 52%, 63%, 75%, 76% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income and approximately 61%, 49%, 48%, 37%, 25%, 24% and 0%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2003, 2002, 2001, 2000, 1999, 1998 and 1997 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 8: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 9: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented.

Note 10: In February 1999, the company executed a series of agreements with Five Arrows Realty Securities II, L.L.C. to jointly own a real estate investment trust, CNL Hotel Investors, Inc., for the purpose of acquiring seven hotels. During the years ended December 31, 2000 and 1999, the company recorded $2,780,063 and $2,753,506, respectively, in dividend income and $386,627 and $778,466, respectively, in an equity in loss after deduction of preferred stock dividends, resulting in net earnings of $2,393,436 and $1,975,040, respectively, attributable to this investment. In October 2000, the company purchased an additional interest in CNL Hotel Investors, Inc., which resulted in a majority ownership interest and the consolidation of CNL Hotel Investors, Inc. As such, no dividend income was recognized for the years ended after December 31, 2001.

Note 11: Certain data for columns representing less than 12 months have been annualized.

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND, LTD.:
   Wendy's -
     Mesquite, TX (2)                    09/29/86   02/20/02     1,064,259       --            --        --      1,064,259
   Burger King -
     Orlando, FL (30)                    11/12/86   06/18/02       613,553       --            --        --        613,553
   Jade Hunan -
     Angleton, TX (2)                    09/11/86   01/17/03       297,888       --            --        --        297,888

CNL INCOME FUND II, LTD.:
   KFC -
     Bay City, TX (2)                    12/18/87   09/10/01       548,874       --            --        --        548,874
   Burger King -
     San Antonio, TX (2)                 05/15/87   06/26/02       747,510       --            --        --        747,510
   Denny's -
     Casper, WY (2) (38)                 09/15/87   08/09/02       346,252       --            --        --        346,252
   Denny's -
     Rock Springs, WY (2)                09/18/87   08/09/02       204,659       --            --        --        204,659
   Golden Corral -
     TOMBALL, TX                         05/13/87   10/10/02       458,175       --            --        --        458,175
   Golden Corral -
     Pineville, LA                       06/18/97   12/18/02       262,425       --            --        --        262,425
   Darryl's -
     Greensboro, NC (11)                 06/11/97   09/26/03       300,118       --            --        --        300,118
   IHOP -
     Peoria, AZ (20)                     11/18/99   08/27/01       836,160       --            --        --        836,160

CNL INCOME FUND III, LTD.:
   Golden Corral -
     Washington, IL (2) (3)              11/20/87   11/29/01       586,132       --            --        --        586,132
   Golden Corral -
     Schereville, IN (2) (23)            11/19/87   09/11/01       810,550       --            --        --        810,550
   Po' Folks -
     Titusville, FL (28)                 10/30/87   01/09/02       121,558       --            --        --        121,558
    Burger King -
     Montgomery, AL (2) (36)             01/28/99   05/17/02        78,294       --       320,000        --        398,294
   Golden Corral -
     Altus, OK (2)                       10/14/87   09/27/02       307,785       --            --        --        307,785
   Red Oak Steakhouse -
     Canton Township, MI (2) (37)        08/18/88   09/30/02       106,315       --       640,000        --        746,315
   Darryl's -
     Fayetteville, NC (2)                06/11/97   02/10/03       383,338       --            --        --        383,338

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND, LTD.:
   Wendy's -
     Mesquite, TX (2)                          --            848,000        848,000       1,351,586
   Burger King -
     Orlando, FL (30)                          --            487,500        487,500         911,938
   Jade Hunan -
     Angleton, TX (2)                          --            575,000        575,000         568,404

CNL INCOME FUND II, LTD.:
   KFC -
     Bay City, TX (2)                          --            446,827        446,827         767,761
   Burger King -
     San Antonio, TX (2)                       --            703,500        703,500       1,251,201
   Denny's -
     Casper, WY (2) (38)                       --            566,700        566,700         872,849
   Denny's -
     Rock Springs, WY (2)                      --            667,900        667,900         928,587
   Golden Corral -
     TOMBALL, TX                               --            807,583        807,583       1,434,457
   Golden Corral -
     Pineville, LA                             --            645,400        645,400       1,115,813
   Darryl's -
     Greensboro, NC (11)                       --            501,778        501,778         233,002
   IHOP -
     Peoria, AZ (20)                           --            764,975        764,975         125,468

CNL INCOME FUND III, LTD.:
   Golden Corral -
     Washington, IL (2) (3)                    --            690,500        690,500       1,083,951
   Golden Corral -
     Schereville, IN (2) (23)                  --            694,100        694,100       1,053,524
   Po' Folks -
     Titusville, FL (28)                       --            714,117        714,117         166,684
    Burger King -
     Montgomery, AL (2) (36)                   --            941,358        941,358         261,836
   Golden Corral -
     Altus, OK (2)                             --            557,900        557,900         920,131
   Red Oak Steakhouse -
     Canton Township, MI (2) (37)              --            924,921        924,921       1,309,270
   Darryl's -
     Fayetteville, NC (2)                      --          1,276,324      1,276,324         602,726

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND IV, LTD.:
   Taqueria Jalisco -
     Corpus Christi, TX (2)              04/01/91   06/19/01      390,000        --         --          --         390,000
   Bellissimos Family Restaurant -
      Palm Bay, FL                       01/10/89   08/17/01      289,894        --         --          --         289,894
   Po' Folks -
     Titusville, FL (28)                 10/30/87   01/09/02       44,052        --         --          --          44,052
   Arby's -
     Portland, IN (2)                    11/15/88   02/28/03      776,081        --         --          --         776,081
   The Vitamin Shoppe -
     Richmond, VA (2)                    12/31/96   03/27/03      922,652        --         --          --         922,652
   Dunkin Donuts/Holsum Bread -
     Maywood, IL (2)                     09/28/88   07/30/03      345,977        --         --          --         345,977

CNL INCOME FUND V, LTD.:
   Denny's -
      Daleville, IN (2)                  02/06/89   03/02/01      300,386        --         --          --         300,386
   Denny's -
     Huron, OH (2) (6)                   05/19/89   01/15/02      260,956        --         --          --         260,956
   Market Street Buffet and Bakery
     West Lebanon, NH (2)                07/10/89   01/17/02      654,530        --         --          --         654,530
   Taco Bell -
      Bountiful, UT (2)                  08/17/89   01/28/02    1,039,998        --         --          --       1,039,998
   Burger King -
     Lawrenceville, GA (2)               06/27/89   06/20/02      847,000        --         --          --         847,000

CNL INCOME FUND VI, LTD.:
   Captain D's -
     Chester, PA (4)                     02/09/90   05/22/01       83,000        --         --          --          83,000
   IHOP -
     Dublin, CA (14)                     11/12/99   06/28/01    1,274,672        --         --          --       1,274,672
   IHOP -
     Round Rock, TX (21)                 10/27/99   10/05/01    1,163,216        --         --          --       1,163,216
   Denny's -
     Cheyenne, WY                        12/19/89   12/21/01      290,800        --         --          --         290,800
   KFC -
     Caro, MI (35)                       04/02/90   11/15/02      396,840        --         --          --         396,840
   Denny's -
     Broken Arrow, OK                    08/31/98   06/24/03      472,425        --         --          --         472,425
   Darryl's -
     Greensboro, NC (11)                 06/11/97   09/26/03      168,817        --         --          --         168,817

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND IV, LTD.:
   Taqueria Jalisco -
     Corpus Christi, TX (2)                    --             622,310       622,310         331,788
   Bellissimos Family Restaurant -
      Palm Bay, FL                             --           1,070,822     1,070,822       1,250,729
   Po' Folks -
     Titusville, FL (28)                       --             258,795       258,795          60,406
   Arby's -
     Portland, IN (2)                          --             806,121       806,121         912,778
   The Vitamin Shoppe -
     Richmond, VA (2)                          --           1,035,417     1,035,417         541,155
   Dunkin Donuts/Holsum Bread -
     Maywood, IL (2)                           --             681,525       681,525         520,525

CNL INCOME FUND V, LTD.:
   Denny's -
      Daleville, IN (2)                        --             547,600       547,600         589,375
   Denny's -
     Huron, OH (2) (6)                         --             448,100       448,100         764,529
   Market Street Buffet and Bakery
     West Lebanon, NH (2)                      --           1,159,990     1,159,990         (29,353)
   Taco Bell -
      Bountiful, UT (2)                        --             614,249       614,249       1,053,833
   Burger King -
     Lawrenceville, GA (2)                     --             797,778       797,778       1,290,366

CNL INCOME FUND VI, LTD.:
   Captain D's -
     Chester, PA (4)                           --             550,000       550,000         786,617
   IHOP -
     Dublin, CA (14)                           --           1,166,160     1,166,160         175,195
   IHOP -
     Round Rock, TX (21)                       --           1,076,103     1,076,103         192,394
   Denny's -
     Cheyenne, WY                              --             765,500       765,500       1,058,493
   KFC -
     Caro, MI (35)                             --             348,855       348,855         651,265
   Denny's -
     Broken Arrow, OK                          --             729,440       729,440         472,549
   Darryl's -
     Greensboro, NC (11)                       --             282,250       282,250         131,063

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND VII, LTD.:
   Church's -
     Daytona Beach, FL (22)              01/16/91   11/27/01      213,482        --      103,581        --         317,063
   Church's
     Gainesville, FL                     01/16/91   11/29/01      182,750        --           --        --         182,750
   Johnnies -
     Saddlebrook, FL                     04/04/90   12/21/01      698,050        --           --        --         698,050
   Burger King -
     Columbus, OH (31)                   09/27/91   06/03/02      218,833        --           --        --         218,833
   Burger King -
     Pontiac, MI (31)                    09/27/91   06/27/02      130,073        --           --        --         130,073
   Jack in the Box -
     Mansfield, TX (34)                  03/20/97   08/23/02      799,084        --           --        --         799,084

CNL INCOME FUND VIII, LTD.:
   Golden Corral -
     Middleburg Heights, OH (12)         05/31/96   03/21/01      236,740        --           --        --         236,740
   Quincy's -
     Statesville, NC                     10/10/91   05/25/01      877,000        --           --        --         877,000
   Burger King -
     Baseball City, FL                   06/18/91   05/02/02    1,184,559        --           --        --       1,184,559
   Burger King -
     Columbus, OH (31)                   09/27/91   06/03/02      447,392        --           --        --         447,392
   Burger King -
     Pontiac, MI (31)                    09/27/91   06/27/02      265,926        --           --        --         265,926
   Bakers Square -
     Libertyville, IL (33)               08/31/00   09/05/02    1,076,041        --           --        --       1,076,041

CNL INCOME FUND IX, LTD.:
   IHOP -
     Dublin, CA (14)                     11/12/99   06/28/01      424,891        --           --        --         424,891
   Shoney's -
     Bedford, IN                         07/09/91   07/31/01      900,110        --           --        --         900,110
   Shell's Seafood Restaurant -
     Copley Township, OH                 12/17/91   11/28/01    1,086,143        --           --        --       1,086,143
   Hardee's -
     Greenville, SC                      10/21/91   05/03/02      976,798        --           --        --         976,798
   Burger King -
     Greensboro, NC (29)                 03/30/92   05/16/02      571,744        --           --        --         571,744
   Burger King -
     Columbus, OH (31)                   09/27/91   06/03/02      549,515        --           --        --         549,515

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND VII, LTD.:
   Church's -
     Daytona Beach, FL (22)                   --             318,188        318,188         396,488
   Church's
     Gainesville, FL                          --             183,872        183,872         239,254
   Johnnies -
     Saddlebrook, FL                          --           1,100,000      1,100,000       1,324,170
   Burger King -
     Columbus, OH (31)                        --             167,259        167,259         190,438
   Burger King -
     Pontiac, MI (31)                         --             211,050        211,050         238,235
   Jack in the Box -
     Mansfield, TX (34)                       --             617,155        617,155         351,952

CNL INCOME FUND VIII, LTD.:
   Golden Corral -
     Middleburg Heights, OH (12)              --             236,740        236,740         127,155
   Quincy's -
     Statesville, NC                          --             893,422        893,422         997,232
   Burger King -
     Baseball City, FL                        --             873,857        873,857       1,096,005
   Burger King -
     Columbus, OH (31)                        --             341,952        341,952         389,340
   Burger King -
     Pontiac, MI (31)                         --             431,480        431,480         487,058
   Bakers Square -
     Libertyville, IL (33)                    --             960,000        960,000         187,961

CNL INCOME FUND IX, LTD.:
   IHOP -
     Dublin, CA (14)                          --             388,720        388,720          58,398
   Shoney's -
     Bedford, IN                              --             754,028        754,028         991,085
   Shell's Seafood Restaurant -
     Copley Township, OH                      --             870,713        870,713         692,662
   Hardee's -
     Greenville, SC                           --             760,405        760,405         957,261
   Burger King -
     Greensboro, NC (29)                      --             460,989        460,989         479,360
   Burger King -
     Columbus, OH (31)                        --             420,008        420,008         478,210

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND IX, LTD. (CONTINUED):
   Burger King -
     Ashland, NH (32)                    06/29/92   06/03/02      402,545        --         --          --         402,545
   Burger King -
     Pontiac, MI (31)                    09/27/91   06/27/02      326,626        --         --          --         326,626
   Shoney's -
     Huntsville, AL                      10/04/91   08/20/02      951,528        --         --          --         951,528
   Bakers Square -
     Libertyville, IL (33)               08/31/00   09/05/02      554,324        --         --          --         554,324
   Hardee's -
     Farragut, TN                        10/09/91   12/18/02      886,300        --         --          --         886,300
   Denny's -
     Grand Prairie, TX                   08/20/91   02/28/03      286,543        --         --          --         286,543

CNL INCOME FUND X, LTD.:
   IHOP -
     Peoria, AZ (20)                     11/18/99   08/27/01      905,840        --         --          --         905,840
   Jack in the Box -
     San Marcos, TX                      03/03/99   04/23/02    1,161,055        --         --          --       1,161,055
   Burger King -
     Greensboro, NC (29)                 03/30/92   05/16/02      571,744        --         --          --         571,744
   Burger King -
     Ashland, NH (32)                    06/29/92   06/03/02      154,802        --         --          --         154,802
   Perkins -
     Ft. Pierce, FL                      02/04/92   12/20/02      329,175        --         --          --         329,175
   Burger King -
     Ocean Shores, WA (16)               01/28/99   09/18/03      543,986        --         --          --         543,986

CNL INCOME FUND XI, LTD.:
   IHOP -
     Round Rock, TX (21)                 10/27/99   10/05/01      347,454        --         --          --         347,454
   Quincy's -
     Sebring, FL                         09/29/92   11/21/01    1,029,000        --         --          --       1,029,000
   Burger King -
     Columbus, OH                        09/01/92   06/03/02      901,125        --         --          --         901,125
   Burger King -
     Ashland, NH (32)                    06/29/92   06/03/02      915,559        --         --          --         915,559
   Burger King -
     East Detroit, MI                    06/29/92   06/20/02      833,247        --         --          --         833,247
   Denny's -
     Abilene, TX                         11/17/92   03/04/03      931,858        --         --          --         931,858

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND IX, LTD. (CONTINUED):
   Burger King -
     Ashland, NH (32)                          --            325,018        325,018          322,154
   Burger King -
     Pontiac, MI (31)                          --            529,969        529,969          598,234
   Shoney's -
     Huntsville, AL                            --            763,901        763,901        1,050,434
   Bakers Square -
     Libertyville, IL (33)                     --            494,545        494,545           96,829
   Hardee's -
     Farragut, TN                              --            707,025        707,025          940,825
   Denny's -
     Grand Prairie, TX                         --            495,874        495,874          423,298

CNL INCOME FUND X, LTD.:
   IHOP -
     Peoria, AZ (20)                           --            828,723        828,723          135,923
   Jack in the Box -
     San Marcos, TX                            --          1,020,829      1,020,829          288,292
   Burger King                                                                                   -
     Greensboro, NC (29)                       --            460,989        460,989          479,360
   Burger King -
     Ashland, NH (32)                          --            124,989        124,989          123,887
   Perkins -
     Ft. Pierce, FL                            --          1,002,337      1,002,337          623,996
   Burger King -
     Ocean Shores, WA (16)                     --            803,568        803,568          149,991

CNL INCOME FUND XI, LTD.:
   IHOP -
     Round Rock, TX (21)                       --            321,434        321,434           57,468
   Quincy's -
     Sebring, FL                               --          1,054,550      1,054,550        1,111,338
   Burger King -
     Columbus, OH                              --            714,413        714,413          798,711
   Burger King -
     Ashland, NH (32)                          --            739,228        739,228          732,715
   Burger King -
     East Detroit, MI                          --            761,501        761,501          779,593
   Denny's -
     Abilene, TX                               --            763,284        763,284        1,004,895

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND XII, LTD.:
   Golden Corral -
     Middleburg Heights, OH (12)         05/31/96   03/21/01     1,663,260       --           --         --      1,663,260
   Jack in the Box -
     Rialto, CA                          01/15/93   09/28/01     1,382,365       --           --         --      1,382,365
   Johnnies -
     Winter Haven, FL                    08/09/93   10/02/01     1,090,297       --           --         --      1,090,297
   Jack in the Box -
     Arlington, TX                       01/15/93   04/23/02     1,248,205       --           --         --      1,248,205
   Burger King -
      Valdosta, GA                       08/24/93   08/30/02       623,661       --           --         --        623,661
   The Knight Club -
     Tempe, AZ                           04/05/93   12/19/03       673,300       --           --         --        673,300

CNL INCOME FUND XIII, LTD.:
   Quincy's -
     Mount Airy, NC                      07/30/93   04/09/01       947,000       --           --         --        947,000
   Burger King -
     Dayton, OH                          07/30/93   06/03/02     1,049,863       --           --         --      1,049,863
   Lion's Choice -
     Overland Park, KS (5)               12/16/93   08/12/02     1,242,050       --           --         --      1,242,050

CNL INCOME FUND XIV, LTD.:
   Golden Corral -
     Paris, TX (13)                      07/26/96   05/25/01       400,000       --           --         --        400,000
   Razzleberries -
     Las Vegas, NV                       07/08/94   02/01/02     1,143,753       --           --         --      1,143,753
   Long John Silver's -
     Laurens, SC                         03/25/94   08/05/02       155,249       --           --         --        155,249
   Golden Corral -
     Greeley, CO                         12/13/94   09/25/02     1,306,595       --           --         --      1,306,595
   Checker's -
     Merriam, KS                         03/31/94   11/07/02       323,175       --           --         --        323,175

CNL INCOME FUND XV, LTD.:
   Quincy's -
     Greer, SC (15)                      06/13/94   04/06/01       233,000       --      467,000         --        700,000
   Jack in the Box -
     Woodland Hills, CA                  07/29/94   04/19/01     1,253,728       --           --         --      1,253,728
   Golden Corral -
     Paris, TX (13)                      07/26/96   05/25/01       400,000       --           --         --        400,000

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND XII, LTD.:
   Golden Corral -
     Middleburg Heights, OH (12)               --          1,663,260      1,663,260          893,350
   Jack in the Box -
     Rialto, CA                                --          1,033,072      1,033,072          936,833
   Johnnies -
     Winter Haven, FL                          --          1,172,608      1,172,608        1,117,762
   Jack in the Box -
     Arlington, TX                             --            966,466        966,466          937,794
   Burger King -
      Valdosta, GA                             --            510,432        510,432          648,558
   The Knight Club -
     Tempe, AZ                                 --            710,000        710,000          603,945

CNL INCOME FUND XIII, LTD.:
   Quincy's -
     Mount Airy, NC                            --            968,134        968,134          755,601
   Burger King -
     Dayton, OH                                --            905,717        905,717        1,032,534
   Lion's Choice -
     Overland Park, KS (5)                     --          1,029,449      1,029,449          964,561

CNL INCOME FUND XIV, LTD.:
   Golden Corral -
     Paris, TX (13)                            --            501,276        501,276          255,146
   Razzleberries -
     Las Vegas, NV                             --          1,006,514      1,006,514          631,310
   Long John Silver's -
     Laurens, SC                               --            448,796        448,796          257,444
   Golden Corral -
     Greeley, CO                               --          1,184,810      1,184,810        1,015,365
   Checker's -
     Merriam, KS                               --            284,609        284,609          269,328

CNL INCOME FUND XV, LTD.:
   Quincy's -
     Greer, SC (15)                            --            946,933        946,933          649,756
   Jack in the Box -
     Woodland Hills, CA                        --            939,806        939,806          648,254
   Golden Corral -
     Paris, TX (13)                            --            501,276        501,276          255,146

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND XV, LTD. (CONTINUED):
   Jack in the Box -
     Altadena, CA                        07/29/94   10/04/01       937,250       --         --          --         937,250
   Jack in the Box -
     Redlands, CA                        07/29/94   02/15/02     1,300,882       --         --          --       1,300,882
   Long John Silver's -
     Medina, OH                          10/05/94   09/30/02       395,205       --         --          --         395,205
   Checker's -
     Stratford, NJ                       05/27/94   12/27/02       350,802       --         --          --         350,802
   Denny's -
     Bartlesville, OK                    08/31/95   06/24/03       558,990       --         --          --         558,990

CNL INCOME FUND XVI, LTD.:
   Denny's -
     Marana, AZ                          02/13/95   03/30/01     1,145,045       --         --          --       1,145,045
   Boston Market -
     St. Cloud, MN                       09/15/95   11/28/01       647,365       --         --          --         647,365
   Big Boy -
     Las Vegas, NV                       05/31/95   12/11/01     1,059,264       --         --          --       1,059,264
   Denny's -
     Mesquite, TX                        08/31/95   03/28/02       448,675       --         --          --         448,675
   Jack in the Box -
     Rancho Cordova, CA                  10/31/94   06/04/02     1,325,054       --         --          --       1,325,054
   Denny's -
     Bucyrus, OH (26)                    06/08/95   08/07/02       144,915       --         --          --         144,915
   Denny's -
     Salina, KS                          12/12/95   02/04/03       154,492       --         --          --         154,492
   Golden Corral -
     Independence, MO                    12/31/94   11/21/03     1,947,899       --         --          --       1,947,899

CNL INCOME FUND XVII, LTD.:
   Boston Market -
     Houston, TX                         06/19/96   01/19/01       782,648       --         --          --         782,648
   Mr. Fable's -
     Kentwood, MI                        09/05/95   06/21/01       681,300       --         --          --         681,300
   Boston Market -
     Inglewood, CA                       07/24/96   09/06/01       298,300       --         --          --         298,300
   Jack in the Box -
     El Dorado, CA                       09/26/96   09/25/01     1,510,463       --         --          --       1,510,463
   Denny's -
     Mesquite, NV                        04/25/96   03/29/02       771,800       --         --          --         771,800

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND XV, LTD. (CONTINUED):
   Jack in the Box -
     Altadena, CA                              --            709,812        709,812         528,007
   Jack in the Box -
     Redlands, CA                              --            973,020        973,020         758,150
   Long John Silver's -
     Medina, OH                                --            812,056        812,056         285,620
   Checker's -
     Stratford, NJ                             --            287,391        287,391         271,787
   Denny's -
     Bartlesville, OK                          --            935,365        935,365         610,214

CNL INCOME FUND XVI, LTD.:
   Denny's -
     Marana, AZ                                --            719,234        719,234         587,377
   Boston Market -
     St. Cloud, MN                             --          1,075,093      1,075,093         502,978
   Big Boy -
     Las Vegas, NV                             --          1,160,553      1,160,553         476,249
   Denny's -
     Mesquite, TX                              --            987,353        987,353         480,530
   Jack in the Box -
     Rancho Cordova, CA                        --            900,290        900,290         705,521
   Denny's -
     Bucyrus, OH (26)                          --            540,000        540,000         385,051
   Denny's -
     Salina, KS                                --            897,358        897,358         329,827
   Golden Corral -
     Independence, MO                          --          1,793,974      1,793,974       1,712,444

CNL INCOME FUND XVII, LTD.:
   Boston Market -
     Houston, TX                               --            812,696        812,696         323,963
   Mr. Fable's -
     Kentwood, MI                              --            855,609        855,609         272,268
   Boston Market -
     Inglewood, CA                             --            857,488        857,488         196,478
   Jack in the Box -
     El Dorado, CA                             --          1,097,220      1,097,220         581,924
   Denny's -
     Mesquite, NV                              --          1,186,460      1,186,460         494,461

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL INCOME FUND XVII, LTD
(CONTINUED):
   Wendy's -
     Knoxville, TN                       07/30/96   05/31/02     1,045,425       --         --          --       1,045,425
   Bakers Square -
     Wilmette, IL                        01/31/00   06/27/02     1,682,371       --         --          --       1,682,371
   Jack in the Box -
     Mansfield, TX (34)                  03/20/97   08/23/02       212,415       --         --          --         212,415
   Burger King -
     Ocean Shores, WA (16)               01/28/99   09/18/03       243,714       --         --          --         243,714

CNL INCOME FUND XVIII, LTD.:
   Boston Market -
     Timonium, MD                        07/13/97   06/29/01       848,550       --         --          --         848,550
   Jack in the Box -
     Henderson, NV                       06/30/97   07/12/01     1,278,046       --         --          --       1,278,046
   IHOP -
     Santa Rosa, CA                      05/21/97   12/28/01     1,664,829       --         --          --       1,664,829
   On the Border -
     San Antonio, TX                     09/02/97   05/08/02       470,304       --         --          --         470,304
   Boston Market -
     San Antonio, TX                     08/18/97   05/29/02       481,325       --         --          --         481,325
   Boston Market -
     Raleigh, NC (27)                    01/23/97   08/07/02       714,050       --         --          --         714,050
   Golden Corral -
     Destin, FL (2)                      02/05/98   06/27/03     1,742,825       --         --          --       1,742,825

CNL APF PARTNERS, LP:
   Big Boy -
     Guadalupe, AZ                       04/16/97   03/23/01       883,685       --         --          --         883,685
   Tumbleweed's -
     Nashville, TN                       08/01/97   04/20/01       525,050       --         --          --         525,050
   Boston Market -
     Vacaville, CA                       05/06/97   05/08/01     1,064,430       --         --          --       1,064,430
   Big Boy -
     Independence, MO                    01/19/99   05/22/01       524,513       --         --          --         524,513
   Big Boy -
     Belleville, IL (9)                  02/26/99   06/13/01       375,000       --         --          --         375,000
   Tumbleweeds -
     Clarksville, TN                     02/10/98   06/15/01       803,050       --         --          --         803,050
   Big Boy -
     Grandview, MO                       02/26/99   06/29/01       516,235       --         --          --         516,235

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL INCOME FUND XVII, LTD.
(CONTINUED):
   Wendy's -
     Knoxville, TN                            --              783,748       783,748         484,686
   Bakers Square -
     Wilmette, IL                             --            1,627,273     1,627,273         380,572
   Jack in the Box -
     Mansfield, TX (34)                       --              164,054       164,054          93,557
   Burger King -
     Ocean Shores, WA (16)                    --              360,012       360,012          67,199

CNL INCOME FUND XVIII, LTD.:
   Boston Market -
     Timonium, MD                             --            1,140,100     1,140,100         302,665
   Jack in the Box -
     Henderson, NV                            --            1,067,175     1,067,175         494,105
   IHOP -
     Santa Rosa, CA                           --            1,286,364     1,286,364         598,179
   On the Border -
     San Antonio, TX                          --            1,225,163     1,225,163         190,705
   Boston Market -
     San Antonio, TX                          --              857,595       857,595           9,631
   Boston Market -
     Raleigh, NC (27)                         --            1,225,686     1,225,686         511,581
   Golden Corral -
     Destin, FL (2)                           --            1,528,391     1,528,391         878,717

CNL APF PARTNERS, LP:
   Big Boy -
     Guadalupe, AZ                            --            1,706,768     1,706,768         140,439
   Tumbleweed's -
     Nashville, TN                            --            1,308,411     1,308,411         362,588
   Boston Market -
     Vacaville, CA                            --            1,437,474     1,437,474         358,396
   Big Boy -
     Independence, MO                         --            1,253,699     1,253,699          65,156
   Big Boy -
     Belleville, IL (9)                       --              761,074       761,074         (17,597)
   Tumbleweeds -
     Clarksville, TN                          --            1,440,247     1,440,247         229,692
   Big Boy -
     Grandview, MO                            --              962,290       962,290          36,150

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP CONTINUED):
   Pizza Hut -
     Toledo, OH                          12/05/96   06/29/01       148,528       --         --          --         148,528
   Shoney's -
     Indian Harbor Beach, FL             01/24/97   08/13/01       457,016       --         --          --         457,016
   Black-eyed Pea -
     Wichita, KS                         10/01/97   08/15/01       300,000       --         --          --         300,000
   Tumbleweed Southwest Mesquite
     Grill & Bar - Hermitage, TN         02/10/98   09/24/01       871,496       --         --          --         871,496
   Tumbleweed Southwest Mesquite
     Grill & Bar - Cookeville, TN        08/01/97   09/26/01       844,905       --         --          --         844,905
   Big Boy -
     Granite City, IL                    01/19/99   09/28/01       595,148       --         --          --         595,148
   Big Boy -
     Taylor, MI                          08/19/99   10/16/01       887,731       --         --          --         887,731
   Boston Market -
     Cedar Park, TX                      04/02/97   10/31/01       875,000       --         --          --         875,000
   Shoney's -
     Phoenix, AZ                         03/24/98   11/26/01       399,285       --         --          --         399,285
   Burger King -
     Atlanta, GA                         06/09/98   12/21/01       418,050       --         --          --         418,050
   Barbwires Steakhouse -
     Lawrence, KS                        08/01/97   12/28/01       718,000       --         --          --         718,000
   Boston Market -
     Jessup, MD                          05/06/97   02/19/02       324,343       --         --          --         324,343
   Black-eyed Pea -
     Herndon, VA                         07/14/98   02/22/02       815,875       --         --          --         815,875
   TGI Friday's -
     El Paso, TX                         08/14/98   03/19/02     1,594,729       --         --          --       1,549,729
   Big Boy -
     Las Vegas, NV                       08/20/97   04/19/02       981,540       --         --          --         981,540
   Big Boy -
     Overland Park, KS                   02/26/99   04/26/02       577,580       --         --          --         577,580
   Burger King -
     Tappahannock, VA                    03/16/99   05/16/02     1,089,779       --         --          --       1,089,779
   Burger King -
     Prattville, AL                      01/28/99   05/17/02       497,867       --         --          --         497,867
   Burger King -
     Tuskegee, AL                        01/28/99   05/17/02       397,867       --         --          --         397,867
   Burger King -
     Montgomery, AL                      01/28/99   05/17/02       797,867       --         --          --         797,867

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP CONTINUED):
   Pizza Hut -
     Toledo, OH                               --              328,381       328,381        (21,742)
   Shoney's -
     Indian Harbor Beach, FL                  --              693,304       693,304         68,946
   Black-eyed Pea -
     Wichita, KS                              --              660,748       660,748        305,701
   Tumbleweed Southwest Mesquite
     Grill & Bar - Hermitage, TN              --            1,410,719     1,410,719        191,005
   Tumbleweed Southwest Mesquite
     Grill & Bar - Cookeville, TN             --            1,471,963     1,471,963        386,178
   Big Boy -
     Granite City, IL                         --            1,037,579     1,037,579         10,800
   Big Boy -
     Taylor, MI                               --            1,227,132     1,227,132         61,898
   Boston Market -
     Cedar Park, TX                           --              827,223       827,223         71,386
   Shoney's -
     Phoenix, AZ                              --              482,368       482,368        (91,021)
   Burger King -
     Atlanta, GA                              --              926,261       926,261        227,653
   Barbwires Steakhouse -
     Lawrence, KS                             --            1,448,598     1,448,598        179,747
   Boston Market -
     Jessup, MD                               --            1,243,060     1,243,060        107,266
   Black-eyed Pea -
     Herndon, VA                              --            1,279,118     1,279,118        354,530
   TGI Friday's -
     El Paso, TX                              --            1,602,944     1,602,944        577,055
   Big Boy -
     Las Vegas, NV                            --            1,658,000     1,658,000        114,934
   Big Boy -
     Overland Park, KS                        --            1,037,383     1,037,383         (7,476)
   Burger King -
     Tappahannock, VA                         --              857,826       857,826        285,470
   Burger King -
     Prattville, AL                           --            1,018,519     1,018,519        285,895
   Burger King -
     Tuskegee, AL                             --              972,222       972,222        267,501
   Burger King -
     Montgomery, AL                           --            1,296,296     1,296,296        362,395

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Burger King -
     Montgomery, AL                      01/28/99   05/17/02       397,867       --         --          --         397,867
   Black-eyed Pea -
     McKinney, TX                        12/30/98   05/31/02     1,149,064       --         --          --       1,149,064
   Black-eyed Pea -
     Forestville, MD (10)                10/01/97   06/01/02            --       --         --          --              --
   Burger King -
     Coon Rapids, MN                     03/16/99   06/03/02     1,078,973       --         --          --       1,078,973
   Burger King -
     Rochester, NH                       03/16/99   06/03/02     1,193,284       --         --          --       1,193,284
   Burger King -
     Columbus, OH                        03/16/99   06/03/02       950,938       --         --          --         950,938
   Burger King -
     Asheboro, NC                        03/16/99   06/03/02     1,513,213       --         --          --       1,513,213
   Hardee's -
     Gulf Shores, AL                     03/16/99   06/13/02       904,861       --         --          --         904,861
   Burger King -
     Lancaster, OH                       03/16/99   06/14/02     1,321,822       --         --          --       1,321,822
   Burger King -
     John's Island, SC                   03/16/99   06/14/02     1,289,282       --         --          --       1,289,282
   IHOP -
     Elk Grove, CA                       08/20/97   06/17/02     2,085,346       --         --          --       2,085,346
   Hardee's -
     Tusculum, TN                        03/16/99   06/17/02       653,460       --         --          --         653,460
   Pollo Tropical -
     Miami, FL                           09/22/98   06/20/02     1,302,936       --         --          --       1,302,936
   Burger King -
     St. Paul, MN                        03/16/99   06/26/02       849,273       --         --          --         849,273
   Texas Roadhouse -
     Joilet, IL                          02/25/00   06/27/02     1,940,745       --         --          --       1,940,745
   Black-eyed Pea -
     Phoenix, AZ                         09/30/97   06/28/02       281,000       --         --          --         281,000
   Black-eyed Pea -
     Mesa, AZ                            09/30/97   06/28/02     1,710,000       --         --          --       1,710,000
   Black-eyed Pea
     Phoenix, AZ                         09/30/97   06/28/02       425,000       --         --          --         425,000
   Black-eyed Pea
     Tucson, AZ                          09/30/97   06/28/02       234,000       --         --          --         234,000
   Jack in the Box -
     Fresno, CA                          05/22/98   07/18/02     1,244,289       --         --          --       1,244,289

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
Burger King -
  Montgomery, AL                               --           1,018,519     1,018,519        289,495
Black-eyed Pea -
  McKinney, TX                                 --           1,644,856     1,644,856        304,736
Black-eyed Pea -
  Forestville, MD (10)                         --             643,925       643,925        477,253
Burger King -
  Coon Rapids, MN                              --             844,815       844,815        288,892
Burger King -
  Rochester, NH                                --             963,499       963,499        318,314
Burger King -
  Columbus, OH                                 --             744,585       744,585        257,877
Burger King -
  Asheboro, NC                                 --           1,228,831     1,228,831        436,666
Hardee's -
  Gulf Shores, AL                              --             914,337       914,337        320,113
Burger King -
  Lancaster, OH                                --             799,195       799,195        364,070
Burger King -
  John's Island, SC                            --           1,077,802     1,077,802        367,639
IHOP -
  Elk Grove, CA                                --           1,540,356     1,540,356        751,308
Hardee's -
  Tusculum, TN                                 --             666,045       666,045        233,604
Pollo Tropical -
  Miami, FL                                    --           1,318,182     1,318,182        392,816
Burger King -
  St. Paul, MN                                 --             747,713       747,713        271,528
Texas Roadhouse -
  Joilet, IL                                   --           1,745,014     1,745,014        384,473
Black-eyed Pea -
  Phoenix, AZ                                  --             641,371       641,371        265,557
Black-eyed Pea -
  Mesa, AZ                                     --           1,600,000     1,600,000        522,239
Black-eyed Pea
  Phoenix, AZ                                  --             641,254       641,254        282,585
Black-eyed Pea
  Tucson, AZ                                   --             641,871       641,871        251,809
Jack in the Box -
  Fresno, CA                                   --             972,841       972,841        394,246

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Black-eyed Pea
     Phoenix, AZ                         09/30/97   07/19/02       580,000       --         --          --         580,000
   Jack in the Box -
     Austin, TX                          10/05/99   07/22/02     1,384,759       --         --          --       1,384,759
   Black-eyed Pea -
     Albuquerque, NM (10)                01/00/00   07/26/02            --       --         --          --              --
   Big Boy -
     St. Clairsville, OH                 12/18/98   07/29/02       339,300       --         --          --         339,300
   Jack in the Box -
     Fort Worth, TX                      01/11/00   08/05/02     1,141,653       --         --          --       1,141,653
   Jack in the Box -
     Menlo Park, CA                      12/30/99   08/22/02     1,772,360       --         --          --       1,772,360
   Arby's -
     Lawrenceville, GA                   02/08/00   08/26/02     1,422,750       --         --          --       1,422,750
   Darryl's -
     Louisville, KY                      06/11/97   08/28/02     1,840,800       --         --          --       1,840,800
   Black-eyed Pea -
     Killeen, TX                         12/18/98   09/05/02     1,133,800       --         --          --       1,133,800
   IHOP -
     Fairfax, VA                         06/18/97   09/06/02     2,268,911       --         --          --       2,268,911
   Black eyed Pea -
     Oklahoma City, OK                   03/26/97   09/10/02       475,000       --         --          --         475,000
   Arby's -
     Circleville, OH                     09/09/99   09/10/02       993,900       --         --          --         993,900
   Black eyed Pea -
     Waco, TX (10)                       10/01/97   09/13/02        70,000       --         --          --          70,000
   Hardee's -
     Iuka, MS                            03/16/99   09/18/02       594,413       --         --          --         594,413
   Hardee's -
     Warrior, AL                         03/16/99   09/18/02       667,050       --         --          --         667,050
   Hardee's -
     Horn Lake, MS                       03/16/99   09/20/02       818,263       --         --          --         818,263
   Jack in the Box -
     Corning, CA                         09/17/99   09/24/02     1,266,556       --         --          --       1,266,556
   Bennigan's -
     Batavia, IL                         10/21/99   09/25/02     2,595,121       --         --          --       2,595,121
   Shoney's -
     Titusville, FL                      03/31/02   09/26/02       686,200       --         --          --         686,200
   Pollo Tropical -
     Sunrise, FL                         09/30/98   09/26/02     1,457,533       --         --          --       1,457,533

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
Black-eyed Pea
  Phoenix, AZ                                  --            645,471        645,471        207,379
Jack in the Box -
  Austin, TX                                   --          1,289,945      1,289,945        299,499
Black-eyed Pea -
  Albuquerque, NM (10)                         --            666,355        666,355        238,206
Big Boy -
  St. Clairsville, OH                          --          1,144,209      1,144,209        169,976
Jack in the Box -
  Fort Worth, TX                               --          1,062,145      1,062,145        223,450
Jack in the Box -
  Menlo Park, CA                               --          1,546,740      1,546,740        368,611
Arby's -
  Lawrenceville, GA                            --          1,374,986      1,374,986        314,054
Darryl's -
  Louisville, KY                               --          1,481,448      1,481,448        514,069
Black-eyed Pea -
  Killeen, TX                                  --          1,386,948      1,386,948        257,250
IHOP -
  Fairfax, VA                                  --          1,709,091      1,709,091        906,669
Black eyed Pea -
  Oklahoma City, OK                            --            617,022        617,022        268,734
Arby's -
  Circleville, OH                              --            925,329        925,329        237,321
Black eyed Pea -
  Waco, TX (10)                                --            661,682        661,682        280,179
Hardee's -
  Iuka, MS                                     --            616,476        616,476        233,121
Hardee's -
  Warrior, AL                                  --            627,937        627,937        238,440
Hardee's -
  Horn Lake, MS                                --            833,058        833,058        319,101
Jack in the Box -
  Corning, CA                                  --          1,158,524      1,158,524        314,769
Bennigan's -
  Batavia, IL                                  --          2,429,907      2,429,907        729,536
Shoney's -
  Titusville, FL                               --                 --             --        (82,318)
Pollo Tropical -
  Sunrise, FL                                  --          1,454,545      1,454,545        527,258

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Hardee's -
     Biscoe, NC                          03/16/99   09/27/02      564,984        --         --          --         564,984
   Black-eyed Pea -
     Bedford, TX                         03/26/97   09/30/02      921,175        --         --          --         921,175
   Black-eyed Pea -
     Norman, OK                          11/09/98   09/30/02    1,091,708        --         --          --       1,091,708
   Black-eyed Pea -
     Mesa, AZ                            11/30/98   09/30/02    1,325,500        --         --          --       1,325,000
   Hardee's -
     Aynor, SC                           03/16/99   09/30/02      586,189        --         --          --         586,189
   Denny's
     McKinney, TX                        06/05/96   10/02/02      600,000        --         --          --         600,000
   Black-eyed Pea -
     Scottsdale, AZ (10)                 04/17/97   10/02/02           --        --         --          --              --
   Arby's
     Renton, WA                          09/14/99   10/18/02    1,406,197        --         --          --       1,406,197
   Pizza-Hut -
     Belle, WV                           05/17/96   10/21/02       47,500        --         --          --          47,500
   Pizza Hut -
     Collinsville, IL                    04/02/97   10/25/02      801,953        --         --          --         801,953
   Burger King -
     Tampa, FL                           08/19/99   10/28/02      770,306        --         --          --         770,306
   Big Boy -
     O'Fallon, MO                        01/19/99   10/31/02      679,925        --         --          --         679,925
   Golden Corral -
     Hopkinsville, KY                    02/19/97   11/07/02      924,057        --         --          --         924,057
   Jack in the Box -
     Los Angeles, CA                     01/04/99   12/10/02    1,793,802        --         --          --       1,793,802
   Hardee's
     Columbia, TN                        03/16/99   12/12/02      859,259        --         --          --         859,259
   Golden Corral -
     Olathe, KS                          10/02/97   12/19/02    1,751,760        --         --          --       1,751,760
   Darryl's -
     Hampton, VA                         06/11/97   12/19/02      871,290        --         --          --         871,290
   Jack in the Box -
     Humble, TX                          02/03/97   12/20/02    1,265,506        --         --          --       1,265,506
   Hardee's -
     Chalkville, AL                      03/16/99   12/20/02      680,428        --         --          --         680,428
   TGI Friday's -
     Lakeland, FL                        07/20/99   12/20/02      834,234        --         --          --         834,234

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Hardee's -
     Biscoe, NC                               --              522,853       522,853        199,708
   Black-eyed Pea -
     Bedford, TX                              --              620,336       620,336        224,003
   Black-eyed Pea -
     Norman, OK                               --            1,429,799     1,429,799        335,124
   Black-eyed Pea -
     Mesa, AZ                                 --            1,677,152     1,677,152        228,704
   Hardee's -
     Aynor, SC                                --              546,022       546,022        209,884
   Denny's
     McKinney, TX                             --            1,014,221     1,014,221        484,416
   Black-eyed Pea -
     Scottsdale, AZ (10)                      --              769,863       769,863        (31,203)
   Arby's
     Renton, WA                               --            1,286,545     1,286,545        261,304
   Pizza-Hut -
     Belle, WV                                --               47,485        47,485         13,301
   Pizza Hut -
     Collinsville, IL                         --              795,476       795,476        (55,653)
   Burger King -
     Tampa, FL                                --            1,057,404     1,057,404          5,224
   Big Boy -
     O'Fallon, MO                             --            1,017,250     1,017,250        (54,647)
   Golden Corral -
     Hopkinsville, KY                         --            1,260,576     1,260,576        255,379
   Jack in the Box -
     Los Angeles, CA                          --            1,575,414     1,575,414        591,448
   Hardee's
     Columbia, TN                             --              787,764       787,764        319,094
   Golden Corral -
     Olathe, KS                               --            1,577,340     1,577,340        791,627
   Darryl's -
     Hampton, VA                              --            1,203,391     1,203,391        595,216
   Jack in the Box -
     Humble, TX                               --              932,112       932,112        566,284
   Hardee's -
     Chalkville, AL                           --              608,445       608,445        248,876
   TGI Friday's -
     Lakeland, FL                             --            1,711,517     1,711,517         85,755

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Pollo Tropical -
     Miami, FL                           09/22/98   12/23/02     1,079,144       --         --          --       1,079,144
   Golden Corral -
     Universal City, TX                  08/04/95   12/30/02       959,975       --         --          --         959,975
   Darryl's -
     Nashville, TN                       06/11/97   01/15/03       684,800       --         --          --         684,800
   Darryl's -
     Huntsville, AL                      06/11/97   01/29/03       312,205       --         --          --         312,205
   Jack in the Box -
     Humble, TX                          11/04/99   01/31/03     1,228,066       --         --          --       1,228,066
   Darryl's -
     Knoxville, TN                       06/11/97   02/18/03       381,800       --         --          --         381,800
   Darryl's -
     Evansville, IN                      06/11/97   02/21/03       455,458       --         --          --         455,458
   Sophia's House of Pancakes -
     Benton Harbor, MI                   02/06/99   02/24/03       447,550       --         --          --         447,550
   Big Boy -
     Mansfield, OH                       01/27/99   02/28/03       379,791       --         --          --         379,791
   Hardee's -
     Petal, MS                           03/16/99   03/17/03       751,320       --         --          --         751,320
   Kentucky Fried Chicken -
     Gretna, LA                          05/11/99   04/21/03       497,300       --         --          --         497,300
   Black Eyed Pea -
     Albuquerque, NM                     10/01/97   04/25/03       380,752       --         --          --         380,752
   Golden Corral -
     Liberty, MO                         10/23/97   06/16/03     1,463,800       --         --          --       1,463,800
   Denny's -
     Shawnee, OK                         09/06/95   06/24/03       691,325       --         --          --         691,325
   Shoney's -
     Cocoa Beach, FL                     02/28/02   07/02/03       846,413       --         --          --         846,413
   Hardee's -
     Johnson City, TN                    03/16/99   07/15/03       965,117       --         --          --         965,117
   Roadhouse Grill -
     Roswell, GA                         03/29/00   08/15/03       949,800       --         --          --         949,800
   Darryl's -
     Raleigh, NC                         06/11/97   08/21/03     1,275,700       --         --          --       1,275,700
   Darryl's -
     Pensacola, FL                       06/11/97   09/24/03     1,314,713       --         --          --       1,314,713
   Golden Corral -
     Columbia, TN                        12/03/96   09/29/03       802,600       --         --          --         802,600

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Pollo Tropical -
     Miami, FL                                --           1,227,273      1,227,273        402,650
   Golden Corral -
     Universal City, TX                       --             994,152        994,152        747,387
   Darryl's -
     Nashville, TN                            --           1,185,158      1,185,158        574,421
   Darryl's -
     Huntsville, AL                           --           1,367,490      1,367,490       (676,144)
   Jack in the Box -
     Humble, TX                               --           1,119,706      1,119,706        350,984
   Darryl's -
     Knoxville, TN                            --           1,231,653      1,231,653        568,874
   Darryl's -
     Evansville, IN                           --           1,458,656      1,458,656        685,272
   Sophia's House of Pancakes -
     Benton Harbor, MI                        --           1,144,209      1,144,209        149,874
   Big Boy -
     Mansfield, OH                            --           1,085,571      1,085,571        151,051
   Hardee's -
     Petal, MS                                --             671,514        671,514        282,741
   Kentucky Fried Chicken -
     Gretna, LA                               --             749,106        749,106        155,564
   Black Eyed Pea -
     Albuquerque, NM                          --             667,290        667,290        216,972
   Golden Corral -
     Liberty, MO                              --           1,290,325      1,290,325        781,468
   Denny's -
     Shawnee, OK                              --           1,095,244      1,095,244        876,351
   Shoney's -
     Cocoa Beach, FL                          --           1,200,000      1,200,000        (71,331)
   Hardee's -
     Johnson City, TN                         --             759,531        759,531        362,827
   Roadhouse Grill -
     Roswell, GA                              --           1,849,940      1,849,940        218,627
   Darryl's -
     Raleigh, NC                              --           1,754,946      1,754,946        932,657
   Darryl's -
     Pensacola, FL                            --           1,057,526      1,057,526        479,075
   Golden Corral -
     Columbia, TN                             --           1,308,074      1,308,074        527,864

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------
                                                                                         Purchase   Adjustments
                                                                              Mortgage     money     resulting
                                                              Cash received   balance    mortgage      from
                                           Date     Date of   net of closing  at time   taken back  application
               Property                  Acquired     Sale         costs      of sale   by program    of GAAP      Total
--------------------------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Boston Market -
     Newport News, VA                    07/16/97   09/30/03       751,018       --         --           --        751,018
   Randy's Steak and Seafood -
     Murfreesboro, TN                    08/05/97   09/30/03       826,125       --         --           --        826,125
   Golden Corral -
     Winchester, KY                      06/05/97   10/01/03     1,784,192       --         --           --      1,784,192
   Hardee's -
     Rock Hill, SC                       03/16/99   10/03/03       767,702       --         --           --        767,702
   Golden Corral -
     Mobile, AL                          12/30/97   10/16/03     1,808,386       --         --           --      1,808,386
   Golden Corral -
     Enid, OK                            11/24/97   11/04/03     1,387,130       --         --           --      1,387,130
   Golden Corral -
     Muskogee, OK                        04/27/98   11/04/03     1,567,218       --         --           --      1,567,218
   Golden Corral -
     Edmond, OK                          07/20/98   11/04/03     1,625,782       --         --           --      1,625,782
   Roadhouse Grill -
     Columbus, OH                        11/16/99   12/08/03       889,069       --         --           --        889,069

CNL FUNDING 2000-A, LP:
   Steak & Ale -
     Palm Harbor, FL                     06/16/98   06/14/02     1,241,943       --         --           --      1,241,943
   Steak & Ale Restaurant -
     Austin, TX                          06/16/98   07/02/02     1,437,468       --         --           --      1,437,468
   Denny's -
     Santee, SC                          03/16/99   11/21/02       583,000       --         --           --        583,000

MAPLE & MAIN ORLANDO, LLC (18):
   Exxon -
     Punta Gorda, FL                      11/0203   11/05/03       807,432       --         --           --        807,432
   Checker's -
     Tampa, FL                           09/16/03   12/31/03     1,193,775       --         --           --      1,193,775

RAI RESTAURANTS, INC. (18):
   Denny's -
     Orlando, FL                         12/01/02   06/27/03     1,329,635       --         --           --      1,329,635
   Denny's -
     Brooksville, FL                     12/01/02   08/29/03     1,041,192       --         --           --      1,041,192
   Denny's -
     Orange City, FL                     12/01/02   09/30/03     1,281,012       --         --           --      1,281,012
   Denny's -
     Palm Coast, FL                      12/01/02   12/23/03       999,951       --         --           --        999,951

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL APF PARTNERS, LP (CONTINUED):
   Boston Market -
     Newport News, VA                          --          1,011,492      1,011,492        358,243
   Randy's Steak and Seafood -
     Murfreesboro, TN                          --          1,425,234      1,425,234        455,622
   Golden Corral -
     Winchester, KY                            --          1,216,826      1,216,826        903,531
   Hardee's -
     Rock Hill, SC                             --            660,104        660,104        332,232
   Golden Corral -
     Mobile, AL                                --          1,379,370      1,379,370      1,037,100
   Golden Corral -
     Enid, OK                                  --          1,172,141      1,172,141        762,928
   Golden Corral -
     Muskogee, OK                              --          1,219,036      1,219,036       (766,217)
   Golden Corral -
     Edmond, OK                                --          1,516,169      1,516,169        898,804
   Roadhouse Grill -
     Columbus, OH                              --          1,754,536      1,754,536        200,097

CNL FUNDING 2000-A, LP:
   Steak & Ale -
     Palm Harbor, FL                           --          1,232,558      1,232,558        504,926
   Steak & Ale Restaurant -
     Austin, TX                                --          1,372,093      1,372,093        568,339
   Denny's -
     Santee, SC                                --            678,340        678,340        251,554

MAPLE & MAIN ORLANDO, LLC (18):
   Exxon -
     Punta Gorda, FL                           --            754,450        754,450             --
   Checker's -
     Tampa, FL                                 --            756,039        756,039             --

RAI RESTAURANTS, INC. (18):
   Denny's -
     Orlando, FL                               --            859,437        859,437         65,356
   Denny's -
     Brooksville, FL                           --            910,000        910,000         66,305
   Denny's -
     Orange City, FL                           --          1,175,000      1,175,000         89,408
   Denny's -
     Palm Coast, FL                            --            889,549        889,549         91,267

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received    balance     mortgage        from
                                           Date     Date of   net of closing   at time    taken back    application
               Property                  Acquired     Sale         costs       of sale    by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
SOUTH STREET INVESTMENTS, INC. (18):
   Denny's -
     Apopka, FL                          11/20/02   09/26/03       508,538           --           --         --          508,538

CNL RESTAURANT PROPERTY SERVICES, INC
 (18):
   Black Angus -
     Boise, ID                           08/14/00   02/20/01     1,776,590           --           --         --        1,776,590
   Jack in the Box -
     Murietta, CA                        04/13/97   02/23/01     1,129,320           --           --         --        1,129,320
   Arby's -
     Kendallville, IN                    07/10/96   04/06/01       792,940           --           --         --          792,940
   Black Angus -
     Folsom, CA                          12/04/00   04/24/01     2,581,569           --           --         --        2,581,569
   Jack in the Box -
     Kingsburg, CA                       04/10/97   06/11/01     1,169,090           --           --         --        1,168,840
   Jack in the Box -
     Garland, TX                         09/27/97   07/26/01     1,085,654           --           --         --        1,085,654

CNL RESTAURANT INVESTORS PROPERTIES,
 LLC (18):
   Arby's -
     Atlanta, GA                         12/07/00   03/30/01       214,900    1,212,813           --         --        1,427,713
   Arby's -
     Peoria, AZ                          03/03/01   04/19/01       154,871    1,200,463           --         --        1,355,335
   Arby's -
     Baxter, MN                          02/20/01   05/31/01        66,351      892,834           --         --          959,185
   Arby's -
     Eagan, MN                           02/20/01   06/29/01       106,348      880,945           --         --          987,293
   Arby's -
     St. Louis Park, MN                  02/20/01   06/29/01       119,843      941,178           --         --        1,061,022
   Arby's -
     Willmar, MN                         02/20/01   07/18/01        44,507      704,324           --         --          748,831
   Arby's -
     Pooler, GA                          09/01/00   07/31/01       109,662    1,212,893           --         --        1,322,555
   Arby's -
     White Bear Township, MN             02/20/01   08/07/01        84,441      955,346           --         --        1,039,787
   Arby's -
     Coon Rapids, MN                     02/20/01   08/28/01       168,982    1,281,068           --         --        1,450,050
   Arby's -
     Eden Prairie, MN                    02/20/01   09/07/01       107,288      936,215           --         --        1,043,503

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
SOUTH STREET INVESTMENTS, INC. (18):
   Denny's -
     Apopka, FL                                   --          467,800       467,800             --

CNL RESTAURANT PROPERTY SERVICES, INC
 (18):
   Black Angus -
     Boise, ID                                    --        1,534,238     1,534,238        120,971
   Jack in the Box -
     Murietta, CA                                 --          952,485       952,485        377,385
   Arby's -
     Kendallville, IN                             --          739,628       739,628        421,717
   Black Angus -
     Folsom, CA                                   --        2,166,867     2,166,867        146,487
   Jack in the Box -
     Kingsburg, CA                                --        1,001,073     1,001,073        428,186
   Jack in the Box -
     Garland, TX                                  --          936,119       936,119        367,842

CNL RESTAURANT INVESTORS PROPERTIES,
 LLC (18):
   Arby's -
     Atlanta, GA                           1,212,813               --     1,212,813         60,359
   Arby's -
     Peoria, AZ                            1,200,463               --     1,200,463         40,467
   Arby's -
     Baxter, MN                              893,855               --       893,855         26,023
   Arby's -
     Eagan, MN                               882,968               --       882,968         33,246
   Arby's -
     St. Louis Park, MN                      943,340               --       943,340         35,241
   Arby's -
     Willmar, MN                             707,592               --       707,592         41,253
   Arby's -
     Pooler, GA                            1,223,108               --     1,223,108        117,724
   Arby's -
     White Bear Township, MN                 960,915               --       960,915        148,790
   Arby's -
     Coon Rapids, MN                       1,288,536               --     1,288,536         90,298
   Arby's -
     Eden Prairie, MN                        942,798               --       942,798         51,912

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL RESTAURANT INVESTORS PROPERTIES,
 LLC (18) (CONTINUED):
   Arby's -
     Carmel, IN                          10/13/00   09/26/01      142,925     1,297,484       --             --        1,440,409
   Arby's -
     Winston Salem, NC                   04/01/01   10/03/01      123,645     1,090,250       --             --        1,213,895
   Arby's -
     Carrboro, NC                        11/16/00   10/11/01      155,473     1,111,725       --             --        1,267,198
   Arby's -
     Cottage Grove, MN                   02/02/01   11/27/01       61,878       703,412       --             --          765,290
   Arby's -
     Minnetonka, MN                      02/02/01   12/13/01      120,202       907,130       --             --        1,027,332
   Arby's -
     Maple Grove, MN                     02/02/01   12/14/01      150,455     1,176,200       --             --        1,326,655
   Arby's -
     Plymouth, MN                        02/02/01   12/21/01      100,063       846,616       --             --          946,679
   Arby's -
     Plymouth, MN                        02/02/01   12/21/01      120,817       899,893       --             --        1,020,710
   Arby's -
     New Castle, PA                      09/21/00   12/28/01       70,999     1,074,459       --             --        1,145,458
   Arby's -
     Oak Park Heights, MN                02/20/01   02/08/02      108,400       860,199       --             --          968,599
   Arby's -
     Greenwood, IN                       09/07/01   02/21/02      106,134     1,051,402       --             --        1,157,535
   Arby's -
     Hudson, WI                          02/20/01   03/06/02      141,804       949,356       --             --        1,091,160
   Arby's -
     Wauseon, OH                         04/10/01   03/11/02      101,408       700,080       --             --          801,488
   Arby's -
     St. Paul, MN                        02/20/01   03/21/02       87,658       713,993       --             --          801,651
   Arby's -
     Richfield, MN                       02/20/01   04/03/02      120,587     1,035,063       --             --        1,155,650
   Arby's -
     Crystal, MN                         02/20/01   04/17/02      113,810       945,740       --             --        1,059,550
   Arby's -
     Hopkins, MN                         02/20/01   04/26/02       90,927       829,399       --             --          920,326
   Arby's -
     Rochester, MN                       02/20/01   05/02/02      101,643       817,845       --             --          919,488
   Arby's -
     Apple Valley, MN                    02/20/01   05/17/02      178,105     1,315,159       --             --        1,493,264
   Arby's -
     Pell City, AL                       09/18/01   06/21/02      102,875       936,662       --             --        1,039,537

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL RESTAURANT INVESTORS PROPERTIES,
LLC (18) (CONTINUED):
  Arby's -
    Carmel, IN                             1,308,411           --         1,308,411        131,560
  Arby's -
    Winston Salem, NC                      1,098,081           --         1,098,081         58,269
  Arby's -
    Carrboro, NC                           1,123,886           --         1,123,886        106,362
  Arby's -
    Cottage Grove, MN                        710,074           --           710,074         63,567
  Arby's -
    Minnetonka, MN                           916,844           --           916,844         78,525
  Arby's -
    Maple Grove, MN                        1,188,796           --         1,188,796        102,167
  Arby's -
    Plymouth, MN                             855,682           --           855,682         75,302
  Arby's -
    Plymouth, MN                             909,529           --           909,529         80,041
  Arby's -
    New Castle, PA                         1,088,971           --         1,088,971        145,107
  Arby's -
    Oak Park Heights, MN                     870,487           --           870,487         10,593
  Arby's -
    Greenwood, IN                          1,051,402           --         1,051,402            330
  Arby's -
    Hudson, WI                               963,121           --           963,121         15,707
  Arby's -
    Wauseon, OH                              704,249           --           704,249          7,174
  Arby's -
    St. Paul, MN                             724,346           --           724,346          9,604
  Arby's -
    Richfield, MN                          1,051,406           --         1,051,406         16,798
  Arby's -
    Crystal, MN                              960,672           --           960,672         15,913
  Arby's -
    Hopkins, MN                              842,495           --           842,495         14,275
  Arby's -
    Rochester, MN                            831,824           --           831,824         15,757
  Arby's -
    Apple Valley, MN                       1,337,639           --         1,337,639         23,636
  Arby's -
    Pell City, AL                            938,824           --           938,824          2,860

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL RESTAURANT INVESTORS PROPERTIES,
LLC (18) (CONTINUED):
   Arby's -
     East Huntington, PA                 09/01/01   07/15/02     153,028      1,103,332       --             --        1,256,360
   Arby's -
     Florence, AL                        10/01/01   08/22/02     176,044      1,182,056       --             --        1,358,100
   Arby's -
     Troy, AL                            09/21/01   08/22/02     134,632        920,681       --             --        1,055,313
   Arby's -
     Muskegon, MI                        11/15/01   08/29/02     183,565      1,255,825       --             --        1,439,390
   Arby's -
     Greenville, MI                      07/25/02   10/31/02     196,093      1,074,766       --             --        1,270,860
   Arby's -
     Cullman, AL                         09/05/01   11/13/02     175,467        993,620       --             --        1,169,087
   Arby's -
     Evansville, IN                      04/01/02   11/15/02     166,901      1,080,328       --             --        1,247,229
   Arby's -
     Youngstown, OH                      04/10/02   11/27/02     109,192        903,118       --             --        1,012,310
   Arby's -
     Union City, TN                      09/04/02   12/30/02     207,127      1,158,879       --             --        1,366,005
   Arby's -
     Northwood, OH                       08/30/02   01/06/03     176,585      1,028,037       --             --        1,204,623
   Arby's -
     Winston-Salem, NC                   09/06/02   01/27/03     253,741      1,098,131       --             --        1,351,872
   Arby's -
     Sikeston, MO                        10/15/02   02/05/03     244,103      1,168,224       --             --        1,412,328
   Arby's -
     Bowling Green, OH                   09/23/02   02/12/03     288,402      1,261,682       --             --        1,550,084
   Arby's -
     Norcross, GA                        09/10/02   02/13/03     229,246      1,028,037       --             --        1,257,283
   Arby's -
     Montgomery, AL                      09/12/02   02/13/03     193,702      1,121,495       --             --        1,315,197
   Arby's -
     Buffalo, MN                         12/13/02   04/11/03     180,594        943,925       --             --        1,124,519
   Arby's -
     Bellevue, PA                        07/30/02   04/11/03     165,264        731,856       --             --          897,120
   Arby's -
     Toledo, OH                          09/30/02   04/15/03     217,636      1,074,766       --             --        1,292,402
   Arby's -
     Frankfort, IN                       08/08/02   05/19/03     266,795        986,104       --             --        1,252,899
   Arby's -
     Cullman, AL                         10/01/02   06/12/03     243,834      1,095,601       --             --        1,339,435

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL RESTAURANT INVESTORS PROPERTIES,
LLC (18) (CONTINUED):
   Arby's -
     East Huntington, PA                   1,115,401           --         1,115,401         18,068
   Arby's -
     Florence, AL                          1,196,262           --         1,196,262         17,628
   Arby's -
     Troy, AL                                931,745           --           931,745         10,910
   Arby's -
     Muskegon, MI                          1,261,682           --         1,261,682          6,545
   Arby's -
     Greenville, MI                        1,074,766           --         1,074,766           (198)
   Arby's -
     Cullman, AL                           1,001,853           --         1,001,853          8,373
   Arby's -
     Evansville, IN                        1,089,280           --         1,089,280         26,999
   Arby's -
     Youngstown, OH                          909,500           --           909,500          8,019
   Arby's -
     Union City, TN                        1,158,879           --         1,158,879         (2,918)
   Arby's -
     Northwood, OH                         1,028,037           --         1,028,037           (124)
   Arby's -
     Winston-Salem, NC                     1,098,131           --         1,098,131           (132)
   Arby's -
     Sikeston, MO                          1,168,224           --         1,168,224             24
   Arby's -
     Bowling Green, OH                     1,261,682           --         1,261,682            177
   Arby's -
     Norcross, GA                          1,028,037           --         1,028,037            372
   Arby's -
     Montgomery, AL                        1,121,495           --         1,121,495            165
   Arby's -
     Buffalo, MN                             943,925           --           943,925          2,623
   Arby's -
     Bellevue, PA                            734,403           --           734,403          2,706
   Arby's -
     Toledo, OH                            1,074,766           --         1,074,766            243
   Arby's -
     Frankfort, IN                           989,536           --           989,536          3,532
   Arby's -
     Cullman, AL                           1,098,131           --         1,098,131          2,505

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL RESTAURANT INVESTORS PROPERTIES,
 LLC (18) (CONTINUED):
   Arby's -
     Albany, OR                          06/30/03   10/23/03      263,501       697,045       --            --           960,546
   Arby's -
     Birmingham, AL                      06/18/03   12/31/03      545,151     1,247,573       --            --         1,792,724

CNL FUNDING 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                        09/25/00   01/19/01      159,023     1,379,621       --            --         1,538,644
   Jack in the Box -
     Baton Rouge, LA                     07/06/00   01/31/01        9,972     1,473,571       --            --         1,483,542
   Jack in the Box -
     Burley, ID                          09/22/00   01/31/01           --       951,027       --            --           951,027
   Jack in the Box -
     Las Vegas, NV                       10/01/00   01/03/01      254,521     1,615,000       --            --         1,869,521
   Jack in the Box -
     Peoria, AZ                          09/15/00   03/08/01      112,352     1,247,170       --            --         1,359,522
   Jack in the Box -
     Cleburne, TX                        09/21/00   01/31/01        4,598     1,118,539       --            --         1,123,137
   Jack in the Box -
     Fresno, CA                          09/15/00   04/26/01      129,458       950,196       --            --         1,079,653
   Jack in the Box -
     Bakersfield, CA                     09/19/00   03/27/01       80,199       973,493       --            --         1,053,692
   Pizza Hut -
     Miami, FL                           10/06/00   06/29/01       69,130       588,593       --            --           657,723
   IHOP -
     Hiram, GA                           10/12/00   04/16/01       97,519     1,432,800       --            --         1,530,319
   IHOP -
     Jacksonville, NC                    10/12/00   06/25/01       47,442     1,367,919       --            --         1,415,361
   IHOP -
     Pueblo, CO                          10/12/00   06/19/01       91,901     1,296,394       --            --         1,388,295
   Jack in the Box -
     Bermuda Dunes, CA                   03/28/01   06/29/01      210,654     1,256,197       --            --         1,466,851
   Jack in the Box -
     Manteca, CA                         05/14/01   06/11/01      236,673     1,432,260       --            --         1,668,934
   Jack in the Box -
     Austin, TX (9)                      07/20/00   05/25/01           --       550,587       --            --           550,587
   IHOP -
     Littleton, CO                       12/28/00   07/20/01      141,982     1,860,395       --            --         2,002,377
   IHOP -
     Oklahoma City, OK                   10/12/00   07/26/01      165,306     1,831,346       --            --         1,996,652

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL RESTAURANT INVESTORS PROPERTIES,
 LLC (18) (CONTINUED):
   Arby's -
     Albany, OR                              699,498           --           699,498          2,963
   Arby's -
     Birmingham, AL                        1,247,573           --         1,247,573           (164)

CNL FUNDING 2001-A, LP (18):
   Jack in the Box -
     Surprise, AZ                          1,379,621           --         1,379,621         49,506
   Jack in the Box -
     Baton Rouge, LA                       1,483,542           --         1,483,542         80,121
   Jack in the Box -
     Burley, ID                              951,027           --           951,027         41,109
   Jack in the Box -
     Las Vegas, NV                         1,615,000           --         1,615,000         62,903
   Jack in the Box -
     Peoria, AZ                            1,254,037           --         1,254,037         53,180
   Jack in the Box -
     Cleburne, TX                          1,123,137           --         1,123,137         38,489
   Jack in the Box -
     Fresno, CA                              958,117           --           958,117         56,075
   Jack in the Box -
     Bakersfield, CA                         978,854           --           978,854         45,750
   Pizza Hut -
     Miami, FL                               589,199           --           589,199         44,786
   IHOP -
     Hiram, GA                             1,438,400           --         1,438,400         70,497
   IHOP -
     Jacksonville, NC                      1,371,599           --         1,371,599         92,458
   IHOP -
     Pueblo, CO                            1,303,550           --         1,303,550         85,560
   Jack in the Box -
     Bermuda Dunes, CA                     1,259,276           --         1,259,276         32,187
   Jack in the Box -
     Manteca, CA                           1,432,260           --         1,432,260         10,937
   Jack in the Box -
     Austin, TX (9)                          550,587           --           550,587             --
   IHOP -
     Littleton, CO                         1,869,159           --         1,869,159         90,731
   IHOP -
     Oklahoma City, OK                     1,842,950           --         1,842,950        126,315

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Baker's Square -
     Anaheim, CA                         05/14/01   07/26/01      306,267     1,576,144       --             --        1,882,411
   Arby's -
     Southington, CT                     07/21/00   07/27/01      125,178       908,371       --             --        1,033,549
   Vicorp Village Inn -
     Scottsdale, AZ                      05/14/01   07/30/01      151,366       999,284       --             --        1,150,650
   IHOP -
     Shreveport, LA                      10/12/00   08/03/01       87,476     1,450,490       --             --        1,537,966
   Baker's Square -
     Rohnert Park, CA                    05/14/01   08/06/01      246,540     1,270,898       --             --        1,517,438
   Village Inn -
     Aurora, CO                          05/14/01   08/08/01       40,903     1,543,233       --             --        1,584,136
   Village Inn -
     Denver, CO                          05/14/01   08/08/01      142,900       880,551       --             --        1,023,451
   IHOP -
     Huntsville, AL                      10/12/00   08/14/01       97,307     1,593,307       --             --        1,690,614
   Ruby Tuesday's -
     Orlando, FL                         05/30/00   08/17/01      156,571     1,598,221       --             --        1,754,792
   Pizza Hut -
     Miami, FL                           10/06/00   08/17/01       84,357       646,698       --             --          731,055
   IHOP -
     Statesboro, GA                      10/12/00   08/21/01       68,915     1,072,888       --             --        1,141,803
   Village Inn -
     Tempe, AZ                           05/14/01   08/24/01      149,028     1,043,952       --             --        1,192,980
   IHOP -
     San Antonio, TX                     12/28/00   08/27/01       76,227     1,594,606       --             --        1,670,833
   Jack in the Box -
     Coppell, TX                         03/28/01   08/29/01      170,623     1,608,077       --             --        1,778,700
   Village Inn -
     Denver, CO                          05/14/01   08/30/01      168,884     1,270,898       --             --        1,439,782
   TGI Friday's -
     Roseville, CA                       03/12/01   08/31/01      109,946     2,931,613       --             --        3,041,559
   Pizza Hut -
     Pembroke Pines, FL                  10/06/00   08/31/01       52,912       397,968       --             --          450,880
   Village Inn -
     Ogden, UT                           05/14/01   09/18/01      146,763       907,784       --             --        1,054,547
   Pizza Hut -
     Key Largo, FL                       10/06/00   09/20/01       73,845       578,862       --             --          652,707
   Baker's Square -
     Hoffman Estates, IL                 05/14/01   09/20/01      151,812     1,089,341       --             --        1,241,153

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Baker's Square -
     Anaheim, CA                           1,577,273           --         1,577,273         34,744
   Arby's -
     Southington, CT                         909,091           --           909,091         95,881
   Vicorp Village Inn -
     Scottsdale, AZ                        1,000,000           --         1,000,000         26,369
   IHOP -
     Shreveport, LA                        1,460,875           --         1,460,875        112,077
   Baker's Square -
     Rohnert Park, CA                      1,272,727           --         1,272,727         31,889
   Village Inn -
     Aurora, CO                            1,545,456           --         1,545,456         40,127
   Village Inn -
     Denver, CO                              881,818           --           881,818         28,503
   IHOP -
     Huntsville, AL                        1,604,715           --         1,604,715        128,194
   Ruby Tuesday's -
     Orlando, FL                           1,611,142           --         1,611,142        193,571
   Pizza Hut -
     Miami, FL                               650,000           --           650,000         70,642
   IHOP -
     Statesboro, GA                        1,078,800           --         1,078,800         94,429
   Village Inn -
     Tempe, AZ                             1,045,455           --         1,045,455         32,022
   IHOP -
     San Antonio, TX                       1,603,687           --         1,603,687         89,761
   Jack in the Box -
     Coppell, TX                           1,616,034           --         1,616,034         67,526
   Village Inn -
     Denver, CO                            1,272,727           --         1,272,727         33,045
   TGI Friday's -
     Roseville, CA                         2,949,827           --         2,949,827        141,497
   Pizza Hut -
     Pembroke Pines, FL                      400,000           --           400,000         37,304
   Village Inn -
     Ogden, UT                               909,091           --           909,091         34,339
   Pizza Hut -
     Key Largo, FL                           581,818           --           581,818         57,260
   Baker's Square -
     Hoffman Estates, IL                   1,090,909           --         1,090,909         41,867

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Village Inn -
     Broomfield, CO                      05/14/01   09/20/01      184,629     1,134,730       --             --        1,319,359
   IHOP -
     Harrisonburg, VA                    12/28/01   09/21/01      129,619     1,426,704       --             --        1,556,323
   Pizza Hut -
     Miami, FL                           10/06/00   09/21/01       95,727       710,011       --             --          805,738
   Jack in the Box -
     The Colony, TX                      09/15/00   09/28/01       86,043     1,313,521       --             --        1,399,564
   IHOP -
     Birmingham, AL                      10/12/00   10/12/01      178,092     1,362,594       --             --        1,540,686
   Village Inn -
     Naperville, IL                      05/14/01   10/24/01      155,181     1,019,762       --             --        1,174,943
   Village Inn -
     Tucson, AZ                          05/14/01   10/25/01      178,784     1,133,069       --             --        1,311,853
   RT -
     Las Vegas, NV                       07/17/00   11/05/01      199,079     1,785,377       --             --        1,984,456
   Jack in the Box -
     Charlotte, NC                       08/28/00   11/08/01       62,882     1,282,493       --             --        1,345,375
   Bakers Square -
     Rolling Meadows, FL                 05/14/01   11/27/01      123,563       928,427       --             --        1,051,990
   TGIF Friday's -
     Albuquerque, NM                     01/08/01   12/14/01      137,493     2,401,376       --             --        2,538,869
   Bakers Square -
     Blaine, MN                          05/14/01   12/20/01        5,880     1,335,029       --             --        1,340,909
   Village Inn -
     Omaha, NE                           05/14/01   12/21/01      147,260     1,185,687       --             --        1,332,947
   Village Inn -
     Lincoln, NE                         05/14/01   12/19/01      148,006     1,040,870       --             --        1,188,876
   IHOP -
     Macon, GA                           12/28/00   12/10/01       28,518     1,246,710       --             --        1,275,228
   Bakers Square -
     Elk Grove, IL                       05/14/01   12/21/01      134,250       995,615       --             --        1,129,865
   Bakers Square -
     Gurnee, IL                          05/14/01   12/03/01      268,799     1,855,464       --             --        2,124,263
   Taco Cabana -
     Plugerville, TX                     12/29/00   12/05/01       30,596     1,444,219       --             --        1,474,815
   Taco Cabana -
     Pasadena, TX                        12/29/00   12/05/01       20,240       955,406       --             --          975,646
   Taco Cabana -
     Austin, TX                          12/29/00   12/05/01       24,947     1,177,594       --             --        1,202,541

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Village Inn -
     Broomfield, CO                        1,136,364           --         1,136,364         43,611
   IHOP -
     Harrisonburg, VA                      1,434,579           --         1,434,579         99,922
   Pizza Hut -
     Miami, FL                               713,636           --           713,636         58,013
   Jack in the Box -
     The Colony, TX                        1,332,122           --         1,332,122        131,045
   IHOP -
     Birmingham, AL                        1,370,975           --         1,370,975        135,065
   Village Inn -
     Naperville, IL                        1,022,727           --         1,022,727         42,657
   Village Inn -
     Tucson, AZ                            1,136,364           --         1,136,364         47,518
   RT -
     Las Vegas, NV                         1,800,000           --         1,800,000         55,017
   Jack in the Box -
     Charlotte, NC                         1,308,411           --         1,308,411        146,378
   Bakers Square -
     Rolling Meadows, FL                     931,818           --           931,818         47,329
   TGIF Friday's -
     Albuquerque, NM                       2,430,996           --         2,430,996        141,808
   Bakers Square -
     Blaine, MN                            1,340,909           --         1,340,909         80,287
   Village Inn -
     Omaha, NE                             1,190,909           --         1,190,909         71,306
   Village Inn -
     Lincoln, NE                           1,045,455           --         1,045,455         62,597
   IHOP -
     Macon, GA                             1,258,065           --         1,258,065        109,912
   Bakers Square -
     Elk Grove, IL                         1,000,000           --         1,000,000         59,875
   Bakers Square -
     Gurnee, IL                            1,863,636           --         1,863,636        111,586
   Taco Cabana -
     Plugerville, TX                       1,474,815           --         1,474,815        131,766
   Taco Cabana -
     Pasadena, TX                            975,646           --           975,646         87,168
   Taco Cabana -
     Austin, TX                            1,202,541           --         1,202,541        107,440

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Taco Cabana -
     Houston, TX #177                    02/29/00   12/05/01       19,769       933,188       --             --          952,957
   Taco Cabana -
     Houston, TX #144                    12/29/00   12/05/01       29,653     1,399,782       --             --        1,429,435
   Taco Cabana -
     San Antonio, TX                     12/29/00   12/14/01       23,534     1,110,938       --             --        1,134,472
   Taco Cabana -
     Houston, TX                         12/29/00   12/14/01       28,242     1,333,125       --             --        1,361,367
   Taco Cabana -
     Houston, TX                         12/29/00   01/04/02       26,785     1,153,066       --             --        1,179,851
   Taco Cabana -
     Austin, TX                          12/29/00   01/04/02       25,137     1,082,108       --             --        1,107,245
   Bakers Square -
     Normal, IL                          05/14/01   01/09/02      188,577     1,469,683       --             --        1,658,260
   IHOP -
     Nacogdoches, TX                     12/28/00   01/18/02      105,773     1,388,437       --             --        1,494,210
   IHOP -
     McAllen, TX                         12/28/00   02/15/02      120,708     1,427,813       --             --        1,548,521
   Pizza Hut -
     Dania, FL                           10/06/00    2/19/02       40,920       292,892       --             --          333,812
   Jack in the Box -
     Plano, TX                           09/25/01   02/26/02      147,787     1,719,706       --             --        1,867,493
   IHOP -
     Kennewick, WA                       12/20/01   02/27/02      152,934     1,626,400       --             --        1,779,334
   Jack in the Box -
     Stephenville, TX                    03/28/01   02/28/02      164,069     1,344,498       --             --        1,508,567
   Village Inn -
     Coralville, IA                      05/14/01   02/28/02      159,126     1,070,921       --             --        1,230,046
   Taco Cabana -
     San Antonio, TX                     12/29/00   03/05/02       33,261     1,214,659       --             --        1,247,920
   Jack in the Box -
     San Antonio, TX                     09/26/01   03/06/02      135,343     1,442,978       --             --        1,578,322
   Krystal -
     Rincon, GA                          09/15/00   03/11/02       57,088     1,015,712       --             --        1,072,800
   Village Inn -
     Davenport, IA                       05/14/01   03/15/02      182,384     1,219,097       --             --        1,401,481
   Jack in the Box
     Katy, TX                            09/25/01   03/18/02      123,072     1,376,098       --             --        1,499,170
   IHOP -
     Albuquerque, NM                     10/29/01   03/19/02      161,229     1,660,447       --             --        1,821,676

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Taco Cabana -
     Houston, TX #177                        952,957           --           952,957         85,140
   Taco Cabana -
     Houston, TX #144                      1,429,435           --         1,429,435        127,711
   Taco Cabana -
     San Antonio, TX                       1,134,472           --         1,134,472        101,358
   Taco Cabana -
     Houston, TX                           1,361,367           --         1,361,367        121,630
   Taco Cabana -
     Houston, TX                           1,179,852           --         1,179,852         26,766
   Taco Cabana -
     Austin, TX                            1,107,246           --         1,107,246         25,119
   Bakers Square -
     Normal, IL                            1,477,273           --         1,477,273          6,796
   IHOP -
     Nacogdoches, TX                       1,401,869           --         1,401,869         15,380
   IHOP -
     McAllen, TX                           1,443,318           --         1,443,318         18,025
   Pizza Hut -
     Dania, FL                               295,455           --           295,455          5,279
   Jack in the Box -
     Plano, TX                             1,728,972           --         1,728,972         14,854
   IHOP -
     Kennewick, WA                         1,627,500           --         1,627,500          2,842
   Jack in the Box -
     Stephenville, TX                      1,361,617           --         1,361,617         19,729
   Village Inn -
     Coralville, IA                        1,077,273           --         1,077,273          8,156
   Taco Cabana -
     San Antonio, TX                       1,247,920           --         1,247,920         34,289
   Jack in the Box -
     San Antonio, TX                       1,456,085           --         1,456,085         11,979
   Krystal -
     Rincon, GA                            1,028,215           --         1,028,215         21,369
   Village Inn -
     Davenport, IA                         1,227,273           --         1,227,273          8,905
   Jack in the Box
     Katy, TX                              1,385,410           --         1,385,410         12,373
   IHOP -
     Albuquerque, NM                       1,664,998           --         1,664,998          4,653

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   IHOP -
     Lafayette, LA                       12/28/00   03/19/02       87,911     1,548,629       --            --         1,636,540
   Jack in the Box -
     Round Rock, TX                      09/19/00   03/20/02      134,634     1,226,470       --            --         1,361,104
   Jack in the Box -
     Concord, NC                         07/07/00   03/22/02      126,308     1,296,102       --            --         1,422,410
   Jack in the Box -
     Cedar Hill, TX                      12/20/01   03/22/02      120,438     1,388,773       --            --         1,509,211
   IHOP -
     Brownsville, TX                     12/28/00   03/28/02       88,052     1,456,628       --            --         1,544,680
   IHOP -
     San Marco, TX                       12/20/01   03/28/02      156,600     1,509,200       --            --         1,665,800
   Bakers Square -
     Maple Grove, MN                     05/14/01   03/29/02      200,077     1,354,552       --            --         1,554,629
   IHOP -
     Ammon, ID                           12/28/00   04/05/02       83,477     1,433,491       --            --         1,516,968
   Home Town Buffet -
     Visalia, CA                         12/28/01   04/10/02      329,510     2,409,694       --            --         2,739,205
   TB/KFC
     Gun Barrel City, TX                 10/31/00   04/19/02       29,711       922,295       --            --           952,006
   Tahoe Joes
     Roseville, CA                       12/28/01   04/23/02      414,477     2,965,855       --            --         3,380,332
   Old Country Buffet
     Glendale, AZ                        12/28/01   04/25/02      246,584     1,818,524       --            --         2,065,108
   Home Town Buffet
     Temecula, CA                        12/28/01   04/26/02      298,731     2,000,577       --            --         2,299,308
   Village Inn
     Johnston, IA                        05/14/01   04/29/02      121,465       812,100       --            --           933,565
   Old Country Buffet
     Woodbury, MN                        12/28/01   04/29/02      191,917     1,600,461       --            --         1,792,378
   Bakers Square -
     Orland Park, IL                     05/14/01   04/30/02      292,465     1,940,017       --            --         2,232,482
   Pizza-Hut
     Oakland Park, FL                    10/06/00   05/03/02       83,765       652,145       --            --           735,910
   Jack in the Box
     Magnolia, TX                        08/30/01   05/03/02      101,729     1,245,406       --            --         1,347,135
   IHOP -
     Westminister, CO                    12/20/01   05/03/02      229,223     1,831,730       --            --         2,060,953
   Jack in the Box -
     Baton Rouge, LA                     12/20/01   05/03/02      185,925     1,405,359       --            --         1,591,284

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   IHOP -
     Lafayette, LA                         1,566,820           --         1,566,820         20,424
   Jack in the Box -
     Round Rock, TX                        1,257,009           --         1,257,009         40,447
   Jack in the Box -
     Concord, NC                           1,331,738           --         1,331,738         46,935
   Jack in the Box -
     Cedar Hill, TX                        1,392,479           --         1,392,479          5,497
   IHOP -
     Brownsville, TX                       1,471,963           --         1,471,963         18,921
   IHOP -
     San Marco, TX                         1,511,250           --         1,511,250          2,990
   Bakers Square -
     Maple Grove, MN                       1,363,636           --         1,363,636         10,198
   IHOP -
     Ammon, ID                             1,451,613           --         1,451,613         19,833
   Home Town Buffet -
     Visalia, CA                           2,409,000           --         2,409,000           (773)
   TB/KFC
     Gun Barrel City, TX                     931,818           --           931,818         17,313
   Tahoe Joes
     Roseville, CA                         2,965,000           --         2,965,000         (1,077)
   Old Country Buffet
     Glendale, AZ                          1,818,000           --         1,818,000         (1,856)
   Home Town Buffet
     Temecula, CA                          2,000,000           --         2,000,000           (746)
   Village Inn
     Johnston, IA                            818,182           --           818,182          6,761
   Old Country Buffet
     Woodbury, MN                          1,600,000           --         1,600,000           (612)
   Bakers Square -
     Orland Park, IL                       1,954,545           --         1,954,545         16,742
   Pizza-Hut
     Oakland Park, FL                        659,091           --           659,091          6,512
   Jack in the Box
     Magnolia, TX                          1,260,198           --         1,260,198         13,660
   IHOP -
     Westminister, CO                      1,836,750           --         1,836,750          5,100
   Jack in the Box -
     Baton Rouge, LA                       1,412,154           --         1,412,154          7,539

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Village Inn
     Roy, UT                             05/14/01   05/06/02      142,392       933,183       --             --        1,075,575
   Home Town Buffet -
     Loma Linda, CA                      12/28/01   05/07/02      447,446     3,046,175       --             --        3,493,621
   Home Town Buffet -
     Champaign, IL                       12/28/01   05/08/02      195,577     1,768,682       --             --        1,964,259
   Jack in the Box -
     Baytown, TX                         09/19/00   05/10/02      108,115     1,141,081       --             --        1,249,196
   IHOP -
     Norman, OK                          10/12/00   05/13/02      219,316     1,554,570       --             --        1,773,886
   IHOP -
     Rockford, IL                        12/20/01   05/15/02      148,323     1,646,238       --             --        1,794,561
   Rio Bravo -
     Fayetteville, AR                    06/29/00   05/17/02      147,141     1,171,240       --             --        1,318,381
   Bakers Square -
     Onalaska, WI                        05/14/01   05/17/02      119,693       924,167       --             --        1,043,860
   Ruby Tuesday -
     University Place, WA                08/23/00   05/31/02      133,340     1,574,504       --             --        1,707,844
   Pizza Hut -
     Pembroke Pines, FL                  10/06/00   05/31/02       20,692       359,803       --             --          380,495
   Pizza Hut -
     N. Miami, FL                        10/06/00   05/31/02       15,365       267,154       --             --          282,519
   Bakers Square -
     Rochester, MN                       05/14/01   05/31/02      172,761     1,352,440       --             --        1,525,200
   Bakers Square -
     Stillwater, MN                      05/14/01   05/31/02      141,347       991,789       --             --        1,133,136
   Home Town Buffet -
     Louisville, KY                      12/28/01   05/31/02      199,891     1,500,579       --             --        1,700,470
   Old Country Buffet -
     Mesa, AZ                            12/28/01   06/03/02      306,624     2,115,024       --             --        2,421,648
   IHOP -
     Shreveport, LA                      10/12/00   06/04/02      207,681     1,643,127       --             --        1,850,808
   IHOP -
     Jonesboro, AR                       10/12/00   06/05/02      152,295     1,328,505       --             --        1,480,800
   Taco Cabana -
     Dallas, Texas                       12/29/00   06/06/02       33,359       987,667       --             --        1,021,026
   HomeTown Buffet -
     Oklahoma City, OK #737              12/28/01   06/13/02      204,563     1,455,705       --             --        1,592,205
   HomeTown Buffet -
     Oklahoma City, OK                   12/28/01   06/13/02      136,500     1,955,947       --             --        2,160,510

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Village Inn
     Roy, UT                                 940,909           --           940,909          8,152
   Home Town Buffet -
     Loma Linda, CA                        3,045,000           --         3,045,000           (619)
   Home Town Buffet -
     Champaign, IL                         1,768,000           --         1,768,000           (848)
   Jack in the Box -
     Baytown, TX                           1,173,149           --         1,173,149         40,830
   IHOP -
     Norman, OK                            1,577,745           --         1,577,745         51,274
   IHOP -
     Rockford, IL                          1,650,750           --         1,650,750          5,243
   Rio Bravo -
     Fayetteville, AR                      1,200,000           --         1,200,000         39,827
   Bakers Square -
     Onalaska, WI                            931,818           --           931,818          8,241
   Ruby Tuesday -
     University Place, WA                  1,590,909           --         1,590,909         40,555
   Pizza Hut -
     Pembroke Pines, FL                      363,636           --           363,636         13,021
   Pizza Hut -
     N. Miami, FL                            270,000           --           270,000          5,191
   Bakers Square -
     Rochester, MN                         1,363,636           --         1,363,636         12,750
   Bakers Square -
     Stillwater, MN                        1,000,000           --         1,000,000          9,350
   Home Town Buffet -
     Louisville, KY                        1,500,000           --         1,500,000           (726)
   Old Country Buffet -
     Mesa, AZ                              2,114,000           --         ,1114,000         (1,045)
   IHOP -
     Shreveport, LA                        1,663,150           --         1,663,150         33,799
   IHOP -
     Jonesboro, AR                         1,348,500           --         1,348,500         56,238
   Taco Cabana -
     Dallas, Texas                         1,021,026           --         1,021,026         27,228
   HomeTown Buffet -
     Oklahoma City, OK #737                1,455,000           --         1,455,000         (1,031)
   HomeTown Buffet -
     Oklahoma City, OK                     1,955,000           --         1,955,000           (767)

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Jack in the Box -
     Corsicana, TX                       06/30/00   06/14/02       69,849     1,083,639       --             --        1,153,488
   Ruby Tuesday
     Port Lucie, FL                      06/06/00   06/14/02      119,187     1,583,384       --             --        1,702,571
   Bakers Square -
     Bradley, IL                         05/14/01   06/20/02      256,960     1,509,030       --             --        1,765,990
   IHOP -
     Evansville, IN                      03/29/02   06/20/02      166,194     1,469,696       --             --        1,635,890
   IHOP -
     Buford, GA                          03/29/02   06/20/02      212,950     1,679,961       --             --        1,892,911
   Taco Cabana -
     San Antonio, TX #107                12/29/00   06/26/02      (34,711)      921,822       --             --          887,111
   Taco Cabana -
     Universal City, TX                  12/29/00   06/26/02      (40,496)    1,075,459       --             --        1,034,963
   Taco Cabana -
     Austin, TX                          12/29/00   06/26/02      (54,547)    1,448,578       --             --        1,394,031
   Taco Cabana -
     San Antonio, TX #130                12/29/00   06/26/02      (52,067)    1,382,733       --             --        1,330,666
   Taco Cabana -
     Dallas, TX #136                     12/29/00   06/26/02      (44,463)    1,180,810       --             --        1,136,347
   Taco Cabana -
     Houston, TX #143                    12/29/00   06/26/02      (47,108)    1,251,044       --             --        1,203,936
   Taco Cabana -
     San Antonio, TX #158                12/29/00   06/26/02      (49,918)    1,325,668       --             --        1,275,750
   Taco Cabana -
     Schertz, TX                         12/29/00   06/26/02      (40,331)    1,071,069       --             --        1,030,738
   Taco Cabana -
     Houston, TX                         12/29/00   06/26/02      (52,933)    1,404,681       --             --        1,351,748
   Taco Cabana -
     Houston, TX #174                    12/29/00   06/26/02      (35,537)      943,770       --             --          908,233
   Taco Cabana -
     Katy, TX                            12/29/00   06/26/02      (40,331)    1,071,069       --             --        1,030,738
   Taco Cabana -
     Arlington, TX                       12/29/00   06/26/02      (38,843)    1,031,563       --             --          992,719
   Taco Cabana -
     Houston, TX #241                    12/29/00   06/26/02      (49,670)    1,319,084       --             --        1,269,414
   Taco Cabana -
     Denton, TX                          12/29/00   06/26/02      (44,463)    1,180,810       --             --        1,136,347
   Baker Square -
     Bolingbrook, IL                     05/14/01   06/28/02      289,661     1,621,644       --             --        1,911,305

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Jack in the Box -
     Corsicana, TX                         1,118,650           --         1,118,650         52,045
   Ruby Tuesday
     Port Lucie, FL                        1,607,399           --         1,607,399         12,328
   Bakers Square -
     Bradley, IL                           1,522,727           --         1,522,727         15,133
   IHOP -
     Evansville, IN                        1,471,963           --         1,471,963          2,753
   IHOP -
     Buford, GA                            1,682,243           --         1,682,243          2,729
   Taco Cabana -
     San Antonio, TX #107                    952,957           --           952,957         33,569
   Taco Cabana -
     Universal City, TX                    1,111,783           --         1,111,783         39,164
   Taco Cabana -
     Austin, TX                            1,497,504           --         1,497,504         52,752
   Taco Cabana -
     San Antonio, TX #130                  1,429,436           --         1,429,436         50,354
   Taco Cabana -
     Dallas, TX #136                       1,220,693           --         1,220,693         38,129
   Taco Cabana -
     Houston, TX #143                      1,293,299           --         1,293,299         45,558
   Taco Cabana -
     San Antonio, TX #158                  1,370,443           --         1,370,443         76,694
   Taco Cabana -
     Schertz, TX                           1,107,246           --         1,107,246         39,004
   Taco Cabana -
     Houston, TX                           1,452,125           --         1,452,125         51,153
   Taco Cabana -
     Houston, TX #174                        975,647           --           975,647         34,369
   Taco Cabana -
     Katy, TX                              1,107,246           --         1,107,246         21,178
   Taco Cabana -
     Arlington, TX                         1,066,404           --         1,066,404         28,981
   Taco Cabana -
     Houston, TX #241                      1,363,637           --         1,363,637         48,036
   Taco Cabana -
     Denton, TX                            1,220,693           --         1,220,693         43,001
   Baker Square -
     Bolingbrook, IL                       1,636,364           --         1,636,364         16,147

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                    Selling Price, Net of
                                                                              Closing Costs and GAAP Adjustments
                                                              ------------------------------------------------------------------
                                                                                           Purchase     Adjustments
                                                                              Mortgage       money       resulting
                                                              Cash received   balance      mortgage        from
                                           Date     Date of   net of closing  at time     taken back    application
               Property                  Acquired     Sale         costs      of sale     by program      of GAAP       Total
--------------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   IHOP -
     Harlingen, TX                       09/28/01   06/28/02      169,260     1,611,009       --             --        1,780,269
   Old Country Buffet -
     Madison, WI                         12/28/01   06/28/02      233,107     2,092,013       --             --        2,325,120
   HomeTown Buffet -
     Wichita, KS                         12/28/01   06/28/02      224,736     2,000,969       --             --        2,225,704
   Old Country Buffet -
     Mechanicsburg, PA                   12/28/01   06/28/02      153,548     1,818,880       --             --        1,972,429
   IHOP -
     Rocky Mount, NC                     10/12/00   06/28/02       73,833     1,504,517       --             --        1,578,350
   JIB -
     Hickory, NC                         03/28/01   06/28/02      196,658     1,455,112       --             --        1,651,770
   HomeTown Buffet -
     Louisville, KY                      12/28/01   06/28/02      113,298     1,145,554       --             --        1,258,853
   Old Country Buffet -
     Franklin, OH                        12/28/01   06/28/02      129,930     1,318,638       --             --        1,448,568
   Pizza Hut -
     El Reno, OK                         01/18/02   06/28/02       51,697       367,573       --             --          419,270
   Bakers Square -
     Mt. Prospect, IL                    05/14/01   07/02/02      278,538     1,914,440       --             --        2,192,978
   Old Country Buffet -
     Onalaska, WI                        12/28/01   07/10/02      146,806     1,455,705       --             --        1,602,511
   Pizza Hut -
     Taylor, TX                          01/25/02   07/11/02       44,204       251,186       --             --          295,390
   IHOP -
     Cathedral City, CA                  03/29/02   07/18/02      255,633     1,506,263       --             --        1,759,896
   Jack in the Box -
     Shelby, NC                          09/19/00   07/19/02      130,680     1,282,602       --             --        1,413,282
   Jack in the Box -
     Simpsonville, SC                    09/26/01   07/19/02      102,456     1,485,174       --             --        1,587,630
   Old Country Buffet -
     Cincinnati, OH                      12/28/01   07/22/02      140,678       975,569       --             --        1,116,247
   OCB -
     Bourbonnais, IL                     12/28/01   07/23/02      128,046     1,273,743       --             --        1,401,789
   HomeTown Buffet -
     Rockford, IL                        12/28/01   07/23/02      260,488     2,274,326       --             --        2,534,814
   Pizza-Hut -
     Belton, TX                          01/25/02   07/24/02      109,036       615,776       --             --          724,812
   IHOP -
     Covington, LA                       03/29/02   07/26/02      222,517     1,716,670       --             --        1,939,187

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         ------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   IHOP -
     Harlingen, TX                          1,619,998          --         1,619,998         (1,134)
   Old Country Buffet -
     Madison, WI                            2,091,000          --         2,091,000         (1,199)
   HomeTown Buffet -
     Wichita, KS                            2,000,000          --         2,000,000         (1,147)
   Old Country Buffet -
     Mechanicsburg, PA                      1,818,000          --         1,818,000         (1,523)
   IHOP -
     Rocky Mount, NC                        1,528,300          --         1,528,300         33,625
   JIB -
     Hickory, NC                            1,481,564          --         1,481,564         28,329
   HomeTown Buffet -
     Louisville, KY                         1,145,000          --         1,145,000           (660)
   Old Country Buffet -
     Franklin, OH                           1,318,000          --         1,318,000           (760)
   Pizza Hut -
     El Reno, OK                              368,764          --           368,764          1,591
   Bakers Square -
     Mt. Prospect, IL                       1,931,818          --         1,931,818         19,310
   Old Country Buffet -
     Onalaska, WI                           1,455,000          --         1,455,000         (1,020)
   Pizza Hut -
     Taylor, TX                               252,000          --           252,000          1,112
   IHOP -
     Cathedral City, CA                     1,509,346          --         1,509,346          3,182
   Jack in the Box -
     Shelby, NC                             1,322,836          --         1,322,836         50,638
   Jack in the Box -
     Simpsonville, SC                       1,503,608          --         1,503,608         21,487
   Old Country Buffet -
     Cincinnati, OH                           975,000          --           975,000           (821)
   OCB -
     Bourbonnais, IL                        1,273,000          --         1,273,000         (1,087)
   HomeTown Buffet -
     Rockford, IL                           2,273,000          --         2,273,000         (1,941)
   Pizza-Hut -
     Belton, TX                               618,282          --           618,282          2,875
   IHOP -
     Covington, LA                          1,720,183          --         1,720,183          2,971

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   IHOP -
     Flourissant, MO                     03/29/02   07/30/02       151,617    1,548,233      --           --      1,699,850
   Jack in the Box -
     Rock Hill, SC                       09/15/00   08/05/02       106,828    1,143,510      --           --      1,250,338
   Jack in the Box -
     Greer, SC                           09/25/01   08/05/02       111,253    1,454,109      --           --      1,565,361
   Jack in the Box -
     Conroe, TX                          09/15/00   08/09/02       143,657    1,412,719      --           --      1,556,376
   Pizza Hut -
     Waco, TX (Baylor)                   01/18/02   08/13/02        98,648      550,444      --           --        649,092
   Jack in the Box -
     Greenville, SC                      09/25/01   08/16/02       117,001    1,530,054      --           --      1,647,054
   Bakers Square -
     Eau Claire, WI                      05/14/01   08/20/02       190,268    1,169,094      --           --      1,359,362
   Bakers Square -
     Springfield, IL                     05/14/01   08/20/02       151,166    1,079,164      --           --      1,230,330
   Old Country Buffet -
     Mankato, MN                         12/28/01   08/20/02       179,487    1,637,118      --           --      1,816,605
   Jack in the Box -
     Baton Rouge, LA                     08/23/00   08/22/02        79,926    1,127,994      --           --      1,207,920
   TB/KFC -
     Center, TX                          10/31/00   08/30/02        15,631      852,554      --           --        868,185
   IHOP -
     Shawnee, OK                         12/20/01   08/30/02       144,543    1,434,527      --           --      1,579,070
   HomeTown Buffet -
     Medford, OR                         02/15/02   09/05/02       390,166    2,410,406      --           --      2,800,571
   HomeTown Buffet -
     Manchester, CT                      12/28/01   09/13/02       171,290    1,774,390      --           --      1,945,681
   Jack in the Box -
     Kilgore, TX                         06/27/02   09/18/02        95,181    1,093,811      --           --      1,188,992
   IHOP -
     Bristol, VA                         12/28/00   09/20/02        82,611    1,350,001      --           --      1,432,612
   Bakers Square -
     Akron, OH                           05/14/01   09/27/02       243,619    1,257,883      --           --      1,501,502
   Texas Roadhouse -
     Peoria, IL                          06/25/02   09/30/02       422,739    2,127,261      --           --      2,550,000
   Jack in the Box -
     Mesa, AZ                            06/27/02   10/04/02       202,549    1,475,706      --           --      1,678,254
   Pizza Hut -
     Rockmart, GA                        01/18/02   11/06/02        66,876      366,030      --           --        432,906

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   IHOP -
     Flourissant, MO                       1,551,402          --           1,551,402           3,922
   Jack in the Box -
     Rock Hill, SC                         1,181,275          --           1,181,275          46,288
   Jack in the Box -
     Greer, SC                             1,474,257          --           1,474,257          22,417
   Jack in the Box -
     Conroe, TX                            1,459,375          --           1,459,375          57,750
   Pizza Hut -
     Waco, TX (Baylor)                       553,145          --             553,145           3,009
   Jack in the Box -
     Greenville, SC                        1,551,255          --           1,551,255          24,584
   Bakers Square -
     Eau Claire, WI                        1,181,818          --           1,181,818          13,617
   Bakers Square -
     Springfield, IL                       1,090,909          --           1,090,909          12,569
   Old Country Buffet -
     Mankato, MN                           1,636,000          --           1,636,000          (1,503)
   Jack in the Box -
     Baton Rouge, LA                       1,167,135          --           1,167,135          48,323
   TB/KFC -
     Center, TX                              863,636          --             863,636          10,412
   IHOP -
     Shawnee, OK                           1,441,500          --           1,441,500           7,947
   HomeTown Buffet -
     Medford, OR                           2,409,000          --           2,409,000          (2,071)
   HomeTown Buffet -
     Manchester, CT                        1,773,000          --           1,773,000          (1,469)
   Jack in the Box -
     Kilgore, TX                           1,097,200          --           1,097,200           4,625
   IHOP -
     Bristol, VA                           1,373,272          --           1,373,272          25,525
   Bakers Square -
     Akron, OH                             1,272,727          --           1,272,727          16,331
   Texas Roadhouse -
     Peoria, IL                            2,134,177          --           2,134,177          10,527
   Jack in the Box -
     Mesa, AZ                              1,482,598          --           1,482,598           7,435
   Pizza Hut -
     Rockmart, GA                            368,764          --             368,764           2,914

      Past performance is not necessarily indicative of future performance.

                                    TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Ruby Tuesday -
     Angola, IN                          07/01/01   11/08/02        83,924    1,415,770     --           --       1,499,694
   Krystals -
     Pelham, AL                          09/15/00   11/14/02       103,023      910,619     --           --       1,013,642
   HomeTown Buffets -
     Hilliard, OH                        12/28/01   11/22/02       200,829    1,615,595     --           --       1,816,424
   IHOP -
     Enid, OK                            09/28/01   12/05/02       213,823    1,323,224     --           --       1,537,046
   IHOP -
     Kansas City, MO                     03/29/02   12/05/02       218,978    1,500,970     --           --       1,719,949
   Perkins -
     Millington, TN                      05/24/02   12/06/02       163,718    1,111,111     --           --       1,274,829
   Perkins -
     Mankato, MN                         09/13/02   12/10/02       180,448    1,193,299     --           --       1,373,747
   Ruby Tuesday -
     Island Park, NY                     02/27/01   12/18/02       100,483    1,782,108     --           --       1,882,592
   Pizza Hut -
     Woodville, TX                       01/18/02   12/19/02        41,310      351,085     --           --         392,396
   Krystals -
     Trenton, GA                         09/15/00   12/20/02       130,970      896,970     --           --       1,027,940
   Pizza Hut -
     Bethany, OK                         01/18/02   01/10/03        87,368      475,014     --           --         562,382
   Jack in the Box -
     Las Vegas, NV                       09/26/02   02/13/03       415,356    1,650,496     --           --       2,065,852
   TGIF -
     Springfield, OH                     12/22/00   02/13/03       230,344    1,977,911     --           --       2,208,255
   Pizza Hut - 19th Street -
     Waco, TX                            01/18/02   03/11/03        68,010      401,190     --           --         469,200
   Captain D's -
     Gadsden, AL                         12/26/02   03/13/03        78,361      709,219     --           --         787,580
   Jack in the Box -
     San Antonio, TX                     09/26/02   03/14/03       290,469    1,158,678     --           --       1,449,147
   Jack in the Box -
     Round Rock, TX                      08/28/02   03/20/03       343,381    1,213,042     --           --       1,556,423
   Captain D's -
     Dothan, AL                          12/26/02   04/17/03       123,815      811,417     --           --         935,232
   Captain D's -
     Hopkinsville, KY                    12/26/02   04/10/03       179,825      931,252     --           --       1,111,078
   Captain D's -
     Arab, AL                            12/26/02   04/30/03        87,733      596,217     --           --         683,950

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Ruby Tuesday -
     Angola, IN                          1,426,713             --         1,426,713          29,521
   Krystals -
     Pelham, AL                            928,108             --           928,108          26,012
   HomeTown Buffets -
     Hilliard, OH                        1,614,000             --         1,614,000          (1,717)
   IHOP -
     Enid, OK                            1,336,499             --         1,336,499           4,742
   IHOP -
     Kansas City, MO                     1,509,346             --         1,509,346           8,575
   Perkins -
     Millington, TN                      1,111,111             --         1,111,111             756
   Perkins -
     Mankato, MN                         1,193,299             --         1,193,299           1,108
   Ruby Tuesday -
     Island Park, NY                     1,800,000             --         1,800,000          21,046
   Pizza Hut -
     Woodville, TX                         354,013             --           354,013           3,077
   Krystals -
     Trenton, GA                           915,294             --           915,294          26,769
   Pizza Hut -
     Bethany, OK                           479,393             --           479,393           4,624
   Jack in the Box -
     Las Vegas, NV                       1,660,823             --         1,660,823          12,266
   TGIF -
     Springfield, OH                     2,039,614             --         2,039,614          69,637
   Pizza Hut - 19th Street -
     Waco, TX                              405,640             --           405,640           4,680
   Captain D's -
     Gadsden, AL                           709,905             --           709,905             801
   Jack in the Box -
     San Antonio, TX                     1,167,783             --         1,167,783          10,111
   Jack in the Box -
     Round Rock, TX                      1,244,536             --         1,244,536          12,825
   Captain D's -
     Dothan, AL                            812,600             --           812,600           1,469
   Captain D's -
     Hopkinsville, KY                      932,610             --           932,610           1,578
   Captain D's -
     Arab, AL                              597,086             --           597,086           1,207

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Captain D's -
     Crosslanes, WV                      12/26/02   04/21/03        56,254      464,941      --           --        521,195
   Taco Bell/KFC -
     Kaufman, TX                         10/31/00   05/06/03        (5,471)   1,025,569      --           --      1,020,098
   Jack in the Box -
     Yermo, CA                           08/26/02   05/06/03       353,295    1,602,027      --           --      1,995,322
   Captain D's -
     Montgomery, AL                      12/26/02   05/05/03       122,218      803,925      --           --        926,143
   Captain D's -
     Louisville, KY                      12/26/02   05/16/03       156,801      874,967      --           --      1,031,768
   Jack in the Box -
     Houston, TX                         09/26/02   05/20/03       277,860    1,030,231      --           --      1,308,091
   Jack in the Box -
     Paris, TX                           12/30/02   05/16/03       256,226    1,100,586      --           --      1,356,812
   Captain D's -
     Nashville, TN                       12/26/02   05/07/03        59,917      755,657      --           --        815,574
   Jack in the Box -
     Killeen, TX                         09/26/02   05/01/03       254,498    1,167,552      --           --      1,422,050
   Ground Round -
     Maple Grove, MN                     04/01/01   05/09/03        66,423    2,021,281      --           --      2,087,704
   Captain D's -
     Greenville, AL                      12/26/02   06/11/03       120,046      707,627      --           --        827,673
   Captain D's -
     Russellville, AL                    12/26/02   06/27/03        71,941      658,889      --           --        730,830
   Captain D's -
     Madison, AL                         12/26/02   06/27/03        79,858      555,438      --           --        635,296
   Captain D's -
     Crossville, TN                      12/26/02   06/27/03        59,996      539,752      --           --        599,748
   Captain D's -
     Clinton, MS                         12/26/02   06/12/03        69,788      558,725      --           --        628,513
   Captain D's -
     Louisville, KY                      12/26/02   06/17/03        93,048      583,512      --           --        676,560
   Captain D's -
     Eufaula, AL                         12/26/02   06/25/03        75,941      540,684      --           --        616,625
   Captain D's -
     Alabaster, AL                       12/26/02   06/13/03       160,117      897,029      --           --      1,057,147
   Jack in the Box -
     Greenville, SC                      01/16/03   06/13/03       274,469    1,317,214      --           --      1,591,684
   Jack in the Box -
     Marble Falls, TX                    01/16/03   06/19/03       192,889    1,042,342      --           --      1,235,231

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Captain D's -
     Crosslanes, WV                        465,619             --           465,619             744
   Taco Bell/KFC -
     Kaufman, TX                         1,045,455             --         1,045,455          36,878
   Jack in the Box -
     Yermo, CA                           1,622,463             --         1,622,463          21,343
   Captain D's -
     Montgomery, AL                        805,495             --           805,495           1,657
   Captain D's -
     Louisville, KY                        876,676             --           876,676           1,873
   Jack in the Box -
     Houston, TX                         1,041,674             --         1,041,674          12,633
   Jack in the Box -
     Paris, TX                           1,107,472             --         1,107,472           7,774
   Captain D's -
     Nashville, TN                         757,133             --           757,133           1,568
   Jack in the Box -
     Killeen, TX                         1,180,521             --         1,180,521          13,303
   Ground Round -
     Maple Grove, MN                     2,045,454             --         2,045,454          43,003
   Captain D's -
     Greenville, AL                        709,362             --           709,362           1,917
   Captain D's -
     Russellville, AL                      660,505             --           660,505           1,962
   Captain D's -
     Madison, AL                           556,800             --           556,800           1,654
   Captain D's -
     Crossville, TN                        541,076             --           541,076           1,607
   Captain D's -
     Clinton, MS                           560,095             --           560,095           1,523
   Captain D's -
     Louisville, KY                        584,943             --           584,943           1,640
   Captain D's -
     Eufaula, AL                           542,010             --           542,010           1,592
   Captain D's -
     Alabaster, AL                         899,229             --           899,229           2,460
   Jack in the Box -
     Greenville, SC                      1,326,457             --         1,326,457          11,407
   Jack in the Box -
     Marble Falls, TX                    1,049,655             --         1,049,655           9,398

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Jack in the Box -
     San Diego, CA                       01/16/03   06/18/03       394,649    2,104,372      --           --      2,499,021
   Arby's -
     Fraser, MI                          09/11/01   06/20/03       185,909    1,042,073      --           --      1,227,982
   Arby's -
     Waterbury, CT                       07/21/00   06/18/03       137,156      788,538      --           --        925,694
   Arby's -
     Orange, CT                          07/21/00   06/18/03        87,401      518,182      --           --        605,583
   Captain D's -
     Laurel, MS                          12/26/02   07/28/03        84,051      539,415      --           --        623,466
   Captain D's -
     Columbia, SC                        12/26/02   07/17/03        83,877      606,787      --           --        690,664
   Texas Roadhouse -
     Roseville, MI                       10/31/02   07/23/03       406,111    2,039,884      --           --      2,445,995
   Texas Roadhouse -
     Christianburg, VA                   09/30/02   07/31/03       322,112    1,385,329      --           --      1,707,441
   Jack in the Box -
     Cookeville, TN                      01/16/03   07/10/03       316,102    1,795,328      --           --      2,111,430
   Captain D's -
     Tupelo, MS                          12/26/02   07/31/03       127,363      776,694      --           --        904,057
   Captain D's -
     Andalusia, AL                       12/26/02   08/06/03       104,171      681,695      --           --        785,866
   Captain D's -
     Princeton, KY                       12/26/02   08/07/03        74,770      555,446      --           --        630,216
   Ruby Tuesday -
     Tampa, FL                           03/12/03   08/11/03       269,583    2,090,743      --           --      2,360,326
   Burger King -
     Wichita, KS                         04/01/03   08/15/03       248,142    1,337,789      --           --      1,585,931
   Jack in the Box -
     Conover, NC                         01/16/03   08/21/03       201,282    1,267,189      --           --      1,468,471
   Jack in the Box -
     Salinas, CA                         12/30/02   08/29/03       490,183    1,493,196      --           --      1,983,379
   Captain D's -
     Franklin, KY                        12/26/02   08/29/03       157,118    1,007,252      --           --      1,164,370
   Jack in the Box -
     Simpsonville, SC                    01/16/03   08/29/03       207,480    1,194,139      --           --      1,401,619
   Jack in the Box -
     Anderson, SC                        01/16/03   09/16/03       261,828    1,296,208      --           --      1,558,036
   Casa Ole -
     Conroe, TX                          04/16/03   09/15/03       119,734      771,309      --           --        891,043

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Jack in the Box -
     San Diego, CA                       2,119,137            --         2,119,137          18,848
   Arby's -
     Fraser, MI                          1,045,546            --         1,045,546          17,829
   Arby's -
     Waterbury, CT                         795,455            --           795,455          43,701
   Arby's -
     Orange, CT                            522,727            --           522,727          68,944
   Captain D's -
     Laurel, MS                            541,010            --           541,010           1,747
   Captain D's -
     Columbia, SC                          608,581            --           608,581           1,915
   Texas Roadhouse -
     Roseville, MI                       2,066,730            --         2,066,730          29,148
   Texas Roadhouse -
     Christianburg, VA                   1,405,951            --         1,405,951          22,386
   Jack in the Box -
     Cookeville, TN                      1,811,148            --         1,811,148          18,316
   Captain D's -
     Tupelo, MS                            778,990            --           778,990           2,746
   Captain D's -
     Andalusia, AL                         684,057            --           684,057           2,443
   Captain D's -
     Princeton, KY                         557,371            --           557,371           1,842
   Ruby Tuesday -
     Tampa, FL                           2,096,898            --         2,096,898           6,904
   Burger King -
     Wichita, KS                         1,340,909            --         1,340,909           2,751
   Jack in the Box -
     Conover, NC                         1,280,651            --         1,280,651          15,714
   Jack in the Box -
     Salinas, CA                         1,509,782            --         1,509,782          18,707
   Captain D's -
     Franklin, KY                        1,010,743            --         1,010,743           3,786
   Jack in the Box -
     Simpsonville, SC                    1,206,826            --         1,206,826          15,535
   Jack in the Box -
     Anderson, SC                        1,312,350            --         1,312,350          18,287
   Casa Ole -
     Conroe, TX                            775,000            --           775,000           4,395

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Captain D's -
     Warrensburg, CO                     12/26/02   09/23/03        86,915      553,996      --           --        640,911
   Black Angus -
     Lone Tree, CO                       05/16/02   09/19/03       274,517    2,685,785      --           --      2,960,302
   Captain D's -
     Bluefield, WV                       12/26/02   09/05/03       146,431      959,496      --           --      1,105,927
   Captain D's -
     Ozark, AL                           12/26/02   09/15/03        86,262      551,785      --           --        638,047
   Captain D's -
     Pearl, MS                           12/26/02   09/11/03       103,074      656,502      --           --        759,576
   Jack in the Box -
     Austin, TX                          09/26/02   09/15/03       355,976    1,338,759      --           --      1,694,735
   Village Inn -
     Virginia Beach, VA                  06/16/03   09/26/03       453,559    1,894,510      --           --      2,348,069
   Captain D's -
     Cahokia, IL                         12/26/02   09/24/03        97,626      625,492      --           --        723,118
   Captain D's -
     Birmingham, AL                      12/26/02   09/24/03        89,973      577,550      --           --        667,523
   Jack in the Box -
     Simpsonville, SC                    01/16/03   09/30/03       180,793    1,185,093      --           --      1,365,886
   Jack in the Box -
     Charlotte, NC                       01/16/03   09/30/03       323,819    1,571,639      --           --      1,895,458
   Village Inn -
     Rio Rancho, NM                      06/16/03   10/10/03       181,556      776,610      --           --        958,166
   Wendy's -
     Knoxville, TN                       06/13/03   10/22/03       211,061    1,001,097      --           --      1,212,158
   Wendy's -
     Dayton, TN                          06/13/03   10/28/03       115,511      814,846      --           --        930,357
   Jack in the Box -
     Uvalde, TX                          01/16/03   10/31/03       208,018    1,075,470      --           --      1,283,488
   Baker's Square -
     St. Paul, MN                        06/16/03   10/31/03       218,930    1,369,024      --           --      1,587,954
   Baker's Square -
     Dearborn, MI                        06/16/03   11/06/03       141,169    1,282,503      --           --      1,423,672
   Baker's Square -
     Taylor, MI                          06/16/03   11/07/03       235,315    1,153,258      --           --      1,388,573
   Baker's Square -
     Fresno, CA                          06/16/03   11/20/03       302,249    1,133,375      --           --      1,435,624
   Village Inn -
     St. Petersburg, FL                  06/16/03   12/16/03       269,803    1,141,622      --           --      1,411,425

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Captain D's -
     Warrensburg, CO                       556,200            --           556,200           2,464
   Black Angus -
     Lone Tree, CO                       2,702,533            --         2,702,533          48,363
   Captain D's -
     Bluefield, WV                         963,314            --           963,314           3,970
   Captain D's -
     Ozark, AL                             553,981            --           553,981           2,378
   Captain D's -
     Pearl, MS                             659,114            --           659,114           2,400
   Jack in the Box -
     Austin, TX                          1,362,587            --         1,362,587          25,277
   Village Inn -
     Virginia Beach, VA                  1,900,000            --         1,900,000           8,997
   Captain D's -
     Cahokia, IL                           627,981            --           627,981           2,792
   Captain D's -
     Birmingham, AL                        579,848            --           579,848           2,578
   Jack in the Box -
     Simpsonville, SC                    1,199,851            --         1,199,851          18,183
   Jack in the Box -
     Charlotte, NC                       1,591,210            --         1,591,210          24,113
   Village Inn -
     Rio Rancho, NM                        780,000            --           780,000           3,299
   Wendy's -
     Knoxville, TN                         996,669            --           996,669           4,877
   Wendy's -
     Dayton, TN                            811,242            --           811,242           4,143
   Jack in the Box -
     Uvalde, TX                          1,090,848            --         1,090,848          17,468
   Baker's Square -
     St. Paul, MN                        1,375,000            --         1,375,000           8,657
   Baker's Square -
     Dearborn, MI                        1,290,000            --         1,290,000           7,815
   Baker's Square -
     Taylor, MI                          1,160,000            --         1,160,000           7,327
   Baker's Square -
     Fresno, CA                          1,140,000            --         1,140,000           8,258
   Village Inn -
     St. Petersburg, FL                  1,150,000            --         1,150,000           9,548

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Johnny Carino's -
     Houston, TX                         01/21/03   12/22/03       359,788    1,962,475      --           --        2,322,263
   Wendy's -
     Clinton, TN                         06/13/03   12/30/03       222,804      998,671      --           --        1,221,475
   O'Charley's -
     Plainville (Avon), IN               10/17/03   12/30/03       275,191    2,697,512      --           --        2,972,703
   Johnny Carino's -
     Austin, TX                          12/30/02   12/31/03       446,723    1,958,587      --           --        2,405,310
   Jack in the Box -
     Rock Hill, SC                       01/16/03   12/31/03       231,483    1,046,466      --           --        1,277,949

CNL FUNDING 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                          05/15/01   08/17/01       163,730    1,076,685      --           --        1,240,414
   Jack in the Box -
     St. George, UT                      07/12/01   12/04/01       231,916    1,580,962      --           --        1,812,878
   Jack in the Box -
     Pumpkin Center, CA                  08/30/02   11/09/01       128,563    1,206,531      --           --        1,335,094
   Black Angus -
     Las Vegas, NV                       10/11/01   11/19/01       545,658    2,675,155      --           --        3,220,813
   Jack in the Box -
     Harrington, TX                      05/31/01   11/29/01       144,639    1,280,652      --           --        1,430,291
   Black Angus -
     Phoenix, AZ                         08/02/01   03/29/02       308,838    1,962,499      --           --        2,271,337
   Black Angus -
     Goodyear, AZ                        07/23/01   05/01/02       305,468    1,855,849      --           --        2,161,317
   Jack in the Box -
     Charlotte, NC                       08/30/01   06/14/02       152,691    1,450,809      --           --        1,603,500
   Jack in the Box -
     Baton Rouge, LA                     08/30/01   07/12/02        80,374    1,145,280      --           --        1,225,654
   Jack in the Box -
     Lake Zurich, IL                     09/26/01   12/20/02       440,278    2,215,642      --           --        2,655,920
   Bennigans -
     Killeen, TX                         08/07/01   12/30/02       285,025    1,897,117      --           --        2,182,142

CNL NET LEASE INVESTORS, LP (18):
   JIB -
     Arlington, TX (8)                   09/25/02   09/25/02     1,096,799           --      --           --        1,096,799
   Burger King -
     Jackson, MI (8)                     09/25/02   09/25/02       958,464           --      --           --          958,464

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL FUNDING 2001-A, LP (18)
 (CONTINUED):
   Johnny Carino's -
     Houston, TX                         2,000,000                  --    2,000,000          40,760
   Wendy's -
     Clinton, TN                           996,669                  --      996,669           7,376
   O'Charley's -
     Plainville (Avon), IN               2,704,545                  --    2,704,545          17,164
   Johnny Carino's -
     Austin, TX                          2,000,000                  --    2,000,000          44,704
   Jack in the Box -
     Rock Hill, SC                       1,065,349                  --    1,065,349          21,553

CNL FUNDING 2002-A, LP (18):
   Jack in the Box -
     Marana, AZ                          1,078,143                  --    1,078,143          27,638
   Jack in the Box -
     St. George, UT                      1,588,785                  --    1,588,785          62,317
   Jack in the Box -
     Pumpkin Center, CA                  1,210,280                  --    1,210,280          22,265
   Black Angus -
     Las Vegas, NV                       2,675,155                  --    2,675,155          31,169
   Jack in the Box -
     Harrington, TX                      1,285,047                  --    1,285,047          68,509
   Black Angus -
     Phoenix, AZ                         1,967,245                  --    1,967,245          13,445
   Black Angus -
     Goodyear, AZ                        1,862,193                  --    1,862,193          11,485
   Jack in the Box -
     Charlotte, NC                       1,467,708                  --    1,467,708          17,149
   Jack in the Box -
     Baton Rouge, LA                     1,160,007                  --    1,160,007          16,487
   Jack in the Box -
     Lake Zurich, IL                     2,246,512                  --    2,246,512          39,380
   Bennigans -
     Killeen, TX                         1,925,583                  --    1,925,583          31,785

CNL NET LEASE INVESTORS, LP (18):
   JIB -
     Arlington, TX (8)                          --           1,096,799    1,096,799              --
   Burger King -
     Jackson, MI (8)                            --             958,464      958,464              --

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   IHOP -
     Buffalo Grove, IL (8)               09/25/02   09/25/02     1,591,656           --      --           --      1,591,656
   Arby's-Lee's
     Summit, MO (8)                      09/25/02   09/25/02       956,778           --      --           --        956,778
   Krispy Kreme -
     Clive, IA (8)                       09/25/02   09/25/02       719,193           --      --           --        719,193
   Boston Market
     Eden Prairie, MN (8)                09/25/02   09/25/02     1,096,256           --      --           --      1,096,256
   Denny's -
     Glenwood Springs, CO                09/25/02   09/30/02        71,421      724,289      --           --        795,710
   JIB -
     Apple Valley, CA                    09/25/02   10/29/02       195,846    1,125,979      --           --      1,321,825
   Jack in the Box -
     Calexico, CA                        09/25/02   11/08/02       267,747    1,380,933      --           --      1,648,680
   IHOP -
     Smyrna, GA                          09/25/02   11/15/02       258,136    1,487,570      --           --      1,745,706
   IHOP -
     Las Vegas, NV                       09/25/02   11/19/02       224,805    1,532,903      --           --      1,757,708
   Arby's -
     Lafayette, IN                       09/25/02   11/21/02       142,253    1,233,489      --           --      1,375,742
   JIB -
     Pomona, CA                          09/25/02   12/06/02       230,597    1,256,692      --           --      1,487,290
   IHOP -
     Bend, OR                            09/25/02   12/10/02       196,621    1,335,109      --           --      1,531,730
   JIB -
     Woodinville, WA                     09/25/02   12/12/02       238,915    1,416,445      --           --      1,655,360
   IHOP -
     Chico, CA                           09/25/02   12/16/02       237,578    1,704,094      --           --      1,941,672
   IHOP -
     Phoenix, AZ                         09/25/02   12/16/02       257,508    1,421,205      --           --      1,678,713
   Denny's -
     Grand Prairie, TX                   09/25/02   12/18/02       166,695      641,605      --           --        808,300
   JIB -
     Stockton, CA                        09/25/02   12/19/02       123,370    1,194,990      --           --      1,318,360
   JIB -
     Altadena, CA                        09/25/02   12/19/02       238,359    1,568,973      --           --      1,807,332
   IHOP -
     Madera, CA                          09/25/02   12/20/02       221,369    1,517,381      --           --      1,738,750
   JIB -
     Los Angeles, CA                     09/25/02   12/20/02       281,609    1,440,875      --           --      1,722,484

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   IHOP -
     Buffalo Grove, IL (8)                      --           1,591,656      1,591,656              --
   Arby's-Lee's
     Summit, MO (8)                             --             956,778        956,778              --
   Krispy Kreme -
     Clive, IA (8)                              --             719,193        719,193              --
   Boston Market
     Eden Prairie, MN (8)                       --           1,096,256      1,096,256              --
   Denny's -
     Glenwood Springs, CO                  724,289                  --        724,289          (2,560)
   JIB -
     Apple Valley, CA                    1,125,979                  --      1,125,979            (390)
   Jack in the Box -
     Calexico, CA                        1,380,873                  --      1,380,873            (431)
   IHOP -
     Smyrna, GA                          1,487,640                  --      1,487,640            (255)
   IHOP -
     Las Vegas, NV                       1,533,114                  --      1,533,114               4
   Arby's -
     Lafayette, IN                       1,234,521                  --      1,234,521           1,632
   JIB -
     Pomona, CA                          1,256,583                  --      1,256,583            (501)
   IHOP -
     Bend, OR                            1,334,916                  --      1,334,916            (674)
   JIB -
     Woodinville, WA                     1,416,512                  --      1,416,512            (421)
   IHOP -
     Chico, CA                           1,706,088                  --      1,706,088           2,084
   IHOP -
     Phoenix, AZ                         1,422,679                  --      1,422,679           1,492
   Denny's -
     Grand Prairie, TX                     643,812                  --        643,812         (17,570)
   JIB -
     Stockton, CA                        1,195,358                  --      1,195,358              44
   JIB -
     Altadena, CA                        1,569,349                  --      1,569,349            (104)
   IHOP -
     Madera, CA                          1,517,799                  --      1,517,799             (23)
   JIB -
     Los Angeles, CA                     1,441,506                  --      1,441,506             319

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   Stone Grill -
     Henderson, NV                       09/25/02   12/20/02       129,187      315,790      --           --        444,977
   JIB -
     Veradale, WA                        09/25/02   12/20/02       152,024    1,432,938      --           --      1,584,962
   Denny's -
     Tulsa, OK                           09/25/02   12/23/02       111,276       87,719      --           --        198,995
   Chipolte Mexican Grill -
     Redlands, CA                        09/25/02   12/26/02       184,168      947,782      --           --      1,131,950
   Arby's -
     Boise, ID                           09/25/02   12/27/02       144,299      880,157      --           --      1,024,456
   IHOP -
     Las Vegas, NV - 752                 09/25/02   12/30/02       301,535    1,654,627      --           --      1,956,162
   IHOP -
     Chesapeake, VA                      09/25/02   12/30/02       224,282    1,596,258      --           --      1,820,540
   JIB -
     Sacramento, CA                      09/25/02   12/31/02       121,340    1,230,480      --           --      1,351,820
   JIB -
     Delano, CA                          09/25/02   12/31/02       218,259    1,193,558      --           --      1,411,817
  LJS -
     Pasadena, TX                        09/25/02   01/10/03        84,314      653,823      --           --        738,137
   Jack in the Box -
     Caldwell, ID                        09/25/02   01/14/03       249,924    1,249,841      --           --      1,499,765
   IHOP -
     Addison, TX                         09/25/02   01/14/03       280,886    1,469,922      --           --      1,750,808
   IHOP -
     Arlington, TX                       09/25/02   01/15/03       239,534    1,338,182      --           --      1,577,716
   Jack in the Box -
     Centralia, WA                       09/25/02   01/17/03       176,522    1,108,218      --           --      1,284,740
   Denny's -
     Fort Worth, TX                      09/25/02   01/17/03         5,513       75,058      --           --         80,571
   IHOP -
     Merced, CA                          09/25/02   01/24/03       258,486    1,669,950      --           --      1,928,436
   Denny's -
     Port Charlotte, FL                  09/25/02   01/29/03       254,391    1,260,009      --           --      1,514,400
   KFC -
     Virginia Beach, VA                  09/25/02   01/30/03       151,884      861,262      --           --      1,013,146
   Checkers -
     Orlando, FL                         09/25/02   02/04/03        33,051      479,392      --           --        512,443
   IHOP -
     Vernon Hills, IL                    09/25/02   02/05/03       142,285    1,677,299      --           --      1,819,584

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   Stone Grill -
     Henderson, NV                         316,876             --           316,876            (501)
   JIB -
     Veradale, WA                        1,434,470             --         1,434,470           1,591
   Denny's -
     Tulsa, OK                              88,021             --            88,021          (8,056)
   Chipolte Mexican Grill -
     Redlands, CA                          948,249             --           948,249             229
   Arby's -
     Boise, ID                             879,752             --           879,752          (1,105)
   IHOP -
     Las Vegas, NV - 752                 1,654,674             --         1,654,674            (737)
   IHOP -
     Chesapeake, VA                      1,595,915             --         1,595,915          (1,328)
   JIB -
     Sacramento, CA                      1,230,859             --         1,230,859             (85)
   JIB -
     Delano, CA                          1,193,846             --         1,193,846            (125)
  LJS -
     Pasadena, TX                          653,146             --           653,146          (1,059)
   Jack in the Box -
     Caldwell, ID                        1,249,541             --         1,249,541            (933)
   IHOP -
     Addison, TX                         1,469,295             --         1,469,295          (1,299)
   IHOP -
     Arlington, TX                       1,338,259             --         1,338,259            (392)
   Jack in the Box -
     Centralia, WA                       1,109,947             --         1,109,947           1,738
   Denny's -
     Fort Worth, TX                         75,447             --            75,447          (1,895)
   IHOP -
     Merced, CA                          1,670,946             --         1,670,946             586
   Denny's -
     Port Charlotte, FL                  1,261,536             --         1,261,536           6,452
   KFC -
     Virginia Beach, VA                    862,729             --           862,729           1,631
   Checkers -
     Orlando, FL                           479,298             --           479,298            (171)
   IHOP -
     Vernon Hills, IL                    1,678,249             --         1,678,249             749

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   IHOP -
     Pasadena, TX                        09/25/02   02/07/03       189,401    1,238,542      --           --      1,427,943
   Denny's -
     Surfside Beach, SC                  09/25/02   02/10/03       191,178      973,222      --           --      1,164,400
   Blackbear BBQ & Grill -
     Clinton, MO                         09/25/02   02/11/03       111,135      149,853      --           --        260,988
   El Ranchito -
     Cheraw, SC                          09/25/02   02/12/03        74,238      119,882      --           --        194,120
   IHOP -
     Orland Park, IL                     09/25/02   02/12/03       237,989    1,496,687      --           --      1,734,676
   JIB -
     Phoenix, AZ                         09/25/02   02/19/03       318,477    1,369,163      --           --      1,687,640
   JIB -
     Fontana, CA                         09/25/02   02/19/03       354,596    1,617,580      --           --      1,972,176
   Jack in the Box -
     Puyallup, WA                        09/25/02   02/20/03       208,776    1,442,584      --           --      1,651,360
   JIB -
     Nampa, ID                           09/25/02   02/28/03       133,479    1,182,901      --           --      1,316,380
   Arby's -
     Indianapolis, IN                    09/25/02   03/07/03       146,983    1,290,641      --           --      1,437,624
   Golden Corral -
     Sherman, TX                         09/25/02   03/14/03       144,018    1,334,643      --           --      1,478,661
   Denny's -
     Independence, MO                    09/25/02   03/18/03        75,774      879,026      --           --        954,800
   Jack in the Box -
     New Caney, TX                       09/25/02   03/26/03       235,592    1,081,827      --           --      1,317,419
   IHOP -
     Columbia, SC                        09/25/02   03/27/03       199,074    1,421,913      --           --      1,620,987
   Golden Corral -
     Longmont, CO                        09/25/02   03/28/03       102,544    1,129,798      --           --      1,232,342
   IHOP -
     Coeur D'Alene, ID                   09/25/02   03/28/03       194,492    1,371,918      --           --      1,566,410
   IHOP -
     Hoffman Estates, IL                 09/25/02   03/31/03       220,665    1,620,411      --           --      1,841,076
   Hardees -
     Hattiesburg, MS                     09/25/02   04/04/03       112,845      952,123      --           --      1,064,968
   Arby's -
     Greenville, AL                      09/25/02   04/04/03        42,568      347,029      --           --        389,597
   Jack in the Box -
     Peoria, AZ                          09/25/02   04/04/03       276,589    1,286,205      --           --      1,562,794

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   IHOP -
     Pasadena, TX                        1,237,835           --            1,237,835            (927)
   Denny's -
     Surfside Beach, SC                    973,354           --              973,354              80
   Blackbear BBQ & Grill -
     Clinton, MO                           150,894           --              150,894           4,808
   El Ranchito -
     Cheraw, SC                            120,715           --              120,715          (3,748)
   IHOP -
     Orland Park, IL                     1,497,535           --            1,497,535             131
   JIB -
     Phoenix, AZ                         1,368,852           --            1,368,852            (235)
   JIB -
     Fontana, CA                         1,621,168           --            1,621,168           4,515
   Jack in the Box -
     Puyallup, WA                        1,442,429           --            1,442,429             (11)
   JIB -
     Nampa, ID                           1,185,224           --            1,185,224           3,311
   Arby's -
     Indianapolis, IN                    1,289,765           --            1,289,765          (1,240)
   Golden Corral -
     Sherman, TX                         1,344,925           --            1,344,925          11,110
   Denny's -
     Independence, MO                      878,925           --              878,925            (531)
   Jack in the Box -
     New Caney, TX                       1,084,227           --            1,084,227           2,136
   IHOP -
     Columbia, SC                        1,421,690           --            1,421,690            (939)
   Golden Corral -
     Longmont, CO                        1,138,018           --            1,138,018           9,457
   IHOP -
     Coeur D'Alene, ID                   1,372,193           --            1,372,193            (296)
   IHOP -
     Hoffman Estates, IL                 1,621,562           --            1,621,562             650
   Hardees -
     Hattiesburg, MS                       951,381           --              951,381          (1,090)
   Arby's -
     Greenville, AL                        348,619           --              348,619           1,586
   Jack in the Box -
     Peoria, AZ                          1,287,666           --            1,287,666           1,232

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   Denny's
     Goodyear, AZ                        09/25/02   04/08/03       104,888    1,234,312      --           --      1,339,200
   Long John Silvers -
     Olathe, KS                          09/25/02   04/17/03       113,541      687,429      --           --        800,970
   Wendy's -
     Escondido, CA                       09/25/02   05/09/03       230,220    1,602,354      --           --      1,832,574
   Golden Corral -
     Jacksonville, FL                    09/25/02   05/15/03       199,967    1,673,863      --           --      1,873,830
   Jack in the Box -
     Santa Maria, CA                     09/25/02   05/20/03       246,072    1,345,328      --           --      1,591,400
   Jack in the Box -
     Post Falls, ID                      09/25/02   05/22/03      (311,305)   1,256,355      --           --        945,050
   Golden Corral -
     Garden City, KS                     09/25/02   05/30/03       201,188      964,009      --           --      1,165,197
   IHOP -
     Lithia Springs, GA                  09/25/02   06/02/03       221,383    1,352,517      --           --      1,573,900
   Japan Express -
     Lincolnton, NC                      09/25/02   06/11/03        16,243      460,557      --           --        476,800
   Denny's -
     McAlester, OK                       09/25/02   06/24/03       122,576      608,549      --           --        731,125
   Denny's -
     Yukon, OK                           09/25/02   06/24/03      (467,777)     950,152      --           --        482,375
   Golden Corral -
     Bartlesville, OK                    09/25/02   06/26/03       107,249      806,482      --           --        913,731
   Jack in the Box -
     Beaumont, TX                        09/25/02   07/11/03       221,438    1,201,362      --           --      1,422,800
   Jack in the Box -
     Decatur, TX                         09/25/02   07/16/03       191,779    1,147,023      --           --      1,338,802
   Denny's -
     Enid, OK                            09/25/02   08/11/03        25,602       88,942      --           --        114,544
   Jack in the Box -
     Irving, TX                          09/25/02   08/15/03       277,222    1,514,638      --           --      1,791,860
   Long John Silvers -
     Independence, MO                    09/25/02   09/17/03       184,834      936,247      --           --      1,121,081
   Remington Grill -
     Sanford, NC                         09/25/02   09/22/03        15,420      420,129      --           --        435,549
   Golden Corral -
     Weslaco, TX                         09/25/02   09/26/03       367,183      952,057      --           --      1,319,240
   Golden Corral -
     Ada, OK                             09/25/02   09/30/03       107,394      933,094      --           --      1,040,488

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   Denny's
     Goodyear, AZ                        1,233,526            --           1,233,526       (11,939)
   Long John Silvers -
     Olathe, KS                            690,258            --             690,258         2,995
   Wendy's -
     Escondido, CA                       1,614,754            --           1,614,754        12,790
   Golden Corral -
     Jacksonville, FL                    1,691,381            --           1,691,381        18,292
   Jack in the Box -
     Santa Maria, CA                     1,346,677            --           1,346,677           994
   Jack in the Box -
     Post Falls, ID                      1,256,928            --           1,256,928          (225)
   Golden Corral -
     Garden City, KS                       974,016            --             974,016        11,189
   IHOP -
     Lithia Springs, GA                  1,357,533            --           1,357,533         4,861
   Japan Express -
     Lincolnton, NC                        458,047            --             458,047        (2,852)
   Denny's -
     McAlester, OK                         603,793            --             603,793        (5,996)
   Denny's -
     Yukon, OK                             948,836            --             948,836        (2,101)
   Golden Corral -
     Bartlesville, OK                      799,214            --             799,214        (8,512)
   Jack in the Box -
     Beaumont, TX                        1,202,905            --           1,202,905         1,243
   Jack in the Box -
     Decatur, TX                         1,146,569            --           1,146,569          (925)
   Denny's -
     Enid, OK                               90,536            --              90,536        (6,326)
   Jack in the Box -
     Irving, TX                          1,514,477            --           1,514,477          (712)
   Long John Silvers -
     Independence, MO                      932,101            --             932,101        (5,004)
   Remington Grill -
     Sanford, NC                           417,044            --             417,044        (3,635)
   Golden Corral -
     Weslaco, TX                           968,060            --             968,060        17,334
   Golden Corral -
     Ada, OK                               947,919            --             947,919        16,153

      Past performance is not necessarily indicative of future performance.

                                     TABLE V
                        SALES OR DISPOSALS OF PROPERTIES

                                                                                 Selling Price, Net of
                                                                           Closing Costs and GAAP Adjustments
                                                              -------------------------------------------------------------
                                                                                          Purchase   Adjustments
                                                                               Mortgage     money     resulting
                                                              Cash received    balance    mortgage      from
                                           Date     Date of   net of closing   at time   taken back  application
               Property                  Acquired     Sale         costs       of sale   by program    of GAAP      Total
---------------------------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   Golden Corral -
     Abilene, TX                         09/25/02   10/14/03       514,520    1,426,972      --           --        1,941,492
   Golden Corral -
     Shawnee, OK                         09/25/02   11/04/03       399,131      967,722      --           --        1,366,853
   Jack in the Box,
     Ontario, OR                         09/25/02   12/31/03       198,809    1,010,637      --           --        1,209,446

CNL RESTAURANT CAPITAL, LP (24):
   Applebees -
     Salinas, CA                         02/10/97   04/26/02       449,350    1,600,000      --           --        2,049,350
   Fazoli's -
     Cordova, TN (25)                    12/28/01   06/28/02       638,052           --      --           --          638,052
   Fazoli's -
     Collierville, TN (25)               12/23/99   08/08/02       667,882           --      --           --          667,882

CFD HOLDINGS, LLC:
   Denny's -
     Plant City, FL (25)                 09/30/02   05/23/03     1,182,921           --      --           --        1,182,921
   Denny's -
     Fort Pierce, FL (25)                09/30/02   11/14/03       846,101           --      --           --          846,101
   Denny's -
     Orlando, FL (25)                    09/30/02   12/03/03     1,072,542           --      --           --        1,072,542

                                                     Cost of Properties
                                              Including Closing And Soft Costs
                                         -------------------------------------------
                                                             Total                          Excess
                                                          acquisition                   (deficiency) of
                                                         cost, capital                property operating
                                           Original       improvements                cash receipts over
                                           mortgage       closing and                 cash expenditures
               Property                  financing (7)   soft costs (1)     Total           (19)
--------------------------------------------------------------------------------------------------------
CNL NET LEASE INVESTORS, LP (18)
 (CONTINUED):
   Golden Corral -
     Abilene, TX                          1,451,948               --       1,451,948          26,636
   Golden Corral -
     Shawnee, OK                            986,246               --         986,246          16,502
   Jack in the Box,
     Ontario, OR                          1,008,829               --       1,008,829          (2,471)

CNL RESTAURANT CAPITAL, LP (24):
   Applebees -
     Salinas, CA                                 --        1,496,871       1,496,871              --
   Fazoli's -
     Cordova, TN (25)                            --          501,969         501,969              --
   Fazoli's -
     Collierville, TN (25)                       --          621,070         621,070              --

CFD HOLDINGS, LLC:
   Denny's -
     Plant City, FL (25)                         --         1,059,831      1,059,831          15,227
   Denny's -
     Fort Pierce, FL (25)                        --           793,145        793,145          46,896
   Denny's -
     Orlando, FL (25)                            --           949,611        949,611          62,823

(1) Amounts shown do not include pro rata share of original offering costs or acquisition fees.

(2) Closing costs deducted from net sales proceeds do not include deferred, subordinated real estate disposition fees payable to CNL Fund Advisors, Inc. or its affiliates.

(3) Excess (deficiency) of property operating cash receipts over cash expenditures includes $20,000 of lease termination income.

(4) Excess (deficiency) of property operating cash receipts over cash expenditures includes $175,000 of lease termination income.

(5) Cash received net of closing costs includes $147,750 of lease termination income.

(6) Excess (deficiency) of property operating cash receipts over cash expenditures includes $52,676 of lease termination income.

(7) Original mortgage financing was obtained for less than 100 percent of the total cost of the properties.

(8) Each property was sold to one of the CNL Income Funds, which are Prior Public Programs and affiliates of the Chairman and Vice Chairman of the Board of Directors of CNL Restaurant Properties, Inc. The CNL Net Lease Investors, LP sold the properties at the net carrying value of the property, therefore, no gain or loss was recognized on the sale.

(9) This property was being constructed and was sold prior to completion of construction.

(10) CNL APF Partners LP did not own the land related to this property. The tenant defaulted under the terms of the lease with the landlord of the land lease and CNL APF Partners LP, the landlord of the building lease. CNL APF Partners, LP was not successful at finding a replacement tenant and would have been obligated to pay rent to the landlord of the land in order to preserve its interest in the building. CNL APF Partners, LP decided to abandon the rights to the building to eliminate the obligation to pay rent to the landlord of the land parcel.

(11) CNL Income Fund II, Ltd. owned a 64 percent interest and CNL Income Fund VI, Ltd. owned a 36 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund VI, Ltd. represent each partnership's percentage interest in the property owned by Show Low Joint Venture.

      Past performance is not necessarily indicative of future performance.

(12) CNL Income Fund VIII, Ltd. owned a 12.46 percent interest and CNL Income Fund XII, Ltd. owned an 87.54 percent interest in this joint venture. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund XII, Ltd. represent each partnership's percentage interest in the property owned by Middleburg Joint Venture.

(13) CNL Income Fund XIV, Ltd. owned a 50 percent interest and CNL Income Fund XV, Ltd. owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund XIV, Ltd. and CNL Income Fund XV, Ltd. represent each partnership's percentage interest in the property owned by Woodridge Joint Venture.

(14) CNL Income Fund VI, Ltd. owned a 75 percent interest and CNL Income Fund IX, Ltd. owned a 25 percent interest in the property in Dublin, California. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund IX, Ltd. represent each partnership percentage interest in the property.

(15) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of ten percent per annum. The borrower prepaid the mortgage note in full in November 2001.

(16) CNL Income Fund X, Ltd. owned a 69.06 percent interest and CNL Income Fund XVII, Ltd. owned a 30.94 percent interest in this joint venture. The amounts presented for CNL Income Fund X,. Ltd. and CNL Income Fund XVII, Ltd. represent each partnership's percentage interest in the property owned by CNL Ocean Shores Joint Venture.

(17)  Reserved for future use.

(18) Information in this table includes properties sold by Maple & Main Orlando, LLC; RAI Restaurants, Inc.; South Street Investments, Inc.; CNL Restaurant Property Services, Inc.; CNL Restaurant Investors Properties, LLC; CNL Funding 2001-A, LP; CNL Funding 2002-A LP and CNL Net Lease Investors LP, subsidiaries of CNL Restaurant Properties, Inc., which were formed for the purpose of originating long-term triple net leases on real estate with the intent of selling these properties to third parties.

(19) Amounts in this table do not include costs incurred in the administration of the partnership or company, as applicable, not related to the operation of properties.

(20) CNL Income Fund II, Ltd. owned a 48 percent interest and CNL Income Fund X, Ltd. owned a 52 percent interest in this joint venture. The amounts presented for CNL Income Fund II, Ltd. and CNL Income Fund X, Ltd. represent each partnership's percentage interest owned by Peoria Joint Venture.

(21) CNL Income Fund VI, Ltd. owned a 77 percent interest and CNL Income Fund XI, Ltd. owned a 23 percent interest in the property in Round Rock, Texas. The amounts presented for CNL Income Fund VI, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property.

(22) Amount shown is face value and does not represent discounted current value. The mortgage note bears interest at a rate of 12.34 percent per annum and principal and interest payments are due by November 28, 2004.

(23) Cash received net of closing costs includes $60,000 received as a lease termination fee.

(24) Information in this table includes properties sold by CNL Financial Services, LP and CNL Restaurant Capital, LP, subsidiaries of CNL Restaurant Properties, Inc.

(25) The property was obtained through foreclosure of a loan and the basis of the property was the net realizable value of the foreclosed loan.

(26) Excess (deficiency) of property operating cash receipts over cash expenditures includes $31,215 of lease termination income.

(27) Excess (deficiency) of property operating cash receipts over cash expenditures includes $100,000 of lease termination income.

(28) CNL Income Fund III, Ltd. owned a 73.4 percent interest and CNL Income Fund IV, Ltd. owned a 26.6 percent interest in this joint venture. The amounts presented for CNL Income Fund III, Ltd. and CNL Income Fund, IV, Ltd. represent each partnership's percentage interest in the property owned by Titusville Joint Venture.

(29) CNL Income Fund IX, Ltd. and CNL Income Fund, X, Ltd. each owned a 50 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd. and CNL Income Fund X, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments III.

(30) CNL Income Fund, Ltd. owned a 50 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Sand Lake Road Joint Venture. A third party owned the remaining 50 percent interest in this joint venture.

(31) CNL Income Fund VII, Ltd. owned an 18 percent interest, CNL Income Fund VIII, Ltd. owned a 36.8 percent interest and CNL Income Fund IX, Ltd. owned a 45.2 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd., CNL Income Fund, VIII, Ltd. and CNL Income Fund IX, Ltd. represent each partnership's percentage interest in the property owned by CNL Restaurant Investments II.

(32) CNL Income Fund IX, Ltd. owned a 27.33 percent interest, CNL Income Fund X, Ltd. owned a 10.51 percent interest and CNL Income fund XI, Ltd. owned a 62.16 percent interest in this joint venture. The amounts presented for CNL Income Fund IX, Ltd., CNL Income Fund, X, Ltd. and CNL Income Fund XI, Ltd. represent each partnership's percentage interest in the property owned by Ashland Joint Venture.

(33) CNL Income Fund VIII, Ltd. owned a 66 percent interest and CNL Income Fund IX, Ltd. owned a 34 percent interest in the property owned by this tenancy in common. The amounts presented for CNL Income Fund VIII, Ltd. and CNL Income Fund, IX, Ltd. represent each partnership's percentage interest in the property owned by CNL VIII & IX Tenants in Common.

(34) CNL Income Fund VII, Ltd. owned a 79 percent interest and CNL Income Fund XVII, Ltd. owned a 21 percent interest in this joint venture. The amounts presented for CNL Income Fund VII, Ltd. and CNL Income Fund, XVII, Ltd. represent each partnership's percentage interest in the property owned by CNL Mansfield Joint Venture.

(35) CNL Income Fund VI, Ltd. owned a 66.14 percent interest in this joint venture. The amounts presented represent the partnership's percentage interest in the property owned by Caro Joint Venture. A third party owned the remaining 33.86 percent interest in this joint venture.

(36) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10 percent per annum and provided for 35 equal monthly payments of principal and interest. The borrower prepaid the mortgage note in full in August 2002.

(37) Amount shown is face value and does not represent discounted current value. The mortgage note bore interest at a rate of 10.5 percent per annum. In December 2002, the Partnership negotiated for an early payoff at a reduced amount and received a balloon payment which included $606,800 of the outstanding principal balance.

(38) Cash received net of closing costs includes $232,578 of insurance proceeds received after the building was destroyed by fire.

                                   ADDENDUM TO
                                   APPENDIX D

                             STATEMENT OF ESTIMATED
                            TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION

                   THE STATEMENT OF ESTIMATED TAXABLE OPERATING
                   RESULTS BEFORE DIVIDENDS PAID DEDUCTION IN
                   THIS ADDENDUM UPDATES AND REPLACES APPENDIX D TO THE PROSPECTUS, DATED MARCH 26, 2004.

                         CNL RETIREMENT PROPERTIES, INC.
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
                      OF PROPERTIES ACQUIRED FROM INCEPTION
                             THROUGH AUGUST 30, 2004
                FOR THE YEAR ENDED DECEMBER 31, 2003 (UNAUDITED)

      The following schedule presents unaudited estimated taxable operating results before dividends paid deduction for medical office building Properties for which the Company had acquired as of August 30, 2004. The statement presents unaudited estimated taxable operating results for medical office building Properties as if the Properties (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2003 and (ii) and been operational during the period January 1, 2003 through December 31, 2003. The schedule should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

                                                  Medical Office Portfolio One
                                                       Properties (1) (2)
                                                  ----------------------------
  Estimated Taxable Operating Results Before
       Dividends Paid Deduction:

  Rental Income                                             $24,584,000

  Expense Recoveries (3)                                      3,146,000

  Other Property Revenues                                     1,068,000

  Property Operating Expenses                                (8,897,000)

  Real Estate Taxes                                          (2,889,000)

  Asset Management Fees (4)                                  (1,539,000)

  Interest Expense (5) (6) (7) (8) (9)                       (5,120,000)

  General and Administrative Expenses                        (1,026,000)
                                                              ---------

  Estimated Cash Available from Operations                    9,327,000

  Depreciation and Amortization
      Expense (10) (11)                                      (9,064,000)
                                                              ---------

  Estimated Taxable Operating Results Before
      Dividends Paid Deduction                                $ 263,000
                                                              =========

                                 See Footnotes

----------

FOOTNOTES:

(1) The Aurora-I, Aurora-II, Clearwater, Irving-Boardwalk, Chesapeake, Largo, Columbia, Encino, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Houston, Corpus Christi, Plano, Rockville, Denver, Sherman Oaks, Tampa, Valencia and Fairfax Properties are hereinafter referred to as "Medical Office Portfolio One Properties."

(2) The majority of the medical office buildings are leased on a "gross" basis for five to ten years. Under a "gross" lease, the tenant generally will be responsible for a certain capped amount of repairs, maintenance, property taxes, utilities and insurance, and the Company will be responsible for the balance. The 22 medical office buildings have a total of approximately 345 tenants and the buildings are managed by 11 regional third-party property managers.

(3) Recoveries from tenants for real estate taxes and other operating expenses are recognized as revenue in the period the applicable costs are incurred.

(4) The Properties are managed pursuant to an advisory agreement between the Company and the Advisor, pursuant to which the Advisor receives monthly asset management fees in an amount equal to .05% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(5) In connection with the acquisition of the Aurora-I and Aurora-II Properties, the Company assumed approximately $10 million in existing debt, comprised of two loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 8.24% and require principal and interest payments until maturity on October 1, 2009. The Company has incurred $68,000 in loan costs which are amortized under the straight-line method over the term of the loans.

(6) In connection with the purchase of the Irving Boardwalk, Durham 4204, Durham 4228, Durham 4233, Durham 4323, Irving-Las Colinas, Sherman Oaks, Tampa, Valencia and Fairfax Properties, the Company assumed $57.9 million in existing debt, comprised of seven loans with a commercial lender. The loans bear interest at a weighted average fixed rate of 5.38%. The Sherman Oaks Property and Valencia Property loans, in an aggregate amount of $14.9 million, require interest only payments through August 2004 and thereafter require principal and interest payments through maturity. The remaining five loans require principal and interest payments until maturity. The maturity dates range from August 2008 to February 2013. The Company has incurred $402,000 in loan costs which are amortized under the straight-line method over the term of the loans.

(7) In connection with the acquisition of the Columbia Property, the Company assumed $4 million in existing debt. The loan bears interest at 7.87% and requires principal and interest payments until maturity on August 1, 2009. The Company has incurred $52,000 in loan costs which are amortized under the straight-line method over the term of the loan.

(8) In connection with the acquisition of the Encino Property, the Company assumed $7.6 million in existing debt. The loan bears interest at 5.78% and requires principal and interest payments until maturity on January 1, 2013. The Company has incurred $92,000 in loan costs which are amortized under the straight-line method over the term of the loan.

(9) In connection with the acquisition of the Denver Property, the Company assumed $4.7 million in existing debt. The loan bears interest at 7.34% and requires principal and interest payments until maturity on July 1, 2010. The Company has incurred $53,000 in loan costs which are amortized under the straight-line method over the term of the loan.

(10) The federal income tax basis of the depreciable portion of the Medical Office Portfolio One Properties is $186,093,000 for buildings, $25,580,000 for tenant improvements and $4,768,000 for site improvements. Buildings and tenant improvements are depreciated using the straight-line method over 39 years and site improvements are depreciated using the straight-line method over 20 years.

(11) Leasing commissions totaling $13,809,000 are amortized under the straight-line method over the remaining weighted average lease term.


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